     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2000


                                                      REGISTRATION NO. 333-84609
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                               AMENDMENT NO. 3 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         LSP ENERGY LIMITED PARTNERSHIP
                       LSP BATESVILLE FUNDING CORPORATION
           (Exact name of registrants as specified in their charters)

                DELAWARE                                    4911                                   22-3422042
                DELAWARE                                    6799                                   22-3615403
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                                TWO TOWER CENTER
                                   20TH FLOOR
                           EAST BRUNSWICK, N.J. 08816
                                 (732) 249-6750

                               FRANK HARDENBERGH
                                GENERAL COUNSEL
                              304 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778
                                 (508) 358-2570

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                             DAVID A. GORDON, ESQ.
                                LATHAM & WATKINS
                               885 THIRD AVENUE.
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1251

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                TITLE OF EACH                                            PROPOSED             PROPOSED             AMOUNT OF
             CLASS OF SECURITIES                  AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
              TO BE REGISTERED                     REGISTERED          PER BONDS (1)      OFFERING PRICE(1)         FEE(2)
7.164% series C senior secured bonds due
  2014.......................................     $150,000,000             100%             $150,000,000            $41,700
8.160% series D senior secured bonds due
  2025.......................................     $176,000,000             100%             $176,000,000            $48,928

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Paid with the initial filing of the Registration Statement.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 3, 2000


PROSPECTUS

                         LSP ENERGY LIMITED PARTNERSHIP
                       LSP BATESVILLE FUNDING CORPORATION

                               EXCHANGE OFFER FOR
                 7.164% SERIES A SENIOR SECURED BONDS DUE 2014
                 8.160% SERIES B SENIOR SECURED BONDS DUE 2025

    This is an offer to exchange our outstanding 7.164% series A senior secured bonds due 2014 and 8.160% series B senior secured bonds due 2025 you now hold for new, substantially identical 7.164% series C senior secured bonds due 2014 and 8.160% series D senior secured bonds due 2025 that will be free of the transfer restrictions that apply to the private bonds. This offer will expire at
5:00 p.m., New York City time, on          , 2000, unless we extend it. You must
tender your private bonds by the deadline to obtain exchange bonds and the liquidity benefits they offer.

    We agreed with the initial purchasers of the private bonds to make this offer and register the issuance of the exchange bonds following the closing for the private bonds. This offer applies to any and all private bonds tendered before the expiration of the exchange offer.

    The exchange bonds will not trade on any established exchange. The exchange bonds have the same financial terms and covenants as the private bonds, and have the same business and financial risks.


    A DESCRIPTION OF THOSE RISKS BEGINS ON PAGE 18.


                             ---------------------

    The terms of the exchange offer will include the following:

    - We will exchange all outstanding private bonds that are validly tendered and not validly withdrawn.

    - You may withdraw tenders of private bonds at any time prior to the expiration of the exchange offer.

    - We believe that the exchange of the private bonds will not be a taxable event for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

    - The terms of the exchange bonds are substantially identical to the terms of the outstanding private bonds, except that the exchange bonds will be registered under the Securities Act and freely tradeable.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is March   , 2000

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Prospectus Summary..........................................      1
Risk Factors................................................     18
The Exchange Offer..........................................     31
Use of Proceeds.............................................     40
Estimated Sources and Uses of Funds.........................     40
Capitalization..............................................     42
Selected Financial Data.....................................     43
Management's Discussion and Analysis of Financial
  Condition.................................................     44
Business....................................................     54
Ownership and Management....................................     65
Reports of Independent Consultants..........................     68
Relationships and Related Transactions......................     81
Description of the Principal Project Documents..............     82
Description of the Exchange Bonds...........................    135
Description of the Principal Financing Documents............    145
Federal Income Tax Considerations...........................    166
Plan of Distribution........................................    171
Validity of the Exchange Bonds..............................    172
Experts.....................................................    172
Independent Engineer........................................    172
Independent Electricity Market and Fuel Consultant..........    172
Available Information.......................................    172

Index to the Financial Statements...........................    F-1
Annex-A Definitions.........................................    A-1
Annex-B Independent Engineer's Report.......................    B-1
Annex-C Independent Electricity Market and Fuel Consultant's
  Report....................................................    C-1
Annex-D Form of Request for Information from the Trustee....    D-1


                            ------------------------

                               PROSPECTUS SUMMARY

    OUR NAME IS LSP ENERGY LIMITED PARTNERSHIP AND WE, AND OUR SISTER COMPANY, LSP BATESVILLE FUNDING CORPORATION, WILL BE THE CO-ISSUERS OF THE EXCHANGE BONDS BEING OFFERED IN THIS PROSPECTUS. THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT US AND ABOUT OUR AND THE FUNDING CORPORATION'S OFFERING OF THE EXCHANGE BONDS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF OUR BUSINESS AND FINANCIAL STATUS AND THE EXCHANGE BONDS THAT WE AND THE FUNDING CORPORATION ARE OFFERING, YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS AND THE OTHER DOCUMENTS THAT WE WILL REFER YOU TO. TERMS THAT ARE NOT DEFINED IN THE BODY OF THIS PROSPECTUS ARE DEFINED IN ANNEX A.

                               THE EXCHANGE OFFER

Private Bonds........................  $150,000,000 7.164% series A senior secured bonds due
                                       January 15, 2014 and $176,000,000 8.160% series B senior
                                       secured bonds due July 15, 2025 that we and the Funding
                                       Corporation issued together in May 1999.

Exchange Bonds.......................  $150,000,000 7.164% series C senior secured bonds due
                                       January 15, 2014, which we and the Funding Corporation will offer in exchange for the series A bonds described above,
                                       and $176,000,000 8.160% series D senior secured bonds due
                                       July 15, 2025, which we and the Funding Corporation will
                                       offer in exchange for the series B bonds described above.

The Exchange Offer...................  We and the Funding Corporation are offering to exchange
                                       $1,000 principal amount of 7.164% series C bonds and 8.160%
                                       series D bonds for each $1,000 principal amount of 7.164%
                                       series A bonds and 8.160% series B bonds, respectively, that are properly tendered and accepted. We and the Funding
                                       Corporation will issue the exchange bonds on or promptly
                                       after the expiration date for the exchange offer. As of the date of this prospectus, there is $326,000,000 aggregate
                                       principal amount of private bonds outstanding.

                                       Based on an interpretation by the staff of the Securities
                                       and Exchange Commission set forth in no-action letters
                                       issued to third parties, we believe that the exchange bonds issued in the exchange offer may be offered for resale,
                                       resold and otherwise transferred by a holder without
                                       compliance with the registration and prospectus delivery
                                       provisions of the Securities Act, if the holder is acquiring exchange bonds in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the exchange bonds.

                                       Holders who tender their private bonds in the exchange offer with the intention of participating in a distribution of the exchange bonds will not be able to rely on the no-action
                                       letters described above or similar no-action letters. Each broker-dealer that receives exchange bonds for its own
                                       account in exchange for private bonds, where the private
                                       bonds were acquired by the broker-dealer as a result of
                                       market-making activities or other trading activities, must acknowledge that it will deliver a prospectus for any resale of those exchange bonds.

Registration Rights
  Agreement..........................  We and the Funding Corporation entered into a registration rights

                                       agreement dated as of May 21, 1999, which grants the holders of the private bonds exchange and registration rights. The exchange offer is intended to satisfy those rights, which
                                       will terminate upon the consummation of the exchange offer.
                                       The holders of the exchange bonds will not be entitled to
                                       any exchange or registration rights with respect to the
                                       exchange bonds.

Expiration Date......................  The exchange offer will expire at 5:00 p.m., New York City
                                       time, on [      ], 2000, unless we, in our sole discretion,
                                       extend the exchange offer, in which case the expiration date for the exchange offer will be the latest date and time to which we extend the exchange offer.

Accrued Interest on the Exchange
  Bonds and the Private Bonds........  The exchange bonds will bear interest from and including the date on which we last made an interest payment, which was
                                       January 15, 2000. The holders of the exchange bonds whose
                                       private bonds are accepted for exchange will be deemed to
                                       have waived the right to receive any interest accrued on the private bonds, other than interest accrued from the date of initial issuance of the exchange bonds and interest accrued on the private bonds from the date of initial delivery to
                                       the date of their exchange for exchange bonds.

Conditions to the Exchange Offer.....  The exchange offer contains customary conditions that may be waived by us. The exchange offer is not conditioned upon any minimum aggregate principal amount of private bonds being
                                       tendered for exchange.

Exchange Agent.......................  The Bank of New York

Procedures for Tendering
  Private Bonds......................  Except as described later in this prospectus in the discussion of guaranteed delivery procedures, a tendering
                                       holder must, on or prior to the expiration date:

                                       -  transmit a properly completed and duly executed letter of transmittal, including all other documents required by
                                          the letter of transmittal, to The Bank of New York at the
                                          address in this prospectus; or

                                       -  if the private bonds are tendered in accordance with the book-entry procedures described in this prospectus, the
                                          tendering holder must transmit an agent's message to the
                                          exchange agent via The Depository Trust Company's ATOP
                                          system.

                                       By executing a letter of transmittal, the holder will
                                       represent to and agree with us and the Funding Corporation that, among other things:

                                       (1)  the exchange bonds to be acquired by that holder of
                                       private bonds in the exchange offer are being acquired by
                                            that holder in the ordinary course of its business;

                                       (2)  if that holder is not a broker-dealer, that holder is not participating in and has no arrangement or understanding with

                                            any person to participate in a distribution of the
                                            exchange bonds;

                                       (3)  if that holder is a broker-dealer registered under the
                                       Exchange Act or is participating in the exchange offer for the purposes of distributing the exchange bonds, that
                                            holder will comply with the registration and prospectus
                                            delivery requirements of the Securities Act for a
                                            secondary resale transaction of the exchange bonds
                                            acquired by that person and cannot rely on the position
                                            of the staff of the Securities and Exchange Commission
                                            set forth in the no-action letters described above;

                                       (4)  that holder understands that a secondary resale
                                       transaction described in clause (3) above and any resales of exchange bonds obtained by that holder in exchange for
                                            private bonds acquired by that holder directly from us
                                            and the Funding Corporation should be covered by an
                                            effective registration statement containing the selling
                                            securityholder information required by Item 507 or Item
                                            508, as applicable, of Regulation S-K of the Securities
                                            and Exchange Commission; and

                                       (5)  that holder is not an "affiliate," as defined in Rule
                                       405 under the Securities Act, of us or the Funding
                                            Corporation.

                                       Holders who tender their private bonds in the exchange offer with the intention of participating in a distribution of the exchange bonds will not be able to rely on the no-action
                                       letters described above or similar no-action letters. If the holder is a broker-dealer that will receive exchange bonds for its own account in exchange for private bonds that were acquired as a result of market-making activities or other
                                       trading activities, that holder will be required to
                                       acknowledge in the letter of transmittal that that holder
                                       will deliver a prospectus for any resale of the exchange
                                       bonds; however, by so acknowledging and by delivering a
                                       prospectus, that holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities
                                       Act.

                                       We will make this prospectus available to any participating broker-dealer for any resale referred to in clause (3) above for a period of 30 days after the expiration of the exchange offer.

Guaranteed Delivery
  Procedures.........................  Holders of private bonds who wish to tender their private bonds and whose private bonds are not immediately available or who cannot deliver their private bonds, the letter of
                                       transmittal or any other documentation required by the
                                       letter of transmittal to the exchange agent prior to the
                                       expiration date for the exchange offer must tender their
                                       private bonds according to the guaranteed delivery
                                       procedures described later in this prospectus.

Acceptance of the Private
  Bonds and Delivery of the
  Exchange Bonds.....................  Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private bonds that are properly tendered in the exchange
                                       offer prior to the expiration date for the exchange offer.
                                       The exchange bonds issued in the exchange offer will be
                                       delivered on the earliest practicable date following the
                                       expiration date.

Withdrawal Rights....................  Tenders of private bonds may be withdrawn at any time prior to the expiration date for the exchange offer.

Federal Income Tax Considerations....  The exchange of private bonds for exchange bonds in the exchange offer will not constitute a sale or an exchange for federal income tax purposes. Accordingly, this exchange will have no federal income tax consequences to you.

                               THE EXCHANGE BONDS

    The exchange offer described in this prospectus applies to $326,000,000 in aggregate principal amount of our and the Funding Corporation's private bonds. The form and terms of the exchange bonds are the same as the form and terms of the private bonds except that:

        (1) the exchange bonds will have been registered under the Securities Act and, therefore, the exchange bonds will not bear legends restricting the transfer of the exchange bonds; and

        (2) holders of the exchange bonds will not be entitled to rights governing the exchange offer under the registration rights agreement that we and the Funding Corporation entered into with the initial purchasers of the private bonds, which rights will terminate upon consummation of the exchange offer.

    The exchange bonds will evidence the same indebtedness as the private bonds, which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs both the private bonds and the exchange bonds. References to the bonds are to both the private bonds and the exchange bonds.

The Bonds Offered............................  $150,000,000 principal amount of 7.164% series C senior secured bonds due 2014.

                                               $176,000,000 principal amount of 8.160% series D
                                               senior secured bonds due 2025.

Maturity Date................................  Series C bonds: January 15, 2014.
                                               Series D bonds: July 15, 2025.

Interest Payment Dates.......................  January 15 and July 15, beginning on January 15,
                                               2000. Interest due and payable during the
                                               construction phase of our project will be paid with
                                               proceeds from our offering of the private bonds,
                                               which we deposited in the construction account. The
                                               bondholders have a security interest in the
                                               construction account.

Scheduled Principal Payments.................  We will be required to pay principal of the series C bonds on each January 15 and July 15, commencing on
                                               July 15, 2001, as follows:

                                                                                        PERCENTAGE OF
                                                                                          PRINCIPAL
                                                            PAYMENT DATE                AMOUNT PAYABLE
                                               ---------------------------------------  --------------
                                               July 15, 2001..........................       2.75%
                                               January 15, 2002.......................       2.75%
                                               July 15, 2002..........................       2.30%
                                               January 15, 2003.......................       2.30%
                                               July 15, 2003..........................       2.45%
                                               January 15, 2004.......................       2.45%
                                               July 15, 2004..........................       2.60%
                                               January 15, 2005.......................       2.60%
                                               July 15, 2005..........................       3.80%
                                               January 15, 2006.......................       3.80%
                                               July 15, 2006..........................       4.15%
                                               January 15, 2007.......................       4.15%

                                                                                        PERCENTAGE OF
                                                                                          PRINCIPAL
                                                            PAYMENT DATE                AMOUNT PAYABLE
                                               ---------------------------------------  --------------
                                               July 15, 2007..........................       4.20%
                                               January 15, 2008.......................       4.20%
                                               July 15, 2008..........................       4.35%
                                               January 15, 2009.......................       4.35%
                                               July 15, 2009..........................       4.50%
                                               January 15, 2010.......................       4.50%
                                               July 15, 2010..........................       4.70%
                                               January 15, 2011.......................       4.70%
                                               July 15, 2011..........................       5.10%
                                               January 15, 2012.......................       5.10%
                                               July 15, 2012..........................       5.10%
                                               January 15, 2013.......................       5.10%
                                               July 15, 2013..........................       4.00%
                                               January 15, 2014.......................       4.00%

                                               We will be required to pay principal of the series D
                                               bonds on each January 15 and July 15, commencing on
                                               July 15, 2014, as follows:
                                                                                        PERCENTAGE OF
                                                                                          PRINCIPAL
                                                            PAYMENT DATE                AMOUNT PAYABLE
                                               ---------------------------------------  --------------
                                               July 15, 2014.                                    2.65%
                                               January 15, 2015.......................       2.65%
                                               July 15, 2015..........................       2.85%
                                               January 15, 2016.......................       2.85%
                                               July 15, 2016..........................       2.85%
                                               January 15, 2017.......................       2.85%
                                               July 15, 2017..........................       3.00%
                                               January 15, 2018.......................       3.00%
                                               July 15, 2018..........................       2.90%
                                               January 15, 2019.......................       2.90%
                                               July 15, 2019..........................       3.45%
                                               January 15, 2020.......................       3.45%
                                               July 15, 2020..........................       2.15%
                                               January 15, 2021.......................       2.15%
                                               July 15, 2021..........................       5.25%
                                               January 15, 2022.......................       5.25%
                                               July 15, 2022..........................       5.35%
                                               January 15, 2023.......................       5.35%
                                               July 15, 2023..........................       5.40%
                                               January 15, 2024.......................       5.40%
                                               July 15, 2024..........................       6.90%
                                               January 15, 2025.......................       6.90%
                                               July 15, 2025..........................      14.50%

Initial Average Life.........................  Series C bonds: approximately 9.2 years.
                                               Series D bonds: approximately 22.1 years.

Ratings......................................  "Baa3" by Moody's Investors Service, Inc. and "BBB-" by
                                               Standard & Poor's Ratings Group.

Denomination.................................  We will issue the exchange bonds in minimum denominations of $1,000.

Ranking of the Bonds.........................  The bonds:

                                                   - are senior secured indebtedness;

                                                   - are equivalent in right of payment to all of our
                                                     existing and future senior indebtedness; and

                                                   - rank senior to all of our subordinated
                                                     indebtedness.

                                               Credit Suisse First Boston has agreed to issue letters
                                               of credit for our account under a letter of credit and
                                               reimbursement agreement. We currently, and will
                                               continue to, use these letters of credit to provide
                                               credit suppport in favor of one of our power
                                               purchasers. Currently, there is one letter of credit
                                               outstanding under this agreement, which runs in favor
                                               of Virginia Power and is in the amount of $5,660,000.
                                               To date, no drawings have been made under this letter
                                               of credit. The letter of credit and reimbursement
                                               agreement also provides for the issuance of two
                                               additional letters of credit, each in the amount of
                                               $5,660,000. Our obligation to reimburse Credit Suisse
                                               First Boston for drawings on the letters of credit, and
                                               our other obligations under the letter of credit and
                                               reimbursement agreement, rank equally in right of
                                               payment with the bonds and share equally in the
                                               collateral with the bonds. Other than these
                                               obligations, we have no existing senior secured debt
                                               that ranks equally with the bonds.

                                               The obligations to pay principal of, premium, if any,
Nonrecourse Obligations......................  and interest on the bonds will be solely our obligations and those of the Funding Corporation.
                                               Neither our partners nor the Funding Corporation's
                                               shareholder, nor any of our or the Funding
                                               Corporation's affiliates, employees, officers or
                                               directors, or any other person or entity, will
                                               guarantee the bonds or have any obligation to make any
                                               payments on the bonds.

Collateral...................................  The bonds are secured by:

                                                   - a mortgage on the site of our power facility and
                                                   the related easements;

                                                   - a security interest in all of our personal
                                                   property, including our power purchase agreements,
                                                     our other contracts and the assets comprising our
                                                     power facility, but excluding the accounts that
                                                     we may establish for the benefit of
                                                     Aquila/UtiliCorp, one of our power purchasers;

                                                   - a pledge of all of our limited and general
                                                     partnership interests; and

                                                   - a pledge of all of the capital stock of our
                                                   general partner and the Funding Corporation.

Redemption at Our Option.....................  We may redeem any or all of the series C bonds and/or the series D bonds at a redemption price equal to:

                                                   - 100% of the principal amount of the bonds being
                                                     redeemed, PLUS

                                                   - accrued and unpaid interest on the bonds being
                                                     redeemed, PLUS

                                                   - a make-whole premium which is based on the
                                                   rates of treasury securities with average lives
                                                     comparable to the remaining average lives of
                                                     the applicable bonds plus 30 basis points in
                                                     the case of the series C bonds or 50 basis
                                                     points in the case of the series D bonds.

Mandatory Redemption.........................  If our project is damaged or destroyed or taken by eminent domain, or if there is a defect in our title
                                               to the site of our project, and

                                                   - we receive more than $5,000,000 of insurance or
                                                     other proceeds because of the damage,
                                                     destruction, taking or defect and we decide not
                                                     to, or cannot, restore our project or fix the
                                                     title defect to make our project operate on a
                                                     commercially feasible basis, then we must use
                                                     the proceeds we received to redeem bonds and
                                                     prepay any of our other senior secured
                                                     obligations that require prepayment upon the
                                                     receipt of these proceeds; or

                                                   - we receive insurance or other proceeds because
                                                   of the damage, destruction, taking or defect and
                                                     more than $5,000,000 of the proceeds are left
                                                     over after we have restored our project or
                                                     fixed the title defect to make our project
                                                     operate on a commercially feasible basis, then
                                                     we must use the proceeds in excess of
                                                     $5,000,000 that remain after we have restored
                                                     our project to redeem bonds and prepay any of
                                                     our other senior secured obligations that
                                                     require prepayment upon receipt of these
                                                     proceeds, unless we receive a confirmation of
                                                     the then current ratings of the bonds.

                                               If we are required to redeem bonds as described
                                               above, the redemption price will be 100% of the
                                               principal amount of the bonds being redeemed plus
                                               accrued and unpaid interest on the bonds being
                                               redeemed.

                                               If we receive more than $10,000,000 of performance
                                               liquidated damages under the main construction
                                               contract for our project, then we must use these
                                               proceeds to redeem bonds and prepay any of our other
                                               senior secured obligations that require prepayment
                                               upon the receipt of performance liquidated damages,
                                               unless we receive a confirmation of the then current
                                               ratings of the bonds. If we

                                               are required to redeem bonds with performance
                                               liquidated damages, the redemption price will be 100%
                                               of the principal amount of the bonds being redeemed
                                               plus accrued and unpaid interest on the bonds being
                                               redeemed.

                                               If we receive more than $10,000,000 of proceeds from
                                               buy-outs of our power purchase agreements, then we
                                               must use these proceeds to redeem bonds and prepay
                                               any of our other senior secured obligations that
                                               require prepayment upon the receipt of buy-out
                                               proceeds, unless we receive a confirmation of the
                                               then current ratings of the bonds. If we are required
                                               to redeem bonds with the proceeds of power contract
                                               buy-outs, then the redemption price will be 100% of
                                               the principal amount of the bonds being redeemed plus
                                               accrued and unpaid interest on the bonds being
                                               redeemed.

                                               At the time we receive loss proceeds, performance
                                               liquidated damages or buy-out proceeds, we may have
                                               senior secured obligations in addition to the bonds
                                               which by their terms require us to use these proceeds
                                               or damage payments to prepay all or a portion of the
                                               obligations. If so, the proceeds or damage payments
                                               will be allocated among the bonds and the other
                                               senior secured obligations that require prepayment on
                                               a pro rata basis according to the principal amount of
                                               the obligation to be redeemed or prepaid which is
                                               outstanding at the time we receive the proceeds or
                                               damage payments.

Redemption at the Option of the
  Bondholders................................  If:

                                                   - funds remain on deposit in the distribution
                                                   suspense account for at least 12 months in a row,
                                                     and

                                                   - we cause the holders of the bonds to vote on
                                                     whether we should use those funds to redeem
                                                     bonds, and

                                                   - holders of at least 66 2/3% of the outstanding
                                                   bonds vote to require us to use those funds to
                                                     redeem bonds,

                                               then we will have to use the funds which have
                                               remained on deposit in the distribution suspense
                                               account for at least 12 months in a row to redeem
                                               bonds and prepay any of our other senior secured
                                               obligations that require prepayment under those
                                               circumstances. If we are required to redeem bonds
                                               with those funds, then the redemption price will be
                                               100% of the principal amount of the bonds being
                                               redeemed plus accrued and unpaid interest on the
                                               bonds being redeemed. If we are not required to
                                               redeem bonds with those funds following the vote of
                                               the holders of the bonds, and if none of our other
                                               senior secured obligations requires us to apply these
                                               funds to their prepayment, then we will

                                               be permitted to distribute those funds to our
                                               partners without regard to the satisfaction of the
                                               debt service coverage ratio tests contained in the
                                               indenture.

Change of Control............................  If:

                                                   - LS Power, LLC, Cogentrix Energy, Inc. and/or
                                                   any qualified third party experienced in owning
                                                     and operating power generation facilities
                                                     collectively cease to own, directly or
                                                     indirectly, at least 51% of the capital stock
                                                     of our general partner (unless any or all of
                                                     them maintain management control of us), or

                                                   - LS Power, LLC, Cogentrix Energy, Inc. and/or
                                                   any qualified and experienced third party of the
                                                     type described above collectively cease to own,
                                                     directly or indirectly, at least 10% of the
                                                     ownership and economic interest in us,

                                               then we must offer to purchase all of the bonds at a
                                               purchase price equal to 101% of the outstanding
                                               principal amount of the bonds plus accrued and unpaid
                                               interest unless we receive a confirmation of the then
                                               current ratings of the bonds or at least 66 2/3% of
                                               the holders of the outstanding bonds approve the
                                               change in ownership.

Operating Flow of Funds......................  After completion of our project, we will deposit all of our revenues into the revenue account and disburse
                                               these revenues each month to pay operating and
                                               maintenance expenses, management fees and expenses
                                               and debt service, and to fund reserve accounts which
                                               the indenture requires us to maintain. Funds
                                               remaining in the revenue account after making these
                                               disbursements will be transferred to the distribution
                                               suspense account.

                                               We use the funds on deposit in the distribution
                                               suspense account to make distributions to our limited
                                               partner, LSP Batesville Holding, LLC and our general
                                               partner, LSP Energy, Inc. We are permitted to make
                                               these distributions once each month if we satisfy the
                                               following conditions:

                                                   - we have made all required disbursements from
                                                   the revenue account to pay operating and
                                                     maintenance expenses, management fees and
                                                     expenses and debt service;

                                                   - we have set aside sufficient reserves to pay
                                                   principal and interest payments on the bonds and
                                                     our other senior secured debt;

                                                   - no default or event of default under the
                                                   indenture for the bonds has occurred and is
                                                     continuing;

                                                   - our historical and projected debt service
                                                   coverage ratios equal or exceed the required
                                                     levels;

                                                   - we have sufficient funds in our accounts to
                                                   meet our ongoing working capital needs;

                                                   - our power facility is complete; and

                                                   - we make the distributions on or after the last
                                                   business day of September 2000.

Reserves Required for Distributions..........  We will not be allowed to make distributions unless the total amount of funds in our debt service payment
                                               account, debt service reserve account and
                                               distribution suspense account is equal to or greater
                                               than the sum of:

                                               (1) a debt service reserve equal to:

                                                   - if the distribution is being made on a
                                                   scheduled payment date for the bonds, the
                                                     principal and interest payments due on all of
                                                     our senior secured debt on that date;

                                                   - if the distribution is being made on any other
                                                   date, the principal and interest payments due on
                                                     all of our senior secured debt on the next
                                                     scheduled payment date for the bonds; plus

                                               (2) the aggregate of the principal, interest and
                                               other payments which will be due on all of our senior
                                                   debt on the next semiannual payment date; plus

                                               (3) the aggregate of the principal, interest and
                                               other payments we will be required to make on our
                                                   senior debt between the distribution date and the
                                                   next semiannual payment date.

Additional Indebtedness......................  The indenture permits us to incur indebtedness in addition to the bonds. For example, we are allowed to
                                               incur additional indebtedness in order to:

                                                   - finance modifications or improvements to our
                                                   project which are necessary (1) to comply with
                                                     applicable law or (2) to complete our project
                                                     after all other funds available for this
                                                     purpose have been depleted;

                                                   - finance improvements to our project which are
                                                   not necessary to comply with applicable law; and

                                                   - finance an expansion of our project.

Covenants....................................  We have agreed to, among other things:

                                                   - maintain our existence,

                                                   - obtain and comply with applicable governmental
                                                     approvals,

                                                   - comply with applicable laws,

                                                   - maintain insurance for our power facility,

                                                   - provide financial statements, default notices
                                                   and other notices to the trustee,

                                                   - prepare a major maintenance plan,

                                                   - maintain our status as an exempt wholesale
                                                     generator, and

                                                   - pay our taxes.

                                               We have agreed not to, among other things:

                                                   - create any lien on our properties other than
                                                     permitted liens,

                                                   - make any distributions other than as permitted
                                                     under the indenture,

                                                   - engage in any business other than the
                                                   development, financing, construction, operation
                                                     and expansion of our project,

                                                   - make any investment other than permitted
                                                     investments, or

                                                   - enter into non-arm's length transactions with
                                                   our affiliates.

                                               These affirmative and negative covenants are affected
                                               by a number of important qualifications and
                                               exceptions.

Trustee, Administrative Agent and Collateral
  Agent......................................  The Bank of New York.

Independent Engineer.........................  The independent engineer for our project will be responsible for, among other things, providing
                                               confirmations and reports to the trustee and the
                                               administrative agent with respect to:

                                                   - construction drawdowns and concurrence with
                                                     certifications made by us under the indenture
                                                     which relate to technical matters;

                                                   - material change order requests under the main
                                                     construction contract;

                                                   - the occurrence of completion of our project;

                                                   - review of the annual operating budget; and

                                                   - upon our receipt of insurance and other loss
                                                     proceeds:

                                                     (1) whether it is commercially feasible to
                                                     repair, rebuild, restore or replace our power
                                                         facility; or

                                                     (2) whether the insurance or other proceeds
                                                     will not be sufficient to repair, rebuild,
                                                         restore or replace our project.

Independent Electricity Market and Fuel        The independent electricity market and fuel
  Consultant.................................  consultant for our project will be responsible for providing projections of market prices for
                                               electricity which we will use to confirm
                                               certifications that we will make with respect to
                                               projections of debt service coverage ratios during
                                               periods in which less than all of the capacity of our
                                               power facility is being disposed of under long term
                                               power purchase agreements.

                                  OUR COMPANY

    We were formed to develop, construct, own, operate and finance our gas-fired power plant facility in Batesville, Mississippi that will include three combined-cycle electric generation units. Our power facility also includes an electrical substation on our site and the transmission lines that connect the substation with two utility transmission systems. The project described in this prospectus includes our power facility and all its associated contracts. Our power facility is already under construction. Though we may expand our power facility after the offering of the exchange bonds by constructing additional electric generation capacity at the project site, we do not intend to engage in any business activities other than those related to our project.

    Our sister company, LSP Batesville Funding Corporation, will be the co-issuer of the exchange bonds that we are offering in this prospectus. The Funding Corporation was formed for the sole purpose of issuing the bonds and incurring other debt to finance our project. The Funding Corporation has nominal assets and will not conduct any operations.

    Our principal executive offices are located at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816. Our telephone number is (732) 249-6750.

    We are indirectly owned primarily by LS Power, LLC and Cogentrix
Energy, Inc. For a more detailed description of our ownership structure, please see the chart on the next page.

                                    [CHART]

(*) This percentage could be adjusted based on the limited liability company operating agreement of LSP Batesville Holding, LLC. which is described later in this prospectus.

                                  OUR PROJECT

    GENERAL DESCRIPTION. Our power facility, which is in the process of being constructed, will be an approximately 837 megawatt natural gas-fired, three combined-cycle unit electric generation facility. Natural gas-fired facilities are those which use natural gas as a fuel source. Combined-cycle facilities are those which use the exhaust heat produced by a combustion turbine to generate steam, which is in turn used to make electricity in a steam turbine. Each of the three combined-cycle "units" of our power facility will therefore contain three main pieces of equipment: (1) a gas-fired combustion turbine; (2) a heat recovery steam generator; and (3) a steam turbine, plus auxiliary equipment.

    KEY PROJECT DOCUMENTS. The chart below depicts some of the key contracts for our project.

                                    [CHART]

    CONSTRUCTION OF OUR POWER FACILITY. The main contractor for most of our power facility, BVZ Power Partners-Batesville, is a joint venture between Black & Veatch Construction, Inc. and H.B. Zachry Company. BVZ Power Partners has agreed to design, engineer, procure equipment for, construct, test and start-up our power facility, other than the electric substation and transmission lines. We have agreed to pay BVZ Power Partners a fixed price of approximately $240,174,000 for doing this work in accordance with the construction contract that we have entered into with BVZ Power Partners.


    SALE OF POWER FROM OUR POWER FACILITY. We have entered into two long-term power purchase agreements for the sale of the capacity of and electric energy from our power facility. One of those agreements is with Virginia Electric and Power Company and covers the sale of the capacity of and electric energy from two of our power facility's generating units for an initial term of 13 years, which Virginia Power can extend at its option for an additional 12 years. The other agreement is with UtiliCorp United Inc. and Aquila Energy Marketing Corporation and covers the sale of the capacity of and electric energy from our power facility's other generating unit for an initial term of 15 years and seven months, which Aquila/UtiliCorp can extend at its option for an additional five years. When our agreements with Virginia Power and Aquila/UtiliCorp expire, we will either enter into new long-term power purchase agreements with other customers and/or will sell the capacity of and energy from our power facility on a "merchant" basis. This means that we will sell our capacity and electric energy to the market on the basis of shorter term or "spot" contracts.


    These power purchase agreements require Virginia Power and Aquila/UtiliCorp to provide us with the natural gas which we will use to fuel the generating units that are dedicated to the applicable purchaser.


    OPERATION OF OUR POWER FACILITY. Cogentrix Batesville Operations, LLC, which is a subsidiary of Cogentrix Energy, Inc., has agreed to operate most of our project for 27 years. Under the operation and maintenance agreement that we have entered into with this operator, we will pay Cogentrix Batesville Operations its reimbursable expenses plus a fee of $41,667 per month, which escalates annually, to perform customary operations and maintenance services for most of our project. We will agree to pay this fee to Cogentrix Batesville Operations only if we have allocated the required funds to our debt service and reserve accounts in accordance with the financing documents. We will also pay Cogentrix Batesville Operations its reimbursable expenses plus a fee of $390,000, payable in ten monthly installments, for services performed by Cogentrix Batesville Operations prior to the date on which our units are scheduled to enter commercial operation.

    PANOLA COUNTY INFRASTRUCTURE RELATED TO OUR FACILITY. In order for our power facility to operate it needs access to gas and water. Panola County has almost completed the construction of pipelines and related facilities that we will use to transport gas and water to our power facility and to transport wastewater away from our power facility. The construction of this infrastructure, which is being done for Panola County by three contractors, is 98% complete. Although all work on the infrastructure has not been completed by the contractors, the infrastructure has been placed in service and is being used to support completion of our power facility. In the future, Panola County might transfer its ownership of the infrastructure to the Industrial Development Authority of Panola County. In anticipation of this possible transfer, we have entered into lease agreements with both Panola County and the Industrial Development Authority under which we have leased the Panola County infrastructure on terms that give us the right to use the capacity of the infrastructure to an extent that should be sufficient to operate our power facility.

    GAS PIPELINE INTERCONNECTIONS. Our power facility is connected through the lateral gas pipeline to the Tennessee Gas Pipeline Company's and ANR Pipeline Company's interstate gas pipelines. The ANR Pipeline and Tennessee Gas interconnection facilities have been completed, and each is capable of delivering our power facility's entire fuel requirements to the lateral gas pipeline. We plan to contract with an experienced gas pipeline operator to coordinate operation of the lateral gas pipeline with ANR Pipeline and Tennessee Gas.

    WATER SUPPLY. Through the infrastructure described above, we have the ability to obtain water from Enid Lake and to dispose of our power facility's wastewater into the Little Tallahatchie River. We have entered into an agreement with the United States government that will allow us to withdraw water from Enid Lake. In addition, we have obtained the permits we will need to dispose of water into the Little Tallahatchie River. The operation and maintenance of the water supply and discharge pipelines and water intake system will be performed by Cogentrix Batesville Operations.


    ELECTRICAL INTERCONNECTIONS. In order to deliver electricity to our power purchasers, we have arranged to have our power facility interconnected to two utility transmission systems. We have entered into separate interconnection agreements with each of the Tennessee Valley Authority and Entergy
Mississippi, Inc., each of which has an initial term of 35 years. These agreements require us to construct and install a portion of the equipment that will be used to interconnect our power facility with the transmission grids, which BVZ Power Partners, Lauren Constructors, North American Transformer, Inc. and Siemens Power Transmission and Distribution, LLC have done, and require the Tennessee Valley Authority and Entergy to construct the remainder of that equipment, at our expense. Following the completion of the Tennessee Valley Authority and Entergy system upgrades described in the next paragraph, we expect each of these interconnections to be capable of accepting the entire electrical output of our power facility under most operating conditions. These agreements allow the Tennessee Valley Authority and Entergy to disconnect or curtail our power facility's output to overcome reliability problems, to facilitate restoration of line or equipment outages, for maintenance activities or if a hazardous condition exists.


                               OUR FINANCING PLAN

    We estimate that the total cost of developing, constructing, financing and commissioning our project and the gas and water infrastructure that our facility will use will be approximately $396,406,000. We had an outstanding loan, which we used to pay $136,600,000 of development and construction costs associated with our project and the Panola County gas and water infrastructure. We used $136,600,000 of the net proceeds of the private bonds to repay that loan in full. We used or will use the rest of the net proceeds of the private bonds to pay a portion of the remaining costs of our project. The net proceeds that we received from the sale of the private bonds covered approximately 86% of the total project costs described above. To cover the rest of those costs, LSP Batesville Holding, LLC will make equity contributions to us from time to time in the aggregate amount of $54,000,000 after we have used all of the proceeds of the private bonds. To support this equity contribution obligation, Cogentrix Energy, Inc. has obtained a $54,000,000 letter of credit for the benefit of the holders of the bonds and our other senior creditors. We will have no obligation to reimburse draws under this letter of credit.

                                  RISK FACTORS

    AN INVESTMENT IN THE BONDS INVOLVES A SIGNIFICANT DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE BONDS.

                              EXCHANGE OFFER RISK

    THERE MAY BE ADVERSE CONSEQUENCES IF YOU DO NOT EXCHANGE YOUR PRIVATE BONDS BECAUSE THEY WILL CONTINUE TO BE AFFECTED BY TRANSFER RESTRICTIONS AND MAY BE MORE DIFFICULT TO SELL.

If you do not exchange your private bonds in the exchange offer, then you will continue to be affected by the transfer restrictions on the private bonds described in the offering circular distributed for the sale of the private bonds. In general, the private bonds may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the private bonds under the Securities Act of 1933. You should refer to "The Exchange Offer" for information about how to tender your private bonds.

    The tender of private bonds under the exchange offer will reduce the principal amount of the private bonds outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the private bonds due to a reduction in liquidity.

                        CONSTRUCTION AND OPERATING RISKS

    WE MAY NOT BE ABLE TO COMPLETE THE CONSTRUCTION OF OUR PROJECT ON TIME FOR REASONS BEYOND OUR CONTROL OR OUR CONTRACTORS' CONTROL.

    The construction and timely completion of our project may be adversely affected by factors commonly associated with large power plant projects, including:

    1)  shortages of equipment, materials or labor;

    2)  work stoppages or other labor disputes;

    3)  weather problems;

    4) unforeseen engineering, environmental, permitting or geological problems;

    5) unanticipated cost increases for reasons beyond our control or our contractors' control; and

    6)  other unforeseen circumstances.

    If any of these kinds of events occur, the construction of our project may be delayed, our project may cost us more to complete than we have currently budgeted, or our project may not perform as well as we expect it to. Any of these results could decrease the amount of cash that we have available, and therefore could cause us to be unable to make payments on the bonds and our other debt when due.

    We received a force majeure notice from BVZ Power Partners, the construction contractor for our power facility, and ABB Power Generation, Inc., the manufacturer of our steam turbines, with respect to transportation delays incurred during the delivery of one of the Virginia Power generating unit's steam turbine generators to our power facility. We requested that ABB Power Generation provide additional information to support the claim of force majeure. In response to our request, ABB Power Generation has recently provided information indicating a total of 21 days of delay and an 18 day claim of force majeure for delay in the delivery of the steam turbine generator. We do not believe that the delays in transportation of the steam turbines constitute a force majeure event. However, a final resolution of the issue has not yet occurred and, in any event, the 21 day transportation delay could have an adverse impact on the schedule for completing our power facility.

    BVZ Power Partners has indicated in its monthly progress reports that it is evaluating the impacts of abnormally high rainfall during several months of construction. The implication is that BVZ Power Partners could submit a claim of force majeure to us in the future. To date, BVZ Power Partners has not submitted a force majeure claim.

    WE MAY INCUR ADDITIONAL COSTS OR EXPERIENCE A REDUCTION IN REVENUE UNDER OUR POWER PURCHASE AGREEMENTS IF THE GENERATING UNITS INCLUDED IN OUR POWER FACILITY ARE NOT OPERATING BY THE DATE ON WHICH OUR DELIVERY OBLIGATIONS UNDER OUR POWER PURCHASE AGREEMENTS BEGIN. MOREOVER, BVZ POWER PARTNERS HAS NOT GUARANTEED THAT IT WILL COMPLETE THE GENERATING UNITS BY THAT DATE.

    We have agreed with Virginia Power and Aquila/UtiliCorp that their respective generating units will be able to begin delivering power to them by June 1, 2000, which date may be extended as a result of force majeure or other excused delays. However, BVZ Power Partners has not guaranteed that it will substantially complete our power facility by this date. Instead, BVZ Power Partners has guaranteed to substantially complete the two units that will provide power to Virginia Power by July 16, 2000 and July 26, 2000 and to substantially complete the unit that will provide power to Aquila/UtiliCorp by July 31, 2000. Each of these dates may be extended in accordance with the terms of the construction contract in some circumstances. For example, the July 16, 2000 date may be extended if any portion of the 21 day transportation delay associated with the ABB Power Generation steam turbine generator is determined to be a force majeure event. If BVZ Power Partners does not substantially complete the units by the day following the guaranteed completion dates, as those dates may be extended under the construction contract, BVZ Power Partners will have to pay us the delay liquidated damages described in the construction contract. However, we will not receive any liquidated damages from BVZ Power Partners for any period between the start of our delivery obligations under the power purchase agreements and the day following the guaranteed completion dates under the construction contract.

    If the generating units are not substantially complete by the date on which we have agreed to begin delivery under our power purchase agreements, we may:

    (1) be required to supply replacement power to Virginia Power or reimburse Virginia Power for any incremental replacement power cost that Virginia Power incurs between the date on which we have agreed to begin delivery under the Virginia Power power purchase agreement and the date on which each Virginia Power unit is substantially complete, up to a maximum of $5,660,000 per unit;

    (2) be required to do one of the following:

       - supply Aquila/UtiliCorp with replacement power,

       - reimburse Aquila/UtiliCorp for any incremental replacement power cost that they incur or

       - elect a delivery delay adjustment to the reservation payments that Aquila/UtiliCorp must pay us under the Aquila/UtiliCorp power purchase agreement,

       in each case, between the date on which we have agreed to begin delivery under the Aquila/ UtiliCorp power purchase agreement and the date on which the Aquila/UtiliCorp unit is substantially complete; and

    (3) incur other increased costs as a result of the delay and forego some revenues under our power purchase agreements during the period of delay.

    The current construction schedule that has been provided to us by BVZ Power Partners anticipates that substantial completion of the two Virginia Power units and the one Aquila/Utilicorp unit will occur on May 10, 2000, June 5, 2000 and June 27, 2000, respectively. Therefore, one Virginia Power unit and the Aquila/Utilicorp unit are projected to be complete after June 1, 2000, the date on which, unless adjusted for excused delays, we are required to begin delivering power to Virginia Power and Aquila/ UtiliCorp under the power purchase agreements. As a result of these projected completion dates, we have notified Virginia Power and Aquila/Utilicorp of the projected completion dates and we have notified Aquila/Utilicorp of our election to incur a delivery delay adjustment in the event that the Aquila/Utilicorp unit is completed after the date on which we agreed to begin delivery of energy under the Aquila/Utilicorp power purchase agreement. If BVZ Power Partners were to complete the second Virginia Power unit by June 5, 2000, we would either supply replacement power to Virginia Power or reimburse Virginia Power for the cost of incremental replacement power during the period from June 1, 2000 to June 5, 2000. Our reimbursement would be limited by the $5,660,000 limit described above. Accordingly, construction delays generally, together with the fact that we have committed to specified delivery dates with our power purchasers while BVZ Power Partners has not committed to complete the units by those dates, could cause us to be unable to make payments on the bonds and our other debt when due.

    THE LIQUIDATED DAMAGES THAT WE MAY RECEIVE FROM OUR CONTRACTORS MAY NOT FULLY COMPENSATE US FOR OUR LOSSES IF THERE IS A CONSTRUCTION DELAY.

    BVZ Power Partners is obligated to pay us delay liquidated damages if it fails to substantially complete a generating unit by the day after it has guaranteed that it will do so. Because BVZ Power Partner's delay liquidated damages are limited to the lesser of (1) for each delayed unit, 5% of the total price of the construction contract and (2) 15% of the total price of the construction contract in the aggregate, we cannot assure you that the delay liquidated damages will fully compensate us for the replacement power costs, increased expenses and other costs that we may incur due to a delay for which BVZ Power Partners is responsible. In addition, BVZ Power Partners is not obligated to pay us delay liquidated damages if it was not responsible for a delay, such as delays caused by our actions or our other contractors' actions or by events beyond BVZ Power Partners' control. Any of these events could extend BVZ Power Partners' guaranteed completion dates, which would delay the commencement of BVZ Power Partners' obligation to pay us delay liquidated damages.

    BVZ POWER PARTNERS MAY BE ENTITLED TO EXTENSIONS OF ITS GUARANTEED COMPLETION DATES, WHICH WOULD DELAY THE DATE BY WHICH WE WOULD BE ENTITLED TO RECEIVE DELAY LIQUIDATED DAMAGES FROM BVZ POWER PARTNERS.

    BVZ Power Partners will be entitled to an extension of its guaranteed completion dates if any portion of the 21 day transportation delay associated with the ABB Power Generation steam turbine generator is determined to be a force majeure event. BVZ Power Partners also will be entitled to an extension of its guaranteed completion dates if we are unable to provide consumables, including water, gas and electrical backfeed, to BVZ Power Partners so that BVZ Power Partners may perform its tests as scheduled. Our permanent arrangements for the supply of water from the water intake system were not in place by the date required in our contract with BVZ Power Partners. However, we made arrangements to provide BVZ Power Partners with water from the Batesville city potable water system and have since provided BVZ Power Partners with water from the water intake system. Prior to completion of the water pre-treatment system, we cannot assure you that the quality and quantity of water available from these arrangements will be adequate to perform the testing scheduled by BVZ Power Partners. If they are not adequate, BVZ Power Partners may not be able to perform its tests on schedule, and this could delay the completion of our power facility.

    Any extension in BVZ Power Partners' guaranteed completion dates would delay the date by which we would be entitled to receive delay liquidated damages from BVZ Power Partners, and could further increase the gap between the date by which our delivery obligations under our power purchase agreements begin and the guaranteed completion dates.

    OUR REVENUES COULD DECREASE, AND OUR COSTS COULD INCREASE, AS A RESULT OF BVZ POWER PARTNERS' UNSATISFACTORY FULFILLMENT OF PERFORMANCE STANDARDS.

    If the completed generating units comprising our power facility are not able to satisfy the performance standards that are guaranteed by BVZ Power Partners, we may find that:

    1) our revenue is reduced because our power facility is not capable of producing as much electricity as we expected it would;

    2) our expenses increase because our power facility is less efficient and therefore requires more fuel;

    3) we are unable to operate our power facility in compliance with applicable permits and laws; or

    4) our power purchasers may terminate their agreements with us, if the performance deficiency causes a material breach of those agreements.

    THE LIQUIDATED DAMAGES THAT WE MAY RECEIVE FROM BVZ POWER PARTNERS MAY NOT FULLY COMPENSATE US FOR OUR LOSSES IF OUR COMPLETED POWER FACILITY DOES NOT SATISFY ITS PERFORMANCE REQUIREMENTS.

    BVZ Power Partners is obligated to pay us performance liquidated damages if the generating units cannot satisfy tests that measure their net power output and net heat rate, among other things, against the guaranteed standards included in the construction contract that we entered into with BVZ Power Partners. The construction contract limits the aggregate amount of performance liquidated damages payable by BVZ Power Partners to the lesser of (1) for each deficient generating unit, 15% of the total price of the construction contract and
(2) the amount of bonus payments to BVZ Power Partners plus 30% of the total price of the construction contract, less any delay damages payable by BVZ Power Partners. As a result, we cannot assure you that the performance liquidated damages will fully compensate us for the losses that we may suffer due to any unit's failure to satisfy the performance guarantees. In addition, under some circumstances BVZ Power Partners may not be obligated to pay us performance liquidated damages until the expiration of a remediation period. Any deficiency or delay in the payment of liquidated damages could decrease the amount of cash that we have available at a time when our power facility is not operating as efficiently as designed, and therefore could make us unable to make payments on the bonds and our other debt when due.

    THE AMOUNT THAT WE HAVE BUDGETED TO COVER INCREASED COSTS, AND THE AMOUNT OF OUR INSURANCE COVERAGE, MAY BE INSUFFICIENT TO COVER UNANTICIPATED COST OVERRUNS.

    Our project budget includes a contingency line item of approximately $19,768,000 that is designed to cover things like change orders under the various construction contracts, the cost of fuel consumed by our power facility during testing in excess of the revenue received from the sale of test energy, the payment of taxes that may become due during the construction period, and other increased costs due to force majeure and other events that may increase our expenses. In addition, we are required to maintain casualty risk insurance during the construction period, including delayed opening insurance covering a period of approximately 18 months with a 30-day deductible per occurrence. However, we cannot assure you that these contingency funds or the proceeds of this insurance coverage will be sufficient to pay for any unanticipated costs not set forth in the project budget.

    THE OPERATION OF OUR POWER FACILITY INVOLVES MANY RISKS, INCLUDING TECHNOLOGY RISK, OPERATING RISK, PERIODIC TESTING RISK, AVAILABILITY RISK AND THE RISK OF EVENTS BEYOND OUR CONTROL, EACH OF WHICH, IF IT MATERIALIZED, COULD DECREASE OUR OPERATING REVENUES OR INCREASE OUR COSTS AND LEAVE US WITH LESS MONEY TO MAKE PAYMENTS ON THE BONDS.

    The operation of power generation facilities like our power facility involves many risks, including:

    (1) performance below expected levels of output or efficiency;

    (2) breakdown, failure and/or interruptions of power generation equipment, transmission lines, pipelines or other necessary equipment or processes;

    (3) under-performance during facility testing;

    (4) failure to operate the facility optimally and reliably;

    (5) labor disputes;

    (6) violation of permit requirements; and

    (7) operator error or catastrophic events such as fires, explosions, earthquakes and floods, which could result in personal injury, loss of life, severe damage or destruction of our project, pollution or environmental damage and suspension of operations.

    Plants using similar technology have had problems with respect to excess pollutant emissions and turbine blade cracking. Moreover, because our power facility is under construction, we have no actual operating results from our power facility and we cannot fully predict its performance. Furthermore, because the reservation payments that Virginia Power and Aquila/UtiliCorp are required to pay us are based on the tested capacity of, and are reduced due to decreased availability of, the generating units dedicated to them, if any unit fails to operate at the expected performance levels the payments that we receive from Virginia Power and Aquila/UtiliCorp may be lower than the amounts shown in the projected operating results contained in the independent engineer's report. The occurrence of the kinds of events listed above could significantly decrease our revenues, significantly increase our costs and/or impair our ability to make payments on the bonds and our other debt when due. Although we have insurance to protect against some of these risks, the insurance proceeds may not be adequate to cover lost revenues, increased expenses or other costs related to these occurrences. In addition, the insurance that we currently have may not be available in the future at commercially reasonable rates.


    WE DEPEND ON A NUMBER OF OTHER PEOPLE TO CONSTRUCT AND OPERATE OUR PROJECT, AND ON A SMALL NUMBER OF POWER PURCHASERS TO PROVIDE ALL OF OUR REVENUES. IF ANY OF THESE PEOPLE BREACH THEIR OBLIGATIONS TO US OR TERMINATE THEIR AGREEMENTS WITH US, OUR REVENUES COULD DECREASE AND WE COULD BE UNABLE TO MAKE PAYMENTS ON THE BONDS.


    We are highly dependent on many people to construct and operate our project, including the following:

    1)  various contractors for the construction of our power facility;

    2) Panola County and the Panola County Industrial Development Authority for our lease of the infrastructure we will use to transport water to and from our power facility and natural gas to our power facility;

    3) Cogentrix Batesville Operations and other operators for the operation and maintenance of our power facility and its infrastructure;

    4) the Tennessee Valley Authority and Entergy Mississippi, Inc. for our ability to deliver our electricity to our power purchasers and for the construction of some interconnection facilities and the transmission system upgrades;

    5) Tennessee Gas Pipeline Company and ANR Pipeline Company for the transportation of natural gas to our power facility and for the construction of some interconnection facilities;

    6) the United States government for our ability to withdraw water from Enid Lake; and

    7) Virginia Power and Aquila/UtiliCorp, during the term of our power purchase agreements with them, for purchases of electric generating capacity and energy from our power facility.

    If any of these people breach their obligations to us, or terminate their agreements with us, our revenues could decrease materially and we could be unable to make payments on the bonds and our other debt when due.

    OUR POWER PURCHASE AGREEMENTS WITH VIRGINIA POWER AND AQUILA/UTILICORP WILL EXPIRE BEFORE THE MATURITY OF THE BONDS. AFTER THESE AGREEMENTS EXPIRE, WE WILL HAVE TO FIND OTHER LONG-TERM CUSTOMERS AND/OR MAKE SHORT-TERM SALES.

    Our agreement with Virginia Power is currently set to expire in June 2013, and our agreement with Aquila/UtiliCorp is currently set to expire in December 2015. Although both Virginia Power and Aquila/UtiliCorp have the option to extend their agreements, we cannot assure you that they will do so. When our agreements with them expire, we will either enter into new power purchase agreements with other customers and/or make short-term or "spot" sales in which case our power facility will be what is known in the industry as a "merchant" plant. We cannot assure you that our net revenues generated from merchant sales or new power purchase agreements will be sufficient to allow us to make payments on the bonds and our other debt when due.

    BECAUSE OUR CURRENT POWER PURCHASERS HAVE AGREED TO PROVIDE US WITH ALL OF THE NATURAL GAS THAT WE NEED TO PRODUCE POWER FOR THEM, WE HAVE NOT ENTERED INTO ANY OTHER GAS SUPPLY CONTRACTS; THEREFORE, WE ARE DEPENDENT UPON OUR CURRENT BUYERS TO PROVIDE ALL OF OUR NATURAL GAS.

    If our future purchasers do not agree to supply us with natural gas, as Virginia Power and Aquila/ UtiliCorp have, we will have to obtain natural gas ourselves. Currently, we do not have any agreements with gas suppliers for procurement or delivery of natural gas to our power facility. If we are unable to enter into gas supply or transportation agreements at competitive rates in the future, we could incur significant additional costs. As a result, we may be unable to make payments on the bonds and our other debt when due.

    WE CANNOT MAKE RETAIL SALES OF ELECTRICITY; THEREFORE, WE HAVE A SMALLER CUSTOMER BASE AND MAY GENERATE LOWER REVENUES THAN IF WE WERE ABLE TO MAKE RETAIL SALES.

    Our status as an exempt wholesale generator under federal law prohibits us from making retail sales of electricity in the United States. We currently anticipate that electric capacity and energy generated by our power facility will be sold primarily in the wholesale market if and after our power facility becomes a merchant plant. Nevertheless, if we wanted to participate directly in the retail electric market, we would not be able to do so unless there were a change in federal law. See "Business--Regulation." Because our sales are limited to wholesale customers, we have a smaller customer base and may generate lower revenues than we may have been able to generate if we had a larger customer base.

    WE MAY NOT ALWAYS HAVE OPEN ACCESS TO TRANSMISSION SERVICE AFTER OUR POWER PURCHASE AGREEMENTS EXPIRE. IN ADDITION, WE MAY NOT BE ABLE TO RECOVER THE AMOUNTS THAT WE MUST PAY THE TENNESSEE VALLEY AUTHORITY AND ENTERGY TO UPGRADE THEIR TRANSMISSIONS SYSTEMS.

    Although we have entered into agreements with the Tennessee Valley Authority and Entergy to interconnect our power facility to their transmission systems, we do not have any agreements in place for the transmission of electricity from the interconnection point across the Tennessee Valley Authority's and Entergy's transmission systems. If our future power purchasers do not agree to take responsibility for transmission service, as Virginia Power and Aquila/UtiliCorp have, we will have to obtain this service ourselves. While the current regulatory framework does not allow transmission providers to deny access to electric generators on a discriminatory basis, we cannot assure you that, under the current regulatory framework or under a different future regulatory structure, transmission service will always be available to us or that the price of available transmission service would enable us to compete effectively in the merchant power market. If we are unable to obtain electric transmission service at competitive rates when needed, we could incur significant additional costs. As a result we may be unable to make payments on the bonds and our other debt when due.

    THE TENNESSEE VALLEY AUTHORITY MAY TERMINATE ITS AGREEMENT WITH US, AND, IF IT DOES, WE MAY HAVE DIFFICULTY DELIVERING POWER TO OUR CUSTOMERS.

    At any time at least five years after the commercial operation date of our power facility, the Tennessee Valley Authority may terminate their interconnection agreement with us if we refuse to amend the agreement to be consistent with the terms being offered by the Tennessee Valley Authority to other generating facilities at the time. As a result, while under the current regulatory framework the Tennessee Valley Authority must allow open access to its system and any amendment to the Tennessee Valley Authority interconnection agreement must not be discriminatory, we cannot assure you that the terms of the Tennessee Valley Authority interconnection agreement will not change in the future in a manner that could cause us to be unable to make payments on the bonds and our other debt when due.

    WE MAY PAY MORE FOR THE TRANSMISSION UPGRADES THAN WE CURRENTLY ANTICIPATE AND WE MAY RECEIVE FEWER TRANSMISSION UPGRADE CREDITS THAN WE CURRENTLY ANTICIPATE.

    We have agreed to pay all costs associated with upgrades of Entergy's and the Tennessee Valley Authority's transmission systems relating to the interconnection of our power facility with their systems. These upgrades will be owned by Entergy and the Tennessee Valley Authority. In exchange, the Tennessee Valley Authority and Entergy have agreed to credit us or our power purchasers an amount equal to the lesser of (1) the revenues that they receive from our power purchasers and their customers for transmission services provided for the delivery of energy from our power facility and (2) the total costs paid by us for the system upgrades. Our recovery of these credits is dependent upon the availability of transmission service from the Tennessee Valley Authority and Entergy for, and the use of this transmission service by, our power purchasers and their customers. The projected operating results included in the independent engineer's report contain assumptions regarding the amount of system upgrade credits that independent electricity market and fuel consultant has projected that we will receive each year. We cannot assure you that the actual amount and timing of system upgrade credits that we receive will be the same as those in the projected operating results. In addition, the costs associated with these upgrades may be higher than we currently anticipate. If it turns out that we pay significantly more to fund the transmission upgrades than we receive in return as system upgrade credits, then our ability to make payments on the bonds and our other debt when due may be adversely impacted.

    WE ARE DEPENDENT ON GOVERNMENTAL AUTHORITIES FOR OUR USE OF THE INFRASTRUCTURE THAT WILL TRANSFER NATURAL GAS TO OUR POWER FACILITY AND WATER TO AND FROM OUR POWER FACILITY. PANOLA COUNTY AND OTHER GOVERNMENTAL ENTITIES THAT WE HAVE CONTRACTS WITH COULD TRY TO CLAIM SOVEREIGN IMMUNITY IF WE SUED THEM TO ENFORCE OUR RIGHTS.

    We lease the infrastructure for our power facility from Panola County and the Industrial Development Authority. This makes us dependent on Panola County and the Industrial Development Authority for our use of the Panola County infrastructure, including the lateral gas and water pipelines, which are critical to the operation of our power facility. If we were unable to use the lateral gas and water pipelines for any reason and our power facility's generating units were not available to Virginia Power and Aquila/UtiliCorp as a result, then the reservation payments from Virginia Power and Aquila/ UtiliCorp would be reduced due to the unavailability of their units. This could cause us to be unable to make payments on the bonds and our other debt when due.

    In some cases, private parties cannot sue a governmental authority because the governmental authority claims the benefit of what is known as "sovereign immunity." Although we have been advised by our Mississippi counsel, Butler Snow O'Mara Stevens & Canada PLLC, that Panola County and the Industrial Development Authority would not, under current law, be entitled to claim sovereign immunity if we try to sue them in court to enforce their obligations to us under the infrastructure agreements, we cannot assure you that Panola County, the Industrial Development Authority, the United States and other governmental authorities that we might have contracts with would not be entitled to successfully claim sovereign immunity. If that happened, we would not be able to enforce our rights against Panola County and the Industrial Development Authority under the infrastructure lease agreements or the United States under our water supply agreement. This, too, could cause us to be unable to make payments on the bonds and our other debt when due. In addition, although you will have a lien on our interests in these use agreements, you also may find it difficult to enforce your rights under these agreements if you foreclose on our project. Finally, the bondholders do not have a lien on the assets comprising the Panola County infrastructure. Therefore, if you foreclose on our project, you will not be able to take possession of the Panola County infrastructure, and will have to rely on enforcing our rights under the lease agreements in order to be able to utilize these important assets. If you are unable to do so, you may be unable to operate our power facility, and may therefore not receive as much as you may otherwise have received if you were to dispose of our power facility at a foreclosure sale.

    THE FAILURE OF OUR COMPUTER SYSTEMS, OR THE COMPUTER SYSTEMS OF OUR CUSTOMERS AND SUPPLIERS, TO BE YEAR 2000 COMPLIANT MAY HAVE AN ADVERSE EFFECT ON OUR REVENUES.

    Some computer systems cannot recognize dates which contain the year 2000. Because the construction of our power facility is not complete, we have not tested all of our systems to determine if they have this year 2000 problem. Also, we do not know if all of the systems of our customers and suppliers are year 2000 compliant. If our systems or the systems of any of our customers, suppliers or interconnecting utilities have the year 2000 problem, these systems could fail or cause erroneous results when used. This could cause a disruption or delay in the construction or operation of our power facility. A disruption or delay could result in a decrease in the level of revenues that we receive from the operation of our power facility. If we have less revenues, we will have fewer funds available to make payments on the bonds and our other debt when due.

                                REGULATORY RISKS

    OUR BUSINESS IS AFFECTED BY SUBSTANTIAL REGULATIONS AND PERMITTING REQUIREMENTS AND WE COULD BE FACED WITH INCREASED COSTS, OR BE PREVENTED FROM OPERATING OUR POWER FACILITY, AS A RESULT OF CHANGES IN THOSE REGULATIONS OR REQUIREMENTS.

    There are many federal, state and local laws that pertain to power generation and that are designed to protect human health and the environment. These laws impose numerous requirements on the construction, ownership and operation of our power facility and its infrastructure. For example, we must obtain and comply with permits for air emissions, water withdrawal, waste water discharges, construction in wetlands, and other regulated activities. Each permit contains its own set of requirements. We also must implement management practices for handling hazardous materials, preventing spills, planning for emergencies, ensuring worker safety, and addressing other operational issues. If we fail to comply with these requirements, we could be prevented from completing or operating our power facility or its infrastructure. Moreover, modifications to our power facility or its infrastructure to comply with these requirements could be expensive.

    CHANGING REGULATIONS MAY REQUIRE US, OR OTHERS WE WORK WITH, TO OBTAIN ADDITIONAL APPROVALS. THIS COULD BE EXPENSIVE. IN ADDITION, IF WE ARE UNABLE TO OBTAIN THESE APPROVALS, WE COULD BE UNABLE TO OPERATE OUR POWER FACILITY.

    The structure of federal and state energy regulation is currently, and may continue to be, affected by challenges and restructuring proposals. Although we believe that we have obtained all material energy-related approvals currently required to construct, operate and use our power facility and its infrastructure, we may require additional regulatory approvals in the future due to a change in existing laws and regulations, a change in our power purchasers or for other reasons.

    We cannot assure you that we, our power purchasers or our contractors or suppliers will be able to obtain any required regulatory approvals or necessary modifications to existing regulatory approvals, or be able to maintain existing required regulatory approvals. We also cannot assure you that we will be able to operate our power facility in accordance with all of our permits and approvals. If we cannot timely obtain and maintain any regulatory approvals or are unable to timely satisfy any related conditions, we could be prevented from operating our power facility or making sales to our power purchasers, or we could incur additional costs. Loss of revenues or additional costs could cause us to be unable to make payments on the bonds and our other debt when due.

    CHANGING LAWS AND REGULATIONS COULD INCREASE OUR OPERATIONAL COSTS OR EXPOSE US TO LIABILITY.

    Laws and regulations affecting us, our power facility and the infrastructure for our power facility may change in a way that could cause us to be unable to make payments on the bonds and our other debt when due. For example, changes in laws or regulations could impose more stringent or comprehensive requirements on the operation and maintenance of our power facility or its infrastructure, or could expose us to liability for actions taken in compliance with laws previously in effect or for actions taken or conditions caused by unrelated third parties.

    In addition, we could be responsible for the costs of remediating contamination from existing or future off-site sources that are subsequently identified at the project site or the project easements. Any payment by us of such remediation costs could cause us to be unable to make payments on the bonds and our other debt when due.

    A CHANGE IN OUR REGULATORY STATUS COULD HAVE AN ADVERSE IMPACT ON OUR REVENUES.

    We currently sell the electricity generated by our power facility to two wholesale customers, Virginia Power and Aquila/UtiliCorp, which in turn sell the electricity to retail customers. Because we sell electricity only to wholesale customers, we are considered an exempt wholesale generator, under the Energy Policy Act of 1992 and the Federal Energy Regulatory Commission's interpretation of this Act. Our exempt wholesale generator status keeps us from being considered a public utility under the Federal Power Act, the Public Utility Holding Company Act of 1935 and state laws applicable to public utilities.

    After the expiration of our power purchase agreements with Virginia Power and Aquila/UtiliCorp, we intend to continue to sell electricity produced by our power facility only to wholesale customers. However, if we were to sell electricity to a retail customer, or if the exempt wholesale generator status was no longer available as a way of avoiding public utility status, we would be affected by the following types of regulations applicable to public utilities:

    - federal regulations requiring, among other things, that public utilities register with the Securities and Exchange Commission, obtain the Securities and Exchange Commission's approval to issue securities, to acquire securities or utility assets or any other interest in any business, including investment in other power facilities, and file annual and other periodic reports with the Securities and Exchange Commission; and

    - state regulations restricting the rates that public utilities can charge to their customers and governing the financial and organizational aspects of, and the issuance of securities by, public utilities.

    Limits on the rates we are permitted to charge to our customers and the increased regulatory burden of being a public utility could decrease the amount of revenues earned from the operation of our power facility. A decrease in our revenues would result in our having fewer funds available to pay our operating expenses and to make principal and interest payments on the bonds and our other debt when due.

    INCREASED COMPETITION IN THE MARKET FOR ELECTRIC POWER COULD DECREASE THE AMOUNT OF REVENUES WE EARN FROM THE OPERATION OF OUR POWER FACILITY.

    Until recently, the electric power market was not competitive. However, competition in both the wholesale and retail electric power markets has increased significantly in the past few years. We do not expect this increased competition to have a significant effect on us while our power purchase agreements with Virginia Power and Aquila/UtiliCorp are in effect. However, after the termination of these agreements, we will have to sell the electricity produced by our power facility in the increasingly competitive power markets if we are not able to enter into new long-term power purchase agreements. The prices that we are able to charge for sales of electricity in the competitive markets may be less than the prices we currently charge to Virginia Power and Aquila/UtiliCorp. If so, our revenues will decrease and we will have fewer funds available to pay our operating expenses and to make principal and interest payments on the bonds and our other debt when due.

                                FINANCING RISKS

    IF WE AND THE FUNDING CORPORATION DEFAULT ON THE BONDS, YOUR RECOURSE WILL BE LIMITED TO THE ASSETS AND CASH FLOWS OF OUR POWER FACILITY.

    We and the Funding Corporation are co-issuers of the bonds and are equally responsible for making payments on the bonds. No one else, including our partners, shareholders, affiliates, directors, officers or the people who own or work for them or us, is responsible for making payments on the bonds or in any way guarantee the payment of the bonds. The Funding Corporation has no ongoing business and only nominal assets, and really cannot be viewed as a source of payment. Our ability to make payments on the bonds will be entirely dependent on our ability to construct our power facility and to operate it at levels which provide sufficient revenues, after the payment of our operations and maintenance costs, to make payments on the bonds and our other debt when due.

    The bonds are secured only by (1) our power facility and our contracts and permits, (2) a lien on the partnership interests in us and (3) a lien on the capital stock of the Funding Corporation and of our general partner. We cannot assure you that, if we and the Funding Corporation default on the bonds and you foreclose on and sell our project, you will receive sufficient proceeds to pay all amounts that we and the Funding Corporation owe you on the bonds. In addition, there are assets comprising our project, such as permits, that you may not be able to effectively foreclose upon without the consent of a third party, such as a governmental authority. We cannot assure you that if you try to foreclose on our assets, you will get all of the third party approvals that you need to effectively do so.

    WE HAVE A LARGE AMOUNT OF EXISTING INDEBTEDNESS, WHICH MAY HAVE AN ADVERSE IMPACT ON YOU. FOR EXAMPLE, THE REVENUES WE EARN MAY NOT BE SUFFICIENT TO TIMELY MAKE OUR SCHEDULED PAYMENTS ON ALL OF OUR INDEBTEDNESS, INCLUDING THE BONDS.

    Our large amount of indebtedness, which currently totals $326,000,000 plus current liabilities of $33,456,000, could have important consequences to you. For example, it could:

    1) make it more difficult for us to satisfy our obligations with respect to the bonds;

    2) increase our vulnerability to general adverse economic and industry conditions;

    3) limit our ability to fund future working capital, capital expenditures and other project costs;

    4) require a substantial portion of our cash flow from operations for debt payments;

    5) limit our flexibility to plan for, or react to, changes in our business and the industry in which we operate;

    6) place us at a competitive disadvantage compared to our competitors that have less debt; and

    7) limit our ability to borrow additional funds that we may need to complete and operate our project.

    WE MAY INCUR ADDITIONAL DEBT, OR BE REQUIRED TO REIMBURSE DRAWS UNDER LETTERS OF CREDIT, THAT COULD LEAVE US WITH LESS MONEY AVAILABLE TO MAKE PAYMENTS ON THE BONDS WHEN DUE.

    We may incur additional debt, including additional series of bonds, to pay for capital improvements and expansions of our power facility and for other purposes. This permitted indebtedness may rank equally with the bonds and share ratably in the collateral which secures the bonds. This may reduce the benefits of the collateral to you and your ability to control actions taken by or on behalf of you and the other secured parties with respect to the collateral.

    In addition, in order to secure our obligations under our power purchase agreements, we have provided an irrevocable standby letter of credit to Virginia Power and may be required to provide an irrevocable standby letter of credit or other security to Aquila/UtiliCorp. If Virginia Power or Aquila/ UtiliCorp draw upon any of these letters of credit, we will be required to reimburse the banks that have provided these letters of credit. Our obligations to reimburse these banks will rank equally with our obligations to make payments on the bonds. The financing documents require us to pay all equally ranking obligations on a pro rata basis. Therefore, if we are required to reimburse the banks for drawings under these letters of credit, we will have less money available to make payments on the bonds when due.

    WE ARE RELYING ON PROJECTIONS OF THE FUTURE PERFORMANCE OF OUR POWER FACILITY, AND IF OUR ACTUAL RESULTS ARE LESS FAVORABLE THAN THOSE CONTAINED IN THE PROJECTED OPERATING RESULTS, THEN WE MAY NOT GENERATE ENOUGH REVENUES TO MAKE PAYMENTS ON THE BONDS OR OUR OTHER DEBT WHEN DUE.

    The report by R.W. Beck, the independent engineer for our project, contains projected operating results that are based on assumptions and forecasts of our ability to generate revenues and of our expected costs. R.W. Beck made some of the assumptions used in the projected operating results after performing its technical and economic evaluation of our power facility, and made other assumptions of business and economic conditions generally. R.W. Beck has informed us that it believes these assumptions to be reasonable. However, R.W. Beck has not reviewed the Panola County infrastructure construction contracts or our electrical substation and transmission line construction contracts for purposes of determining whether the facilities being constructed according to those contracts will be technically compatible with the rest of our power facility. C.C. Pace made some of the assumptions used by R.W. Beck in the projected operating results based on its evaluation of the fuel and electricity markets in the southeast. C.C. Pace has informed us that it believes these assumptions to be reasonable. We agree that all of the assumptions underlying the projected operating results are reasonable. Nevertheless, all the assumptions on which the projected operating results are based could be affected by significant uncertainties, and neither we nor any other person can predict with any certainty whether they will prove to be true. KPMG LLP, our independent certified public accountants, have not reviewed the projected operating results and do not express any opinion on the projected operating results.

    The projections are not necessarily an indication of our future performance. In fact, our actual results will differ, perhaps materially, from those in the projected operating results. Therefore, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. If our actual results are less favorable than those shown in the projected operating results or if the assumptions we used in preparing the projected operating results prove to be incorrect, we may not generate revenues sufficient to make payments on the bonds or our other debt when due.

    WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE FOR THE BONDS.

    Upon the occurrence of specific kinds of change of control events which we cannot necessarily control, we will be required to offer to repurchase all outstanding bonds. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of bonds.

    YOU MAY FIND IT DIFFICULT TO TRANSFER THE EXCHANGE BONDS DUE TO THE LACK OF A PUBLIC TRADING MARKET.

    The exchange bonds are new securities for which there is no existing market. Accordingly, we cannot assure you that a market will develop for the exchange bonds or that if a market does develop, that it will be liquid. The initial purchasers of the private bonds, Credit Suisse First Boston, Scotia Capital Markets and TD Securities, have advised us that they currently intend to make the market in the exchange bonds. However, the initial purchasers of the private bonds are not obligated to do so, and any market making with respect to the exchange bonds may be discontinued at any time without notice. We do not intend to apply for a listing of the exchange bonds on any securities exchange or on any automated dealer quotation system.

    The liquidity of, and trading market for, the exchange bonds also may be adversely affected by general declines in the market for similar securities or by changes in our financial performance. A market decline may adversely affect liquidity and trading markets independent of our financial performance and prospects.


    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE DEPENDENT UPON CIRCUMSTANCES AND EVENTS WHICH MAY BE OUTSIDE OF OUR CONTROL. IF ACTUAL EVENTS OR RESULTS ARE MATERIALLY DIFFERENT FROM THOSE EXPRESSED IN OUR FORWARD-LOOKING STATEMENTS, OUR REVENUES COULD BE LOWER THAN ANTICIPATED AND WE COULD BE UNABLE TO MAKE PAYMENTS ON THE BONDS.


    This prospectus includes forward-looking statements. We have based these forward looking statements on our current expectations and assumptions about future events, and the projections and assumptions about future events of our independent consultants, R.W. Beck and C.C. Pace. These forward looking statements are affected by various risks and uncertainties that may be outside our control, including, among other things:

    - governmental, statutory, regulatory or administrative changes or initiatives affecting us, our power plant or our contracts;

    - construction risks, including unanticipated costs not included in our budget, such as cost overruns and the assessment of property taxes, and completion delays;

    - operating risks, including equipment failure, environmental compliance issues, dispatch levels for our power plant, availability of our power plant, heat rate and output, transmission credits and the amounts and timing of revenues and expenses;

    - the cost and availability of fuel and transmission service for our power plant;

    - the enforceability of the long-term power purchase agreements for our power plant;

    - the ongoing creditworthiness of our power purchasers; and

    - competition from other power plants, including new plants that may be developed in the future.

    We use words like "anticipate," "estimate," "project," "plan," "expect" and similar expressions to help identify forward looking statements in this prospectus.

    In light of these and other risks, uncertainties and assumptions, actual events or results may be very different from those expressed or implied in the forward-looking statements in this prospectus, or may not occur.

                                BANKRUPTCY RISKS

    FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID OUR OBLIGATIONS UNDER THE BONDS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, our obligations under the bonds could be voided or subordinated to all of our other debts if, among other things, at the time that we issue the bonds, we:

    (1) received less than reasonably equivalent value or fair consideration for the issuance of the bonds; and

    (2) were insolvent or rendered insolvent as a result of issuing the bonds;
       or

    (3) were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

    (4) intended to incur, or believed that we would incur, debts beyond our ability to pay the debts as they mature.

    The same analysis would apply to the Funding Corporation as well. In addition, any payment that we or the Funding Corporation made on the bonds could be voided and required to be returned to us or the Funding Corporation, as applicable, or to a fund for the benefit of our respective creditors.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

    (1) the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets; or

    (2) the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

    (3) we could not pay our debts as they become due.

    Again, the same analysis would apply to the Funding Corporation.

    We used $3,000,000 of the net proceeds of the private bonds to pay development fees to our affiliates. Nevertheless, because we received value from these affiliates in the form of development services prior to paying this fee, we do not believe that, as a result of paying this fee, we have received less than reasonably equivalent value or fair consideration for issuing the private bonds. After giving effect to our issuance of the private bonds, we believe that we are not insolvent, we do not have unreasonably small capital for the business in which we are engaged, and we have not incurred debts beyond our ability to pay those debts as they mature. However, we cannot assure you that a court would apply this standard or agree with our conclusions.

    In addition, because (1) both we and the Funding Corporation are equally responsible for making payments on the bonds, (2) the Funding Corporation did not receive any of the proceeds of the bonds and (3) the Funding Corporation has no assets to speak of, the Funding Corporation may in fact be considered to have received less than reasonably equivalent value for issuing the bonds and to be insolvent.

    IF WE, THE FUNDING CORPORATION OR ONE OF THE COUNTERPARTIES TO OUR CONTRACTS ARE THE SUBJECT OF BANKRUPTCY PROCEEDINGS, YOUR ABILITY TO FORECLOSE ON THE COLLATERAL SECURING THE BONDS, AS WELL AS YOUR RECEIPT OF PAYMENTS ON THE BONDS, COULD BE SIGNIFICANTLY IMPAIRED.

    If we or the Funding Corporation seek the protection of the bankruptcy laws, or if one of our or the Funding Corporation's creditors begins a bankruptcy proceeding against us or the Funding Corporation, your rights to foreclose upon our project are likely to be significantly impaired. In addition, we cannot predict how long payments on the bonds could be delayed following the commencement of a bankruptcy case involving us or the Funding Corporation. Finally, because part of the collateral securing the bonds consists of our contracts, if we or any counterparty to any one of those contracts were the subject of bankruptcy proceedings, then we, that counterparty or a trustee appointed in our or the counterparty's bankruptcy case could chose to reject the contract. If that occurred, you could not specifically enforce the rejected contract.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    We and the Funding Corporation sold the private bonds on May 21, 1999 to Credit Suisse First Boston, TD Securities and Scotia Capital Markets under the purchase agreement. Those initial purchasers subsequently sold the private bonds to "qualified institutional buyers", as defined in Rule 144A under the Securities Act of 1933, in reliance on Rule 144A. As a condition to the sale of the private bonds, we and the Funding Corporation entered into the registration rights agreement with those initial purchasers on May 21, 1999. We and the Funding Corporation agreed in the registration rights agreement that, unless the exchange offer is not permitted by applicable law or Securities and Exchange Commission policy, we would:

    - file with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the exchange bonds as soon as reasonably practicable after May 21, 1999;

    - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or prior to 270 days after May 21, 1999;

    - keep continuously effective the registration statement for a period of 120 days or until the consummation of the exchange offer; and

    - use our best efforts to consummate the exchange offer within 30 days from the date on which notice that the registration statement was declared effective by the Securities and Exchange Commission is mailed.

    A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE EXCHANGE BONDS

    In order to participate in the exchange offer, a holder must represent to us, among other things, that:

    - the person acquiring the exchange bonds in the exchange offer is doing so in the ordinary course of its business, whether or not that person is the registered holder of the private bonds;

    - the holder is not engaging in and does not intend to engage in a distribution of the exchange bonds;

    - the holder does not have an arrangement or understanding with any person to participate in a distribution of the exchange bonds; and

    - the holder is not our "affiliate," as defined under Rule 405 under the Securities Act.

    Based on an interpretation by the Securities and Exchange Commission's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange bonds issued in the exchange offer may be offered for resale, resold and otherwise transferred by holders of the exchange bonds without compliance with the registration and prospectus delivery provisions of the Securities Act unless the holder:

    - is our "affiliate" within the meaning of Rule 405 under the Securities
      Act;

    - is a broker-dealer who purchased private bonds directly from us for resale in reliance on Rule 144A or any other available exemption under the Securities Act;

    - acquired the exchange bonds in the exchange offer other than in the ordinary course of the holder's business; or

    - has an arrangement or understanding with any person to engage in the distribution of the exchange bonds.

    Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange bonds cannot rely on this interpretation by the Securities and Exchange Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act for a secondary resale transaction. Each broker-dealer that receives exchange bonds for its own account in exchange for private bonds, where the private bonds were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus for any resale of those exchange bonds. Broker-dealers who acquired private bonds directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the private bonds. We will make this prospectus available to any participating broker-dealer for any resale of this kind for a period of 30 days after the expiration of the exchange offer.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and in compliance with the conditions set forth in this prospectus and in the letter of transmittal that you have received, we will accept any and all private bonds validly tendered and not withdrawn prior to the
expiration date for the exchange offer, which is [            ], 2000. We will
issue $1,000 principal amount of exchange bonds in exchange for each $1,000 principal amount of outstanding private bonds surrendered in the exchange offer. Private bonds may be tendered only in integral multiples of $1,000.

    The form and terms of the exchange bonds are the same as the form and terms of the private bonds, except that:

    - the exchange bonds will be registered under the Securities Act and, therefore, the exchange bonds will not bear legends restricting their transfer; and

    - holders of the exchange bonds will not be entitled to any of the rights of holders of private bonds under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

    The exchange bonds will evidence the same indebtedness as the private bonds which they replace and will be issued under, and be entitled to the benefits of, the indenture, which also authorized the issuance of the private bonds, so that both the series A bonds and the series C bonds will be treated as a single class of debt securities under the indenture and so that both the series B bonds and the series D bonds will be treated as a single class of debt securities under the indenture.

    As of the date of this prospectus, $326,000,000 in aggregate principal amount of the private bonds are outstanding and registered in the name of a nominee for The Depository Trust Company. Only a registered holder of the private bonds or the holder's legal representative or attorney-in-fact may participate in the exchange offer. There will be no fixed record date for determining registered holders of the private bonds entitled to participate in the exchange offer.

    Holders of the private bonds do not have any appraisal or dissenters' rights under the indenture due to the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

    We will be deemed to have accepted validly tendered private bonds when and if we have given oral or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of private bonds for the purposes of receiving the exchange bonds from us and the Funding Corporation.

    Holders who tender private bonds in the exchange offer will not be required to pay brokerage commissions or fees or, other than as described in the letter of transmittal that you have received, transfer taxes with respect to the exchange of private bonds in the exchange offer. We will pay all charges and expenses which are incurred because of the exchange offer, other than the applicable taxes described below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date for the exchange offer is 5:00 p.m., New York City time
on [            ], 2000, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.


    In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and issue a press release or other public announcement which will include disclosure of the approximate number of private bonds deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to an appropriate news agency.


    We reserve the right, in our sole discretion:

    - to delay accepting any private bonds;

    - to extend the exchange offer;

    - if any conditions set forth below under the caption "--Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent; or

    - to amend the terms of the exchange offer in any manner.

    In order to keep the registration statement effective for the period required by the registration rights agreement, we may file post-effective amendments to the registration statement.

INTEREST ON THE EXCHANGE BONDS


    The exchange bonds for the series A bonds will bear interest at a rate equal to 7.164% per annum and the exchange bonds for the series B bonds will bear interest at a rate equal to 8.160% per annum. Interest on the exchange bonds will be payable semi-annually in arrears on each January 15 and July 15, commencing January 15, 2000. Holders of exchange bonds will receive interest on July 15, 2000 from the date of initial issuance of the exchange bonds, plus an amount equal to the accrued interest on the private bonds from January 15, 2000 to the date of their exchange for exchange bonds. Holders of private bonds that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the private bonds, other than as set forth in the previous sentence.


POTENTIAL INCREASE IN THE INTEREST RATE FOR THE PRIVATE BONDS

    If the registration statement of which this prospectus is a part is not declared effective by February 15, 2000, the interest rate on the private bonds will be increased by 0.50% per annum from and after February 15, 2000 until the registration statement of which this prospectus is a part is declared effective and the exchange offer has been commenced. Upon consummation of the exchange offer, holders of private bonds will no longer be entitled to any increase in the rate of interest on the private bonds, but the private bonds will still be governed by the indenture under which the private bonds were issued.

PROCEDURES FOR TENDERING


    Except as described below, a tendering holder must, on or prior to the expiration date:



    - transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to The Bank of New York at the address listed in this prospectus; or



    - if the private bonds are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the exchange agent account at The Depository Trust Company via The Depository Trust Company's ATOP system.



    In addition:



    - The exchange agent must receive, on or prior to the expiration date, certificates for the private bonds; or



    - a timely confirmation of book-entry transfer of the private bonds into the exchange agent's account at The Depository Trust Company, the book-entry transfer facility, along with an agents message; or



    - a holder must comply with the guaranteed delivery procedures described below.



    The term "agents message" means a message, transmitted to The Depository Trust Company and received by the exchange agent and forming a part of a book-entry transfer, that states that The Depository Trust Company has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.


    Your tender, if not withdrawn prior to the expiration date, will constitute an agreement between you and us and the Funding Corporation in accordance with the terms and conditions set forth in this prospectus and in the letter of transmittal.

    THE METHOD OF DELIVERY OF PRIVATE BONDS AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND ANY LETTER OF TRANSMITTAL OR PRIVATE BONDS TO US OR THE FUNDING CORPORATION. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.


    Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by an eligible institution of the type described below, unless the relevant private bonds are tendered:


    - by a registered holder who has not completed the box titled "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of an eligible institution of the type described below.

    If signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, the guarantee must be made by:

    - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

    - a commercial bank or trust company having an office or correspondent in the United States; or

    - an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

    If the letter of transmittal is signed by a person other than the registered holder of any private bonds listed in the letter of transmittal, the private bonds must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the private bonds.

    If the letter of transmittal or any private bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and unless waived by us and the Funding Corporation, evidence satisfactory to us and the Funding Corporation of their authority to so act must be submitted with the letter of transmittal.

    The exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company's system may utilize The Depository Trust Company's automated tender offer program to tender private bonds.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered private bonds will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all private bonds not properly tendered or to refuse to accept the tender of any private bonds if our acceptance of the tender of those bonds would be unlawful in the opinion of our legal counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private bonds. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in tenders of private bonds must be cured within a time period determined by us. Although we intend to notify holders of defects or irregularities with respect to tenders of private bonds, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of private bonds will not be deemed to have been made until all unwaived defects or irregularities have been cured or waived.

    While we have no present plan to acquire any private bonds that are not tendered in the exchange offer or to file a registration statement to permit resales of any private bonds that are not tendered in the exchange offer, we reserve the right in our sole discretion:

    - to purchase or make offers for any private bonds that remain outstanding after the expiration date for the exchange offer; or

    - as set forth below under the caption "--Conditions," to terminate the exchange offer and, to the extent permitted by law, to purchase private bonds in the open market, in privately negotiated transactions or otherwise.

    The terms of any of these purchases or offers could differ from the terms of the exchange offer.

    By tendering, each holder of private bonds will represent to us that, among other things:

    - the exchange bonds to be acquired by the holder of private bonds in the exchange offer are being acquired by the holder in the ordinary course of its business;

    - the holder has no arrangement or understanding with any person to participate in the distribution of the exchange bonds;

    - if the holder is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under
      Section 25102(i) of the Corporate Securities Law of 1968 and
      Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

    - if the holder is a resident of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972,
      Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

    - the holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the exchange offer for the purposes of distributing the exchange bonds must comply with the registration and prospectus delivery requirements of the Securities Act for a secondary resale transaction of the exchange bonds and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in the no-action letters described above;

    - the holder understands that a secondary resale transaction described in the clause above and any resales of exchange bonds obtained by the holder in exchange for private bonds acquired by the holder directly from us and the Funding Corporation should be covered by an effective registration statement containing the selling securityholder information required by
      Item 507 or Item 508, as applicable, of Regulation S-K of the Securities and Exchange Commission; and

    - the holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of either us or the Funding Corporation.

    If the holder is a broker-dealer that will receive exchange bonds for the holder's own account in exchange for private bonds that were acquired as a result of market-making activities or other trading activities, the holder will be required to acknowledge in the letter of transmittal that the holder will deliver a prospectus for any resale of exchange bonds. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF PRIVATE BONDS

    If any tendered private bonds are not accepted for any reason set forth in the terms and conditions of the exchange offer or if private bonds are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, we or the exchange agent will return the unaccepted, withdrawn or non-exchanged private bonds without expense to the tendering holder as promptly as practicable. In the case of private bonds tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, the private bonds will be credited to an account maintained with The Depository Trust Company as promptly as practicable.

BOOK-ENTRY TRANSFER


    The exchange agent will make a request to establish an account with respect to the private bonds at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of private bonds by causing The Depository Trust Company to transfer private bonds into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer.


GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their private bonds and (1) whose private bonds are not immediately available or (2) who cannot deliver their private bonds, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

    (1) the tender is made through an eligible institution of the type described above;


    (2) prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the private bonds and the principal amount of private bonds tendered, stating that the tender is being made by the notice of guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the expiration date for the exchange offer, the letter of transmittal, or a facsimile of the letter of transmittal, together with the certificate(s) representing the private bonds in proper form for transfer or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and



    (3) a properly executed letter of transmittal, or a facsimile of the letter of transmittal, as well as the certificate(s) representing all tendered private bonds in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date for the exchange offer.


    Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to holders who wish to tender their private bonds according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of private bonds may be withdrawn at any time prior to the expiration date for the exchange offer.

    If you want to withdraw your tender of private bonds in the exchange offer, the exchange agent must receive a written or faxed notice of withdrawal at its address set forth below prior to the expiration date for the exchange offer. Any notice of withdrawal must:

    - specify the name of the person having deposited the private bonds to be withdrawn;

    - identify the private bonds to be withdrawn, including the certificate number or numbers and principal amount of the private bonds; and

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which its private bonds were tendered, including any required signature guarantees.

    All questions as to the validity, form and eligibility, including time of receipt, of these notices will be determined by us in our sole discretion, and our determination will be final and binding on all parties. Any private bonds so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange bonds will be issued in exchange for these private bonds unless the private bonds so withdrawn are validly retendered. Properly withdrawn private bonds may be retendered by following one of the procedures described above under the caption "--Procedures for Tendering" at any time prior to the expiration date for the exchange offer.

CONDITIONS

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange bonds for, any private bonds, and may terminate the exchange offer as provided in this prospectus before the acceptance of private bonds, if the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Securities and Exchange Commission.

    If we determine in our sole discretion that any of these conditions are not satisfied, we may:

    - refuse to accept any private bonds and return all tendered private bonds to the tendering holders;

    - extend the exchange offer and retain all private bonds tendered prior to the expiration of the exchange offer; however, holders will retain their rights to withdraw their private bonds; or

    - waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered private bonds that have not been withdrawn.

    If the waiver constitutes a material change to the exchange offer, we will promptly disclose that waiver by means of a prospectus supplement that will be distributed to the registered holders of the private bonds, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that five to ten business day period.

TERMINATION OF REGISTRATION AND OTHER RIGHTS

    All rights under the registration rights agreement, including registration rights, of holders of the private bonds eligible to participate in the exchange offer will terminate upon consummation of the exchange offer, except with respect to our continuing obligations to indemnify holders of the private bonds and related parties against various liabilities, including liabilities under the Securities Act of 1933.

EXCHANGE AGENT

    We have appointed The Bank of New York as the exchange agent for the exchange offer. If you have questions or need assistance, or if you would like additional copies of this prospectus or of the letter of transmittal or a notice of guaranteed delivery, you should contact the exchange agent at the following address, phone and fax numbers:


      BY REGISTERED OR CERTIFIED MAIL:                       BY HAND DELIVERY:

            The Bank of New York                           The Bank of New York
        101 Barclay Street, Floor 7E                   101 Barclay Street, Floor 7E
             New York, NY 10286                             New York, NY 10286
       Attention: Reorganization Dept.                Attention: Reorganization Dept.

           BY OVERNIGHT DELIVERY:                              BY FACSIMILE:

            The Bank of New York                              (212) 815-6339
        101 Barclay Street, Floor 7E
             New York, NY 10286                            CONFIRM BY TELEPHONE:
       Attention: Reorganization Dept.                        (212) 815-3750


FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We are making the principal solicitation for tenders by mail. However, we may make additional solicitations by facsimile, telephone or in person through our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager for the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred because of the exchange offer.

    We will pay the cash expenses to be incurred because of the exchange offer, which we estimate will be approximately $305,000. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

    We will pay all transfer taxes, if any, applicable to the exchange of private bonds in the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private bonds in the exchange offer, then the amount of the transfer tax, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of these taxes or exemption from these taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

CONSEQUENCE OF FAILURES TO EXCHANGE

    Participation in the exchange offer is voluntary. We urge holders of the private bonds to consult their financial and tax advisors in making their own decisions on what action to take.

    The private bonds that are not exchanged for the exchange bonds in the exchange offer will remain restricted securities. Accordingly, those private bonds may be offered, resold, pledged or otherwise transferred only:

    - to a person who the seller reasonably believes is a qualified institutional buyer, as defined in Rule 144A under the Securities Act of 1933, in a transaction meeting the requirements of Rule 144A, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act of 1933, or in accordance with another exemption from the registration requirements of the Securities Act of 1933, and based upon an opinion of counsel if we so request;

    - to us or the Funding Corporation; or

    - under an effective registration statement.

and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

    For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange bonds.

                                USE OF PROCEEDS

    We will not receive any proceeds from the exchange offer. The net proceeds received by us from the private bonds were approximately $324,290,000, after deducting discounts and commissions and other fees and expenses related to the offering of the private bonds paid by us.

                      ESTIMATED SOURCES AND USES OF FUNDS

    The following table sets forth the estimated sources and uses of funds for our development, construction, financing and commencement of commercial operation of our project and the Panola County infrastructure, including the issuance of the bonds. We cannot assure you that these estimates will correspond to the actual uses of funds required to complete our project or the Panola County infrastructure. Proceeds from the sale of the private bonds net of disbursements made on the date the private bonds were issued were deposited in an account called the construction account and applied in accordance with the financing documents. The bondholders and our other senior secured creditors have a lien on the construction account. See "Description of the Principal Financing Documents--Common Agreement--Deposit and Disbursement--Construction Account."

                                                              (IN THOUSANDS)
SOURCES OF FUNDS:                                             --------------
7.164% series A senior secured bonds due January 15, 2014...     $150,000
8.160% series B senior secured bonds due July 15, 2025......      176,000
Equity Investment(1)........................................       54,000
Infrastructure Funds(2).....................................       16,406
                                                                 --------
    Total Sources...........................................     $396,406
                                                                 ========
USES OF FUNDS:
Repayment of Indebtedness (as of May 13, 1999)(3)...........     $136,600
Engineering, Procurement, Construction......................      144,362
Start-up costs and spare parts(4)...........................        5,273
Contractor's Fee............................................        1,944
Construction Management(5)..................................        1,419
Development and Financing Fees(6)...........................        6,996
Gas, Water and Electrical Facilities(7).....................       25,689
Electrical Interconnections.................................       15,458
Debt Service Reserve........................................       12,551
Contingency(8)..............................................       23,383
Construction Interest Expense(9)............................       25,971
Interest Income(10).........................................       (3,240)
                                                                 --------
    Total uses..............................................     $396,406
                                                                 ========

------------------------

(1) See "Description of the Principal Financing Documents--Equity
    Arrangements--Equity Commitment Obligation." As of January 31, 2000 we had not yet received any portion of the equity investment.

(2) Consists of amounts that (1) the State of Mississippi has paid or will pay us to reimburse us for most of what we spent on the development and construction of the Panola County infrastructure and (2) Panola County has paid or will pay to the construction contractors for any remaining costs due under the Panola County infrastructure contracts. See "Business--Our Company--The Panola County Infrastructure". As of January 31, 2000, we had received about $14,278,000 from the State of Mississippi as a reimbursement.

(3) This loan incurred interest at a rate of LIBOR, which is a rate per annum equal to the offered rate for U.S. dollar deposits in the London Interbank Market two days prior to the beginning of the interest period for the loan divided by 100% and minus the reserve requirement for the loan, plus 1 1/8%. This loan would have matured on December 15, 2001.

(4) Includes the $390,000 fee to be paid to Cogentrix Batesville Operations under the operation and maintenance agreement for services provided prior to the commencement of commercial operation.

(5) Includes the $333,333 fee to be paid to LSP Management, LLC under the management services agreement for services provided prior to June 1, 2000.

(6) Includes a development fee paid to one of our affiliates, as described in the definition of "Project Costs."

(7) Includes the costs of constructing the Panola County infrastructure and related change orders.

(8) Includes Panola County infrastructure funds to be received in the amount of $16,406,000 (see Note 2, above), $2,115,000 to be paid for the water pretreatment system and $1,500,000 to be paid to Yalobusha County.

(9) Reflects an interest rate of 7.164% for the series C bonds, and an interest rate of 8.160% for the series D bonds.

(10) Reflects an assumed annual interest rate of 5.50% on funds in interest bearing accounts and actual interest income through November 30, 1999.

                                 CAPITALIZATION

    The following tables set forth our capitalization as of December 31, 1999 and as adjusted to give effect to our issuance of the bonds. The private bonds surrendered in exchange for the exchange bonds will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange bonds will not result in any increase or decrease in our indebtedness or that of the Funding Corporation. As such, no effect has been given to the exchange offer in the tables set forth below. In addition, we have not adjusted the following tables to reflect (1) obligations of LSP Batesville Holding to make equity contributions to us in an aggregate amount of $54,000,000 after we spend all of the proceeds of the private bonds or (2) our contingent obligations to reimburse draws under the Virginia Power letters of credit, in an aggregate face amount of $11,320,000.

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                  (IN THOUSANDS)
LONG-TERM DEBT:
  Series A senior secured bonds due 2014....................   150,000      150,000
  Series B senior secured bonds due 2025....................   176,000      176,000
                                                              --------     --------
    Total long-term debt....................................  $326,000     $326,000

PARTNERS' CAPITAL (DEFICIT):
  Capital contributions.....................................         1            1
  Net income accumulated during the development stage(1)....     3,426        3,426
  Distributions to partners(1)..............................    (5,374)      (5,374)
                                                              --------     --------
    Total partners' capital (deficit).......................    (1,947)      (1,947)
                                                              --------     --------
      Total long-term debt and partners' capital
        (deficit)...........................................  $357,509     $357,509
                                                              ========     ========

------------------------

(1) Income derived principally from a payment made to us by a potential power purchaser upon the expiration of an option that it had to cause us to sell power to it. Distributions of this income were made in 1996 and 1997.

                            SELECTED FINANCIAL DATA

    The following selected financial data has been taken from the financial statements of LSP Energy Limited Partnership and LSP Batesville Funding Corporation. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition" and the financial statements and related notes included in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                                                          FOR THE PERIOD       FOR THE PERIOD
                                          FOR THE YEAR ENDED              FROM INCEPTION       FROM INCEPTION
                                             DECEMBER 31,               (FEBRUARY 7, 1996)   (FEBRUARY 7, 1996)
                                 ------------------------------------    TO DECEMBER 31,      TO DECEMBER 31,
                                    1999         1998         1997             1996                 1999
                                 -----------   ---------   ----------   ------------------   ------------------
LSP ENERGY LIMITED PARTNERSHIP
  Revenues.....................  $        --   $      --   $5,224,084        $158,205            $5,382,289
  Operations and maintenance
    expenses...................      918,782          --           --              --               918,782
  Project management expenses..      367,277     142,222           --              --               509,899
  General and administrative
    expenses...................      218,635     301,603        4,205           3,744               528,187
                                 -----------   ---------   ----------        --------            ----------
  Net income (loss)............  $(1,504,694)  $(443,725)  $5,219,879        $154,461            $3,425,921
                                 ===========   =========   ==========        ========            ==========
LSP BATESVILLE FUNDING
  CORPORATION
  Revenues.....................  $        --   $      --          N/A             N/A            $       --
  General and administrative
    expenses...................        5,960          --          N/A             N/A                 5,960
                                 -----------   ---------   ----------        --------            ----------
  Net loss.....................  $    (5,960)  $      --          N/A             N/A            $   (5,960)
                                 ===========   =========   ==========        ========            ==========

BALANCE SHEET DATA:

                                                                          DECEMBER 31
                                                 -------------------------------------------------------------
                                                     1999          1998         1997        1996        1995
                                                 ------------   -----------   --------   ----------   --------
LSP ENERGY LIMITED PARTNERSHIP
  Current assets...............................  $ 54,657,970   $   140,933    $   --    $       --     N/A
  Contract retainage payable...................  $ 11,944,208            --        --            --      --
  Current liabilities..........................    37,213,545    13,662,781        --            --     N/A
  Investments..................................            --            --        --     3,544,461     N/A
  Property and construction in progress........   296,509,139    83,429,694        --            --     N/A
  Deferred revenue.............................            --            --        --     3,500,000     N/A
  Total assets.................................   361,266,126    94,102,400        --     3,544,461     N/A
  Contract retainage payable...................            --     2,882,344        --            --     N/A
  Long-term debt...............................   326,000,000    78,000,000        --            --     N/A
  Partners' capital (deficit)..................  $ (1,947,419)  $  (442,725)   $   --    $   44,461     N/A

LSP BATESVILLE FUNDING CORPORATION
  Current assets...............................  $      1,000   $     1,000       N/A           N/A     N/A
  Current liabilities..........................         5,960            --       N/A           N/A     N/A
  Total assets.................................         1,000         1,000       N/A           N/A     N/A
  Stockholder's equity (deficit)...............  $     (4,960)  $     1,000       N/A           N/A     N/A

OUR RATIO OF EARNINGS TO FIXED CHARGES(1)......           N/A           N/A       N/A           N/A     N/A

------------------------
(1) Earnings were insufficient to cover fixed charges by $20,512,833 and $2,258,725 during the years ended December 31, 1999 and 1998, respectively. Capitalized interest including amortization of debt issuance and financing costs was $19,008,000 ($14,962,000 before amortization) and $1,815,000
    ($1,581,000 before amortization) for the years ended December 31, 1999 and 1998, respectively. For all periods prior to 1998 we incurred no fixed charges; therefore our ratio of earnings to fixed charges for those periods is not meaningful.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

GENERAL

    Since our formation in 1996, we have been developing and constructing our power facility. In addition, up until November 1999, we were developing and constructing the Panola County gas and water infrastructure that our power facility will use under contracts with three construction contractors. In November 1999, we transferred to Panola County those construction contracts, all of the completed portions of the Panola County infrastructure, all of the Panola County infrastructure work in progress, real estate rights related to the Panola County infrastructure and permits related to the Panola County infrastructure. In exchange for that transfer, the State of Mississippi agreed to reimburse us for the amounts that we spent on (1) the development of the Panola County infrastructure, (2) the acquisition of Panola County infrastructure related easements and (3) construction of the Panola County infrastructure from April 11, 1999 until we transferred the Panola County infrastructure to Panola County. In addition, Panola County is now obligated to pay the Panola County infrastructure construction contractors the amounts still due to those contractors under their contracts.

    Our power facility has not yet generated any operating revenues. We expect that the total cost of developing, constructing and financing our power facility and the Panola County infrastructure will be approximately $396,406,000. We capitalized the costs pertaining to the construction of our power facility and the Panola County infrastructure as property and construction in progress and the costs pertaining to the financing of our power facility and the Panola County infrastructure as debt issuance and financing costs, and we included these items as assets on our balance sheets.

RESULTS OF OPERATIONS

    During 1996 we entered into an option purchase agreement with a third party. Under the terms of the option purchase agreement, the third party had the option to purchase 750 megawatts of capacity and dispatchable energy for a specified term from our power facility. As consideration for this option, the third party made an initial option payment to us of $3,500,000 in 1996, and an additional option payment of $1,500,000 in 1997. Both option payments were placed in escrow to secure performance of our obligations under the option purchase agreement. Under the terms of the escrow agreement, we were allowed to withdraw investment earnings on the funds placed in escrow but could not withdraw the principal amount placed in escrow until the funds were released under the option purchase agreement. Revenues of approximately $224,000 and $158,000 in 1997 and 1996, respectively, consisted of investment earnings on these escrow funds. Effective November 1, 1997, the option purchase agreement expired unexercised and, under the terms of the option purchase agreement, we were permitted to retain the $5,000,000 of option payments which were held in escrow. Accordingly, we recognized the option payments as revenue. We expensed the costs incurred under the escrow agreement in 1997 and 1996. We have no continuing financial commitments under the option purchase agreement.

    We expensed the project development costs not directly related to the construction and financing of the project. For the year ended December 31, 1998, project development expenses not directly related to the construction and financing of the project of approximately $444,000 consisted of legal fees of approximately $302,000 pertaining to contract negotiations and regulatory matters and other general and administrative expenses of approximately $142,000.

    For the year ended December 31, 1999 project development expenses not directly related to the construction and financing of the project aggregated approximately $586,000, which amount consisted of legal fees of approximately $189,000 pertaining to contract negotiations and regulatory matters, approximately $133,000 of management fees and approximately $234,000 of labor charges, related benefits and taxes and other management expenses incurred under the management services agreement with LSP Management.

    Operations and maintenance expenses for the year ended December 31, 1999 of approximately $919,000 consisted primarily of costs incurred under the operations and maintenance agreement with Cogentrix Batesville Operations. These costs consist primarily of approximately $718,000 of Cogentrix Batesville Operations labor charges, related taxes and benefits and $156,000 of precommencement services.

LIQUIDITY AND CAPITAL RESOURCES

    We are using the net proceeds from the issuance of the private bonds, the $54,000,000 of equity contributions that we will receive from LSP Batesville Holding from time to time, and the reimbursements payments that we have and will receive from Panola County to pay the costs of developing, constructing and financing our power facility and the Panola County infrastructure. Prior to the issuance of the private bonds, we funded these costs with the proceeds of our loan facility. We repaid this loan of $136,600,000 in full on May 21, 1999 with a portion of the net proceeds of the private bonds.

    As of December 31, 1999, our principal sources of liquidity were the $36,121,000 of remaining proceeds from the issuance of the private bonds, $14,278,000 of Panola County infrastructure reimbursement funds received from the State of Mississippi, plus investment earnings on such funds of approximately $3,148,000, and the $54,000,000 of equity contributions that we will receive from LSP Batesville Holding from time to time after we have spent all of the proceeds of the private bonds. The remaining proceeds from the issuance of the private bonds and the Panola County infrastructure reimbursement funds are held by the trustee and are invested primarily in short term commercial paper rated at least A-1 by Standard & Poor's Rating Group or at least P-1 by Moody's Investors Service, Inc. LSP Batesville Holding's obligation to contribute equity to us under its equity contribution agreement is supported by a letter of credit naming Congentrix Energy, Inc. as the account party. This letter of credit has been issued by a bank rated at least A2 by Moody's investors Service, Inc. and at least A by Standard & Poor's Rating Group.

    The net proceeds from the issuance of the private bonds and the $54,000,000 of equity contributions that we will receive from LSP Batesville Holding were designed to be sufficient to fund the costs of developing and constructing our power facility and the Panola County infrastructure. Accordingly, we were able to pay the costs associated with the Panola County infrastructure prior to receiving Panola County infrastructure reimbursement funds from the State of Mississippi. As of December 31, 1999, we had received $14,278,000 of Panola County infrastructure reimbursement funds from the State. This reimbursement has been reflected as a reduction in property and construction in progress in the accompanying financial statements. We allocated the $14,278,000 that we received from the State, and we will allocate any additional reimbursement funds that we receive from the State, to the contingency line item of our budget. In addition, now that we are no longer responsible for constructing the Panola County infrastructure, we will reallocate unspent funds from the Panola County infrastructure line item of our budget to the contingency line item of our budget. Adding these funds to our contingency will allow us to apply these funds to pay for any project cost overruns that we may have. If we do not experience cost overruns, or if our cost overruns are less than the amount of our contingency, we will be able to distribute unused contingency if we satisfy the distribution conditions contained in the financing documents.

    Total estimated facility and Panola County infrastructure costs, and facility and Panola County infrastructure costs incurred as of December 31, 1999, by major category are as follows:

                                                                    COSTS INCURRED
                                                 TOTAL ESTIMATED         AS OF
                                                      COSTS        DECEMBER 31, 1999
                                                 ---------------   -----------------
Construction of plant..........................   $244,767,000       $224,716,000
Elecrical and gas interconnection costs........     22,340,000         19,042,000
Electrical facilities..........................      9,200,000          9,134,000
Infrastructure costs...........................     18,618,000         17,327,000
Interest expense during construction...........     26,460,000         16,777,000
Debt service reserve...........................     12,551,000                 --
Contingency....................................     19,768,000                 --
Development fees and financing costs...........     28,245,000         28,145,000
Spare parts, equipment and material............      3,623,000          1,013,000
Construction management........................      1,987,000          1,411,000
Operations and maintenance.....................      1,650,000            984,000
Casualty risk insurance........................      1,362,000          1,362,000
All other costs................................      5,835,000          3,831,000
                                                  ------------       ------------
    Total......................................   $396,406,000       $323,742,000
                                                  ============       ============

    As of December 31, 1999, costs incurred on our power facility and the Panola County infrastructure were approximately $323,742,000. Included in this amount is approximately $296,509,000, net of the Panola County infrastructure reimbursement funds of approximately $14,278,000, of property and construction in progress, approximately $10,099,000 of debt issuance and financing costs and approximately $908,000 of inventory and other current assets. In addition, $1,948,000 of costs incurred had been expensed as of December 31, 1999. As of December 31, 1999, we had expended approximately $289,677,000 of cash.

    Costs expensed to December 31, 1999 is comprised primarily of $509,000, $874,000 and $491,000 of costs incurred for the management services agreement with LSP Management, the operations and maintenance agreement with Cogentrix Batesville Operations and legal fees pertaining to contract negotiations and regulatory matters, respectively. Costs incurred under the management services agreement with LSP Management and the operations and maintenance agreement with Cogentrix Batesville Operations are components of the construction management and operations and maintenance categories, respectively, in the table above. Legal fees are a component of the all other costs category. Other components of the all other costs category include expenses related to land and easements and consultants fees. BVZ Power Partners anticipates that construction of our power facility will be completed during the second quarter of 2000.

FACILITY CONSTRUCTION COSTS

    BVZ Power Partners is constructing our power facility under a $240,174,000 construction contract, excluding sales and use tax. BVZ Power Partners has committed to completing the construction and start-up to specified performance levels of the two Virginia Power generating units and the Aquila/ UtiliCorp generating unit on or prior to July 16, 2000, July 26, 2000, and July 31, 2000, respectively, unless these dates are adjusted in accordance with the construction contract. As of December 31, 1999 BVZ Power Partners estimated that its engineering, procurement and construction of our power facility was about 93% complete, and total costs incurred were approximately $222,664,000, including approximately $11,091,000 of retainage. Retainage is that contractually specified percentage of the contract value that is withheld from the current payment due to the construction contractor until the construction contractor completes its work under the construction contract.

    Lauren Constructors, Inc. is constructing our power facility's water pretreatment system. The water pretreatment system is designed to ensure that water supplied to our power facility is of the quality specified in the construction contract with BVZ Power Partners. The lump sum price for this contract is approximately $1,703,000. As of December 31, 1999, approximately $207,000 of the contract has been completed and invoiced to us, including approximately $10,000 of retainage. Lauren Constructors estimates that the water pretreatment system will be completed on or prior to April 7, 2000.

    Kruger, Inc. is the supplier of the water pretreatment system equipment. The lump sum price for this contract is about $415,000, which includes all costs associated with the engineering, manufacturing and delivery of the water pretreatment system equipment. The water pretreatment equipment was delivered to our power facility during January 2000. As of December 31, 1999, approximately $166,000 of the contract had been completed and invoiced to us, including approximately $8,300 of retainage.

    At December 31, 1999 and 1998, we had approximately $16,299,000 and $13,848,000, respectively, of outstanding invoices, including retainage, under these contracts.

ELECTRICAL AND GAS INTERCONNECTION COSTS

    We are paying the costs of the interconnection facilities and system upgrades that are being constructed by the Tennessee Valley Authority and Entergy.

    The costs of the Tennessee Valley Authority interconnection facilities and system upgrades are approximately $4,000,000 and $9,500,000 respectively. As of December 31, 1999, approximately $12,556,000 of these costs had been invoiced to us by the Tennessee Valley Authority. The costs of the Entergy interconnection facilities and system upgrades are approximately $1,100,000 and $7,100,000, respectively. As of December 31, 1999, approximately $6,286,000 of these costs had been invoiced to us by Entergy.

    At December 31, 1999 and 1998, we had approximately $3,757,000 and $2,077,000 of outstanding invoices, respectively, under these contracts.

    We are entitled to receive system upgrade credits in the amount of the incremental revenue received by the Tennessee Valley Authority and Entergy for future transmission services procured for the delivery of energy from our power facility. The amount of these credits, if any, may not exceed the total costs of the system upgrades paid for by us.

  ELECTRICAL FACILITIES COSTS

    Lauren Constructors, Inc. is constructing our electrical substation and transmission lines that will interconnect with the Tennessee Valley Authority and Entergy transmission systems. The lump sum price of this contract is approximately $4,714,000, including change orders. As of December 1999, the total contract value was invoiced to us, including about $228,000 of retainage.

    North American Transformer, Inc. is supplying four single-phase transformers to be incorporated into our electrical substation. The lump sum price of this contract is approximately $3,683,000. As of December 31, 1999, the total contract value was invoiced to us, including approximately $368,000 of retainage. All four transformers have been installed, tested and energized.

    Siemens Power Transmission and Distribution, LLC is supplying thirteen circuit breakers to be incorporated into our electrical substation. The lump sum price of this contract is approximately $722,000. As of December 31, 1999, the total contract value was invoiced to us, including approximately $72,000 of retainage. All the circuit breakers have been delivered and installed within the electrical substation.

    At December 31, 1999 we had approximately $782,000 of outstanding invoices, including retainage, under these contracts. At December 31, 1998, there were no amounts outstanding under these contracts. Approximately $239,000 of retainage under these contracts has been released.

PANOLA COUNTY INFRASTRUCTURE COSTS

  WATER

    Robinson Mechanical Contractors, Inc. is constructing the intake facilities that will draw water from Enid Lake and pump it to our power facility. The lump sum price of this contract is approximately $5,256,000, including change orders. As of December 31, 1999 Robinson Mechanical estimated that its engineering, procurement and construction was approximately 91% complete, and total costs we incurred were approximately $4,080,000. As of December 31, 1999, we had outstanding accounts payable to Robinson Mechanical of approximately $150,000.

    Garney Companies, Inc. has constructed a water supply pipeline to transport water from Lake Enid to our power facility and a wastewater discharge pipeline to transport wastewater from our power facility to the Little Tallahatchie River. The lump sum price of this contract is approximately $4,528,000, including change orders. The water supply and wastewater discharge pipelines were tested and declared complete on August 5, 1999. As of December 31, 1999 the total contract value had been invoiced to us. As of December 31, 1999, we had outstanding accounts payable to Garney of approximately $20,000.

    At December 31, 1999, we had approximately $170,000 of outstanding invoices, including retainage, under these contracts. At December 31, 1998, there were no amounts outstanding under these contracts. Approximately $884,000 of retainage under these contracts has been released. As previously noted, we transferred these contracts to Panola County in November 1999.

  GAS

    Big Warrior Corporation is constructing a lateral gas pipeline and related facilities to transport natural gas from two interstate gas pipelines to our power facility. The lump sum price of this contract is approximately $8,565,000, including change orders. As of December 31, 1999 Big Warrior estimated that its engineering, procurement and construction was about 99% complete, and total costs we incurred were approximately $8,450,000. As of December 31, 1999, we had no outstanding accounts payable to Big Warrior. Construction of the pipeline has been sufficiently completed to allow delivery of fuel gas to our power facility as necessary to support equipment testing and startup.

    At December 31, 1999 we had no outstanding invoices under this contract. At December 31, 1998, there were no amounts outstanding under this contract. Approximately $583,000 of retainage under this contract has been released. As previously noted, we transferred this contract to Panola County in November 1999.

INTEREST COSTS

    During construction, we capitalize interest costs net of interest income on excess proceeds from loans under our loan facility and the private bonds. As of December 31, 1999 and 1998, capitalized interest was approximately $16,777,000 and $1,581,000, respectively, net of interest income of approximately $3,167,000 and $1,000, respectively. Cash paid for interest was approximately $3,172,000 and $1,426,000 for the years ended December 31, 1999 and 1998, respectively. Accrued interest payable as of December 31, 1999 was approximately $15,345,000. This amount plus interest through January 15, 2000 of approximately $925,000 was paid on January 15, 2000. These amounts were paid from the net proceeds of the private bonds and the Panola County infrastructure reimbursement funds which are on deposit in our construction account. The bondholders and our other senior secured lenders have a security interest in the construction account.

DEVELOPMENT FEES AND FINANCING COSTS

    We paid a development fee of $14,000,000 to Granite Power Partners II, L.P. in consideration for development activities provided to us prior to the offering of the private bonds. As of December 31,

1999 we had incurred about $14,145,000 of costs to finance our power facility. Development fees and amortization of financing fees have been capitalized as a component of construction in progress as of December 31, 1999.

SPARE PARTS, EQUIPMENT AND MATERIALS

    Through a letter agreement dated July 20, 1998, we have committed to purchase and Westinghouse Power Generation has agreed to sell combustion turbine parts for our power facility. The price for the initial order of parts is about $2,096,000. We will receive a 20% discount from the original agreement price adjusted for inflation for any subsequent orders. As of December 31, 1999 we had purchased and received about $734,000 of spare parts.

CONSTRUCTION MANAGEMENT

    LSP Management provides management services to us under a management services agreement. Under this management services agreement, LSP Management manages our business affairs during the construction and operation of our power facility. LSP Management is reimbursed for its reasonable and necessary expenses incurred in performing its services and also receives a monthly management fee of approximately $33,300 during the construction and operation of our power facility. As of December 31, 1999, LSP Management had billed us approximately $1,411,000 under the management services agreement. Construction management costs not directly associated with the construction of our power facility of approximately $509,000 have been expensed.

OPERATIONS AND MAINTENANCE

    Our power facility is operated and maintained under a long-term operations and maintenance agreement with Cogentrix Batesville Operations. The initial term of the operations and maintenance agreement is 27 years. Under the terms of the agreement we are required to pay Cogentrix Batesville Operations a fixed fee of $390,000, payable in ten monthly installments, for services provided during the construction of our power facility and a fixed monthly fee of approximately $42,000 during the operation of our power facility. We also are required to reimburse Cogentrix Batesville Operations for all labor costs, including payroll and taxes, subcontractor costs and other costs deemed reimbursable by us. As of December 31, 1999, Cogentrix Batesville Operations had billed us approximately $984,000 under the operations and maintenance agreement. Costs incurred under this agreement not directly associated with the construction of our power facility of approximately $874,000 have been expensed.

CONTINGENCY

    Our original project budget includes a line item, which we refer to as "contingency", of approximately $10,649,000 that is designed to cover things like change orders under the various construction contracts, the cost of fuel consumed by our power facility during testing in excess of the revenue received from the sale of test energy, and other increased costs due to force majeure and other events that may increase our expenses. As of December 31, 1999, we had reduced our available contingency by approximately $1,067,000 for change orders under our various construction contracts, by approximately $2,115,000 for the cost of the water pretreatment contract, by $1,500,000 for our payment to Yalobusha County under our contract with it, and by approximately $2,605,000 for budget overruns. Offsetting these reductions will be an increase to our contingency of approximately $16,406,000 as a result of (1) the Panola County infrastructure reimbursement payments that have and will be made to us by the State of Mississippi under the previously described arrangements and (2) our reallocation of the amounts that we had previously allocated to the Panola County infrastructure construction line item of our budget and have not yet spent, because Panola County is now obligated to pay amounts due under the Panola County infrastructure construction contracts.

INSURANCE

    We are required to maintain casualty risk insurance during the construction period, including delayed opening insurance covering a period of approximately 18 months with a 30-day deductible per occurrence. The cost of this insurance was approximately $1,362,000.

    As with any power generation facility, the construction of the project involves certain risks, including shortages of labor, work stoppages, labor disputes, weather interference, engineering, environmental, permitting and unanticipated cost increases for reasons beyond our and our construction contractors' control. The occurrence of one or more of these events could significantly increase our expenses, which could adversely impact our ability to make payments of principal and interest on the exchange bonds and our other debt when due. Not all risks are insured and the proceeds from our insurance applicable to covered risks may not be adequate to cover our increased expenses.

POST-COMPLETION LIQUIDITY

    Subsequent to the completion of our power facility, our primary sources of liquidity will be two long-term power purchase agreements for the sale of the capacity of and electric energy from our power facility and any remaining amounts in our contingency. One of these power purchase agreements is with Virginia Power and covers the sale of the capacity of and electric energy from two of our generating units for an initial term of 13 years, which Virginia Power can extend at its option for an additional 12 years. The other agreement is with Aquila/UtiliCorp and covers the sale of the capacity of and electric energy from our other generating unit for an initial term of 15 years and seven months, which Aquila/UtiliCorp can extend at its option for an additional five years.

    These agreements require Virginia Power and Aquila/UtiliCorp to provide us with the natural gas which we will use to fuel the generating units that are dedicated to the applicable purchaser. In addition, both of these power purchase agreements require the applicable purchaser to pay us

    (1) a monthly "reservation" payment based on the tested capacity and availability of the generating units dedicated to the purchaser,

    (2) an "energy" payment based on the amount of energy that we actually produce for the purchaser and deliver to the interconnection point between our power facility and the utility transmission systems and

    (3) other payments, including payments based upon the fuel efficiency of our generating units and the number of times the purchaser starts up our generating units each year.

Both of these power purchase agreements allow the power purchasers to dispatch the generating units we have dedicated to them, meaning that the power purchasers have the right to control how much electricity they want their dedicated units to produce. However, even if we are not dispatched at all by Virginia Power and Aquila/UtiliCorp, they will still have to pay us the reservation payment as provided under the power purchase agreements.

    We have agreed with Virginia Power and Aquila/UtiliCorp that their respective generating units will be able to begin delivering power to them by June 1, 2000, which date may be extended as a result of certain excused delays. However, BVZ Power Partners has not guaranteed that it will substantially complete our power facility by this date. Instead, BVZ Power Partners has guaranteed to substantially complete the two units that will provide power to Virginia Power by July 16, 2000 and July 26, 2000 and to substantially complete the unit that will provide power to Aquila/UtiliCorp by July 31, 2000. Each of these dates may be extended under the construction contract in some circumstances to give BVZ Power Partners more time to substantially complete the units.

    We have received a force majeure notice from BVZ Power Partners and ABB Power Generation Inc., the steam turbine generator manufacturer, with respect to transportation delays incurred during the delivery of one of the Virginia Power unit's steam turbine generators to our power facility. We have requested that ABB Power Generation provide additional information to support the claim of force majeure. In response to our request ABB Power Generation has recently provided information indicating a total of 21 days of delay and an 18 day claim of force majeure for delay in the delivery of the steam turbine generator. We do not believe that the delay in transportation of the steam turbine generator constitutes a force majeure event. A final resolution of the issue has not yet occurred. BVZ Power Partners has stated that it is working extra hours, multiple shifts and weekends in an attempt to meet its originally projected target completion dates. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the BVZ Power Partners contract, BVZ Power Partners would be entitled to a day for day extension of the guaranteed completion date with respect to that Virginia Power unit. We have informed Virginia Power of the occurrence of a potential force majeure event as a result of a delay in the delivery of the Virginia Power unit's steam turbine generator that was beyond our reasonable control and without our fault or negligence. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the Virginia Power power purchase agreement, the date that we are required to deliver power under the Virginia Power power purchase agreement would be extended day for day for the number of days of the force majeure event.

    A gap of 46 to 61 days currently exists between the guaranteed completion dates under the BVZ Power Partners construction contract and the guaranteed power delivery dates under the power purchase agreements. This gap may be increased if BVZ Power Partners is successful in its claim that the steam turbine delay constitutes a force majeure event under the BVZ Power Partners construction contract and we are unsuccessful in our claim that the steam turbine delay constitutes a force majeure event under the Virginia Power power purchase agreement. This gap, and any further delay in construction and start-up of our power facility beyond June 1, 2000, may obligate us to:

    (1) provide replacement power to Virginia Power or reimburse Virginia Power for any incremental replacement power costs during the period of delay, up to a maximum of $11,320,000 and

    (2) provide replacement power to Aquila/UtiliCorp, reimburse
Aquila/UtiliCorp for any incremental replacement power cost during the period of delay, or incur an adjustment to the reservation payment payable to us under the Aquila/UtiliCorp power purchase agreement.

    The current construction schedule provided to us by BVZ Power Partners anticipates that the construction and start-up of the two Virginia Power units and the Aquila/UtiliCorp unit will occur on May 10, 2000, June 5, 2000 and June 27, 2000, respectively. We have notified both Virginia Power and Aquila/UtiliCorp of these revised dates. Based upon the estimated completion date of June 5, 2000 for one of the Virginia Power units, we will be obligated for the cost of replacement power for the period from June 1, 2000 to June 5, 2000. We have notified Aquila/UtiliCorp that we will elect to incur an adjustment to the reservation payment to be received for the period from June 1, 2000 to June 27, 2000 under the Aquila/UtiliCorp power purchase agreement. The estimated liability that may result from this period of delay, if any, cannot presently be determined.

    While BVZ Power Partners will be obligated to pay us liquidated damages for any failure to complete the construction and start-up of our power facility on or prior to one day after the guaranteed completion dates, no delay damages will be due from BVZ Power Partners with respect to any unit during the respective gap periods described above. In addition, because the delay liquidated damages are limited, we cannot assure you that the delay liquidated damages will fully compensate us for replacement power costs or other costs associated with delays for which BVZ Power Partners is responsible.

    We are required to provide security to support our obligations under the Virginia Power power purchase agreement. We have satisfied this requirement by providing letters of credit for the benefit of Virginia Power. The Virginia Power letters of credit have an initial face amount of $5,660,000. This amount will increase to a maximum of $11,320,000 if we fail to meet certain milestones under the Virginia Power power purchase agreement. Prior to the commercial operation date for the Virginia Power dedicated units, the Virginia Power letters of credit will not be replenished if they are drawn upon. However, we will be required to reimburse the issuing bank if these letters of credit are drawn. Upon the commercial operation date for the Virginia Power dedicated units, the Virginia Power letters of credit will be adjusted to a face amount of $5,660,000 and will be subject to replenishment if drawn. Again, we will be required to reimburse the issuing bank if these letters of credit are drawn. See "Description of the Principal Financing Documents--Virginia Power L/C Agreement." We also may be required to provide security to support our obligations under the Aquila/UtiliCorp power purchase agreement. This security would be in the form of cash, a surety bond, or a letter of credit or guarantee from an investment grade entity. If our debt service coverage ratio for each of the previous four consecutive calendar quarters is less than 1.25 to 1.00 then we must provide Aquila/UtiliCorp, upon their request, reasonable security for our obligations. The security must be in an amount equal to $5.00 per kilowatt of the contract capacity or approximately $1,300,000. We must maintain this security until the earlier of the date on which (1) we provide Aquila/UtiliCorp documentation that our debt service coverage ratio was 1.25 to 1.00 or greater for a period of four consecutive calendar quarters and (2) the Aquila/UtiliCorp power purchase agreement terminates, and we have paid in full to Aquila/ UtiliCorp the amounts that we owe Aquila/UtiliCorp. See "Description of the Principal Project Documents--Aquila/UtiliCorp Power Purchase Agreement--Credit Support."

    Our obligation to pay for or provide replacement power to Virginia Power during a delay in the commercial operation of the Virginia Power units is limited to the amount of the Virginia Power letter of credit, which is a maximum of $11,320,000. Because summer power prices have experienced significant volatility, it is difficult to project the cost of replacing power from the Virginia Power units. However, it is possible that in the event of a delay in the commercial operation of the Virginia Power units the full amount of the Virginia Power letter of credit may be drawn. In the event of a drawing under the Virginia Power letter of credit, the drawn amount converts into a five year amortizing loan payable by us. Consequently, a drawing under the Virginia Power letter of credit could increase our debt service obligation by up to approximately $3,500,000 per annum. In the event of a commercial operation delay of the Aquila/UtiliCorp unit, the delivery delay adjustment under the Aquila/UtiliCorp power purchase agreement could result in a reduction in the reservation payments due from Aquila/ UtiliCorp to us until the amount of the reduction in reservation payments equals the amount of the delivery delay adjustment. The amount of the delivery delay adjustment is based on the commercial operation date of the Aquila/UtiliCorp unit. We do not expect the delivery delay adjustment to exceed approximately $2,000,000 in the aggregate.

    We are dependent on the fixed reservation payments and other fixed payments under the Virginia Power and Aquila/UtiliCorp power purchase agreements to meet our fixed obligations, including debt service under the exchange bonds. Our power purchasers' obligations to pay us these fixed payments are dependent upon our power facility operating at minimum capacity and availability levels. We expect to achieve the minimum capacity and availability levels; however, any material shortfall in tested capacity or availability over a significant period could impact our ability to make payments of principal and interest on the exchange bonds and our other debt when due.

    As with any power generation facility, operation of our power facility will involve risk, including performance of our power facility below expected levels of output and efficiency, shut-downs due to the breakdown or failure of equipment or processes, violations of permit requirements, operator error, labor disputes, or catastrophic events such as fires, earthquakes, explosions, floods or other similar occurrences affecting a power generation facility or its power purchasers. The occurrence of any of these events could significantly reduce or eliminate revenues generated by our power facility or significantly increase the expenses of our power facility, adversely impacting our ability to make payments of principal and interest on the exchange bonds and our other debt when due.

YEAR 2000 ISSUES

    The Year 2000 issue exists because many computers systems and applications, including those embedded in equipment and facilities, use two digit rather than four digit date fields to designate an applicable year. As a result, the systems and applications may not properly recognize the Year 2000 or process data that includes such dates, potentially causing data miscalculations or inaccuracies or operational malfunctions or failures. We have included provisions in our construction contracts to help ensure that our power facility is Year 2000 compliant. The contract with BVZ Power Partners, for example, requires BVZ Power Partners, directly and through subcontractors, to design, engineer, procure, construct and test its scope of work so that its scope of work, including any computer hardware, software and firmware, will operate accurately, and without interruption, accept, process and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty-first centuries. The other contracts for the construction of our power facility and the Panola County infrastructure contain similar provisions.

    Our core financial systems, which include applications such as purchasing, accounts payable and general ledger, were purchased Year 2000 compliant.


    No disruptions in the construction or systems of our power facility and the Panola County infrastructure, or to the operations of any of our significant third parties, have occurred since the new year as a result of Year 2000 related issues. We do not expect Year 2000 realized issues and consequences to have a material effect on our business, results of operations or financial condition in the future.

                                    BUSINESS

OUR COMPANY

    THE SCOPE OF OUR BUSINESS. We were formed in 1996 to develop, construct, own, operate and finance our project. Our project is already under construction. Though we may expand our power facility after the offering of the exchange bonds by constructing additional electric generation capacity at our power facility site, we do not intend to engage in any business activities other than those related to our project. Because none of our power facility's units is operational yet, we have not yet generated any operating revenues.

    OUR INDIRECT OWNERS. We are indirectly owned primarily by LS Power, LLC and Cogentrix Energy, Inc. LS Power is a privately owned independent power producer that develops, constructs, owns and operates independent power projects in the United States. LS Power and its affiliates have completed the financing of more than 2,000 megawatts of electric generating capacity, including our power facility, and have approximately 1,400 megawatts of additional capacity in advanced development. Cogentrix is an independent power producer that acquires, develops, owns and operates electric generating plants, principally in the United States. Cogentrix has net ownership interests in 26 facilities comprising approximately 2,110 megawatts, including our power facility.

    OUR CO-ISSUER. Our sister company, LSP Batesville Funding Corporation, is the co-issuer of the private bonds and will be the co-issuer of the exchange bonds. The Funding Corporation was formed in 1998 for the sole purpose of issuing the bonds and incurring other debt to finance our project. The Funding Corporation has nominal assets and will not conduct any operations.

    WE HAVE NO EMPLOYEES. Currently, neither we nor the Funding Corporation has any employees. We will be dependent upon a number of third parties for the provision of substantially all the services that we require. See "Risk Factors--Construction and Operating Risks."

    OUR PRINCIPAL EXECUTIVE OFFICE. Our principal executive offices are located at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816. Our telephone number is (732) 249-6750.

OUR PROJECT

    OUR POWER FACILITY. Our power facility will be an approximately 837 megawatt natural gas-fired, three combined cycle unit electric generation facility. Natural gas-fired facilities are those which use natural gas as a fuel source. Combined cycle facilities are those which use the exhaust heat produced by the combustion turbine to generate steam, which is in turn used to make electricity in a steam turbine. Each of the three combined-cycle units of our facility will therefore contain three main pieces of equipment: (1) a gas-fired combustion turbine; (2) a heat recovery steam generator; and (3) a steam turbine, plus auxiliary equipment.

    When it is complete, our power facility will contain the following major equipment, systems and facilities:

    - three Westinghouse 501F combustion turbines equipped with dry low NO(x) combustors;

    - three Nooter/Erikson heat recovery steam generators, each equipped with duct burners;

    - three ABB Power Generation steam turbines;

    - air quality control and monitoring systems; and

    - various associated equipment and facilities, including water treatment facilities and administration and maintenance buildings.

    We currently estimate that our power facility will be completed during the second quarter of 2000 and that the Panola County infrastructure will be completed during the first quarter of 2000.

    R.W. Beck, the independent engineer for our project, discusses the major technical components of our facility in its report, which is included in Annex B to this prospectus. We encourage you to read the R.W. Beck report in its entirety.

    KEY PROJECT PARTICIPANTS. The table below indicates some of the principal participants in our project and our company.

Funding Corporation.................. LSP Batesville Funding Corporation, our affiliate and the co-issuer of the bonds.

LSP Batesville Holding............... LSP Batesville Holding, LLC, our limited partner and the sole shareholder of LSP Energy and the Funding Corporation.

LSP Energy........................... LSP Energy, Inc., our general partner.

LS Power............................. LS Power, LLC, one of our indirect owners.

Cogentrix............................ Cogentrix Energy, Inc., one of our indirect owners.

BVZ Power Partners................... BVZ Power Partners-Batesville, a joint venture between Black
                                      & Veatch Construction Inc. and H.B. Zachry Company and the
                                       construction contractor for our power facility, other than the electrical substation and the transmission lines.

Virginia Power....................... Virginia Electric and Power Company, one of our two
                                      long-term power purchasers.

Aquila/UtiliCorp..................... Aquila Energy Marketing Corporation and UtiliCorp United
                                      Inc., who together constitute our other long-term power
                                       purchaser.

Cogentrix Batesville
  Operations......................... Cogentrix Batesville Operations, LLC, a subsidiary of
                                      Cogentrix and the operator of most of our project.

LS Power Management.................. LS Power Management, LLC, a subsidiary of LS Power and the business manager of our project.

Panola County........................ Panola County, Mississippi, the governmental authority from whom we lease the gas and water infrastructure for our
                                       project.

Industrial Development Authority..... The Industrial Development Authority of Panola County, which will acquire the gas and water infrastructure for our power facility from Panola County after the infrastructure has
                                       been placed in service.

Tennessee Gas........................ Tennessee Gas Pipeline Company, one of the two interstate gas pipeline companies that has agreed to interconnect its pipeline with the lateral natural gas pipeline that will
                                       reach our power facility.

ANR Pipeline......................... ANR Pipeline Company, the other interstate gas pipeline company that has agreed to interconnect its pipeline with
                                       the lateral natural gas pipeline that will reach our power facility.

Tennessee Valley Authority........... The Tennessee Valley Authority, one of two utility transmission systems that has agreed to interconnect its
                                       transmission grid to our power facility.

Entergy.............................. Entergy Mississippi, Inc., the other utility transmission system that has agreed to interconnect its transmission grid to our power facility.

R.W. Beck............................ R.W. Beck, Inc., which is acting as the independent engineer for our project and has prepared the report included as
                                       Annex B to this prospectus.

C.C. Pace............................ C.C. Pace Consulting, L.L.C., which is acting as the independent electricity market and fuel consultant for our project and has prepared the report included as Annex C to this prospectus.

    SOME OF OUR PRINCIPAL PROJECT DOCUMENTS.


    ENGINEERING PROCUREMENT AND CONSTRUCTION CONTRACT



    We have entered into a construction contract with BVZ Power Partners, a joint venture between Black & Veatch Construction, Inc. and H.B. Zachry Company. BVZ Power Partners has agreed to design, engineer, procure equipment for, construct, test and start-up our power facility, other than the electrical substation and transmission lines. We have agreed to pay BVZ Power Partners a fixed price of approximately $240,174,000 for doing this work in accordance with the construction contract. We gave BVZ Power Partners a notice to proceed with the work on our power facility on August 28, 1998. Since that time, we have agreed on change orders under the construction contract which have increased the contract price by about $176,000. In addition, we have agreed on a change order that would entitle BVZ Power Partners to receive a bonus of up to $500,000 if it substantially completes the first unit prior to June 6, 2000, up to $500,000 if it substantially completes the second unit prior to June 16, 2000, and up to $500,000 if it substantially completes the third unit prior to June 21, 2000. Engineering and procurement under the construction contract is complete, and overall construction is about 90% complete. BVZ Power Partners has invoiced us for about 93% of the fixed price of the construction contract. We currently expect that BVZ Power Partners' work on our power facility will be completed during the third quarter of 2000.


    From 1987 to 1996, Black & Veatch Construction, Inc. and H.B. Zachry Company have been awarded contracts to construct approximately 62,530 megawatts of new power plant projects. Black & Veatch Construction, Inc. and H.B. Zachry Company are both equally responsible for performing obligations to us under our construction contract with BVZ Power Partners. Black & Veatch
Construction, Inc.'s parent, Black & Veatch, LLP, has guaranteed BVZ Power Partners' obligations to us under the main construction contract. In addition, Continental Casualty Company, whose insurer financial strength rating is A1 from Moody's Investors Service, Inc. and A+ (outlook negative) from Standard & Poor's Ratings Group, has provided us with a performance and payment bond on behalf of Black & Veatch Construction, Inc. United States Fidelity and Guaranty Company, whose insurer financial strength rating is A1 from Moody's Investors
Service, Inc. and AA from Standard & Poor's Ratings Group, has provided us with a performance and payment bond on behalf of H.B. Zachry Company.


    SUBSTATION AND TRANSMISSION LINE CONSTRUCTION CONTRACT


    We have also entered into several other construction contracts with other contractors for the design, engineering, procurement, testing and start-up of our substation and transmission lines. In particular, we entered into an engineering services contract with Black & Veatch, LLP to develop conceptual designs and specifications for the substation, the transmission lines and the Panola County infrastructure that are compatible with the portion of our power facility that BVZ Power Partners is constructing. Although we believe that these facilities will be capable of properly interconnecting with the portion of our power facility that BVZ Power Partners is constructing, R.W. Beck has not reviewed the electrical substation or transmission line construction contracts for purposes of determining whether this will be the case.

    The substation and transmission line contractor, Lauren Constructors, Inc., has been in business since 1985. Since 1996, Lauren Constructors, Inc. has been awarded construction contracts for $66,000,000 worth of mechanical and electrical projects. United States Fidelity and Guaranty Company has provided us with performance and payment bonds on behalf of Lauren Constructors, Inc.

    The transformer supply contractor, North American Transformer, Inc., was founded in 1906 under the name Pacific Electric Manufacturing. Today, North American Transformer, Inc. is a division of Rockwell International, which has a market capitalization of approximately $10,000,000,000. Liberty Mutual Insurance Company has provided us with performance and payment bonds on behalf of North American Transformer, Inc.

    The circuit breaker supply contractor, Siemens Power Transmission and Distribution, LLC, was formed in 1996 and is a division of Siemens, A.G. Siemens, A.G. has been manufacturing circuit breakers since 1937. Siemens Power Transmission and Distribution, LLC currently manufactures over 1000 circuit breakers per year and has sales in excess of $50,000,000 per year. Federal Insurance Company has provided us with performance and payment bonds on behalf of Siemens Power Transmission and Distribution, LLC.


    OPERATION & MAINTENANCE AGREEMENT


    In addition, we have entered into an operation and maintenance agreement with Cogentrix Batesville Operations, which is a subsidiary of Cogentrix. This agreement has a term of 27 years. Under this agreement, we will pay Cogentrix Batesville Operations its reimbursable expenses plus a fee of $41,667 per month, which escalates annually, to perform customary operations and maintenance services for most of our project. We will pay this fee to Cogentrix Batesville Operations only if we have allocated the required funds to our debt service and reserve accounts in accordance with the financing documents. We will also pay Cogentrix Batesville Operations its reimbursable expenses plus a fee of $390,000, payable in ten monthly installments, for services performed by Cogentrix Batesville Operations prior to the date on which our power facility begins commercial operation.

    Cogentrix has owned and operated electric generating facilities since 1985. Cogentrix Batesville Operations and its affiliates have provided or are under contract to provide operation and maintenance services for approximately 13 projects with a combined total of about 1,630 megawatts of capacity, excluding our power facility. Four of these projects are natural gas-fired facilities. Three of these projects utilize combustion turbines similar to those being installed at our power facility.

    To obtain water for our power facility, we have entered into an agreement with the United States government that will allow us to withdraw water from Enid Lake. In addition, we have obtained the permits that will allow us to dispose of our power facility's wastewater into the Little Tallahatchie River.


    GAS PIPELINE AGREEMENTS


    To connect our power facility to interstate gas pipelines, we have entered into separate agreements with Tennessee Gas and ANR Pipeline that allow us to connect the lateral gas pipeline that Panola County is constructing to the Tennessee Gas and ANR Pipeline pipelines. Tennessee Gas and ANR Pipeline have agreed to construct, at our expense, the interconnections between the lateral gas pipeline and each of their respective pipelines. The ANR Pipeline and Tennessee Gas interconnection facilities have been completed, and each is capable of delivering our power facility's entire fuel requirements to the lateral gas pipeline. We plan to contract with an experienced gas pipeline operator to coordinate operation of the lateral gas pipeline with Tennessee Gas and ANR Pipeline.

    Tennessee Gas operates three pipeline systems consisting of over 16,000 miles of pipeline connecting supply regions in Texas, Louisiana and the Gulf of Mexico to gas markets in 20 eastern and midwestern states. ANR Pipeline operates approximately 10,600 miles of pipeline connecting supply regions in the Gulf of Mexico, the midwest, the Rocky Mountains and Canada to gas markets in 18 midwestern and southern states.


    INTERCONNECTIONS AGREEMENT


    To connect our power facility to transmission lines so that we can transmit the electricity that we produce to our power purchasers, we have entered into separate interconnection agreements with each of the Tennessee Valley Authority and Entergy, each of which has an initial term of 35 years. The Tennessee Valley Authority can terminate its interconnection agreement if we fail to agree upon amendments that they are allowed to propose in order to make our interconnection agreement consistent with agreements that they have with facilities similar to our power facility. These agreements require us to construct and install a portion of the equipment that will be used to interconnect our power facility with the transmission grids, which BVZ Power Partners and some of our other contractors are in the process of doing, and require the Tennessee Valley Authority and Entergy to construct the remainder of that equipment, at our expense. Following the completion of the Tennessee Valley Authority and Entergy system upgrades described in the next paragraph, we expect each of these interconnections to be capable of accepting the entire electrical output of our power facility under most operating conditions. These agreements allow the Tennessee Valley Authority and Entergy to disconnect or curtail our power facility to overcome reliability problems, to facilitate restoration of line or equipment outages, for maintenance activities or if a hazardous condition exists.

    Although our power purchasers are responsible for the transmission of our electricity from our interconnection point across the Tennessee Valley Authority and Entergy transmission grids, we have agreed with the Tennessee Valley Authority and Entergy to pay for the costs of upgrading their transmission systems so that each transmission system can handle the entire electrical output of our power facility under most operating conditions. These upgrades will be owned by the Tennessee Valley Authority and Entergy. In exchange, the Tennessee Valley Authority and Entergy have agreed to credit us or our power purchasers an amount equal to the lesser of (1) the revenues that they receive from our power purchasers or their customers for transmission services provided for the delivery of energy from our power facility and (2) the total costs paid by us for the system upgrades. Our recovery of these credits is dependent upon the availability of transmission service from the Tennessee Valley Authority and Entergy for, and the use of this transmission service by, our power purchasers and their customers.

    Tennessee Valley Authority's U.S. transmission system includes over 17,000 miles of high-voltage transmission lines delivering power to about 159 power distributors serving about 7,300,000 people. Entergy's U.S. transmission system consists of more than 15,500 miles of high voltage transmission lines and 1,450 substations, and serves nearly 2,500,000 customers in four states.


    POWER PURCHASE AGREEMENT


    Finally, we have entered into two long-term power purchase agreements for the sale of the capacity of and electric energy from our power facility. One of those agreements is with Virginia Power and covers the sale of the capacity of and electric energy from two of our generating units for an initial term of 13 years, which Virginia Power can extend at its option for an additional
12 years. The other agreement is with Aquila/UtiliCorp and covers the sale of the capacity of and electric energy from our other generating unit for an initial term of 15 years and seven months, which Aquila/UtiliCorp can extend at its option for an additional five years. These agreements require Virginia Power and Aquila/ UtiliCorp to provide us with the natural gas which we will use to fuel the generating units that are dedicated to the applicable purchaser. In addition, both of these power purchase agreements require the applicable purchaser to pay us:

    (1) a monthly "reservation" payment based on the tested capacity and availability of the generating units dedicated to them;

    (2) an "energy" payment based on the amount of energy that we actually produce for them and deliver to the interconnection point between our power facility and the utility transmission systems described above, and

    (3) other payments, including payments based upon the fuel efficiency of the generating units and the number of times we start up the units each year.

Both of these power purchase agreements allow the power purchasers to dispatch the generating units we have dedicated to them, meaning that the power purchasers have the right to control how much electricity they want their dedicated units to produce. However, even if we are not dispatched at all by Virginia Power and Aquila/UtiliCorp, they will still have to pay us a reservation payment as provided under the power purchase agreements.

    Virginia Power is among the 15 largest regulated electric utilities in the United States, serving nearly 2,000,000 customers in Virginia and North Carolina. Virginia Power's long term unsecured debt is rated A3 by Moody's Investors Service, Inc. and A- by Standard & Poor's Ratings Group. Virginia Power's parent, Dominion Resources, Inc., is a holding company engaged in regulated and unregulated electric power, natural gas, financial services and real estate businesses primarily in the United States. Virginia Power is required to file reports and other information with the Securities and Exchange Commission. These materials are available on the Securities and Exchange Commission's web site, which can be accessed at HTTP://WWW.SEC.GOV.

    Aquila Energy Marketing Corporation, a successor by merger to Aquila Power Corporation, has been a leading power marketer since 1995. Aquila Energy Marketing Corporation owns equity interests in 17 independent power projects. Aquila Energy Marketing Corporation's parent, UtiliCorp United Inc., serves nearly 4,500,000 electric and gas utility customers in eight states, one Canadian province, the United Kingdom, New Zealand and Australia. UtiliCorp United Inc.'s long term debt is rated Baa3 by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Group. UtiliCorp United Inc. is required to file reports and other information with the Securities and Exchange Commission. These reports include information about Aquila Energy Marketing Corporation because it is a wholly-owned subsidiary of UtiliCorp United Inc. The reports and other information filed by UtiliCorp United Inc. are available on the Securities and Exchange Commission's web site, which can be accessed at HTTP://WWW.SEC.GOV.

    The contracts mentioned above are some of our key project documents. We have entered into several other important project documents as well. We describe the documents mentioned above, as well as our other important project documents, in greater detail under the caption "Description of the Principal Project Documents." We encourage you to read that section in its entirety.

    THE PANOLA COUNTY INFRASTRUCTURE. We have entered into five agreements with Mississippi governmental entities with respect to the Panola County infrastructure. Under an inducement agreement, the State of Mississippi agreed to issue general obligations bonds to finance the infrastructure, Panola County, and ultimately the Industrial Development Authority, agreed to assume ownership of the infrastructure, and we agreed to operate and maintain both our power facility and the infrastructure. As contemplated by the inducement agreement, we have transfered to Panola County the construction contracts relating to the infrastructure and our title to the infrastructure already completed or under construction, together with permanent easements and real estate rights relating to the infrastructure sites. We paid the costs of developing and constructing the infrastructure until the State of Mississippi issued general obligation bonds to finance its reimbursement to us of our infrastructure costs and these transfers had been made. The State has reimbursed us for $14,278,000 of the costs that we incurred for development and easement acquisition activities, and for the construction of the Panola County infrastructure after April 11, 1999.

    Under the inducement agreement, we have promised to maintain our power facility and to keep it capable of being operated other than during periods when our power facility is not available because of maintenance or repair or for reasons beyond our control, and to perform our obligations under the other infrastructure documents, including the use agreements for the lateral pipeline and the water supply and wastewater discharge systems, which are described below. In the event we fail to do so, we would be responsible for paying to the State an amount equal to:

    (1) the outstanding principal amount of the general obligation bonds times a fraction the numerator of which is the number of months remaining in the term of the general obligation bonds and the denominator of which is the original number of months in the term of the general obligation bonds, plus

    (2) accrued interest on that principal amount, plus

    (3) the costs of redeeming the general obligation bonds.

    We also have entered into agreements with Panola County and the Industrial Development Authority that will allow us to use the Panola County infrastructure. We have entered into one agreement with respect to the natural gas lateral pipeline and one with respect to the water supply and wastewater discharge systems. Each of these agreements is in the form of a lease. Each use agreement has an initial term which ends on the day which is 30 years after substantial completion of our power facility. We may renew the leases for successive ten year terms through the life of our power facility. In return for our use of the Panola County infrastructure, we promise to operate and maintain, or arrange for the operation and maintenance of, the infrastructure and to pay for all operation and maintenance expenses. We currently expect that the operation and maintenance of the natural gas lateral pipeline will be performed by Cogentrix Batesville Operations or another experienced gas pipeline operator, and that operation and maintenance of the water supply and wastewater discharge systems will be performed by Cogentrix Batesville Operations. We also currently expect that the City of Batesville, Mississippi will be an additional user of the capacity of the natural gas lateral pipeline which is in excess of the capacity required to operate our power facility. We currently expect that there may be additional users in the future of the water supply and wastewater discharge systems. In the case of any additional user of the water infrastructure, we have approval rights over the terms and conditions, under which additional users will be provided access to use the water infrastructure, including cost sharing, indemnification and any restrictions resulting from regulatory limitations.

    In consideration for the approval of Yalobusha County, Mississippi and the Coffeeville School District to construct a portion of the Panola County infrastructure in that county and district, we have entered into an agreement with Yalobusha County, Mississippi and the Coffeeville School District to pay them an aggregate amount equal to $1,500,000. We must make this payment on or before the first day of February following the first full calendar year after the year in which our power facility is certified as being substantially complete.

    Finally, in consideration for our use of the Panola County infrastructure, we have entered into an agreement with, and have promised to pay, Panola Partnership, Inc., a County governmental entity, a yearly payment equal to $300,000, which escalates at the compound rate of two percent per annum, so long as the inducement agreement and lease agreements described above remain in effect and are not terminated, other than as a result of a default by us.

    ENVIRONMENTAL REGULATION. We are affected by many federal, state and local laws that are designed to protect human health and the environment. These laws impose numerous requirements on the construction, ownership and operation of our power facility and the Panola County infrastructure. For example, we must obtain and comply with permits for air emissions, water withdrawal, wastewater discharges, construction in wetlands and other regulated activity. Each permit contains its own set of requirements. We also must implement management practices for handling hazardous materials, preventing spills, planning for emergencies, ensuring worker safety and addressing other operational issues. We believe, and R.W. Beck has concluded, that we have obtained all of the permits and approvals that are currently necessary to construct and test our power facility. R.W. Beck also has evaluated and identified the additional permits and approvals that we will be required to obtain and filings that we will be required to make prior to beginning to operate our power facility. These additional permits include a state operating air permit and solid waste notification for operation, a federal hazardous waste identification number and spill prevention control and countermeasure plan, and a local right to know registration for storage of hazardous chemicals. We are not aware of any circumstances which are reasonably likely to occur that would prevent the issuance of these remaining permits and approvals. Although there can be no guarantees, we do not believe that compliance with applicable environmental requirements will have a material effect on our capital expenditures, earnings or competitive position.


    ENERGY REGULATION. We are also affected by various federal and state laws pertaining to power generation and sales. The Federal Power Act regulates the sale of electricity at wholesale. The Federal Energy Regulatory Commission is the federal agency which administers the Federal Power Act. The Federal Regulatory Commission regulates, among other things, the rates at which electric power can be sold to wholesale customers. Because we will sell electricity produced by our power facility to two wholesale customers, Virginia Power and Aquila/UtiliCorp, we must comply with the Federal Power Act and the regulations promulgated by the Federal Energy Regulatory Commission under the Federal Power Act. The rates at which we will sell electricity to Virginia Power and Aquila/UtiliCorp under the power purchase agreements have been approved by the Federal Energy Regulatory Commission. We will have to file copies of the power purchase agreements with the Federal Energy Regulatory Commission prior to commercial operation of our power facility.


    Public utilities have to comply with the Public Utility Holding Company Act of 1935 and corresponding state laws. The Public Utility Holding Company Act requires public utilities to, among other things:

    - register with the Securities and Exchange Commission;

    - obtain Securities and Exchange Commission approval to issue securities, to acquire securities or utility assets or any other interest in any business, including investment in other power facilities, and

    - file annual and other periodic reports with the Securities and Exchange Commission.

The state regulations which are applicable to public utilities restrict the rates the utilities can charge to their customers and govern the financial and organizational aspects of, and the issuance of securities by, the utilities.


    Because we will sell electricity from our power facility to wholesale customers, we are considered an exempt wholesale generator under the Public Utility Holding Company Act. Our exempt wholesale generator status keeps us form being a public utility under the Public Utility Holding Company Act and corresponding state laws described above. Accordingly, we do not have to comply with the requirements and restrictions applicable to public utilities described above. If we lost our exempt wholesale generator status, we would have to comply with these requirements and restrictions. This compliance could have a material adverse effect on our capital expenditures, earnings and/or competitive position. However, we plan to engage only in exempt activity and are not aware of any circumstances which are reasonably likely to occur that would result in a loss of our exempt wholesale generator status.


    COMPETITION. The Energy Policy Act laid the groundwork for a competitive wholesale market for electricity. Among other things, the Energy Policy Act expanded the Federal Energy Regulatory Commission's authority to order electric utilities to transmit, or "wheel," third-party electricity over their transmission lines. In addition, in 1996 the Federal Energy Regulatory Commission issued Order 888 which requires all electric utilities to file tariffs providing non-discriminatory, open access wholesale wheeling service on their transmission systems. This allows qualifying facilities, power marketers and exempt wholesale generators to more effectively compete in the wholesale market.

    While acting as a significant catalyst for wholesale competition, the Energy Policy Act did not preempt state authority to regulate retail electric service. Presently, in Mississippi and in most other states, competition for retail customers is limited by statutes or regulations granting existing electric utilities exclusive retail franchises and service territories. Where it exists, retail competition arises primarily from the ability of business customers to relocate among utility service territories, to substitute other energy sources for electric power or to generate their own electricity. The advisability of retail deregulation has recently been the subject of intense debate in federal and state forums, both legislative and regulatory.

    As described above, we are an exempt wholesale generator under federal law, and our power facility is an eligible facility. As such, we are permitted to sell capacity and electricity in the wholesale markets, but not in the retail markets. Accordingly, after the termination of the Virginia Power and Aquila/UtiliCorp power purchase agreements, we may sell our capacity and electrical output in the wholesale markets or to power marketers who can in turn make retail sales. Therefore, the deregulation of the retail energy markets could affect us indirectly, to the extent that it provides additional opportunities for power marketers to sell power to retail customers. As the customer base for power marketers expands, power marketers are more likely to look to wholesale generators like us as a source for the electricity that they will sell to retail customers.

    At this time we cannot predict how changing industry conditions may affect the future operation of our power facility. However, because we have long-term contracts to sell electric generating capacity from our power facility to Virginia Power and Aquila/UtiliCorp, we do not expect competitive forces to have a significant effect on our business during the terms of these contracts. After the termination of these power purchase agreements, we may be affected by market competition for the sale of all of the electric generating capacity and electrical output of our power facility.

    C.C. Pace believes that the southeastern power market in which we operate is highly competitive compared to other market regions. C.C. Pace bases this conclusion on the fact that the southeastern market has experienced a high volume of power transactions over the years compared to other regions. The following tables, which have been provided to us by C.C. Pace, provide a summary of power marketer transactions in various regions for the past four years. They indicate that the southeastern market, which is referred to as the Southeast Electric Reliability Council in the tables, has been one of the largest regions in terms of wholesale transaction volume as well as in terms of percentage growth since 1995. Specifically, purchases have grown from 1,176 gigawatt hours in 1995 to 73,798 gigawatt hours in 1998, which equates to a 250% average annual growth rate for wholesale transactions.

   POWER MARKETER TRANSACTIONS BY NORTH AMERICAN ELECTRIC RELIABILITY COUNCIL
                            REGION - GIGAWATT HOURS

                                   PURCHASES

                      REGION                           1995       1996       1997       1998     % GROWTH
East Central Area Reliability Council..............   2,434      19,715     73,072    220,685     349.25%
Western Systems Coordinating Council...............   7,542      35,421     96,708    146,108     168.58%
Mid-Atlantic Area Council/PIM......................   3,255      10,543     34,947     83,985     195.49%
Southeast Electric Reliability Council.............   1,716      29,864     39,537     73,798     250.30%
Mid-American Interconnected Network................   1,018       5,166      9,883     25,335     192.14%
Southwest Power Pool...............................     483       3,197      4,917     13,622     204.33%
Northeast Power Coordinating Council...............   5,117       4,784      7,886     10,805      28.29%
Electric Reliability Council of Texas..............     504       2,315      4,736      7,029     140.70%
Mid-Continent Area Power Pool......................     124       1,712      2,735      5,171     247.12%
Florida Reliability Coordinating Council...........     216         872      1,076      1,097      71.78%

                                     SALES

                      REGION                           1995       1996       1997       1998     % GROWTH
East Central Area Reliability Council..............   2,137      11,487     51,385    226,612     373.31%
Western Systems Coordinating Council...............   6,710      30,719     96,747    140,343     175.52%
Southeast Electric Reliability Council.............   3,433      32,385     42,526     83,189     189.38%
Mid-Atlantic Area Council/PIM......................   4,810      17,211     35,200     79,735     154.98%
Mid-American Interconnected Network................     770       5,595     18,760     23,058     210.58%
Northeast Power Coordinating Council...............   9,694       8,631      9,779     14,210      13.60%
Southwest Power Pool...............................     545       3,696      6,110     12,360     183.09%
Electric Reliability Council of Texas..............     112       3,937      6,317     10,348     351.90%
Mid-Continent Area Power Pool......................      28       1,646      3,098      5,962     496.66%
Florida Reliability Coordinating Council...........     525       3,816      3,057      4,166      30.47%

    C.C. Pace also believes that sustained energy demand growth in the southeastern power market over the next 20 years will be higher than most regions in the United States and makes the southeastern market both the largest and the fastest growing demand center. The following table, which has been provided to us by C.C. Pace, provides a summary of expected regional peak demand growth reported by southeast utility companies through 2007. As indicated in this table, of those regions with greater than approximately 50,000 megawatts peak demand, C.C. Pace expects the southeastern region to be the fastest growing region. Despite its size, the southeastern region is paralleled only by the Electric Reliability Council of Texas region, which represents most of Texas, in terms of growth. However, considering that the Electric Reliability Council of Texas is nearly half the size of the southeastern region, in absolute growth measured in megawatts, C.C. Pace believes that demand in the southeastern region is growing faster.

              REGIONAL PEAK DEMAND AND UTILITIES' PROJECTED GROWTH

                                                              1997 PEAK DEMAND    % GROWTH
                                                                (MEGAWATTS)      (1998-2007)
REGION:
OVER 50,000 MEGAWATTS
Western Systems Coordinating Council........................       110,001          1.86%
East Central Area Reliability Council.......................        93,492          1.67%
Southeast Electric Reliability Council......................        92,583          2.05%

UNDER 50,000 MEGAWATTS
Electric Reliability Council of Texas.......................        50,541          2.23%
Mid-Atlantic Area Council/PIM...............................        49,454          1.41%
Northeast Power Coordinating Council........................        49,269          1.39%
Mid-American Interconnected Network.........................        45,887          1.57%
Florida Reliability Coordinating Council....................        35,375          2.08%
Mid-Continent Area Power Pool...............................        29,787          1.27%

    In addition to the volume of power marketer transactions and the demand for electric power in the southeastern region, the competitive environment in this region is, and will continue to be, affected by the level of generating resources in the region. According to information obtained by C.C. Pace from a report filed by the National Electric Reliability Council sub-regions with the U.S. Energy Information Administration, the total generating capacity in the southeastern region in 1996 was 96,341 megawatts and this volume is projected to grow by approximately 15.3% to 111,115 megawatts between 1996 and 2006.

    Additional conclusions reached by C.C. Pace, and assumptions used by C.C. Pace, are summarized in the section of this prospectus entitled "Reports of Third Party Consultants."

    INSURANCE. We currently maintain and intend to continue to maintain a comprehensive insurance program underwritten by recognized insurance companies licensed to do business in Mississippi. This insurance program includes general liability, automobile liability, workers' compensation, employer's liability, builder's risk, all-risk property, business interruption, environmental impairment liability, cargo liability and aircraft liability insurance. We believe that the limits and deductibles for these insurance coverages are comparable to those carried by comparable facilities of similar size.

    LEGAL PROCEEDINGS. Other than legal proceedings involving our application for various governmental approvals required to operate our power facility, which are described in the independent engineer's report prepared by R.W. Beck, neither we nor the Funding Corporation is a party to any legal proceedings. See "Annex B--Independent Engineer's Report--Status of Permits and Approvals."

                            OWNERSHIP AND MANAGEMENT

OWNERSHIP

    LSP Batesville Holding holds all of our limited partnership interests and all of the shares of capital stock of the Funding Corporation. LSP
Energy, Inc., a wholly-owned subsidiary of LSP Batesville Holding, holds all of our general partnership interests. LSP Batesville Holding is owned by Granite II Holding, LLC and Cogentrix/Batesville, LLC. Granite II Holding, LLC is owned by Granite Power Partners II, LP. Granite Power Partners II, L.P. is a limited partnership, and its partners are LS Power, LLC, which has a 21% general partnership interest and a 54% limited partnership interest, Chase Manhattan Capital, L.P., which has a 12.5% limited partnership interest, and Cogen Grantor Trust UA (Joseph Cogen, trustee), which has a 12.5% limited partnership interest. Cogentrix/Batesville, LLC is indirectly wholly owned by Cogentrix Energy, Inc. LS Power, LLC owns 100% of the membership interests in LS Power Management, LLC, the non-member manager of LSP Batesville Holding and the manager who is responsible for performing various administrative and management functions with respect to our project in accordance with the management services agreement.


    Several of the executive officers and directors of the Funding Corporation and of LSP Energy, Inc., which is our general partner, and their families, own interests in LS Power. Mr. Mikhail Segal, together with members of his family and trusts established for their benefit, owns approximately 85% of LS Power. Mr. Clarence Heller, Mr. Frank Hardenbergh and Mr. Robert Brooks own approximately 2%, 1% and 1%, respectively, of LS Power. Collectively, these executive officers and directors and their families own approximately 89% of LS Power. The following tables set forth information about the beneficial ownership of us and the Funding Corporation.


                         LSP ENERGY LIMITED PARTNERSHIP

                                                                                       PERCENT OF TOTAL
NAME AND ADDRESS OF BENEFICIAL OWNER                TYPE OF OWNERSHIP INTEREST        OWNERSHIP INTEREST
------------------------------------           -------------------------------------  ------------------
LSP ENERGY, INC..............................      General Partnership Interest                1%
  c/o LS Power Management, LLC
  Two Tower Center, 20th Floor
  East Brunswick, NJ 08816

LSP BATESVILLE HOLDING, LLC..................      Limited Partnership Interest               99%
  c/o LS Power Management, LLC
  Two Tower Center, 20th Floor
  East Brunswick, NJ 08816

                       LSP BATESVILLE FUNDING CORPORATION

NAME AND ADDRESS OF BENEFICIAL OWNER                       TYPE OF SECURITY             PERCENT OF CLASS
------------------------------------             -------------------------------------  ----------------
LSP BATESVILLE HOLDING, LLC....................              Common Stock                      100%
  c/o LS Power Management, LLC
  Two Tower Center, 20th Floor
  East Brunswick, NJ 08816

ADJUSTMENTS TO THE OWNERSHIP OF LSP BATESVILLE HOLDING

    Granite Power Partners II, L.P. and Cogentrix/Batesville, LLC have agreed to recalculate their respective ownership interests in LSP Batesville Holding upon the occurrence of events such as the issuance of the private bonds. The recalculation with respect to the private bonds has been made and resulted in the percentages set forth in the chart on page 15.

MANAGEMENT

    OUR MANAGEMENT. All of our management functions are the responsibility of LSP Energy, Inc., our general partner. LSP Energy, Inc. receives no fees or other compensation from us as a result of its performance of management functions. We have delegated some management functions to LS Power Management under the management services agreement. These management functions include, among others, preparation of financial statements, filing of tax returns, maintenance of government approvals, supervision of independent contractors and procurement of insurance.

    The names and positions of the executive officers and directors of LSP Energy, Inc. are shown below. Directors are elected annually and each elected director holds office until a successor is elected. Officers are chosen from time to time by vote of the board of directors.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Mikhail Segal.............................     49      President and Director

Clarence J. Heller........................     43      Executive Vice President and Assistant
                                                       Secretary

Frank E. Hardenbergh......................     56      Senior Vice President, Secretary and
                                                       Director

Robert Brooks.............................     52      Senior Vice President

Michael P. Witzing........................     35      Vice President

Paul G. Thessen...........................     31      Assistant Vice President

Mark Brennan..............................     42      Treasurer

Andrew Stidd..............................     42      Director

    MIKHAIL SEGAL. Mr. Segal, president and co-founder of LS Power and its affiliates since 1990, has more than 20 years experience in the electric utility and independent power industry, managing project development, financing, engineering and marketing activities. To date, Mr. Segal has taken projects totaling 2,200 megawatts from concept through financing. Mr. Segal has a Masters of Science degree in Electrical Engineering from Kharkov Polytech Institute in the Ukraine. Mr. Segal co-managed LS Power as a Managing Director from 1990 through 1996 and has served as President and Chief Executive Officer of LS Power since February 1996.

    CLARENCE J. HELLER. Mr. Heller has been an Executive Vice President of LS Power and LSP Energy since May 1994 and is responsible for coordinating all development activities, including project conceptualization, contract negotiations, environmental permitting, regulatory approvals and project financing. Mr. Heller joined LS Power in 1991 as Vice President, Midwest Region. Mr. Heller has served in various management and development capacities on projects totaling more than 2,000 megawatts. Mr. Heller is a registered Professional Engineer in the State of Missouri, earned his Bachelor of Science degree in Electrical Engineering from the University of Missouri-Rolla and earned a Masters Degree in Business Administration from Washington University.

    FRANK E. HARDENBERGH. Mr. Hardenbergh, the Senior Vice President, General Counsel and Secretary of LS Power and its affiliates since May 1998, is responsible for the finance and corporate operations of LS Power and its affiliates. Mr. Hardenbergh joined LS Power in December 1993 as Vice President, General Counsel and Secretary. Mr. Hardenbergh has more than 13 years experience in the independent power business with concentration in project finance and project development. During this period he has had senior business responsibilities for the development and project financing of independent power projects totaling more than 2,000 megawatts. Mr. Hardenbergh holds a Juris Doctorate and a Bachelor of Arts degree from the University of North Carolina at Chapel Hill.

    ROBERT BROOKS. Mr. Brooks, a Senior Vice President of LS Power and certain of its affiliates since 1998, is responsible for all new business development activities, including the development and implementation of marketing strategies. Mr. Brooks joined LS Power in August 1994 as Vice President, Marketing. Mr. Brooks has a diverse background in the power generation industry. He has held various engineering and management positions in the manufacturing, project management, sales and marketing segments of the industry. Mr. Brooks holds a Bachelor of Science degree in Industrial Engineering from North Carolina State University and a Masters degree in Business Administration from Winthrop University.

    MICHAEL P. WITZING. Mr. Witzing has been Vice President, Project Development of LS Power and LSP Energy since September 1998 and is responsible for management of the development and construction phase of LS Power's projects. Mr. Witzing joined LS Power in January 1997 as a Project Manager and was a Plant Engineer for Sithe Energies from 1994 to December 1996. Mr. Witzing has more than 12 years experience in the power industry and has been involved in various operational, engineering and performance analysis activities. Mr. Witzing graduated from the Cooper Union with Bachelor and Masters of Engineering Degrees in Mechanical Engineering, and is a Registered Professional Engineer in the State of New York.

    PAUL G. THESSEN. Mr. Thessen has been an Assistant Vice President of LS Power and of LSP Energy since January 1996 and is responsible for all technical and contractual development activities. Mr. Thessen joined LS Power in 1992 as Assistant Project Manager. These activities include permitting, regulatory approvals, site acquisition, transmission line right-of-way procurement, electrical and gas utility interfaces, coordination with the design/construction contractor, fuel supply and transportation contracts, steam sales contracts and interface with local officials and the general community. Mr. Thessen graduated Summa Cum Laude with a Bachelor of Science degree in Electrical Engineering from the University of Missouri-Rolla.

    MARK BRENNAN. Mr. Brennan has been the Controller and Assistant Treasurer of LS Power since January 1999 and is the Treasurer of LSP Energy and is responsible for the accounting, administrative and financial reporting needs of LS Power and LSP Energy. Mr. Brennan was Senior Manager for KPMG, LLP from July 1993 to April 1995, was Assistant Controller for Journal Register Company from April 1995 to October 1997 and was Controller of LS Power from October 1997 to January 1999. He is a Certified Public Accountant with over eleven years of experience in public and private accounting. Mr. Brennan holds a Bachelor of Science degree in Commerce from Rider University (previously Rider College).

    ANDREW STIDD. Mr. Stidd is a director of LSP Energy and the Funding Corporation and has over ten years of experience in the structured finance industry, with an emphasis on providing management services to special purpose vehicles and the administration of commercial paper programs. Mr. Stidd coordinated the formation of Global Securitization Services, LLC and is responsible for the daily operations of all special purpose vehicles managed by that firm. Mr. Stidd has been the President and Chief Operating Officer of Global Securitization Services since December 1996. Mr. Stidd handles all legal and rating agency issues for that firm and works directly with senior management of that firm's clients in addressing structuring and operating issues that arise from their asset securitization programs. From April 1987 to December 1996, Mr. Stidd was the Vice President and Chief Operating Officer of Lord Securities Corporation. Mr. Stidd serves as an independent director for a number of structured finance programs which securitize assets such as credit card pools, equipment leases and trade receivables.

    Global Securitization Services, LLC will receive a nominal fee in connection with Mr. Stidd's service as a director of LSP Energy, the Funding Corporation and their affiliates. None of our other directors or executive officers, or any of the other directors or executive officers of LSP Energy or the Funding Corporation, receives any compensation for serving in these positions. These officers also function as officers of LS Power Management. Under the management services agreement, we pay LS Power Management a management fee of $400,000 per year adjusted for inflation, a portion of which compensates LS Power Management for the time spent by its officers on our project. However, the salaries of these officers are not in any way linked to our payment of the management fee. These officers would receive their salaries regardless of whether we paid or had any obligation to pay the management fee. The primary purpose of our payment of the management fee to LS Power Management is to compensate LS Power Management, not to compensate these officers.

    THE FUNDING CORPORATION'S MANAGEMENT. The names and positions of the executive officers and directors of the Funding Corporation are shown below.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Mikhail Segal.............................     48      President and Director

Clarence J. Heller........................     43      Executive Vice President and Assistant
                                                       Secretary

Frank E. Hardenbergh......................     55      Senior Vice President, Secretary and
                                                       Director

Michael P. Witzing........................     35      Vice President

Mark Brennan..............................     42      Treasurer

Andrew Stidd..............................     42      Director

    For biographical information on each of these directors and officers, see "--Our management" above.

                       REPORTS OF INDEPENDENT CONSULTANTS

THE INDEPENDENT ENGINEER'S REPORT

    We have included a report dated May 13, 1999 of R.W. Beck, the independent engineer for our project, as Annex B to this prospectus. R.W. Beck's report contains, among other things:

    - a description of the principal participants in our project, which include us, the contractor engaged to construct the majority of our power facility and the company engaged to operate our power facility after it is completed;

    - a description of the site on which our power facility will be located, including means of access, the subsurface conditions at the site and an environmental assessment of the site;

    - a description of our power facility, including the design criteria for our power facility, the mechanical equipment to be used in our power facility, the off-site requirements for our power facility and the electrical and natural gas interconnections for our power facility;

    - a review of the technology to be used in our power facility;

    - estimates of our power facility's reliability, availability and useful life;

    - a review of the status of, and schedule for, the construction of our power facility;

    - a discussion of the performance guarantees and acceptance tests contained in the construction contract for our power facility;

    - a review of the status of the permits and approvals needed to construct and operate our power facility;

    - a discussion of the financing plan for our power facility; and

    - projected operating results for our power facility.

CONCLUSIONS OF THE INDEPENDENT ENGINEER

    R.W. Beck reached the following conclusions, among others, regarding our project:

    - BVZ Power Partners and the Cogentrix Batesville Operations have previously demonstrated the capability to perform their responsibilities under the the construction contract and the operation and maintenance agreement, respectively.

    - Sufficient data has been gathered at the project site to perform the geotechnical analysis, engineering and reduction of data required to provide the geotechnical recommendations and detailed site-work and foundation design criteria needed to properly complete the design for the power facility. With proper foundation design, and adequate construction controls to minimize the change in moisture content of the site soils, the project site should be suitable for construction and operation of the power facility.

    - Based upon R.W. Beck's review of the environmental site assessments for the site of the power facility, the transmission line right-of-way, the wastewater pipeline right-of-way, the water supply pipeline right-of-way and the natural gas pipeline right-of-way:

       (1) there are no significant risks identified regarding environmental contamination at the power facility site; and

       (2) there are no site contamination issues that require substantial investigations or significant allocation of funds.

    - The proposed method of design, construction, operation and maintenance of the power facility has been developed in accordance with generally acceptable industry practice and has taken into consideration the current environmental, license and permit requirements that the power facility must meet.

    - After consideration of:

       (1) the emissions and blade cracking issues experienced with the two dual-fuel installations of the 501F-DLN type of combustion turbine being installed at the power facility, as described in R.W. Beck's report; and

       (2) the effect that single-fuel firing, higher allowable oxides of nitrogen emission limits, and the other mitigating factors described in R.W. Beck's report have on these emissions and turbine blade cracking issues;

      the combined cycle technology proposed for the power facility is a sound, proven method of energy generation and recovery.

    - If designed, constructed, operated and maintained as currently proposed by LSP Energy Limited Partnership, BVZ Power Partners and Cogentrix Batesville Operations, the power facility should be capable of passing the acceptance tests included in the construction contract and satisfying the current environmental, license and permit requirements which the power facility must meet.

    - If designed, constructed, operated and maintained as currently proposed and dispatched as projected by C.C. Pace, the power facility should be capable of achieving:

       (1) an average annual output of 806,100 kilowatts; and

       (2) an average annual net plant heat rate of 7,050 Btu/kilowatt hour (higher heating value).

    - The power facility should be capable of achieving a contract availability under the power purchase agreements with Virginia Power and Aquila/UtiliCorp required to avoid reductions in the reservation payments under those agreements.

    - Assuming:

       (1) the power facility is designed, constructed, operated and maintained as proposed by LSP Energy Limited Partnership, BVZ Power Partners and Cogentrix Batesville Operations;

       (2) all equipment is operated in accordance with manufacturers' recommendations;

       (3) all required repairs, refurbishments and replacements are made on a timely basis; and

       (4) natural gas and water used by the power facility are within the expected range with respect to quantity and quality;

       then the power facility will have a useful life extending beyond the term of the bonds.

    - Assuming the absence of events such as:

       (1) delivery delays;

       (2) labor difficulties;

       (3) unusually adverse weather conditions;

       (4) force majeure events;

       (5) the discovery of hazardous materials or wastes not previously known;
           or

       (6) other abnormal events prejudicial to normal construction or installation;

      and although the construction contracts that LSP Energy Limited Partnership has entered into for the electrical substation, transmission lines and water infrastructure do not provide for the facilities to be completed by the dates by which BVZ Power Partners needs electrical backfeed and water in order to conduct tests, commercial operation of the power facility by June 1, 2000 is achievable and within the previously demonstrated capabilities of the construction contractor and LSP Energy Limited Partnership using generally accepted construction and project management practices.

    - The scope and duration of the acceptance tests included in the construction contract are similar to the tests of other projects with which R.W. Beck is familiar and should be adequate to verify the performance guarantees in accordance with the construction contract.

    - LSP Energy Limited Partnership has received the key environmental permits and approvals required from the various federal, state and local agencies that are currently necessary to construct the power facility. While not all the required permits and approvals have been issued, including some which cannot be obtained until the power facility is ready to operate, R.W. Beck is not aware of any technical circumstances that would prevent the issuance of the remaining permits.

    - The estimates which serve as the basis for the construction contract price and the total construction cost were prepared in accordance with generally accepted engineering and estimating practices and methods. The construction contract price and the total construction cost, including the project contingency, are comparable to the costs and contingency of similar projects at a similar stage of completion and utilizing similar technologies with which R.W. Beck is familiar.

    - Based upon the estimated interest and reinvestment rate and total uses of funds estimated by LSP Energy Limited Partnership, the principal amount of the bonds, when combined with the $54,000,000 of equity that LSP Energy Limited Partnership expects will be contributed by its parent and interest income during the construction period, should be sufficient to fund the total construction cost and interest on the bonds through June 1, 2000.

    - The basis for LSP Energy Limited Partnership's estimates of the cost of operating and maintaining the power facility, including provision for major maintenance, is reasonable.

    - For the base case projected operating results, which assume the extension of the Virginia Power and the Aquila/UtiliCorp power purchase agreements, the projected revenues from the sale of electricity are adequate:

       (1) to pay annual operating and maintenance expenses, including deposits to the major maintenance reserve account, fuel expense and other operating expenses; and

       (2) to provide an annual debt service coverage ratio of at least 1.42 in each year during the term of the bonds and a weighted average debt service coverage ratio of 1.63 over the term of the bonds.

    - If BVZ Power Partners pays LSP Energy Limited Partnership performance liquidated damages due to a failure to achieve the maximum unit power output, unit power output or unit heat rate, then the weighted average debt service coverage ratio over the term of the bonds is projected to remain at the same level as in the base case projected operating results for a deficiency consistent with the performance minimums for maximum unit power output, unit power output and unit heat rate set forth in the construction contract.

ASSUMPTIONS MADE BY THE INDEPENDENT ENGINEER

    The following assumptions and qualifications, among others, are contained in R.W. Beck's report:

    - As the independent engineer, R.W. Beck made no determination as to the validity and enforceability of any contract, agreement, rule or regulation applicable to the power facility and its operations. However, for purposes of its report, R.W. Beck assumed that all contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

    - The construction contract will be implemented as described to R.W. Beck by LSP Energy Limited Partnership and BVZ Power Partners.

    - BVZ Power Partners:

       (1) takes into account the information in the environmental site assessments for the power facility;

       (2) completes the geotechnical analysis, engineering and reduction of data required to provide the geotechnical recommendations and detailed site-work and foundation design criteria; and

       (3) takes into account the geotechnical recommendations during the design and construction of the power facility.

    - BVZ Power Partners and Cogentrix Batesville Operations will construct and operate the power facility as currently proposed in the construction contract and the operation and maintenance agreement.

    - BVZ Power Partners will undertake generally accepted project management techniques to closely monitor construction and will react in a timely fashion to lagging performance so that the power facility will be constructed in accordance with the construction schedule developed by BVZ Power Partners.

    - Cogentrix Batesville Operations will maintain the power facility in accordance with generally accepted industry practices, make all required renewals and replacements in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

    - Cogentrix Batesville Operations will employ qualified and competent personnel who will properly operate and maintain the equipment in accordance with the manufacturers' recommendations and generally accepted engineering practice, and will generally operate the power facility in a sound and businesslike manner.

    - Inspections, overhauls, repairs and modifications will be planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor operating parameters to identify early signs of potential problems.

    - The design parameters and delivery dates of the major equipment incorporated in the power facility will conform to performance and design data in the construction contract and the construction schedule submitted by BVZ Power Partners.

    - The three generating units will meet the emission guarantees in the construction contract. Any exceedances will be resolved by the construction contractor in a manner which does not impact the total construction cost, the construction schedule, facility availability or facility operating and maintenance costs.

    - All permits and approvals necessary to construct and operate the power facility will be obtained on a timely basis and any changes in required permits and approvals will not require changes in design resulting in either material delays in the scheduled commercial operation date of the power facility or in significant increases in the costs of the power facility.

    - There will be no increases in the construction contract price and the other construction costs of the power facility that are greater than the funded project contingency.

    - There will be no excess start-ups as defined in the power purchase agreements with Virginia Power and Aquila/UtiliCorp.

    - The market clearing price used for projecting the sales revenue received by LSP Energy Limited Partnership after the termination of the power purchase agreements will be as estimated by C.C. Pace. The capacity factors of the power facility and associated market-based revenues assuming an economic dispatch in a market environment will be as estimated by C.C. Pace.

    - Upon commercial operation the debt service reserve account will earn interest at a rate of 5.5%, as estimated by LSP Energy Limited Partnership. The major maintenance reserve account will earn interest at a rate of 5.5%, as estimated by LSP Energy Limited Partnership.

    - The Virginia Power letters of credit will not be drawn upon.

    - The gross domestic product implicit price deflator and general inflation will escalate at a rate of 2.6% per year, and the average 1998 natural gas price will be $2.30/MMBtu and will escalate at a rate of 0.5% per year above inflation, as estimated by C.C. Pace.

    - The non-fuel operating and maintenance expenses of the power facility, including the cost of overhauls, will be equal to those estimated by LSP Energy Limited Partnership, and will increase at a rate of 2.6% per year, except for property taxes, corps of engineer's fees, trustee and rating agency fees and site use fees, which were based on estimates prepared by LSP Energy Limited Partnership. Deposits to the major reserve account will be as estimated by LSP Energy Limited Partnership. The cost of major maintenance will be as estimated by LSP Energy Limited Partnership as adjusted for the assumed rate of change in general inflation.

    - The principal amount of the bonds will be $326,000,000.

    - The annual interest rate on the series A and series B bonds outstanding upon commencement of commercial operation will be 7.164% and 8.16%, respectively. Interest will be funded from the proceeds of the bonds through the June 1, 2000 deposit to the trustee.

    - If performance liquidated damages are paid to LSP Energy Limited Partnership by BVZ Power Partners, the total damages payment will be paid on the substantial completion date for the power facility and will be used to repay the bonds on a pro rata basis.

SENSITIVITY ANALYSES PERFORMED BY THE INDEPENDENT ENGINEER

    R.W. Beck analyzed the effect of the following sensitivities on the projected operating results of the power facility:

    - 5% reduction in the power facility's availability;

    - 5% increase in the power facility's heat rate;

    - 10% increase in non-fuel operating expenses;

    - 1.4 percentage point increase in the rate of general inflation;

    - 3.4 percentage point increase in the rate of general inflation;

    - one percentage point increase in the rate of natural gas expense escalation;

    - reduction in the average market energy prices;

    - reduction in the average market energy prices and no renewal of the power purchase agreements; and

    - no renewal of the power purchase agreements.

    The following chart shows the effect of these sensitivities on LSP Energy Limited Partnership's projected debt service coverage ratios.

                                                                    SENSITIVITY CASES
                                                                                  -----------------

YEAR                                                          INCREASED   INCREASED   INCREASED   INCREASED    REDUCED
ENDING                    BASE       REDUCED      INCREASED   OPERATING   INFLATION   INFLATION      GAS        MARKET
DEC. 31                   CASE     AVAILABILITY   HEAT RATE   EXPENSES      (4%)        (6%)      ESCALATION    PRICES
---------------------     ----     ------------   ---------   ---------   ---------   ---------   ----------   -------
        2000              1.45         1.37         1.29        1.38        1.76        1.74         1.45        1.44
        2001              1.43         1.36         1.31        1.40        1.41        1.38         1.43        1.42
        2002              1.43         1.35         1.30        1.39        1.40        1.37         1.43        1.42
        2003              1.43         1.35         1.30        1.39        1.40        1.37         1.43        1.42
        2004              1.43         1.35         1.29        1.39        1.40        1.37         1.43        1.42
        2005              1.42         1.34         1.29        1.38        1.39        1.36         1.42        1.41
        2010              1.43         1.34         1.28        1.39        1.35        1.27         1.43        1.41
        2015              1.50         1.39         1.27        1.43        1.41        1.24         1.50        1.47
        2020              1.92         1.78         1.57        1.81        1.69        1.32         1.93        1.90
       Minimum            1.42         1.33         1.24        1.36        1.35        1.24         1.42        1.41
       Average            1.63         1.52         1.45        1.57        1.67        1.78         1.60        1.57

                          SENSITIVITY CASES

                        NO RENEWAL
                         OF POWER
                         PURCHASE
                       AGREEMENTS &   NO POWER
YEAR                     REDUCED      PURCHASE
ENDING                    MARKET      AGREEMENT
DEC. 31                   PRICES       RENEWAL
---------------------  ------------   ---------
        2000               1.44         1.45
        2001               1.42         1.43
        2002               1.42         1.43
        2003               1.42         1.43
        2004               1.42         1.43
        2005               1.41         1.42
        2010               1.41         1.43
        2015               2.97         3.40
        2020               5.70         6.66
       Minimum             1.41         1.42
       Average             2.39         2.66

THE INDEPENDENT ELECTRICITY MARKET AND FUEL CONSULTANT'S REPORT

    C.C. Pace has prepared a report dated May 13, 1999 which discusses the southeastern power market and the general availability of fuel and fuel transportation for our power facility. C.C. Pace is an energy consulting firm that specializes in preparing market forecasts in the power and gas industries and analyzing fuel supply and transportation arrangements for independent power projects. Their report is set forth in its entirety as Annex C to this prospectus. Although we set forth below C.C. Pace's conclusions about our power facility and the southeastern power market and some of the assumptions that they made to reach these conclusions, you should read their report in its entirety.

CONCLUSIONS OF THE INDEPENDENT ELECTRICITY MARKET AND FUEL CONSULTANT

    C.C. Pace expressed the following opinions in their report:

    - Compared to other power market regions, the southeastern power market is highly competitive. Some of the industry values considered by C.C. Pace in reaching this comparative conclusion are described in this prospectus in the section entitled "Business--Competition." The market's competitiveness is evidenced by the region's large volume of wholesale power transactions. The market region represents such a large amount of transactions that the region has become a market standard for power deliveries referenced by the New York Mercantile Exchange and Chicago Board of Trade futures contracts.

    - C.C. Pace anticipates that given the rapid pace of this wholesale energy market's development, a competitive and deregulated environment for retail customers' energy requirements will be implemented on a near- to mid-term basis, I.E., before the expiration of the power purchase agreements that LSP Energy Limited Partnership has entered into with Virginia Power and Aquila/UtiliCorp. The development of this kind of capacity and energy market will enhance LSP Energy Limited Partnership's ability to make power sales and should provide additional marketing flexibility to LSP Energy Limited Partnership when the Virginia Power and Aquila/ UtiliCorp power purchase agreements expire.

    - The technical capability of the power facility to start up and shut down quickly should allow LSP Energy Limited Partnership's power purchasers, at times when LSP Energy Limited Partnership's power purchasers control the operation of the power facility, and LSP Energy Limited Partnership, at times when LSP Energy Limited Partnership controls the operation of the power facility, to select operating hours in which revenues and profitability can be maximized.

    - The market for power in the southeast is characterized by:

       - sustained energy demand growth expected to continue at a steady annual average pace of 1.51% to 2.24% over the next 20 years. This sustained growth rate is higher than virtually any region in the United States and makes the southeastern market both the largest and the fastest growing demand center. Some of the industry values considered by C.C. Pace in reaching this comparative conclusion are described in this prospectus in the section entitled "Business--Competition";

       - ready access to competitively priced gas supply from a diversified range of sources through an extensive interstate gas pipeline transmission system;

       - natural gas-based generation currently determining market prices for electricity for 30% of the time, rising to 70% over the next 20 years; and

       - a well-developed electrical transmission system capable of transferring high volumes of electricity throughout the southeast and covering over ten states and approximately 20% of the electricity demand in the United States.

    - The most significant factors affecting the pricing of electricity in the southeastern power market are:

       - fuel costs;

       - the efficiency and replacement rate of existing generating assets and capital costs of replacing existing generating assets;

       - the cost and efficiency of incremental capacity additions which are undertaken to meet future energy demand and maintain electricity transmission system reliability; and

       - increases in annual peak demand and energy requirements.

    - C.C. Pace's base case market price forecasts are between $29.95 per megawatt hour and $33.75 per megawatt hour, measured in 1998 real dollars, for the period from 2000 to 2025. C.C. Pace expects that due to incremental demand and the large amount of capacity additions necessary to meet market demand, the southeastern power market will realize an approximately 0.5% real price increase in electricity prices over the period from 2000 to 2025, which is almost directly reflective of the real price escalation of natural gas.

    - C.C. Pace's downside case market price forecast is a conservative case in which there is a 95% probability that market prices will be equal to or greater than the downside case result obtained. This downside case market price forecast is between $27.25 per megawatt hour and $32.20 per megawatt hour, measured in 1998 real dollars, for the period from 2000 to 2025.

    Set forth below is a table which summarizes the C.C. Pace base case and downside case results.

          ANNUAL SYSTEM MARKET CLEARING PRICE - BASE AND DOWNSIDE CASE

                              (1998 REAL DOLLARS)

                                                          DOWNSIDE
                           BASE CASE                    CASE MARKET
                            MARKET                     CLEARING PRICE
                        CLEARING PRICE      PRICE        $/MEGAWATT       PRICE
        YEAR            $/MEGAWATT HOUR   ESCALATION        HOUR        ESCALATION
        ----            ---------------   ----------   --------------   ----------
        2000                  29.95                        27.25
        2002                  31.20          4.19%         28.99           6.40%
        2004                  31.79          1.88%         29.48           1.68%
        2006                  31.66         -0.42%         29.55           0.22%
        2008                  31.41         -0.79%         29.38          -0.57%
        2010                  31.75          1.10%         29.84           1.57%
        2012                  32.49          2.33%         30.60           2.55%
        2014                  32.78          0.89%         30.89           0.94%
        2016                  33.39          1.87%         31.52           2.06%
        2018                  33.76          1.10%         31.71           0.59%
        2020                  33.94          0.52%         32.22           1.63%
        2021                  34.06          0.37%         32.12          -0.32%
        2022                  33.57          1.45%         32.01          -0.34%
        2023                  33.59          0.08%         32.12           0.35%
        2024                  33.63          0.12%         32.00          -0.40%
        2025                  33.78          0.43%         32.20           0.64%

    - The facility represents a low cost, highly competitive and much needed resource for the growing southeastern market equaling only a small fraction of the capacity required in the southeastern power market (only 1.85% of the total required expansion capacity) by the year 2020.

    - The facility has many strong competitive advantages such as:

       - a location which provides low cost access to gas and water;

       - direct access to multiple power markets via bi-directional transmission links into both the Tennessee Valley Authority and Entergy electrical transmission systems;

       - state of the art generation technology which is the most efficient in the market; and

       - close proximity to fuel production regions lowering fuel supply and transportation costs.

      These competitive advantages create an operational profile which suggests that the facility should be a low cost and profitable resource in the southeastern power market.

    - Virginia Power and Aquila/UtiliCorp, the two initial long-term power purchasers, have entered into mutually acceptably priced power purchase agreements with LSP Energy Limited Partnership. Both power purchasers are active in the wholesale power market and are regionally well-positioned to operate in the southeastern power market.

    - The power purchase agreements are of high strategic value to both Virginia Power and Aquila/ UtiliCorp, complementing their current utility and non-utility operations and market positions. Specifically, neither entity owns or operates any significant amount of generating capacity in the southeastern power market and, with the facility's capacity, they are able to trade firm capacity and energy in the southeastern market, doubling each company's marketing area and allowing them to serve virtually any customer across ten to twelve states.

    - The extension options under the power purchase agreements allow Virginia Power and Aquila/ UtiliCorp to purchase power at prices that are approximately 40% lower than the projected market price during the extension period. This, together with the utilities' current total cost of generation relative to the prices under these power purchase agreements, indicates a high likelihood that these power purchase agreements will be extended by Virginia Power and Aquila/ UltiliCorp.

    - Based on the timely construction of pipeline laterals and interconnection facilities and the facility's maximum hourly fuel demand from the Tennessee Gas and ANR Pipeline gas pipelines, market priced natural gas supplies and interstate transportation will be available in sufficient quantities and on acceptable terms and conditions to support merchant plant generation requirements from years 13 to 25 of the power facility's operation. The initial terms of the Virginia Power and Aquila/UtiliCorp power purchase agreements continue through at least year 13; the Virginia Power power purchase agreement continues for 13 years and the Aquila/ UtiliCorp power purchase agreement continues for 15 years and 7 months. LSP Energy Limited Partnership plans to sell all of the facility's power to Virginia Power and Aquila/UtiliCorp through year 13 and does not expect to sell any power into the competitive market during that time. Therefore, it will not be a merchant plant during that time.

    - Southeastern market utilities expect consistent and relatively high, compared to the national average, summer peak demand and energy requirements to increase at an average annual rate of 2.16% and 1.57% over the next 10 years, respectively. The chart below, derived from data obtained by C.C. Pace from a report filed by the National Electric Reliability Council sub-regions with the U.S. Energy Information Administration, explains this conclusion in more detail.

               SOUTHEAST DEMAND AND ENERGY REQUIREMENTS FORECAST

                              1996       1997       1998       1999       2000       2001       2002       2003       2004
                            --------   --------   --------   --------   --------   --------   --------   --------   --------
Peak Demand Summer
  (megawatts).............   87,387     90,686     92,867     94,709     96,763     98,683    100,466    102,307    104,148
Peak Demand Winter
  (megawatts).............   80,995     78,194     80,374     81,926     83,421     85,137     86,848     88,509     90,268
Net Energy for Load
  (megawatt hours)........  473,337    477,045    486,016    491,744    501,873    510,658    517,713    525,811    533,107
System Load Factor........    61.83%     60.05%     59.74%     59.27%     59.21%     59.07%     58.83%     58.67%     58.43%
                            -------    -------    -------    -------    -------    -------    -------    -------    -------
Summer Change
  (megawatts).............               3,299      2,181      1,842      2,054      1,920      1,783      1,841      1,841
Winter Change
  (megawatts).............              (2,801)     2,180      1,552      1,495      1,716      1,711      1,661      1,759
Energy Change (megawatt
  hours)..................               3,708      8,971      5,728     10,129      8,785      7,055      8,098      7,296
Summer Change (%).........                3.78%      2.41       1.98%      2.17%      1.98%      1.81%      1.83%      1.80%
Winter Change (%).........               -3.46%      2.79%      1.93%      1.82%      2.06%      2.01%      1.91%      1.99%
Energy Change (%).........                0.78%      1.88%      1.18%      2.06%      1.75%      1.38%      1.56%      1.39%
Summer Peak Growth(1).....     2.16%
Winter Peak Growth(1).....     1.35%
Energy Growth(1)..........     1.57%

                              2005       2006
                            --------   --------
Peak Demand Summer
  (megawatts).............  106,250    108,200
Peak Demand Winter
  (megawatts).............   92,095     92,663
Net Energy for Load
  (megawatt hours)........  544,615    553,028
System Load Factor........    58.51%     58.35%
                            -------    -------
Summer Change
  (megawatts).............    2,102      1,950
Winter Change
  (megawatts).............    1,827        568
Energy Change (megawatt
  hours)..................   11,508      8,413
Summer Change (%).........     2.02%      1.84%
Winter Change (%).........     2.02%      0.62%
Energy Change (%).........     2.16%      1.54%
Summer Peak Growth(1).....
Winter Peak Growth(1).....
Energy Growth(1)..........

------------------------------

(1) Projected average annual rate of increase.

    - To provide full access to both the Tennessee Valley Authority and Entergy power markets, LSP Energy Limited Partnership has arranged for the upgrade of the Tennessee Valley Authority's and Entergy's transmission facilities. Under the agreements with the Tennessee Valley Authority and Entergy, LSP Energy Limited Partnership will be granted transmission upgrade credits up to the value of the transmission upgrade costs for the transmission of energy across the Tennessee Valley Authority and Entergy systems. C.C. Pace estimates that beginning in the first year of the power facility's operation and continuing until the total transmission upgrade cost is repaid to LSP Energy Limited Partnership, LSP Energy Limited Partnership will accumulate additional revenues equal to a minimum of approximately $3.4 million per year related to these transmission upgrade credits.

ASSUMPTIONS MADE AND METHODOLOGIES USED BY THE INDEPENDENT ELECTRICITY AND FUEL
  MARKET CONSULTANT

    In reaching the conclusions described above, C.C. Pace made assumptions and used methodologies that included the following:

    - C.C. Pace's principal base case assumptions are set forth in the following chart:

LOAD GROWTH
  Energy Demand.............................................          1.51% in 2.24% per year
  Peak Demand...............................................          1.51% in 2.24% per year
EXPANSION UNIT COSTS
  Combustion Turbine--Installed Costs.......................               $300/kilowatt
  Combined Cycle--Installed Costs...........................               $500/kilowatt
  Combustion Turbine--Efficiency (linear improvement).......      10,100 Btu/kilowatt hour (2000)
                                                                  9,350 Btu/kilowatt hour (2020)
  Combined Turbine--Efficiency (linear improvement).........      6,860 Btu/kilowatt hour (2000)
                                                                  6,360 Btu/kilowatt hour (2020)
  Natural Gas Henry Hub Price--1998.........................                $2.20/MMBtu
EXISTING UNIT COSTS
  Fixed Capital Costs.......................................            Current Book Value
  Fixed & Variable Operation and Maintenance................  Current Derived Cost/0% real escalation
FUEL COST ESCALATION RATES
  Natural Gas...............................................            0.5% per year real
  Fuel Oil (No. 6 and No. 2)................................            0.0% per year real
  Coal......................................................            -1.0% per year real
  Uranium...................................................            0.0% per year real
TRANSFER CAPACITY AND PRICING
  SPP-SE to/from Tennessee Valley Authority.................    4,800 megawatt/$1.75/megawatt hour
  SPP-SE to/from Southern...................................    2,000 megawatt/$1.82/megawatt hour
  Tennessee Valley Authority to/from Southern...............    3,000 megawatt/$2.15/megawatt hour
NUCLEAR AND COAL PLANT PERFORMANCE..........................            85% Capacity Factor
DEMAND SIDE MANAGEMENT
  Annual Interruptible Demand...............................          5.697 - 6,293 megawatt
MACROECONOMIC
  Interest Rate.............................................                   8.5%
  Return on Equity..........................................                    14%
  Percent Equity............................................                    30%

       In addition, C.C. Pace assumed that:

       (1) there would be no export of energy from the southeastern power market to the capacity short Midwest or Mid-Atlantic regions;

       (2) demand-side management affects peak demand;

       (3) expansion unit capital costs are consistent with current market prices and there are no real price increases in these capital costs;

       (4) heat rates are approximately 5% to 7% better than combustion turbine or combined cycle technology currently available;

       (5) the capacity expansion assumptions do not incorporate the probable requirement for the retirement and replacement of 17,000 megawatts of nuclear capacity in the later years of the study period;

       (6) initial cost recovery is based on current book value which is significantly below current unit auction value; and

       (7) operating capacity factor is approximately 5% to 10% higher than current average achievable unit capacity factors.

    - C.C. Pace's principal downside case assumptions are the same as its base case assumptions, with the following exceptions:

       (1) installed costs for combustion turbines are $250/kilowatt, as opposed to $300/kilowatt;

       (2) installed costs for combined cycle units are $436/kilowatt, as opposed to $500/kilowatt;

       (3) system generation capacity exceeds generation requirements by 2,400 megawatts; and

       (4) a 5% improvement in the assumed heat rate efficiency for expansion capacity.

    - C.C. Pace's operational assumptions for the facility are set forth in the following chart:

On-Line Date                           June 1, 2000
Equivalent Force Outrage Rate          2.80%
Annual Maintenance Requirements        5.2% per year
Net Output                             750 megawatts
Variable Operation and Maintenance     $1.00 per megawatt hour
Expense
1998 Deliverable Fuel Cost             $2.30 per MMBtu-Mississippi
Cost Per Start                         $2,500
Heat Rate Efficiency                   7,050 Btu per kilowatt hour
Minimum Operating Load                 175 megawatts
Service Area Location                  Tennessee Valley Authority
Interconnected Utilities               Tennessee Valley Authority, SPP-SE
Transmission Pricing Arrangements      Tennessee Valley Authority -SPP-SE @
                                       $0.00 per megawatt hour and Southern
                                       @ $1.82 per megawatt hour

    - C.C. Pace defined the relevant market area for the southeast market by assessing:

       (1) the location of the power facility;

       (2) the transmission interconnections and capabilities to which the power facility would have access over the course of the study period; and

       (3) areas where market price and demand growth have indicated a need for additional resources.

    - The C.C. Pace market study does not add expansion units to meet a target reserve margin, as is the current planning method for regulated utilities. A competitive market structure dictates, by definition, that participants will build expansion units only if they expect to receive a sufficient return on their investment. Therefore, in the C.C. Pace analysis, expansion units are added to the southeastern market only when the projected market price can support them.

    - To determine the competitive market expansion plan, C.C. Pace followed five rules or steps to arrive at the optimal expansion plan. These rules or steps are:

       - use of the existing units and planned utility unit additions as the minimum expansion plans as a starting point;

       - the addition of expansion units in each year up to the point that the whole class of units, i.e. combined cycle or combustion turbines, receive full cost recovery. This was done up to the point that the next unit added to the system would not be able to recover its costs;

       - unit additions were optimized for each sub-system within the southeastern power market and for each year of the study period to yield the largest number of combined cycle units and combustion turbine units possible while still maintaining full cost recovery of these units;

       - the model determined the optimal cost solution and capacity mix of combined cycle and combustion turbine technology in each year modeled; and

       - the model did not assume or allow for the retirement of existing capacity.

    - C.C. Pace used a methodology to perform its independent forecast of demand growth in the southeastern market that included the following two primary components:

       - the use of economic models to forecast annual peak demand and energy levels based on changes in factors such as population, employment and income; and

       - the translation of historical hourly demand levels and forecasted peak demand to create predicted hourly load profiles.

    - C.C. Pace used the following methodology to determine its long-term fuel price forecast inputs:

       - collection of historical plant level fuel prices for a three year period from Federal Energy Regulatory Commission and Energy Information Administration sources;

       - comparison of average costs of fuel for particular plants with the weighted average cost of that fuel for all plants in the market area, and establishment of ratios of a unit's cost of fuel to the weighted average;

       - not assuming any seasonal price changes for fuels;

       - development of long-term fuel escalation factors; and

       - application of these forecasted growth rates to the weighted average price of fuels previously derived.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

    The operator of our project, Cogentrix Batesville Operations, LLC, is a wholly owned subsidiary of Cogentrix. Under the operation and maintenance agreement, Cogentrix Batesville Operations will receive a fee of $39,000 per month for ten months for services performed prior to the date on which our power facility begins commercial operation and a fee of $41,667 per month on and after the date on which our power facility begins commercial operation. These fees will be adjusted annually in accordance with the gross domestic product implicit price deflator index, which is intended to be a measure of inflation. In addition, we will reimburse Cogentrix Batesville Operations for the budgeted and approved expenses it incurs to operate and maintain our project. We will pay Cogentrix Batesville Operations' post-commercial operation fees only if we have already allocated the required funds to our debt service and reserve accounts in accordance with the financing documents. We believe that the terms of the operation and maintenance agreement are commercially reasonable. See "Description of the Principal Project Documents--Operation and Maintenance Agreement" and "Description of the Principal Financing Documents--Common Agreement--Deposit and Disbursement of Funds."

    The manager of our project, LS Power Management, LLC, is a wholly owned subsidiary of LS Power. As compensation for the services that LS Power Management will provide us under the management services agreement, LS Power Management will receive a monthly management fee of $33,333. This fee is adjusted annually in accordance with the gross domestic product implicit price deflator index. The fees and reimbursable expenses payable under the management services agreement are designated as operating expenses under the financing documents and therefore will be paid prior to the payment of principal of and interest on the bonds. We believe that the terms of the management services agreement are commercially reasonable. See "Description of the Principal Project Documents--Management Services Agreement."

    We paid a development fee of $14,000,000 and reimbursed about $2,500,000 of costs to Granite Power Partners II, L.P. in consideration for development activities provided prior to the offering of the bonds. No additional fee is payable to Granite Power Partners II, L.P. by us. The development activities provided by Granite Power Partners II, L.P. to us consisted of the acquisition of land rights, coordination of the financing of our project, strategic planning, contract negotiation and execution, regulatory analysis, the acquisition of permits for our project and engineering oversight.

                 DESCRIPTION OF THE PRINCIPAL PROJECT DOCUMENTS

    THE FOLLOWING IS A SUMMARY OF OUR PRINCIPAL PROJECT DOCUMENTS. ANY REFERENCE IN THIS PROSPECTUS TO ANY AGREEMENT INCLUDES ALL EXHIBITS AND AMENDMENTS EFFECTIVE AS OF THE DATE OF THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THESE AGREEMENTS. COPIES OF THESE AGREEMENTS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBITS TO OUR REGISTRATION STATEMENT.

                    VIRGINIA POWER POWER PURCHASE AGREEMENT

    We are party to a power purchase agreement with Virginia Electric and Power Company dated as of May 18, 1998 which provides for the sale of the electrical capacity and electricity from two of the generating units at our power facility. These two units will be dedicated to Virginia Power's use under the Virginia Power power purchase agreement. Virginia Power is required to file reports and other information with the Securities and Exchange Commission. These materials are available on the Securities and Exchange Commission's web site, which can be accessed at http://www.sec.gov.

MILESTONES, GUARANTEED DELIVERY, AND CONSEQUENCES OF DELAY

    The Virginia Power power purchase agreement contains scheduled milestones which we have agreed to achieve. The milestones include:

MILESTONE                                                           MILESTONE DATE
---------                                                          ----------------
1.   Completion of the foundations for the combustion turbine
     generator and the steam turbine generator...................  November 1, 1999

2.   Delivery of the combustion turbine generator................  December 1, 1999

3.   Delivery of the steam turbine generator.....................  January 1, 2000

4.   Completion of the lateral pipeline..........................  March 31, 2000

5.   Completion of pressure testing of the heat recovery steam
     generator and steam blows of the piping system and
     synchronization with the Entergy system and the Tennessee
     Valley Authority system.....................................  May 1, 2000

6.   Commercial operation date...................................  June 1, 2000

    Milestones 1, 2 and 3 have been achieved and it is anticipated that milestones 4 and 5 will be achieved prior to their milestone dates. However, the current construction schedule indicates that commercial operation of the two Virginia Power units will occur on May 10, 2000 and June 5, 2000. Based upon these scheduled dates, the second Virginia Power unit may not achieve commercial operation prior to its milestone date.

    We have guaranteed delivery of the estimated amount of contract capacity (283 megawatts for each unit or 566 megawatts total) to Virginia Power starting on June 1, 2000. The date for guaranteed delivery will be extended on a daily basis if there is a delay due to a force majeure event or some other event which is beyond our control. We have agreed that if we do not achieve commercial operation of either of Virginia Power's units by the guaranteed date, then we will be responsible for the delivery of capacity and electricity from another source. If there is an unexcused delay, and Virginia Power requests that we be responsible for replacement capacity and electricity, we can choose to either:

    - arrange for capacity and electricity from another source. In this case Virginia Power will pay us for this capacity and electricity at the contract price. We will be responsible for any costs above the contract price, with our maximum liability limited to $5,660,000 for each unit or $11,320,000 total; or

    - ask Virginia Power to obtain capacity and electricity from another source. In this case we will pay Virginia Power for the difference between the cost of replacement power and the cost of power under the contract, with our liability limited to $5,660,000 for each unit or $11,320,000 total.

    Based upon BVZ Power Partners' estimated completion date of June 5, 2000 for the second Virginia Power unit, we may be liable for the cost of replacement power for the period from June 1, 2000 to June 5, 2000.

    We will begin delivering capacity and electricity from each of Virginia Power's designated units on the commercial operation date of each unit. The commercial operation date for a unit is defined as the date of the last to occur of the following:

    - we complete all milestones for the unit;

    - we successfully test the unit; and

    - we deliver Virginia Power a certificate of the achievement of the commercial operation date of the unit.

    Virginia Power will have the right to terminate the Virginia Power power purchase agreement if we fail to achieve the commercial operation date by June 1, 2001, which date can be extended if we experience an event of force majeure or if Virginia Power fails to deliver fuel to us. Prior to the commercial operation date, in the case of force majeure, Virginia Power will have the right to terminate the Virginia Power power purchase agreement if the duration of the force majeure exceeds 12 months.

SECURITY

    We must post completion security in the form of one or more irrevocable letters of credit to secure our performance under the Virginia Power power purchase agreement and cover our replacement power obligations. On August 28, 1998, we posted completion security in the form of a letter of credit in the amount of $5,660,000. If we fail to achieve any milestone for a Virginia Power unit by the milestone date and that failure may result in a delay of the commercial operation date, we will be required to post additional completion security. The total amount of completion security will be computed as the estimated incremental replacement power cost for the time of the delay in the commercial operation date, up to a maximum total of $5,660,000 per unit or $11,320,000 total. If Virginia Power draws upon the completion security, we will have no obligation to replenish the completion security prior to the commercial operation date. After the commercial operation date, the completion security will be released, and we will have the obligation to maintain other security in an amount equal to $10 per kilowatt of each Virginia Power unit, which we estimate will be $5,600,000.

COMMISSIONING AND TESTING

    Prior to the commercial operation date and every year thereafter, the contract capacity for each Virginia Power unit will be established according to testing procedures contained in the Virginia Power power purchase agreement. Virginia Power may market and sell test electricity for us. We will be responsible for the cost of fuel needed to generate the test electricity and may be required to pay Virginia Power a marketing fee of $1 per megawatt hour of test electricity sold.

TERM

    The initial term of the Virginia Power power purchase agreement extends to the date 13 years after the earlier of the commercial operation date and the guaranteed delivery date. Virginia Power may extend the term of the Virginia Power power purchase agreement for an additional 12 years. At any point during the extended term, Virginia Power may terminate the Virginia Power power purchase agreement upon 18 months notice.

VIRGINIA POWER OPTION TO BUY

    If Virginia Power exercises its option to extend the term of the Virginia Power power purchase agreement and does not terminate the Virginia Power power purchase agreement prior to the end of its twenty-fifth year, Virginia Power will have the option to purchase the Virginia Power units at the end of the extended term. The purchase price will be $150 per kilowatt of the capacity of the Virginia Power units.

SALE AND PURCHASE OBLIGATIONS

    We are obligated to sell, and Virginia Power is obligated to purchase, the capacity and electricity of the Virginia Power units. Virginia Power will be required to accept any replacement power that we deliver if we choose to deliver replacement power when the Virginia Power units are unavailable in whole or in part. After the commercial operation date of either unit, we are not obligated to deliver power from another source, but we may elect to provide replacement power during a forced outage or a force majeure event, or when either Virginia Power unit is unavailable for any reason. Virginia Power will make payments for replacement power as if such power were delivered from a Virginia Power unit. We are restricted from selling capacity or electricity from either of the Virginia Power units to any third party during the term of the Virginia Power power purchase agreement. Virginia Power must make monthly payments to us including a reservation payment, an energy payment, start-up payments and system upgrade credits. Virginia Power's aggregate payment to us may be increased or decreased depending on whether our power facility produces electricity above or below a specified level of fuel efficiency.

RESERVATION PAYMENTS, RESERVATION CHARGES, AND AVAILABILITY ADJUSTMENTS

    The reservation payment for each Virginia Power unit begins on the earlier to occur of the commercial operation date and the guaranteed delivery date. The reservation payment for each Virginia Power unit is calculated under a formula based on the tested capacity of the unit, a reservation charge, and an availability adjustment factor for the unit:

    Reservation Payment = ((standard capacity X standard capacity reservation charge) + (supplemental capacity X supplemental capacity reservation charge)) X availability adjustment factor

    The standard capacity is the maximum generating capacity of each Virginia Power unit without the use of duct firing or steam injection, measured by a test conducted at least annually. The results of each test will be adjusted to summer conditions. The standard capacity generally decreases with rising temperature, so the summer condition adjustment ensures that Virginia Power will only pay for capacity which will be available in the summer when it is needed most. During cooler periods, the capacity greater than the amount of capacity available during the summer is to Virginia Power's benefit. The supplemental capacity is the additional generating capacity of a Virginia Power unit created by the use of duct firing or steam injection, measured by a test conducted at least annually. The results of each test will be adjusted to summer conditions. The supplemental capacity generally does not vary with temperature. We will have the right to re-test and re-establish the standard capacity and supplemental capacity up to four times in any year. Virginia Power will have the right to require a re-test once a year. The reservation charges for each year are as follows:

                                           STANDARD CAPACITY RESERVATION   SUPPLEMENTAL CAPACITY RESERVATION
CONTRACT YEAR                                   CHARGE ($/KW-MONTH)               CHARGE ($/KW-MONTH)
-------------                              -----------------------------   ---------------------------------
1-5.....................................               5.00                               3.25
6-13....................................               6.00                               3.50
14-25(extended term)....................               4.50                               3.00

    If the commercial operation date of either Virginia Power unit occurs prior to the guaranteed delivery date, the reservation charge for that Virginia Power unit prior to the guaranteed delivery date will be $4.00 per kilowatt per month for standard capacity and $0.00 for supplemental capacity.

    The availability adjustment factor is meant to adjust the reservation payment according to how reliably each unit operates. The availability adjustment factor is calculated in several steps with the end result being a decrease in the reservation payment if a unit performs poorly during a year, particularly if a unit performs poorly during the summer peak.

    The first step in the calculation of the availability adjustment factor is keeping track of all forced outage hours for each Virginia Power unit. In general, any hour in which a unit cannot deliver power when needed is counted as a forced outage hour unless the hour has been pre-agreed as an outage or unless the outage is otherwise excused. A forced outage hour in the Virginia Power Power Purchase Agreement is defined as any hour in which a unit is not fully or partially available to generate the electricity required by Virginia Power other than:

    - scheduled maintenance hours;

    - force majeure hours;

    - excused hours;

    - hours when an emergency condition is occurring on the Tennessee Valley Authority's or Entergy's electrical transmission system;

    - non-delivery due to imbalances if we are responsible for imbalance penalties; and

    - hours in which we elect to be responsible for replacement power, which are described below under "--Forced Outages and Replacement Power".

For example, if a critical piece of equipment breaks, and it is not due to a force majeure event such as a tornado, then all of the hours in which Virginia Power would have dispatched the unit will be counted as forced outage hours until the equipment is repaired or replaced, unless we elect to be responsible for replacement power during the outage. Similarly, if a piece of equipment breaks which causes the output of a unit to be 50% of the maximum output of the unit, and the breakage is not due to a force majeure event and we do not elect to be responsible for replacement power, then 50% of each hour in which Virginia Power would have dispatched the unit until the equipment is repaired or replaced will be counted as forced outage hours.

    The second step in the calculation of the availability adjustment factor takes into consideration the relative value of each unit during the summer electricity peak season. Having the unit available to generate electricity in the summer is more valuable than having it available at other times of the year. We have agreed to reflect this increased value in the calculation of the availability adjustment factor by using a weighing factor to weight each forced outage hour before calculating the availability adjustment factor. The weighing factor for each forced outage hour of each Virginia Power unit is shown in the table below:

MONTH                                                     MONTHLY WEIGHING FACTOR
-----                                                     -----------------------
January.................................................           .075
February................................................           .075
March...................................................           .035
April...................................................           .035
May.....................................................           .085
June....................................................           1.50
July....................................................           2.50
August..................................................           2.50
September...............................................           1.00
October.................................................           .035
November................................................           .035
December................................................           .075

    The next step in calculating the availability adjustment factor is to total the weighted forced outage hours over the previous 12 months. By having a 12 month rolling average, the effect of any large forced outage on the reservation payment is not only on the current month, but is also smoothed over the next 11 months. The availability adjustment factor for any month is calculated according to the following algorithm based on the total 12-month weighted forced outage hours:

    During the first year: availability adjustment factor = (8,760-twelve month equivalent forced
                                                            outage hours)/8,391.

    After the first year:

        If the twelve month equivalent forced outage hours are less than or equal to 1,752, then the availability adjustment factor = (8,760-twelve month equivalent forced outage hours)/8,515;

        If the twelve month equivalent forced outage hours are between 1,752 and 2,628, then the availability adjustment factor = (8,760-(twelve month equivalent forced outage hours + 0.25 X (twelve month equivalent forced outage hours-1,752)))/8,515

        If the twelve month equivalent forced outage hours are greater than 2,628, then the availability adjustment factor = (8,760-(twelve month equivalent forced outagehours + 0.25 X (twelve month equivalent forced outage hours-1,752)))/8,515

        If the twelve month equivalent forced outage hours are greater than 2,628, then the availability adjustment factor = (8,760-(twelve month equivalent forced outage hours + 0.25 X (2,628 - 1,752) + 0.40 X (twelve month equivalent forced outage hours-2,628)))/8,515

    In other words, for each Virginia Power unit, we can incur 369 weighted forced outage hours during the first contract year and 245 equivalent forced outage hours in each subsequent year without any reduction in our reservation payment. After the first contract year, each month we will calculate the number of weighted forced outage hours occurring during the prior twelve month period. For every 1% of equivalent outage hours over 245, the reservation payment will be reduced by 1%. For every 1% of equivalent outage hours over 1,752, the reservation payment will be reduced by 1.25%. For every 1% of equivalent outage hours over 2,628, the reservation payment will be reduced by 1.4%.

ENERGY PAYMENTS

    The energy payment is equal to the product of the electricity delivered to Virginia Power at the interconnection point with the Tennessee Valley Authority or Entergy systems times a rate of $1.00 per megawatt hour, increasing at 3% per calendar year.

START PAYMENTS

    If the number of starts for either Virginia Power unit exceeds 250 per contract year, Virginia Power will pay us a start payment calculated as the product of $5,000 per start multiplied by the number of starts greater than 250. If a Virginia Power unit fails to successfully start (during testing, commissioning or otherwise thereafter), we will reimburse Virginia Power for the fuel consumed during the failed start. If a Virginia Power unit trips after a successful start, we will reimburse Virginia Power for the fuel consumed during the start.

SYSTEM UPGRADE CREDITS

    Under our interconnection agreements with the Tennessee Valley Authority and Entergy, the Tennesssee Valley Authority and/or Entergy could provide Virginia Power with a credit or discount for transmission service due to our payment for system upgrades on the Tennessee Valley Authority's and Entergy's systems. Although the Tennessee Valley Authority and Entergy have agreed to pay these credits to us directly, Virginia Power has agreed to pay us a system upgrade credit in the amount of any payment, credit or discount received by Virginia Power under its transmission service agreements with Entergy and the Tennessee Valley Authority, to the extent attributable to our payment for upgrades of the Tennessee Valley Authority and Entergy systems.

GUARANTEED HEAT RATE PAYMENTS

    Virginia Power will pay us, or we will pay Virginia Power, the difference between the cost of fuel actually consumed by the Virginia Power units while they are dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency, as described below under "--Heat Rate Guarantee."

OPERATION AND MAINTENANCE

    We must operate and maintain the Virginia Power units and the common facilities in accordance with prudent industry practice and the requirements of the Virginia Power power purchase agreement, which requires us, for example, to comply with law. We must inform Virginia Power on a daily basis of the generation capacity of each Virginia Power unit and any limitations, restrictions, deratings or outages affecting that Virginia Power unit for the next day. We must provide Virginia Power ongoing access to the site and various operational information.

MAINTENANCE SCHEDULING

    Each year we and Virginia Power will work together to develop a proposed schedule for the scheduled maintenance outages of our power facility for the next year based upon Virginia Power's projected dispatch schedule. We have agreed not to schedule maintenance during the months of June, July, August, September, January and February without Virginia Power's consent. The number of allotted days for scheduled maintenance outages of each Virginia Power unit is 14 days in the years in which a combustor inspection will occur, 21 days in the years in which a hot gas inspection will occur and 28 days in the years in which a major inspection will occur.

    We may also perform up to 120 hours per year of additional scheduled maintenance outages at night or during weekends and holidays with one day's prior written notice to Virginia Power. Virginia Power has the right to delay an additional scheduled maintenance as long as Virginia Power pays for any costs associated with the delay.

    We must use commercially reasonable efforts to minimize any scheduled maintenance outage.

SCHEDULING, DISPATCH AND DELIVERY

    Each Virginia Power unit will be fully dispatchable and capable of automatic generation control and will operate on automatic generation control if directed by Virginia Power or the designated control center on behalf of Virginia Power. On a daily basis, Virginia Power will provide us with the projected hourly schedule for dispatch for the following day. Each Virginia Power unit must operate consistent with manufacturers' recommendations and design parameters agreed upon between Virginia Power and us, such as a minimum steady-state load of 70% of the standard capacity.

FORCED OUTAGES AND REPLACEMENT POWER

    In the event of a forced outage that results in a reduction of at least 50 megawatts in the capacity of either Virginia Power unit, or in the event of a reduction in the capacity of either unit that lasts for a continuous period of ten days or longer, we may at our option avoid counting the outage as a forced outage in the calculation of the availability adjustment factor by being responsible for replacement power. This means that we can elect to provide replacement power or we can elect to pay Virginia Power the incremental cost of replacement power greater than the cost under the contract as described below.

    Whenever either unit trips off-line or is unavailable for a reason that is not excused, the following process is initiated. Within four hours of the beginning of the outage, we must notify Virginia Power of our election regarding replacement power during the first few days of the outage. During the initial period from the commencement of the outage through midnight of the second following day our election may be either:

    - to pay Virginia Power the incremental cost of obtaining replacement capacity and electricity greater than the cost of capacity and electricity under the Virginia Power power purchase agreement; or

    - to count the outage hours as forced outage hours in the calculation of the availability adjustment factor of the unit.

    During the outage we will try diligently to remedy the situation. If the outage continues until midnight of the second day following the beginning of the outage, then we are required to notify Virginia Power of our assessment of the situation, the expected end of the outage, and our election of one of the options described below for the duration of the outage. Beginning at 10:00 a.m. of the second day following the beginning of the outage and until the outage is over we may elect:

    - to provide replacement capacity and electricity, in which case we will be paid for replacement capacity and electricity as if it were supplied from the unavailable unit;

    - to require Virginia Power to secure replacement capacity and electricity, in which case we will pay Virginia Power for any incremental cost of obtaining replacement capacity and electricity which is greater than the cost of capacity and electricity under the Virginia Power power purchase agreement; or

    - to count the outage hours as a forced outage in the calculation of the availability adjustment factor.

    If either period of the outage has been designated to count toward forced outage hours in the availability adjustment calculation, then Virginia Power will provide us with the estimated dispatch of the unit in order to determine the number of forced outage hours. Within two days after a unit has returned to service, Virginia Power will provide us with an estimate of when the unit would have been dispatched, based on the market prices during the period. Only hours in which we would have been dispatched will count as forced outage hours.

    Replacement power will consist of electric generating capacity and electricity having substantially similar characteristics to the capacity and electricity to be supplied by us under the Virginia Power power purchase agreement.

    We have agreed to reevaluate the process described above after at least two years, at Virginia Power's election, with the objective of the reevaluation to be to eliminate any undue administrative burden on either party.

ELECTRICAL INTERCONNECTION

    We will own, operate, maintain and control all of the electrical interconnection facilities up to the point of interconnection of our power facility with Entergy's and the Tennessee Valley Authority's systems. Virginia Power will be responsible for obtaining and paying for the provision of transmission services and any ancillary or control area services required by the Federal Energy Regulatory Commission, Entergy, the Tennessee Valley Authority, any independent system operator or any other transmission utility for the delivery and transmission of electricity beyond the interconnection points between our power facility and the Tennessee Valley Authority and Entergy systems. Virginia Power is obligated to make reservation payments under the Virginia Power power purchase agreement whether or not transmission service is available for the output of either Virginia Power unit. We are excused from non-performance if our power facility is disconnected from the Tennessee Valley Authority or Entergy system due to a Tennessee Valley Authority or Entergy system emergency. See "--Force Majeure Events and Delivery Excuse" "--Entergy Interconnection Agreement" and "--Tennessee Valley Authority Interconnection Agreement."

FUEL ARRANGEMENTS

    The Virginia Power power purchase agreement is what is referred to as a tolling arrangement. Virginia Power is obligated to supply and pay for fuel for each Virginia Power unit. Virginia Power will continue to make reservation payments under the Virginia Power power purchase agreement whether or not it is able to deliver fuel to our power facility (as long as its inability to deliver fuel is not due to our negligence, such as if we do not interconnect our power facility to any gas transportation pipelines). Virginia Power will pay us, or we will pay Virginia Power, the difference between the cost of fuel actually consumed by the Virginia Power units while they are dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency as described below under "--Heat Rate Guarantee."

    Virginia Power is obligated to arrange, procure, supply, nominate, balance, transport and deliver to the lateral natural gas pipeline the amount of fuel necessary for each of the Virginia Power units to generate the electrical output expected to be dispatched by Virginia Power from that Virginia Power unit.

    We have the right to require Virginia Power to provide fuel to us during the commissioning and testing of the Virginia Power units prior to the commercial operation date. We must notify Virginia Power no later than ten days prior to the date on which such fuel will be needed and will reimburse Virginia Power for the delivered cost of that fuel associated with any fuel used during the commissioning of the Virginia Power units.

    We must obtain all governmental approvals required for the ownership, construction, operation and maintenance of the lateral natural gas pipeline. We must construct or cause the construction of the lateral natural gas pipeline in a timely manner and with a capacity sufficient to deliver fuel to operate our entire power facility at its hourly maximum output level. We must operate and maintain the lateral natural gas pipeline and reserve transportation rights on the lateral natural gas pipeline sufficient for the delivery of fuel to operate our entire power facility at its hourly maximum output level. No other person can have a right to transport fuel on the lateral natural gas pipeline superior to Virginia Power except as may be required by law.

HEAT RATE GUARANTEE

    Virginia Power will pay us, or we will pay Virginia Power, the difference between the cost of fuel actually consumed by the Virginia Power units while they are dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency or "heat rate". Heat rate is the common technical term in the industry to measure fuel efficiency, and is the amount of heat input per unit output. The only significant difference between fuel efficiency and heat rate is that the measurement units of heat rate are inverted from what is normally thought of as fuel efficiency, so as efficiency increases, the heat rate decreases.

    A tracking account will be maintained to track for each Virginia Power unit the difference between the actual amount of fuel required to generate the dispatched electricity and the amount of fuel expected to be required to generate the dispatched electricity based on the guaranteed heat rate. The fuel used by each Virginia Power unit for operations below the minimum load during start-ups and shutdowns is not considered in this calculation. There is no heat rate guarantee below minimum load. If the actual amount of fuel required to generate the dispatched electricity above minimum load varies from the expected amount of fuel at the guaranteed heat rate, then a balance will accrue in the tracking account to credit us or Virginia Power as appropriate. The amount added or subtracted from the tracking account will be the actual fuel cost increase or fuel cost savings, or the best estimate if the actual amount can not be exactly known. If the actual amount of fuel consumed is greater than the amount of fuel calculated on the basis of the guaranteed heat rate then we will pay Virginia Power the actual or estimated cost for the excess fuel. If the actual amount of fuel consumed is less than the amount of fuel calculated on the basis of the guaranteed heat rate then Virginia Power will pay us an amount equal to the actual or estimated cost of the fuel savings. The guaranteed heat rate for each Virginia Power unit at the standard capacity is 7,000 BTU per kilowatt hour. This value is adjusted upwards for loads less than full standard capacity to account for fuel efficiency decreases at lower load points than the optimal output. The guaranteed heat rate for supplemental capacity is 9,500 BTU per kilowatt hour.

FORCE MAJEURE EVENTS AND DELIVERY EXCUSE

    Either party is excused from performing its obligations due to events which are not in its reasonable control and without the fault or negligence of the party claiming the force majeure event. The Virginia Power power purchase agreement contains several examples of force majeure events such as floods, hurricanes, tornadoes, sabotage, terrorism, war, riots, public disorders and emergency conditions. The power purchase agreement identifies the following events as events which are not force majeure events:

    - causes or events affecting the performance of third party suppliers of goods or services except to the extent caused by an event that is otherwise a force majeure event;

    - causes or events resulting from ambient temperature;

    - failures or delays caused by a strike at the project, except to the extent caused by a national strike;

    - the unavailability of equipment which could have been avoided by prudent industry practices;

    - changes in market conditions that affect the price of energy or capacity;

    - failure to timely apply for government approvals; and

    - delivery excuse.

    We have informed Virginia Power that the delay in the delivery of the Virginia Power generating unit's steam turbine was an event beyond our reasonable control and without our fault or negligence and thus would constitute a force majeure event under the Virginia Power power purchase agreement. However, Virginia Power did not initially agree with our assertion and resolution of the issue is pending our resolution of the issue with BVZ Power Partners.

    If a party fails to perform under the Virginia Power Power Purchase Agreement because of a force majeure event, and such nonperformance continues for a period exceeding 12 consecutive months, the other party may terminate the Virginia Power power purchase agreement.

    We are not liable for or deemed in breach of the Virginia Power power purchase agreement to the extent performance of our obligations is delayed or prevented by circumstances defined in the agreement as "delivery excuse". Our failure to deliver is excused when it is due to the non-performance of Virginia Power, such as if Virginia Power fails to arrange for fuel to be supplied and delivered to our power facility, or fails to arrange for transmission of electricity away from our power facility. We are also excused from non-performance due to any event of default of Virginia Power, any delay or failure by Virginia Power in giving any approval within the times required, any delay or failure by Virginia Power in performing any of its obligations, or any emergency condition presenting an imminent danger or significant disruption on the Entergy system or the Tennessee Valley Authority system that results directly from an act or failure to act by Virginia Power. During periods when we cannot perform our obligations, referred to as delivery excuses, Virginia Power will continue to make reservation payments to us, and such non-delivery hours will not count as forced outage hours in the availability adjustment factor calculation.

DEFAULTS AND REMEDIES

    The following constitute events of default under the Virginia Power power purchase agreement:

    - the failure of either party to make undisputed payments within 30 days after notice that such payment is due;

    - the failure of either party to comply with any material provision of the Virginia Power power purchase agreement within 30 days after notice has been given, or up to 90 days after notice has been given if reasonable diligence is being used to cure the failure;

    - a bankruptcy, insolvency or similar event affecting either party;

    - our failure to provide the required completion security within 30 days after notice by Virginia Power, or our failure to maintain the required completion security within 10 days after notice by Virginia Power;

    - either party's failure to comply with the assignment provisions of the Virginia Power power purchase agreement;

    - any representation made by either party that is found to be false in any material respect;

    - our willful act of providing or selling capacity from the Virginia Power units to a person other than Virginia Power;

    - our willful act of tampering with the metering equipment for the purpose of defrauding Virginia Power; or

    - our abandonment of our power facility.

    Upon an event of default, the non-defaulting party may establish a date between 5 and 10 business days of notice on which the Virginia Power power purchase agreement will be canceled if the event of default has not been cured, withhold any payment due to the defaulting party under the Virginia Power power purchase agreement until the event of default is cured, and pursue any other remedies available at law or in equity.

INDEMNIFICATION

    We will indemnify and hold harmless Virginia Power, and Virginia Power will indemnify and hold us harmless, from all claims, demands, losses, liabilities and expenses for personal injury or death or damage to property arising out of the indemnifying party's performance under the Virginia Power power purchase agreement.

LIMITATION ON LIABILITY

    Prior to the commercial operation date of the Virginia Power units, our liability to Virginia Power, other than with respect to indemnity or a liability due to the willful sale of electricity from the Virginia Power units to a third party or otherwise in violation of the Virginia Power power purchase agreement, will be limited to the amount of completion security required to be provided under the Virginia Power power purchase agreement. After the commercial operation date of either Virginia Power unit, our liability to Virginia Power will not exceed $40 million during the initial term, $70 million from the end of the initial term until December 31 of contract year 17, and $100 million from January 1 of contract year 17 until the end of the extended term. The Virginia Power power purchase agreement provides that unless expressly provided otherwise in the Virginia Power power purchase agreement, neither party will be liable to the other for consequential, incidental, punitive, exemplary or indirect damages suffered by that party or by any customer or any purchaser of that party, lost profits or other business interruption damages, by statute, in tort or contract, under any indemnity provision or otherwise.

ASSIGNMENT

    The Virginia Power power purchase agreement may not be assigned by either party without the other party's prior written consent. No consent is required if we assign the Virginia Power power purchase agreement to any party providing financing for our power facility and its successors and assigns. No consent is required if Virginia Power assigns the Virginia Power power purchase agreement to Dominion Resources or any wholly-owned subsidiary of Dominion Resources, if at the time of assignment, the assignee has a long-term debt credit rating at or above the lowest of A- from Standard and Poor's Ratings Group, Baal from Moody's Investors Service, Inc. or the credit rating of Virginia Power at the time of the assignment. In addition, the assignee must assume all of the obligations of Virginia Power under the Virginia Power power purchase agreement and other related agreements.

    The collateral agent or its transferee or assignee may assume our obligations under the Virginia Power power purchase agreement as long as our power facility is maintained and operated at all times by an experienced operating entity or an affiliate of an experienced operating entity. In addition, the transferee or assignee must have a tangible net worth no less than our tangible net worth on August 28, 1998, and the transferee or assignee or any affiliate of that entity must not have been an adverse party in litigation with Virginia Power or any of its affiliates within the preceding 18 months. In addition, upon acceleration of some of our loans, Virginia Power will be offered the opportunity to purchase those loans.

                        AQUILA POWER PURCHASE AGREEMENT

    We are a party to a power purchase agreement with Aquila Energy Marketing Corporation and UtiliCorp United Inc. dated as of May 21, 1998 which provides for the sale of the electrical capacity and electricity generated from one unit at our power facility. One unit will be dedicated to Aquila/ UtiliCorp's use under the Aquila/UtiliCorp power purchase agreement. UtiliCorp United Inc. has appointed Aquila Energy Marketing Corporation as its agent under the Aquila/UtiliCorp power purchase agreement. UtiliCorp United Inc. is required to file reports and other information with the Securities and Exchange Commission. These reports include information about Aquila Energy Marketing Corporation because it is a wholly-owned subsidiary of UtiliCorp United Inc. The reports and other information filed by UtiliCorp United Inc. are available on the Securities and Exchange Commisson's web site, which can be accessed at http://www.sec.gov.

GUARANTEED DELIVERY, COMMISSIONING AND TESTING, AND CONSEQUENCES OF DELAY

    We have guaranteed delivery of the estimated amount of contract capacity (defined to be 279 megawatts) to Aquila/UtiliCorp starting on June 1, 2000. This guaranteed date will be extended on a daily basis if there is a delay due to a force majeure event or some other event which is beyond our control. If there is an unexcused delay in the commercial operation date of the Aquila/UtiliCorp unit beyond the guaranteed date then we must elect one of the following:

    - to arrange for capacity and electricity from another source. In this case Aquila/UtiliCorp will pay us for this capacity and electricity at the contract price. We will be responsible for any costs above the contract price;

    - to request Aquila/UtiliCorp to obtain capacity and electricity from another source. In this case we will pay Aquila/UtiliCorp for the difference between the cost of their replacement power and the cost of power under the contract. If we do not provide Aquila/UtiliCorp the proper notices of a delay in the commercial operation date, this case will automatically occur; or

    - to make an adjustment to the reservation payment during the period between the guaranteed delivery date and the commercial operation date of the Aquila/UtiliCorp unit. This adjustment to the reservation payment each month will be based on a value factor for the month as described below under "--Availability Adjustment". Any adjustment greater than the reservation payment for a month will be provided to Aquila/UtiliCorp as a credit toward the reservation payments in future months. We may make this election only if we give Aquila/UtiliCorp a notice of delay of the commercial operation date at least 90 days prior to the guaranteed delivery date.

    The current construction schedule indicates that substantial completion of the Aquila/UtiliCorp unit will occur on June 27, 2000. As a result of this projected delay, we have notified Aquila/UtiliCorp of our election to incur a delivery delay adjustment in the event that the Aquila/UtiliCorp unit is delayed beyond the guaranteed delivery date.

    We will begin delivering capacity and electricity from Aquila/UtiliCorp's unit on the commercial operation date of the unit. The commercial operation date is defined as the date on which we have certified that the unit has successfully completed its capacity tests. We have agreed to not declare commercial operation of the Aquila/UtiliCorp unit prior to June 1, 2000.

    Prior to the commercial operation date and every year thereafter, the contract capacity will be established according to testing procedures contained in the Aquila/UtiliCorp power purchase agreement. The contract capacity is the sum of the standard capacity and the supplemental capacity. The standard capacity is the maximum generating capacity of the Aquila/UtiliCorp unit at summer conditions at full combustion turbine output without the use of duct firing or steam injection. The standard capacity generally decreases with rising temperature, so the summer condition adjustment ensures that Aquila/UtiliCorp will only pay for capacity which will be available in the summer when it is needed most. During cooler periods, the capacity greater than the amount of capacity available at summer conditions is to Aquila/UtiliCorp's benefit. The supplemental capacity is the generating capacity of the Aquila/UtiliCorp unit in excess of the standard capacity created by the use of duct firing and steam injection. The supplemental capacity generally does not vary widely with temperature. The contract capacity must be measured in increments of 1 megawatt, rounded down to the nearest megawatt. The standard capacity can be no less than 235 megawatts and no greater than 260 megawatts. The supplemental capacity can be no less than 20 megawatts and no greater than 36 megawatts. In the event that the contract capacity is less than 235 megawatts but greater than 210 megawatts, Aquila/UtiliCorp's sole remedy is to reduce its reservation payment to the level based on the tested contract capacity. In the event that the contract capacity is less than or equal to 210 megawatts, we will have the opportunity to cure this capacity shortfall while at the same time either supplying replacement power to Aquila/UtiliCorp or paying Aquila/UtiliCorp's incremental costs of replacement power purchases up to a contract capacity of 210 megawatts. In the event that we cannot cure the shortfall within 240 days, Aquila/UtiliCorp may declare us in default and terminate the Aquila/ UtiliCorp power purchase agreement.

    At our option, Aquila/UtiliCorp will market and sell any test electricity. We must provide any fuel at our expense to generate the test electricity and an additional $0.03 per MMBtu and we must pay Aquila/UtiliCorp a marketing fee of $0.25 per megawatt hour of test electricity sold.

    Aquila/UtiliCorp may terminate the Aquila/UtiliCorp power purchase agreement if we are unable to achieve the commercial operation date by June 1, 2001, subject to an extension of up to 12 months to June 1, 2002 if the commercial operation date is delayed as a result of a force majeure event or delivery excuse and the guaranteed delivery date has occurred by June 1, 2001.

TERM

    The initial term of the Aquila/UtiliCorp power purchase agreement extends to the date 15 years and seven months after the guaranteed delivery date. Aquila/UtiliCorp may extend the term of the Aquila/UtiliCorp power purchase agreement for an additional 5 years, upon at least 29 months prior notice to us.

SALE AND PURCHASE OBLIGATIONS

    We are obligated to sell, and Aquila/UtiliCorp is obligated to purchase, the capacity of the Aquila/ UtiliCorp unit and associated electricity, other than test electricity. Aquila/UtiliCorp will be required to accept any replacement power that we deliver if we choose to deliver replacement power when the Aquila/UtiliCorp unit is unavailable. After commercial operation of the Aquila/UtiliCorp unit, we are not obligated to deliver power from another source, but we may elect to provide replacement power during a forced outage or a force majeure event or when Aquila/UtiliCorp's unit is unavailable for any reason. Aquila/UtiliCorp must make monthly payments to us that include a reservation payment, an energy payment, start-up payments and system upgrade credits. Aquila/UtiliCorp's aggregate payment to us may be increased or decreased depending on whether the Aquila/UtiliCorp unit produces electricity above or below a specified level of fuel efficiency or "guaranteed heat rate".

RESERVATION PAYMENTS

    The reservation payments begin on the guaranteed delivery date. The reservation payments for the Aquila/UtiliCorp unit are calculated according to a formula based on the tested capacity of the Aquila/ UtiliCorp unit and the reservation charge as described below:

Reservation            (contract capacity up to 267 megawatts X reservation
payment =              charge) + (surplus supplemental capacity greater than 267
                       megawatts X surplus reservation rate)

    The reservation charge for the first five years after the guaranteed delivery date is $4.90 and the reservation charge is $5.00 at any time after the first five years after the guaranteed delivery date, including during the extended term. The surplus reservation rate is $2.50. The contract capacity is the sum of the standard capacity and supplemental capacity at summer conditions, measured by a test conducted at least annually. We will have the right to retest and reestablish the contract capacity at any time upon 48 hours notice and Aquila/UtiliCorp will have the right to require such a retest upon five days notice if Aquila/UtiliCorp believes that the contract capacity is overstated by at least 10 megawatts for a period of at least 90 days.

AVAILABILITY ADJUSTMENT

    The availability adjustment is meant to adjust the reservation payment according to how reliably the unit operates. The availability adjustments are calculated in several steps with the end result being a decrease in the reservation payment if the unit performs poorly during a year, particularly if the unit performs poorly during the summer. The availability adjustment occurs monthly with an annual availability adjustment true-up.

    The first step in the calculation of the availability adjustment is keeping track of all forced outage hours for the Aquila/UtiliCorp unit. In general, any hour in which the unit cannot deliver power when dispatched is counted as a forced outage hour unless the hour has been pre-agreed as an outage or unless the hour is otherwise excused. A forced outage hour is defined as any hour in which a unit is not fully or partially available to generate the electricity requested by Aquila/UtiliCorp other than:

    - scheduled maintenance hours;

    - force majeure hours;

    - excused hours;

    - non-delivery due to imbalances if we are responsible for the payment of any penalty imposed by the interconnected utility for the imbalance; or

    - hours in which we elect to be responsible for replacement power, which are described below under "--Forced Outages and Replacement Power".

For example, if a critical piece of equipment breaks, and it is not due to a force majeure event such as a tornado, then all of the hours in which Aquila/UtiliCorp would have dispatched the unit will be counted as forced outage hours until the equipment is repaired or replaced, unless we elect to be responsible for replacement power during the outage. Similarly, if a piece of equipment breaks which causes the output of a unit to be 50% of the maximum output of the unit, and the breakage is not due to a force majeure event and we do not elect to be responsible for replacement power, then 50% of each hour in which Aquila/UtiliCorp would have dispatched the unit until the equipment is repaired or replaced will be counted as forced outage hours.

    The second step in the calculation of the availability adjustment is the determination of an availability adjustment factor for each month. The availability adjustment factor for a month in which the number of forced outage hours are less than 4% of the hours during which the Aquila/UtiliCorp unit would have been available is 1.00. The availability adjustment factor for a month in which the number of forced outage hours is greater than 4% of the hours during which the Aquila/UtiliCorp unit would have been available decreases on a 1:1 basis for forced outage hours greater than 4%.

    The monthly availability adjustment is calculated according to the formula below:

Monthly availability               (the sum of the unadjusted reservation payments for each
adjustment =                       month of the calendar year in which the monthly availability adjustment is being computed) X the value factor for each
                                   month shown in the table below X (1 MINUS the availability adjustment factor)

    The calculation of the monthly availability adjustment takes into consideration the relative value of the unit during the summer electricity peak season. Having the unit available to generate electricity in the summer is more valuable than other times of the year. We have agreed to reflect this increased value in the calculation of the availability adjustment by using the weighing factor. The weighing factors for each month are as shown below:

YEAR 2000                                                     WEIGHING FACTOR
---------                                                     ---------------
June........................................................       14.4%
July........................................................       26.3%
August......................................................       24.2%
September...................................................       10.2%
October.....................................................        9.4%
November....................................................        7.7%
December....................................................        7.8%

YEAR 2001--END OF TERM                                        WEIGHING FACTOR
----------------------                                        ---------------
January.....................................................        8.3%
February....................................................        7.1%
March.......................................................        4.5%
April.......................................................        3.9
May.........................................................        6.2%
June........................................................       10.0%
July........................................................       18.3%
August......................................................       17.2%
September...................................................        7.3%
October.....................................................        6.1%
November....................................................        5.6%
December....................................................        5.5%

    The total effect of each monthly availability adjustment is to reduce a monthly reservation payment by the relative weight of the reservation payment during the year if the unit is unexpectedly unavailable greater than 4% of the otherwise available hours of the month.

    The annual availability adjustment true-up is calculated in the same manner as the availability adjustment for a month, but with an allowance of 3% of the hours during which the Aquila/UtiliCorp unit that would have been available during such year had no forced outage occurred. If the annual availability adjustment for any year is greater than the sum of monthly availability credits previously determined for that year, then the difference is due to Aquila/UtiliCorp as a credit against the reservation payments otherwise due.

    The reservation payments may be adjusted as a result of any delay in achieving commercial operation of the Aquila/UtiliCorp unit beyond the guaranteed delivery date. If such a delay occurs, we may adjust the reservation payments during the period after the guaranteed delivery date until the commercial operation date. Each month during such period the delivery delay adjustment would be calculated and subtracted from the reservation payment due to us for such month.

Delivery Delay               [(reservation charge) X (months in the year) X number of
Adjustment =                 days of delay in the month X 267 megawatts X weighing factor for the month shown in the table above)]/number of days in the month

    If the delivery delay adjustment is greater than the reservation payment due to us for a month, any remaining amounts of such delivery delay will be used as a credit to Aquila/UtiliCorp toward the reservation payment in future months.

ENERGY PAYMENTS

    The energy payment is equal to the product of the electricity delivered to Aquila/UtiliCorp at the interconnection point with the Tennessee Valley Authority or Entergy systems times a rate of $1.00 per megawatt hour multiplied by an index based on the gross domestic product implicit price deflator index.

START PAYMENTS

    If the number of starts of the Aquila/UtiliCorp unit exceeds 200 per year, then Aquila/UtiliCorp must pay us the product of $5,000 and the number of starts in excess of 200.

SYSTEM UPGRADE CREDITS

    Under our interconnection agreements with the Tennessee Valley Authority and Entergy, the Tennessee Valley Authority and/or Entergy could provide Aquila/UtiliCorp with a credit or discount for transmission service due to our payment for system upgrades on the Tennessee Valley Authority's and Entergy's systems. Although the Tennessee Valley Authority and Entergy have agreed to pay these credits to us directly, the Aquila/UtiliCorp power purchase agreement has a provision for Aquila/ UtiliCorp to pay us a system upgrade credit in the amount of any payment, credit or discount received by them under their agreements with Entergy and the Tennessee Valley Authority, to the extent such credit is attributable to our payment for system upgrades.

GUARANTEED HEAT RATE PAYMENTS

    Aquila/UtiliCorp will pay us, or we will pay Aquila/UtiliCorp, the difference between the cost of fuel actually consumed by the Aquila/UtiliCorp unit while it is dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency as described below under "--Heat Rate Guarantee."

OPERATION AND MAINTENANCE

    We must operate and maintain the Aquila/UtiliCorp unit and common facilities in accordance with prudent industry practice and the other requirements of the Aquila/UtiliCorp power purchase agreement, which requires us, for example, to comply with all laws. We must inform Aquila/UtiliCorp on a daily basis of the generating capacity of the Aquila/UtiliCorp unit and any limitations, restrictions, deratings or outages affecting the Aquila/UtiliCorp unit for the next day. We must provide Aquila/ UtiliCorp with ongoing access to the site and various operational information concerning our power facility.

MAINTENANCE SCHEDULING

    Each year we and Aquila/UtiliCorp will work together to develop a schedule for the maintenance outages of the Aquila/UtiliCorp unit based upon Aquila/UtiliCorp's projected dispatch schedule. We have agreed not to perform any scheduled maintenance on the Aquila/UtiliCorp unit during the period from June 15 through September 15 without Aquila/UtiliCorp's consent. The number of hours allotted for scheduled maintenance hours of the Aquila/UtiliCorp unit is 336 hours in the years in which a combustion inspection will occur, 480 hours in the years in which a hot gas inspection will occur and 840 hours in the years in which a major inspection will occur. We may also reschedule up to 120 hours per year of scheduled maintenance outages with at least two days notice.

SCHEDULING, DISPATCH AND DELIVERY

    The Aquila/UtiliCorp unit will be fully dispatchable by Aquila/UtiliCorp, and will operate on automatic generation control if directed by Aquila/UtiliCorp or the designated control center on behalf of Aquila/UtiliCorp. On a daily basis, Aquila/UtiliCorp will provide us with the projected hourly scheduled dispatch of the following day. The Aquila/UtiliCorp unit must operate consistent with manufacturers' recommendations and design parameters agreed upon by Aquila/UtiliCorp and us, such as a minimum steady-state load of 70% of the standard capacity.

FORCED OUTAGES AND REPLACEMENT POWER

    A forced outage is defined in the Aquila/UtiliCorp power purchase agreement to be the inability the Aquila/UtiliCorp unit to partially or fully generate its output as dispatched by Aquila/UtiliCorp, other than due to scheduled maintenance, force majeure or a delivery excuse. In the event of a forced outage, we may, at our option, avoid incurring the forced outage hours by providing or paying for replacement power.

    Whenever a forced outage of the Aquila/UtiliCorp unit occurs, the following process is initiated. As soon as possible, and no later than 48 hours after the beginning of the outage, we must notify Aquila/UtiliCorp of our assessment of the situation, the expected duration of the outage, and our election regarding replacement power during the initial portion of the outage and during the remainder of the outage. During the initial portion of the outage, which is the period from the beginning of the outage until midnight of the second following day, we may elect either:

    - to pay Aquila/UtiliCorp for the incremental cost of obtaining replacement capacity and electricity in excess of the costs of capacity and electricity under the Aquila Power Purchase Agreement; or

    - to count the hours as forced outage hours in the calculation of the availability adjustment.

    Our election for the remainder of the outage may be:

    - to provide replacement capacity and electricity to Aquila/UtiliCorp. In this case, we will be paid for such replacement capacity and electricity as if it were supplied from the Aquila/UtiliCorp unit;

    - to require Aquila/UtiliCorp to secure replacement capacity and electricity. In this case we would pay Aquila/UtiliCorp's incremental cost of obtaining replacement capacity and electricity in excess of the cost of capacity and electricity under the Aquila/UtiliCorp power purchase agreement; or

    - to count the outage hours as forced outage hours when calculating the availability adjustment factor.

    During the outage we will try diligently to remedy the situation. The outage will end when the Aquila/UtiliCorp unit returns to service.

    Replacement power will consist of electric generating capacity and electricity having substantially similar characteristics to the capacity and electricity to be supplied under the Aquila/UtiliCorp power purchase agreement.

ELECTRICAL INTERCONNECTION

    We will own, operate, maintain and control all of the interconnection facilities up to the point of interconnection of our power facility with Entergy's and/or the Tennessee Valley Authority's systems. Aquila/UtiliCorp will be responsible for obtaining and paying for the provision of transmission services and any ancillary or control area services required by the Federal Energy Regulatory Commission, Entergy, the Tennessee Valley Authority, any independent system operator or any other transmission utility for the delivery and transmission of electricity beyond the interconnection points between our power facility and the Tennessee Valley Authority and Entergy systems. Aquila/UtiliCorp is obligated to continue to make reservation payments under the Aquila/UtiliCorp power purchase agreement whether or not transmission service is available for the output of the Aquila/UtiliCorp unit. We are excused from non-performance if our power facility is disconnected from the Tennessee Valley Authority or Entergy systems due to a Tennessee Valley Authority or Entergy system emergency. See "--Force Majeure Events and Delivery Excuse," "--Entergy Interconnection Agreement" and "--Tennessee Valley Authority Interconnection Agreement."

FUEL ARRANGEMENTS

    The Aquila/UtiliCorp power purchase agreement is what is referred to as a tolling arrangement. Aquila/UtiliCorp is obligated to supply and pay for fuel for the Aquila/UtiliCorp unit. Aquila/UtiliCorp will continue to make reservation payments under the Aquila/UtiliCorp power purchase agreement whether or not they are able to deliver fuel to our power facility (as long as their inability to deliver fuel is not due to our negligence, such as if we do not interconnect our power facility to any gas transportation pipelines). Aquila/UtiliCorp will pay us, or we will pay Aquila/UtiliCorp, the difference between the cost of fuel actually consumed by the Aquila/UtiliCorp unit while it is dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency, as described below under "--Heat Rate Guarantee".

    Aquila/UtiliCorp is obligated to arrange, procure, supply, nominate, balance, transport and deliver to the lateral natural gas pipeline the amount of fuel necessary for the Aquila/UtiliCorp unit to generate the net electrical output dispatched by Aquila/UtiliCorp from the Aquila/UtiliCorp unit.

    We have the right to require Aquila/UtiliCorp to provide fuel to us during the commissioning and testing of the Aquila/UtiliCorp unit prior to the commercial operation date.

    Aquila/UtiliCorp must use all commercially reasonable efforts to cause any fuel delivered to be in conformity with the quality requirements under the ANR Pipeline and Tennessee Gas agreements. Aquila/UtiliCorp must pay for any costs resulting from cleaning and clearing our power facility due to our acceptance of fuel not conforming to such quality requirements. In addition, Aquila/UtiliCorp will use commercially reasonable efforts to deliver gas at a specified pressure level. As to fuel not conforming to the pressure requirements, depending upon the degree of nonconformity, we may either declare a force majeure and not accept the fuel due to such nonconformity or elect to accept the fuel despite the nonconformity. If we elect to declare force majeure due to such nonconformity, Aquila/ UtiliCorp will be relieved from its obligation to pay the reservation payment. If any portion of the capacity of the Aquila/UtiliCorp unit is not available as a result of the force majeure event for more than 336 consecutive hours or 505 cumulative hours in any calendar year, Aquila/UtiliCorp will have the right to cause the installation of gas compression at our power facility, and the costs of the installation will be shared equally by Aquila/UtiliCorp and us. If Aquila/UtiliCorp elects not to cause the installation of gas compression, then Aquila/UtiliCorp will be obligated to pay us the reservation payment associated with all hours of the force majeure event for that calendar year.

    We must obtain all governmental approvals required for the ownership, construction, operation and maintenance of the lateral natural gas pipeline, and we must construct or cause the construction of the lateral natural gas pipeline in a timely manner and with a capacity sufficient to deliver fuel to operate our entire power facility at its hourly maximum output level. We must operate and maintain the lateral natural gas pipeline and reserve transportation rights on the lateral natural gas pipeline sufficient for the delivery of fuel to operate our entire power facility at its hourly maximum output level. No other person can have a right to transport fuel on the lateral natural gas pipeline superior to Aquila/UtiliCorp except as may be required by law. We will supply Aquila/UtiliCorp with access to the Trunkline Gas Company pipeline as long as that access does not increase our costs or affect our schedule.

HEAT RATE GUARANTEE

    Aquila/UtiliCorp will pay us, or we will pay Aquila/UtiliCorp, the difference between the cost of fuel actually consumed by the Aquila/UtiliCorp unit while it is dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency or "heat rate". Heat rate is the common technical term in the industry to measure fuel efficiency, and is the amount of heat input per unit output. The only significant difference between fuel efficiency and heat rate is that the measurement units of heat rate are inverted from what is normally thought of as fuel efficiency, so as fuel efficiency increases, the heat rate decreases.

    A tracking account will be maintained to track the difference between the actual amount of fuel required to generate the dispatched electricity and the amount of fuel expected to be required to generate the dispatched electricity based on the guaranteed heat rate. The fuel used for operations below the minimum load during start-ups and shutdowns is not considered in this calculation. There is no heat rate guarantee below minimum load. If the actual amount of fuel required to generate the dispatched electricity varies from the expected amount of fuel required to generate the dispatched electricity at the guaranteed heat rate, then a balance will accrue in the tracking account to credit us or Aquila/UtiliCorp as appropriate. The amount added or subtracted from the tracking account will be the actual fuel cost increase or fuel cost savings, or the best estimate if the actual amount cannot be exactly known. If the actual amount of fuel consumed is greater than the amount of fuel calculated on the basis of the guaranteed heat rate, then we will pay Aquila/UtiliCorp the actual or estimated cost for the excess fuel. If the actual amount of fuel consumed is less than the guaranteed heat rate, then Aquila/ UtiliCorp will pay us an amount equal to the actual or estimated cost of the fuel savings. The guaranteed heat rate is determined by the product of a seasonal standard heat rate (7.000 MMBtu per megawatt hour for June through September and 6.900 MMBtu per megawatt hour for October through May) multiplied by a predetermined heat rate adjustment factor for partial load. This heat rate adjustment factor is always greater than 1.000 in order to account for fuel efficiency decreases at lower load points than the optimal output. The guaranteed heat rate for the supplemental capacity is 9.500 MMBtu/MWh.

CREDIT SUPPORT

    We must provide Aquila/UtiliCorp the documentation of our debt service coverage ratio which we provide to the collateral agent. If our debt service coverage ratio for each of the previous four consecutive calendar quarters is less than 1.25 to 1.00 then we must provide Aquila/UtiliCorp, upon their request, reasonable security for our obligations. The security must be in an amount equal to $5.00 per kilowatt of the contract capacity or approximately $1,300,000. We must maintain this security until the earlier of the date on which:

    - we provide Aquila/UtiliCorp documentation that our debt service coverage ratio was 1.25 to 1.00 or greater for a period of four consecutive calendar quarters; or

    - the termination of the agreement, and the full payment by us to Aquila/UtiliCorp of all amounts that we owe Aquila/UtiliCorp.

FORCE MAJEURE EVENTS AND DELIVERY EXCUSE

    Either party is excused from performing its obligations due to events which are not in its reasonable control and which do not result from its fault or negligence. The Aquila/UtiliCorp power purchase agreement contains several examples of force majeure events such as floods, hurricanes, tornadoes, sabotage, terrorism, war, riots or public disorders and emergency conditions. The power purchase agreement identifies the following events as events which are not force majeure events:

    - causes or events resulting from ambient temperature;

    - failures or delays caused by a strike at the project, except to the extent caused by a national strike;

    - the unavailability of equipment except to the extent caused by an event that is otherwise a force majeure event and could not have been avoided by prudent industry practices;

    - changes in market conditions that affect the price of energy or capacity;

    - failure to timely apply for government approvals; and

    - delivery excuse.

If a party fails to perform under the Aquila/UtiliCorp power purchase agreement because of a force majeure event, and the non-performance continues for a period exceeding 18 consecutive months, the other party may terminate the Aquila/UtiliCorp power purchase agreement. If the guaranteed delivery date or the commercial operation date is delayed for a period exceeding 12 months due to force majeure events, Aquila/UtiliCorp may terminate the Aquila/UtiliCorp power purchase agreement. If we are unable to deliver all or part of the actual contract capacity of the Aquila/UtiliCorp unit due to a force majeure event affecting us, then Aquila/UtiliCorp will not be obligated to make the payment associated with the capacity which was not available due to that force majeure event. A force majeure event will not affect Aquila/UtiliCorp's obligation to pay the reservation payment for replacement power and will not affect any other payment obligation of Aquila/UtiliCorp.

    We are not liable for or in breach of the Aquila/UtiliCorp power purchase agreement to the extent performance of our obligations is delayed or prevented by circumstances defined in the agreement as "delivery excuse". Our failure to deliver is excused when it is due to non-performance of Aquila/ UtiliCorp, such as if Aquila/UtiliCorp fails to arrange for fuel to be supplied and delivered to our power facility, or fails to arrange for transmission of electricity away from our power facility. We are also excused from non-performance due to any event of default of Aquila/UtiliCorp, any delay or failure by Aquila/UtiliCorp in giving any approval within the times required, any delay or failure by Aquila/UtiliCorp in performing any of its obligations or any emergency condition presenting an imminent danger or significant disruption on the Entergy system or the Tennessee Valley Authority system that results directly from an act or failure to act by Aquila/UtiliCorp. During periods when we cannot perform our obligations, referred to as delivery excuses, Aquila/UtiliCorp will continue to make reservation payments to us, and the non-delivery hours will not count as forced outage hours in the availability adjustment calculation.

DEFAULTS AND REMEDIES

    The following are events of default under the Aquila/UtiliCorp power purchase agreement:

    - the failure of either party to make a payment within 30 days after notice that payment is due;

    - the failure of either party to comply with any material provision of the Aquila/UtiliCorp power purchase agreement within 30 days after notice has been given, or up to 90 days after notice has been given if reasonable due diligence is being used to cure the failure;

    - any bankruptcy, insolvency or similar event affecting either party which is not cured within 60 days for voluntary events and within 90 days for involuntary events;

    - the failure of either party to comply with the assignment provisions which is not cured within 30 days after notice;

    - any representation made by either party found to be false in any material respect which is not cured within 30 days after notice; or

    - our failure to maintain a contract capacity of at least 210 megawatts for a period of 240 days.

    Upon an event of default, the non-defaulting party may establish a date, which will be 30 days after notice is given, on which the Aquila/UtiliCorp power purchase agreement would be canceled if the event of default has not been cured, withhold any payment due, and pursue any other remedies available at law or in equity.

INDEMNIFICATION

    We will indemnify and hold harmless Aquila/UtiliCorp, and Aquila/UtiliCorp will indemnify and hold us harmless, from all claims, demands, losses, liabilities and expenses for personal injury or death or damage to property arising out of the indemnifying party's performance under the Aquila/UtiliCorp power purchase agreement.

LIMITATION ON LIABILITY

    Prior to the commercial operation of the Aquila/UtiliCorp unit, our liability to Aquila/UtiliCorp is limited to paying only the incremental costs of any replacement power through the termination date of the Aquila/UtiliCorp power purchase agreement. After the commercial operation date of the Aquila/UtiliCorp unit we have no obligation to supply replacement power other than as reflected in the calculation of the availability adjustment or the termination remedies available under the Aquila/UtiliCorp power purchase agreement. Aquila/UtiliCorp's liability to us is limited only to the reservation payments through the term of the agreement. The Aquila/UtiliCorp power purchase agreement provides that, unless expressly provided otherwise in the Aquila/UtiliCorp power purchase agreement, neither party is liable to the other for consequential, incidental, punitive, exemplary or indirect damages, lost profits or other business interruption damages, by statute, in tort or contract or any other indemnity provision or otherwise.

ASSIGNMENT

    Aquila Energy Marketing Corporation may assign the Aquila/UtiliCorp power purchase agreement to any affiliate of UtiliCorp without our consent provided that UtiliCorp remains a party to the Aquila/UtiliCorp power purchase agreement and remains jointly and severally liable for the assignee's obligations in the Aquila/UtiliCorp power purchase agreement.

    Other than described above, neither party may assign the Aquila/UtiliCorp power purchase agreement without the other party's prior written consent, such consent not to be unreasonably withheld. It has been agreed that it is not reasonable to withhold consent to an assignment to a party if the assignee has a credit rating equal to or greater than the credit rating of the assigning party.

    If the collateral agent forecloses on our interests in our power facility based on a breach under a power purchase agreement relating to the output of any unit other than the Aquila/UtiliCorp unit, then, so long as the Aquila/UtiliCorp power purchase agreement is a valid and binding agreement, the foreclosing party will be required to assume and perform our obligations under the Aquila/UtiliCorp power purchase agreement on a prospective basis, but will not be required to assume any outstanding liability under the agreement.

                             CONSTRUCTION CONTRACT

    We are party to the Turnkey Engineering, Procurement and Construction Contract dated as of July 22, 1998 with BVZ Power Partners-Batesville. BVZ Power Partners is a joint venture between Black & Veatch Construction, Inc. and H.B. Zachry Company. The construction contract provides for the design, engineering, procurement, and construction of our entire power facility, other than the electrical substation and transmission lines. BVZ Power Partners' work under the construction contract is not complete until they have successfully tested our power facility. We issued a notice to proceed to BVZ Power Partners commencing BVZ Power Partners' work on August 28, 1998.

CHANGE ORDERS

    The construction contract has been amended by the notice to proceed and the following Change Orders:

    - Change Order 001 effective as of October 22, 1998,

    - Change Order 002 effective November 2, 1998,

    - Change Order 003 effective November 5, 1998,

    - Change Order 004 effective November 5, 1998,

    - Change Order 005 effective December 10, 1998,

    - Change Order 006 effective February 1, 1999,

    - Change Order 007 effective April 12, 1999,

    - Change Order 008 effective July 2, 1999,

    - Change Order 009 effective September 23, 1999,


    - Change Order 010 effective October 25, 1999,



    - Change Order 011 effective October 25, 1999,



    - Change Order 012 effective December 15, 1999,



    - Change Order 013 effective December 15, 1999,



    - Change Order 014 effective January 5, 2000, and



    - Change Order 015 effective February 4, 2000.


    The effect of these change orders on the construction contract are described below.

CONSTRUCTION CONTRACT PRICE AND GUARANTEED COMPLETION DATES


    The fixed price under this construction contract is $240,174,000, which reflects a net increase of $176,000 in the contract price as a result of the change orders we have issued.


    The guaranteed completion dates under the construction contract as adjusted by the change orders are:

    - July 16, 2000 for the first unit,

    - July 26, 2000 for the second unit and

    - July 31, 2000 for the third unit.

If BVZ Power Partners does not meet the guaranteed completion dates, it will be liable for liquidated damages for delay as described below under "--Liquidated Damages for Delay".

JOINT AND SEVERAL LIABILITY; SURETY

    H.B. Zachry Company and Black & Veatch Construction, Inc. are jointly and severally liable under the construction contract. Black & Veatch, LLP, the parent of Black & Veatch Construction, Inc., has executed a guarantee agreement dated July 22, 1998, guaranteeing all performance and payments by BVZ Power Partners under the construction contract.

    A performance bond in the amount of $239,998,300 and a payment bond in the amount of $239,998,300 have been supplied for the construction contract by Continental Casualty Company

(whose insurer financial strength rating is Al from Moody's Investors Services and A+ (outlook negative) from Standard & Poor's Ratings Group) acting as surety for Black & Veatch Construction, Inc. and the United States Fidelity and Guaranty Company (whose insurer financial strength rating is Al from Moody's Investors Services and AA from Standard & Poor's Ratings Group) acting as surety for H.B. Zachry Company.

    The performance and payment bonds support BVZ Power Partners' obligations under the construction contract. If BVZ Power Partners fails to perform the construction contract, the surety under the performance bonds will arrange for BVZ Power Partners to complete and perform the construction contract, undertake to perform and complete the construction contract itself, through its agents or through independent contractors, or arrange for a third party to perform and complete the construction contract.

    If BVZ Power Partners fails to pay for labor, materials, and equipment furnished for use in the performance of the construction contract then under the payment bond, the surety will arrange for that payment.

BVZ POWER PARTNERS'S RESPONSIBILITIES

    BVZ Power Partners is responsible for all aspects of the work under the construction contract other than our responsibilities under the construction contract, which are described below.

    In connection with its undertakings, BVZ Power Partners acknowledges:

    - the satisfactory nature, location, character and accessibility of the site for its work;

    - any existence of surface or subsurface obstacles to its work, the location and character of existing or adjacent work or structures and other general and local conditions which might effect its work or the performance of its work;

    - that the contract price and construction schedule are based on and reflect the existence of these conditions;

    - that BVZ Power Partners will not be entitled to a change order as a result of the existence of these conditions.

    If any pre-existing hazardous materials or archeological remains or artifacts are discovered, BVZ Power Partners has no obligation to remove, handle or transport those items. To the extent that these pre-existing items or their removal delays their work, BVZ Power Partners may request a change in the schedule and/or the contract price.

    In addition, BVZ Power Partners must provide to us a list of spare parts and expendable materials for all major machinery, equipment, materials, supplies and other goods supplied under the construction contract.

OUR RESPONSIBILITIES

    We are responsible to:

    - pay for major equipment and other machinery and materials, including the combustion turbine generators, the steam turbine generators, the heat recovery steam generators and the transformers;

    - provide the electrical, natural gas, water and other interconnection facilities that are not within BVZ Power Partners' responsibility;

    - make reasonable efforts to purchase and deliver the spare parts and expendable materials for all major machinery, equipment, materials, supplies and other goods supplied under the construction contract prior to the substantial completion of the first unit; and

    - supply all of the consumable items required for commissioning, operation and testing of our power facility. This includes all chemicals, lubricants, fuel, water, electricity and other utilities, except excess fuel used during testing as described below.

BVZ Power Partners must pay for any fuel consumed in excess of an allocated test fuel quantity of 2,924,000 MMBtu. The gross revenue received by us from the sale of energy during any acceptance test will be credited to BVZ Power Partners up to the aggregate cost incurred by BVZ Power Partners for the test fuel in excess of 2,924,000 MMBtu.

PAYMENT AND ACCEPTANCE OF WORK

    The current contract price of $240,174,000 is the sum of BVZ Power Partners' direct costs and our costs of approximately $160,000,000 for major equipment which we have directly purchased or will directly purchase. The contract price excludes any tax reimbursements to be made by us to BVZ Power Partners and could be adjusted by change order. Payments are made to BVZ Power Partners based upon a schedule of values for the construction of our power facility. The schedule of values follows the construction schedule, with specific amounts due after the completion of specific elements of our power facility. BVZ Power Partners must submit monthly invoices detailing its progress toward meeting each element on the construction schedule. We will pay accordingly, provided we do not reject BVZ Power Partners' claim of completion of an item, and provided that BVZ Power Partners does not submit an invoice which would result in over 105% of the estimated cash flow in the schedule of values being invoiced. We have received invoices from BVZ Power Partners totaling approximately $224,542,000 (excluding the tax reimbursements).

    As security for BVZ Power Partners' performance under the construction contract, we will retain 5% of each monthly payment until the later of

    - substantial completion of their work, including completion of the acceptance tests or completion and

    - expiration of any remedial construction plan, and the payment of any liquidated damages. A remedial construction plan will be created if BVZ Power Partners gives us notice that they will not complete their work by the guaranteed completion date. During the remedial period, we will assess liquidated damages for the delay.

At the time of completion or the expiration of any remedial construction plan, we will pay the retained amount less an amount equal to twice the estimated cost of punchlist items. Punchlist items are loose-ends which have not been completed, but are not required to operate our power facility commercially in a safe manner. An example of a punchlist item is to apply paint to a building. We will pay BVZ Power Partners the retained amounts quarterly as the punchlist items are completed.

    We may withhold payment for any defective work not remedied and any liens or claims that BVZ Power Partners is liable for other than:

    - third party claims provided for and accepted by an insurance company;

    - uninsured damages;

    - default by BVZ Power Partners;

    - overpayment; or

    - a good faith dispute.

TITLE TO WORK AND RISK OF LOSS

    BVZ Power Partners guarantees that the legal title to its work and the materials and equipment it provides under the construction contract will pass free and clear of any liens, claims, security interests or other encumbrances upon each progress payment. BVZ Power Partners will bear the risk of loss, care and custody and control of any equipment and materials until the substantial completion of each related unit and its common facilities.

WARRANTIES

    BVZ Power Partners warrants that:

    - the work and equipment will be new when installed and free from defects or deficiencies in materials, workmanship, title or otherwise;

    - each generating unit and that portion of our power facility covered by the construction contract will be designed, engineered and constructed in accordance with the requirements of the construction contract;

    - the installation of the materials and equipment will be in substantial accordance with the manufacturers' requirements;

    - the work will be year 2000 compliant; and

    - the work will be performed in accordance with all laws and capable of operating in compliance with all laws.

    Each generating unit's warranty extends one year after its substantial completion. For the common facilities the warranty extends one year from substantial completion of our power facility. We may extend the warranty on the three units for an additional year for an additional $1,539,000. The warranties do not extend to:

    - defects or deficiencies resulting from ordinary wear and tear;

    - failure to operate or maintain our power facility properly; or

    - our negligence, unless it is a result of our reliance on information or instructions provided by BVZ Power Partners.

LIQUIDATED DAMAGES FOR DELAYS

    The current guaranteed completion dates for the three units are July 16, 2000, July 26, 2000 and July 31, 2000, subject to adjustment by change order. If BVZ Power Partners fails to substantially complete a unit by the day following its guaranteed completion date, then BVZ Power Partners must pay liquidated damages to us for each 24-hour period thereafter that BVZ Power Partners does not substantially complete that unit. The liquidated damages accrue in the amount of $43,333 per unit per day in the months from May through September and $33,333 per unit per day in the months from October through April.

    If we cannot operate a unit by the day following the substantial completion of a unit due to interference, damage or hindrance by BVZ Power Partners relating to the construction and achievement of substantial completion of any other unit or the common facilities, BVZ Power Partners must pay delay liquidated damages during the non-operation of that unit:

    - if prior to the guaranteed completion date, in an amount payable on the guaranteed completion date equal to the liquidated damages rate less $21,667 per unit per day from May through September and $16,667 per unit per day from October through April and

    - if after the guaranteed completion date then at a rate of $43,333 per unit from May through September and $33,333 from October through April.

    If we cannot operate any unit or our power facility due solely to the failure of any acceptance tests conducted after the substantial completion of a unit or our power facility, then BVZ Power Partners must pay delay liquidated damages for the duration of the non-operation period at a rate of $43,333 per unit from May through September and $33,333 from October through April.

PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES FOR PERFORMANCE

    BVZ Power Partners must achieve the following performance guarantees:

                                   PERFORMANCE GUARANTEE            GUARANTEED VALUE
                                   ----------------------   ---------------------------------
Maximum Unit Power Output
Guarantee (1)....................              285,400 kW   95 DEG.F, 60% relative humidity,
                                                            duct burner in service,
                                                            evaporative cooler in service,
                                                            power augmentation in service

Unit Power Output Guarantee
(1)..............................              248,290 kW   95 DEG.F, 60% relative humidity,
                                                            duct burner not in service,
                                                            evaporative cooler in service,
                                                            power augmentation out of service

Unit Heat Rate Guarantee (1).....      6,769 Btu/kWh (HHV)  95 DEG.F, 60% relative humidity,
                                                            duct burner not in service,
                                                            evaporative cooler in service,
                                                            power augmentation out of service

Auxiliary Load Guarantee.........               15,300 kW   95 DEG.F, 60% relative humidity,
                                                            duct burner not in service,
                                                            evaporative cooler in service,
                                                            power augmentation out of service

Maximum Auxiliary Load
Guarantee........................               18,900 kW   95 DEG.F, 60% relative humidity,
                                                            duct burner in service,
                                                            evaporative cooler in service,
                                                            power augmentation in service

------------------------

(1) The Guarantee Value represents "gross" performance. To obtain "net" auxiliary loads must be subtracted.

    BVZ Power Partners must also achieve guaranteed values for cooling tower performance, availability, reliability, start-up, sound level, emissions, and equipment capabilities.

    As one of the requirements to achieve substantial completion of a unit, the performance tests will have to demonstrate for that unit at least 96.25% of the unit power output guarantee, 94.25% of the maximum unit power output guarantee and not more than 104.25% of the unit heat rate guarantee. These three performance levels are collectively the performance minimums.

    If a unit achieves the performance minimums but not the performance guarantees by its specified completion date, BVZ Power Partners will have an additional 300 days from the specified completion date to achieve the performance guarantees. If BVZ Power Partners still fails to achieve those performance guarantees, BVZ Power Partners must pay performance liquidated damages. The performance liquidated damages vary by acceptance test and the level of deviation from the respective performance guarantee.

BONUSES FOR EARLY COMPLETION AND PERFORMANCE


    If BVZ Power Partners substantially completes all three units prior to the guaranteed completion date specified for the third unit then we must pay BVZ Power Partners a bonus of $50,000 for each 24-hour period of early completion. In addition, if BVZ Power Partners substantially completes the first unit prior to June 6, 2000, the second unit prior to June 16, 2000 and the third unit prior to June 21, 2000, it would be entitled to receive bonuses of up to $500,000, $500,000, and $500,000, respectively. BVZ Power Partners is also entitled to performance bonuses for exceeding some of the output related guaranteed values.



    The aggregate bonus that BVZ Power Partners can earn for early completion cannot exceed $4,500,000. The aggregate bonuses that BVZ Power Partners can earn for early completion and performance bonuses, together, cannot exceed $6,500,00.


LIMITATION ON LIABILITY

    The aggregate liability of BVZ Power Partners cannot exceed:

    - 5% of the contract price on account of any individual unit with respect to delay liquidated damages;

    - 15% of the contract price on account of any individual unit with respect to delay and performance liquidated damages;

    - 30% of the contract price, plus the full amount of any bonuses received by BVZ Power Partners for our power facility with respect to delay and performance liquidated damages.

    BVZ Power Partners' aggregate liability, including all liquidated damages for delay and performance, whether arising out of tort (including negligence), strict liability or any other cause of action (other than the indemnification of third parties) is limited to 100% of the contract price.

EVENTS OF DEFAULT AND TERMINATION

    We may terminate the construction contract if BVZ Power Partners fails to cure the following defaults within the applicable cure periods:

    - a transfer or sale of all or substantially all of BVZ Power Partners' assets;

    - a merger by BVZ Power Partners with or into another entity;

    - the institution of bankruptcy proceedings seeking to adjudicate BVZ Power Partners bankrupt or insolvent which are not dismissed within 30 days;

    - a general assignment for the benefit of creditors or the appointment of a receiver for BVZ Power Partners due to its insolvency;

    - the institution of a voluntary bankruptcy by BVZ Power Partners or other similar reorganization;

    - the failure, neglect, refusal or inability to provide sufficient material, equipment, services or labor to perform under the terms of the construction contract if not diligently pursued within 15 days or cured within 30 days of notice;

    - the failure to make prompt payment of undisputed invoices due to subcontractors within 15 days of notice;

    - a disregard for or breach of any laws if not diligently pursued within 15 days or cured within 30 days of notice;

    - a breach of any representation or warranty given to us if not diligently pursued within 15 days or cured within 30 days of notice;

    - a failure to correct any defective work performed under the construction contract or within the warranty period if not diligently pursued within 15 days or cured within 30 days of notice; or

    - a default of a material obligation under the construction contract if not diligently pursued within 15 days or cured within 30 days of notice.

    We may also terminate the construction contract if BVZ Power Partners fails to substantially complete our power facility by the guaranteed completion date and cannot thereafter present a remedial plan that reasonably demonstrates that BVZ Power Partners can achieve substantial completion of our power facility by 300 days after the guaranteed completion date.

    If we terminate the construction contract early for cause then we may employ any other contractor to complete the work. BVZ Power Partners will be liable for any costs above the contract price. Upon termination by us, all liquidated damages then due must be paid by BVZ Power Partners.

    In addition, we may terminate the construction contract for convenience in whole or in part at any time. If this occurs then BVZ Power Partners must immediately cease their work, place no further orders, attempt to cancel any pending orders and execute only that work necessary for the preservation and protection of the already completed work. Upon a cancellation for convenience we are only liable to BVZ Power Partners for any unpaid aspects of their work properly performed by BVZ Power Partners, all retained amounts and all necessary costs of the termination.

    BVZ Power Partners may terminate the construction contract if we fail to pay undisputed amounts more than 90 days after they are due or if we fail to remedy any non-monetary default under the construction contract within 30 days of notice of such default.

CHANGES IN WORK

    No changes to the work or adjustments to the schedule, price or other agreed upon conditions may occur under the construction contract except in accordance with a change order in writing describing the change and its effect, if any, that is approved by the parties.

SUSPENSION

    We may suspend the performance of all or any portion of BVZ Power Partners' work. At any time thereafter, we may require BVZ Power Partners to resume performance of the suspended work. If this occurs we will extend the guaranteed completion dates and the construction schedule by a reasonable amount of time necessary to account for the suspended period and the contract price may be increased.

Beginning 10 days after a payment is due, BVZ Power Partners may suspend their work during any period that we fail to pay to BVZ Power Partners any undisputed amounts.

INDEMNIFICATION

    BVZ Power Partners must indemnify us, our lenders and the independent engineer from any third party actions, proceedings, claims, damages, liabilities, interest, attorney's fees, costs and expenses arising from bodily injury or property damage caused by BVZ Power Partners' or its subcontractors' negligent act or omission or the presence, discharge, release or threatened release of any hazardous materials brought onto the site by BVZ Power Partners or a subcontractor.

    We and BVZ Power Partners must defend and indemnify each other against all claims made by any governmental authority claiming taxes, duties or fees that we or BVZ Power Partners, respectively, are responsible for. These tax indemnification obligations survive the completion of our power facility and the expiration or termination of the construction contract. They continue for the period of the applicable statute of limitations for the assessment and collection of these taxes.

FORCE MAJEURE

    Either party is excused from performing its obligations due to an event which is beyond its reasonable control, such as a tornado, which are commonly known as force majeure events. An event of force majeure under the construction contract is defined to mean any act or event beyond the control of, and without the fault or negligence of, the entity relying on the act or event, if it prevents performance of an obligation by that entity, and is reasonably unforeseeable. The contract provides examples of force majeure events such as acts of God, landslides, lightning, earthquakes, fires or explosions, floods, epidemic, hurricanes, tornadoes, abnormal severe storms, accidents or delays in transportation that are a direct result of events enumerated in the contract, acts of a public enemy, wars, blockades, riots, rebellions, sabotage, insurrections, governmental actions or inactions or civil disturbance and national, local or regional strikes. Regional or local strikes do not constitute force majeure events if they involve BVZ Power Partners' or any subcontractor's employees at the project. The following events do not constitute force majeure events under the construction contract:

    - financial inability;

    - inability to obtain labor, equipment or materials unless the inability is the result of a force majeure event;

    - equipment failures due to wear and tear or defects;

    - changes in market conditions that affect the costs of goods or services;
      and

    - the failure to timely apply for permits or approvals.

    BVZ Power Partners must give us notice within 24 hours after BVZ Power Partners has actual knowledge of a force majeure event. In this notice BVZ Power Partners must also identify the event, the effect, the anticipated delay and additional costs due to the force majeure event. If it is impracticable to give such information BVZ Power Partners will provide us with supplemental notices as is reasonably possible. Within 10 days of receipt of the notice we will alter the construction contract to account for the increased costs of performance and/or extension of time. If we do not accept BVZ Power Partners' force majeure finding then the propriety of the change order must be submitted to dispute resolution.

ASSIGNMENT

    We may assign all or part of our right, title and interest in the construction contract to any of our affiliates, our lenders or successors to the ownership of our power facility without the prior written consent of BVZ Power Partners. In any other case than listed in the previous sentence, prior written consent of BVZ Power Partners is required for an assignment.

    BVZ Power Partners cannot assign any part or all of its interest in the construction contract without our prior written consent.

                         ENGINEERING SERVICES AGREEMENT

    We entered into a contract with Black & Veatch, LLP dated as of July 24, 1998 for the engineering services related to construction of the following infrastructure for our power facility:

    - the gas pipeline;

    - the water intake system at Enid Lake;

    - the water pipeline;

    - the wastewater discharge line; and

    - our project's substation and transmission lines.

    In this capacity Black & Veatch, LLP must:

    - develop the conceptual design and the turnkey bid packages for these facilities; and

    - develop the conceptual design for the interconnection of the infrastructure provided under each of the other construction contracts for our power facility.

    We must:

    - obtain all necessary permits and licenses;

    - provide all of the required specifications;

    - provide Black & Veatch, LLP with any soil data; and

    - advise Black & Veatch, LLP of the existence of all hazardous materials and any related disposal plans.

    We must pay to Black & Veatch, LLP the sum of 2.1 times its payroll costs plus expenses upon receipt of an invoice. We also must pay a carrying charge of 1.5% per month on all amounts unpaid 30 days following an invoice. A total of approximately $269,000 has been paid under the terms of this agreement.

    This contract will remain in effect until Black & Veatch deems that it has fulfilled its obligations under the agreement or until the agreement is terminated or cancelled by either us or Black & Veatch.

                     COMBUSTION TURBINE PARTS BLANKET ORDER

    Through a letter agreement dated July 20, 1998, we have committed to purchase and Westinghouse Power Generation has agreed to sell combustion turbine parts for our power facility.

SPARE PARTS

    We must purchase from Westinghouse Power Generation all combustion turbine spare parts for a combustion turbine required during the earlier of:

    - the first 48,000 equivalent base load operating hours of the combustion turbine; or

    - the period ending eight years from commercial operation of the combustion turbine.

    The spare parts must be delivered within Westinghouse Power Generation's standard lead times, but in any event must be delivered within twelve months of the request. If we require the spare parts earlier than the standard lead times:

    - Westinghouse Power Generation must attempt to expedite the delivery;

    - both parties must attempt to agree on any additional charges to be paid by us for expediting the order; and

    - if Westinghouse Power Generation cannot deliver the parts quickly enough or we and Westinghouse Power Generation cannot agree on the additional charges, then we may purchase the spare parts from another source that can deliver the parts substantially earlier.

PRICE

    The price for the initial order of parts is $2,095,606. We will receive a 20% discount from the original agreement price adjusted for inflation for any subsequent orders. We may elect to re-negotiate the letter agreement if the market price of the spare parts significantly decreases.

WARRANTIES

    Westinghouse Power Generation warrants that all parts will be free of defects in workmanship and materials for the earliest of:

    - 42 months from delivery;

    - 12 months from installation in the combustion turbine;

    - 8,000 equivalent base load operating hours after installation in the combustion turbine; or

    - 400 equivalent starts.

    However, the warranty will not extend longer than one year after the expiration of the term of the letter agreement.

EQUIVALENT BASE LOAD OPERATING HOURS AND EQUIVALENT STARTS

    The timing of maintenance and parts purchases, the warranties and the term of the letter agreement are linked to the amount of wear and tear on the combustion turbine parts, which is measured according to equivalent base load operating hours and equivalent starts.

    Equivalent base load operating hours is a measurement of the operation time that will result in approximately the same wear and tear as one hour of operation at base load burning natural gas. One hour of operating on natural gas at base load is one equivalent base load operating hour. Some operations, such as operation burning fuel oil, will cause more than one hour of equivalent wear and tear. Therefore, one hour of operation on fuel oil is counted as more than one equivalent base load operating hour. Although our power facility will not have the capability to burn fuel oil, we may have some operations where equivalent base load operating hours accumulate more rapidly than for one hour of operations.

    Equivalent starts refers to the number of normal starts that would result in approximately the same wear and tear as that caused by a normal start burning natural gas. A normal start results when the unit is started on natural gas according to the manufacturer's procedures. An event such as a trip off-line, an accelerated start or a start on fuel oil are counted as more than one equivalent start.

                      OPERATION AND MAINTENANCE AGREEMENT

    We are party to an operation and maintenance agreement with Cogentrix Batesville Operations dated August 24, 1998, under which Cogentrix Batesville Operations must provide operation and maintenance services for most of our project. Cogentrix Batesville Operations is an affiliate of ours. We believe that the terms of the operation and maintenance agreement are commercially reasonable. The operation and maintenance services under the operation and maintenance agreement are divided into two phases, the pre-commencement phase and the operational phase. The term of the agreement is for 27 years after substantial completion of the first generating unit of our power facility.

PRE-COMMENCEMENT PHASE SERVICES

    The pre-commencement phase provides for the transition of our project from construction to completion and ends upon the substantial completion of the first unit. Cogentrix Batesville Operations' responsibilities during this phase include:

    - staffing and hiring;

    - recruiting and training the personnel to operate our project;

    - developing the on-site rules, regulations and procedures;

    - operating and maintaining our project (where not the obligation of BVZ Power Partners); and

    - providing a pre-commencement phase budget and monthly progress reports as described below.

OPERATIONAL PHASE SERVICES

    Cogentrix Batesville Operations responsibilities during the operational phase include:

    - performing all operation and maintenance for each unit and our project;

    - arranging for the procurement of all materials and services required for the operation and maintenance services;

    - performing the daily administration and coordination of the power purchase agreements and the electrical interconnection agreements;

    - performing the daily administration and coordination of the fuel supply;

    - providing all reports, data and other information required by any agreements or permits; and

    - providing an annual operating budget and an annual operating plan.

PRE-COMMENCEMENT PHASE BUDGET

    Cogentrix Batesville Operations must submit a proposed pre-commencement phase budget that contains itemized estimates of:

    - payroll, relocation and recruitment costs of employees;

    - subcontractor costs;

    - insurance costs;

    - management fees; and

    - material and service costs.

OPERATIONAL PHASE BUDGET

    Prior to the operational phase of our project Cogentrix Batesville Operations must propose an annual operating budget that contains estimates of the items listed above under "--Pre-Commencement Phase Budget" and a proposed inventory plan. We must approve any variation in this estimate from the agreed upon pre-commencement phase budget or in any line item of the annual operating budget that is the greater of 10% of that line item or $25,000.

REPORTING

    Cogentrix Batesville Operations must submit the following reports:

    - monthly progress reports covering all maintenance and operations for that month, any procurements, capital improvements, labor relations and significant interactions with power purchasers, other utilities or governmental authorities and reimbursable costs from the budget;

    - an annual operating plan that, pending our approval, describes the annual operation;

    - an annual maintenance plan for our project including hours of operation, holidays to be observed, schedule of services, consumption of fuels, projections of electricity sales and any other information that we may require;

    - an annual report comparing our project's operations with the annual operating plan and annual operating budget;

    - a monthly report summarizing the daily amounts of fuel delivered and accepted at our project and consumed by each generating unit; and

    - a proposed operation and maintenance plan, including scheduled outages, major maintenance plans and a budget, for the next three years.

PAYMENT

    We must pay Cogentrix Batesville Operations:

    - all reimbursable costs; and

    - an operating fee. The fee will be $390,000, payable in ten monthly installments for the work performed during the pre-commencement phase. The fee will be $500,000 per year, adjusted for inflation, payable in equal monthly installments during the operational phase. The monthly fee is only paid if we have sufficient funds for our debt service and reserve accounts in accordance with the financing documents.

    We must also pay some subcontractors for materials and services outside the scope of Cogentrix Batesville Operations' obligation under the operation and maintenance agreement. For example, the purchase of combustion turbine spare parts under the combustion turbine spare parts blanket order described above is outside of the operation and maintenance agreement.

TERMINATION

    We may terminate the operation and maintenance agreement if:

    - Cogentrix Batesville Operations fails to perform under the agreement in accordance with prudent operating practices and, as a result of this failure, an availability adjustment factor as calculated under each of the power purchase agreements of at least 92% is not maintained for any fifteen consecutive month period and cash distributions are prohibited from being distributed for two consecutive quarters;

    - an availability adjustment factor of 90% is not maintained for a 15 consecutive month period and during that period our senior debt service coverage ratio is less than 1.10:1.00 for two consecutive quarters;

    - damage to a substantial portion of our project that cannot be repaired within one calendar year occurs; or

    - a work stoppage occurs by Cogentrix Batesville Operations' on-site personnel and Cogentrix Batesville Operations fails to provide replacement workers within ten days.

    Upon termination, Cogentrix Batesville Operations must:

    - discontinue its services;

    - make reasonable efforts to cancel or assign to us or a replacement operator any subcontractor contracts; and

    - take any other action as may be reasonably requested by us.

    We must pay Cogentrix Batesville Operations any amounts due under the contract through the time of termination and for any reasonable costs they incur in implementing the termination.

DEFAULT

    Each of the following will constitute an event of default by either us or Cogentrix Batesville Operations under the operation and maintenance agreement:

    - a material breach of the agreement for which a cure is not being diligently pursued within 30 days and which has not been cured within 90 days of notice, unless a material breach has occurred three times in a twelve month period, in which case no cure period will apply;

    - the voluntary filing of a bankruptcy petition, liquidation or reorganization;

    - admission of insolvency or inability to pay debts;

    - the filing of an involuntary bankruptcy petition, liquidation or reorganization, for which a cure is not diligently pursued within 30 days and which has not been cured within 90 days of notice;

    - failure to maintain good standing in the relevant state of organization;
      or

    - assignment for the benefit of creditors.

    If the default is not cured as provided in the agreement, then the non-defaulting party may terminate the agreement, exercise any other remedy available to it under the agreement and/or pursue another remedy under law or in equity.

INDEMNIFICATION/LIMITATION ON LIABILITY

    Each party to the operation and maintenance agreement indemnifies, holds harmless and defends the other against all liabilities, claims, demands, suits, legal proceedings, judgments, awards, losses, damages, costs or expenses (including reasonable legal fees and expenses) for bodily injuries, death or tangible property damage of third parties caused by any negligent act or omission, willful misconduct or strict liability of the indemnifying party or of anyone acting under that party's direction and control, including subcontractors. With the exception of indemnities to third parties, neither parties' liability can exceed the pre-commencement phase fee if the liability accrues during the pre-commencement phase or the management fee for the year in which the liability accrues if the liability accrues during the operational phase.

HAZARDOUS MATERIALS

    We must indemnify, hold harmless and defend Cogentrix Batesville Operations against all liability and costs incurred under environmental laws based on or related to preexisting hazardous materials at the project site. Cogentrix Batesville Operations must indemnify, hold harmless and defend us against all liability and costs with respect to hazardous materials introduced on the project site because of the services provided by them in violation of applicable law. Cogentrix Batesville Operations must arrange for the proper collection, removal and disposal of any hazardous materials furnished, used, applied, generated or stored at the project site. All costs associated with the transporting and disposing of the hazardous materials to or from the project site are considered reimbursable costs.

ASSIGNMENT

    Cogentrix Batesville Operations cannot assign the operation and maintenance agreement without our prior written consent, except for the assignment to:

    - a successor as the result of a merger, consolidation or reorganization;

    - a purchaser of Cogentrix Batesville Operations that is experienced in the operation and maintenance of facilities like ours; or

    - an affiliate of Cogentrix Batesville Operations, as long as this transfer does not release Cogentrix Batesville Operations of its obligations.

                         MANAGEMENT SERVICES AGREEMENT

    We are party to a management services agreement with LS Power Management dated August 24, 1998 to provide for management and administrative services for our project. LS Power Management is an affiliate of ours. We believe that the terms of the management services agreement are commercially reasonable. The agreement commences upon the notice to proceed under the construction contract and ends 27 years after substantial completion of the first generating unit of our power facility.

    In providing the management and administrative services, LS Power Management must:

    - handle all financial matters;

    - perform all accounting tasks necessary to maintain accurate financial records of the business and prepare and file all necessary tax returns in cooperation with an independent public accounting firm;

    - prepare and submit all filings required under any laws, regulations or ordinances and procure and maintain all governmental approvals required;

    - engage and supervise any independent contractors;

    - purchase any materials, supplies and equipment required;

    - procure and maintain all insurance required; and

    - supervise and monitor all of our contracts pertaining to the construction and operation of our project.

PAYMENTS

    We must pay LS Power Management:

    - reasonable and necessary expenses incurred in its performance under this contract, including the portion of employee salaries, other than executive officer salaries, attributable to the management of our project. LS Power Management must submit a yearly budget to us for our approval detailing these expenses. For the year ended December 31, 1999 and for the year ended December 31, 1998, LS Power Management billed us approximately $1,043,000 and $368,000, respectively. We must approve any variation in that budget; and

    - a fee. The fee will be $400,000 per year, adjusted for inflation, payable in equal monthly installments.

TERMINATION

    A material breach of the management services agreement or failure to cure a non-monetary breach within 30 days of notice constitutes grounds for termination of the agreement by the non-defaulting party. However, our failure to pay a disputed amount is not grounds for termination. LS Power Management may terminate the agreement after the first 10 years of service under the agreement. We may terminate the agreement if LS Power Management and its affiliates' ownership interest in us equals or falls below 10%, although we must pay LS Power Management's fee for 12 months after the termination.

INDEMNIFICATION

    LS Power Management must indemnify us and our affiliates and any party providing us senior debt financing from any claim, suit or judgment and costs and expenses that arise because of any act or omission on LS Power Management's part, up to a limit of $500,000. We must indemnify LS Power Management and its affiliates from any claim, suit or judgment and costs and expenses that arise because of any act or omission on our part or on the part of anyone, including LS Power Management, acting on our behalf, up to a limit of $500,000. However, our indemnity excludes any act or omission caused by a breach of the management services agreement or by any gross negligence or willful misconduct on the part of LS Power Management.

DISPUTE RESOLUTION

    Any dispute involving matters of accounting treatment must be resolved through the binding resolution of a three member accounting panel consisting of an accountant appointed by each party and a third party accountant. Any other claims must first be mediated by a senior manager of each party. Failing that, either party may seek legal remedies or arbitration.

                ENTERGY INTERCONNECTION AND OPERATING AGREEMENT

    We are a party to an interconnection and operating agreement with Entergy, dated May 18, 1998, as amended as of August 18, 1998, which allows us to interconnect our power facility to Entergy's transmission system.

TERM OF AGREEMENT

    The term of this agreement is 35 years, commencing on the date our power facility is interconnected to Entergy's transmission system. The agreement automatically renews for succeeding five-year terms unless either party gives three years written notice prior to the date of termination.

OUR INTERCONNECTION FACILITIES

    We must design, construct, operate and maintain our interconnection facilities. Our interconnection facilities include all electric metering, protection and other facilities which are located on our side of the interconnection point. The interconnection point is located at Entergy's existing substation. The design specifications and requirements for our interconnection facilities must be reviewed and approved by Entergy.

ENTERGY'S INTERCONNECTION FACILITIES

    Entergy must design, construct, install, own, operate and maintain its interconnection facilities and system upgrades. Entergy's interconnection facilities will include all the necessary equipment required to interconnect Entergy's system with our interconnection facilities. We will reimburse Entergy for all reasonable costs associated with performing this work. The cost for the reimbursable interconnection facilities work is estimated to be approximately $1,100,000. Entergy has established its interconnection to our power facility substation and has completed final testing of its interconnection.

    Both parties have constructed their respective interconnection facilities to comply with the Entergy interconnection agreement and in response to the changing requirements of Entergy's systems. Both parties will makes changes to their facilities at our expense, unless the facilities are determined to be Entergy's interconnection facilities, in which case Entergy will install, own and maintain the facilities, but at our expense. In addition, both parties will install, own and maintain metering equipment. We are responsible for all costs of administration, initial installation and changes associated with metering.

TRANSMISSION SERVICE NOT INCLUDED

    The Entergy interconnection agreement does not cover transmission service. Under our power purchase agreements with Virginia Power and Aquila/UtiliCorp, the power purchasers are responsible for arranging the transmission services necessary for delivery from the interconnection point into and across Entergy's system. To the extent energy produced by our power facility is transmitted over Entergy's transmission system, the transmission service will be purchased at the rates established by Entergy's tariff.

COST OF UPGRADED FACILITIES AND SYSTEM UPGRADE CREDITS

    System upgrades include all upgrades or improvements made to Entergy's existing transmission system in order to interconnect and deliver energy from our power facility to Entergy's system. We will reimburse Entergy for all reasonable costs associated with performing this work. The cost of the upgrade work is estimated to be approximately $7,100,000. Entergy expects to complete its system upgrade work by December 1999. Entergy will credit us directly or through our power purchasers with a system upgrade credit equal to the charges we or our power purchasers pay for the transmission service under Entergy's tariff used to deliver power form our power facility. The Entergy system upgrade credit will not exceed the cost of the Entergy system upgrades paid for by us.

CONTROL AND OPERATION

    We must operate our power facility to meet the voltage schedules designated by Entergy's operation personnel, which must be within the normal operating range of our power facility and consistent with the voltage schedules provided by the Tennessee Valley Authority. Consistent with Entergy's current effective transmission tariff, an appropriate adjustment to the charge for reactive supply and voltage control will be made to reflect the contribution of reactive supply and voltage support made by our power facility.

RESPONSIBILITY FOR SYSTEM PROTECTION

    We must install and maintain, at our own expense, adequate equipment required to protect Entergy's system and its customers from faults occurring at our power facility and to protect our interconnection facilities and our power facility from faults occurring on the Entergy system or other systems. At our own expense, we will maintain operating communications with Entergy's system dispatcher and will install a remote terminal unit to gather and transmit data from our meters to a location designated by Entergy.

DISCONNECTION OR CURTAILMENT OF OUR POWER FACILITY

    Entergy has the right to disconnect our interconnection facilities without notice if in Entergy's reasonable opinion a hazardous condition exists and immediate disconnection is necessary to protect persons, Entergy's facilities or other customer facilities from damage. Entergy will:

    - use reasonable care and cooperate reasonably with us to avoid and minimize interruptions in the acceptance of capacity and energy from our power facility,

    - keep us fully informed as to the anticipated duration of each interruption, and

    - restore connection and resume acceptance of capacity and energy from us as soon as practicable.

    Entergy has the right to curtail deliveries of energy from us or disconnect our interconnection facilities:

    - for our failure to comply with the material provisions of the Entergy interconnection agreement;

    - to overcome system reliability problems;

    - to facilitate restoration of line or equipment outages; or

    - for any reason otherwise permitted by applicable rules or regulations.

    Entergy will use reasonable care to avoid and minimize curtailments or disconnections and to coordinate any curtailments or disconnections with scheduled outages or maintenance of our power facility. Any interruption, curtailment or disconnection of our interconnection facilities will be done in accordance with good utility practice, will not be inconsistent with the open access transmission policies of the Federal Energy Regulatory Commission and will be limited to the extent necessary to effectively relieve the condition causing the interruption, curtailment or disconnection. Entergy will keep us fully informed as to the anticipated duration of each curtailment or disconnection, and will resume acceptance of deliveries of capacity and energy from us as soon as practicable.

    Entergy has the right to file rate schedules with the Federal Energy Regulatory Commission concerning any services Entergy deems necessary for reliable and orderly bulk power supply system management, including, but not limited to, any standby or related services that may arise from our failure to meet our schedule of deliveries across facilities covered by the interconnection agreement.

PAYMENTS

    We will reimburse Entergy for all actual costs reasonably incurred and properly documented by Entergy with respect to the design, construction and installation of Entergy's interconnection facilities, system upgrades and all related equipment. If we fail to make our monthly payments, Entergy has the right to suspend its performance of work or other obligations under the interconnection agreement until such time as any overdue amounts have been paid in full. Entergy has submitted invoices for reimbursement for a total of $6,286,000.

FORCE MAJEURE

    Entergy will not be responsible for any non-performance under the interconnection agreement to the extent due to a cause beyond Entergy's control, whether occurring on Entergy's electric system or any connecting electric system, as long as Entergy attempts in good faith and with reasonable diligence to alleviate such situation.

    We will not be responsible, to the extent due to a cause beyond our control, if we are unable to perform an obligation imposed on us by the interconnection agreement, except for the obligation to make payments of money, as long as we attempt in good faith and with reasonable diligence to alleviate the situation.

INDEMNITY

    We will indemnify and hold harmless Entergy from and against any and all losses and expenses arising from our power facility or our interconnection facilities. The indemnity will not apply if the injury or damage is due to the sole negligence or willful misconduct of Entergy.

ASSIGNMENT

    With the exception of specific circumstances outlined below, the Entergy interconnection agreement cannot be assigned by us or Entergy without the written consent of the other party, which consent cannot be unreasonably withheld. Each party may assign the interconnection agreement without consent in the case of the sale or merger of a substantial portion of its properties. We may assign the interconnection agreement to our lenders for a financing of our power facility without Entergy's consent.

              TENNESSEE VALLEY AUTHORITY INTERCONNECTION AGREEMENT

    We are party to an interconnection agreement with the Tennessee Valley Authority dated as of July 22, 1998 which allows us to interconnect our power facility to the Tennessee Valley Authority's transmission system.

TERM OF AGREEMENT AND AMENDMENTS

    The primary term of the Tennessee Valley Authority interconnection agreement is approximately 35 years. Any time after the fifth year, the Tennessee Valley Authority may request that we amend the agreement in order to make the agreement consistent with the Tennessee Valley Authority's then current standard interconnection agreement with other generating facilities similar to our power facility. If, despite good faith negotiation, we and the Tennessee Valley Authority fail to reach agreement on the proposed amendments within six months, the Tennessee Valley Authority may terminate the agreement upon giving us one years' prior notice.

OUR INTERCONNECTION FACILITIES

    We must:

    - install, operate and maintain our interconnection facilities, which consist of the equipment on our side of the interconnection point which interconnects our power facility to the Tennessee Valley Authority's interconnection facilities;

    - provide battery and station service power for some of the Tennessee Valley Authority interconnection facilities;

    - make available to the Tennessee Valley Authority a portion of our switchhouse to be maintained and used by the Tennessee Valley Authority; and

    - provide the technical specifications and design drawings for the Tennessee Valley Authority system protection facilities to the Tennessee Valley Authority for review, inspection and approval.

    We are responsible for the cost of any future changes to our interconnection facilities due to changes in the Tennessee Valley Authority system conditions and requirements or any changes made at our discretion.

    Our interconnection facilities are currently interconnected to and are delivering power from the Tennessee Valley Authority interconnection facilities.

TENNESSEE VALLEY AUTHORITY INTERCONNECTION FACILITIES

    The Tennessee Valley Authority must install at our expense and thereafter own, operate and maintain the Tennessee Valley Authority interconnection facilities. The Tennessee Valley Authority has estimated the cost of their interconnection facilities to be $4 million. The Tennessee Valley Authority interconnection facilities include the communication facilities and other equipment located on the Tennessee Valley Authority's side of the interconnection point necessary to accept electrical energy from our power facility. The interconnection point is located at a Tennessee Valley Authority substation existing in Batesville, Mississippi.

    We will be responsible for the cost of any changes to the Tennessee Valley Authority's interconnection facilities that are required due to changes in the Tennessee Valley Authority's system conditions and requirements or due to our request.

    The Tennessee Valley Authority has completed its interconnection to our power facility substation and is providing permanent facility backfeed.

TRANSMISSION SERVICE NOT INCLUDED

    The Tennessee Valley Authority interconnection agreement does not cover transmission service. Under our power purchase agreements with Virginia Power and Aquila/Utilicorp, the power purchasers are responsible for arranging transmission services across the Tennessee Valley Authority's system for the term of the power purchase agreements. To the extent energy produced by our power facility is transmitted over the Tennessee Valley Authority's transmission system, the transmission service will be purchased at the rates established by the Tennessee Valley Authority's tariff.

COST OF UPGRADED FACILITIES AND SYSTEM UPGRADE CREDITS

    The Tennessee Valley Authority will need to upgrade some of its facilities in conjunction with the establishment of the point of interconnection. We will be responsible for all actual costs incurred by the Tennessee Valley Authority for the design, construction and installation of the upgraded facilities. The Tennessee Valley Authority has estimated the cost of their system upgrades to be $9.5 million. When changes to the upgraded facilities become necessary to ensure the protection and continued safe and reliable operation of the Tennessee Valley Authority's system, or when we request them, the Tennessee Valley Authority will make the changes at our expense.

    The Tennessee Valley Authority will credit us with a system upgrade credit equal to the charges for the transmission service used to deliver power from our power facility. A credit will continue to be paid by the Tennessee Valley Authority until credits have been paid equal to the cost of the Tennessee Valley Authority system upgrades paid for by us.

    The Tennessee Valley Authority expects to complete its system upgrades by April 1, 2000. The Tennessee Valley Authority has indicated that prior to completion of its system upgrades, its system is capable of accepting up to approximately 600 megawatts of total generation. We do not expect that this limitation will have any impact on BVZ Power Partners' schedule for commissioning of the generating units.

CONTROL AND OPERATION

    The Tennessee Valley Authority must submit to us a written voltage schedule consistent with the voltage schedules provided by Entergy. We must comply with the schedule and install, operate and maintain the equipment needed for compliance. If energy produced by our power facility is transmitted across the Tennessee Valley Authority system, an appropriate adjustment to the charge for reactive supply and voltage control will be made to reflect the contribution to reactive supply and voltage support made by our power facility.

    Each day we must inform the Tennessee Valley Authority of the forecasted hourly generation levels of our power facility for the following day, including any anticipated outages. We must ensure that there are a sufficient number of qualified personnel for operating and monitoring our power facility and for coordinating operations of our power facility with the Tennessee Valley Authority's system.

DISCONNECTION OR CURTAILMENT OF OUR POWER FACILITY

    Subject to good utility practice, the Tennessee Valley Authority may require us to disconnect our power facility from the Tennessee Valley Authority system or to interrupt, suspend or curtail deliveries from our power facility in the following circumstances:

    - if, in the Tennessee Valley Authority's sole opinion, a condition exists which presents a physical threat to persons or property such that disconnection appears necessary;

    - to overcome system reliability problems caused by an emergency or an outage of Tennessee Valley Authority equipment or generation facilities;

    - if necessary to construct, install, maintain, inspect or test any part of the interconnection facilities or any other affected part of the Tennessee Valley Authority system; or

    - to facilitate restoration of line or equipment outages.

    The Tennessee Valley Authority will restore connection and resume performance of its obligations under the interconnection agreement, as soon as practicable.

ENERGY SCHEDULE

    We must make every attempt to ensure that during each hour the amount of power provided is equal to or greater than the schedule of energy delivered by the Tennessee Valley Authority to third parties. In the event a difference occurs between the scheduled amount and the power provided, we will be required to pay the appropriate compensation applied to the difference, consistent with similar power production facilities, under comparable circumstances, located in the Tennessee Valley Authority control area.

DEFAULT

    The Tennessee Valley Authority has the right to terminate the interconnection agreement upon defaults by us which include:

    - bankruptcy or insolvency which is not cured within 60 days of notice, with longer notice periods for involuntary bankruptcy or other proceedings;

    - delinquency in payments which is not cured within 30 days of notice;

    - refusal to comply with any material provision of the interconnection agreement regarding the balancing on an hourly basis of electrical output from our power facility and scheduling of energy to third parties which is not cured within 60 days of notice; or

    - failure to comply with any other material provision of the interconnection agreement which is not cured within 60 days of notice.

    When the interconnection agreement is terminated, other than as a result of the Tennessee Valley Authority's breach, we must pay the Tennessee Valley Authority for the cost of retiring its interconnection facilities. The Tennessee Valley Authority must abandon any land rights to property owned or controlled by us from which the Tennessee Valley Authority interconnection facilities are removed and for which the Tennessee Valley Authority no longer has any need.

PAYMENTS

    We are responsible for and must reimburse the Tennessee Valley Authority for all actual costs reasonably incurred and properly documented by the Tennessee Valley Authority with respect to the design, construction and installation of the Tennessee Valley Authority interconnection facilities, upgraded facilities and all related equipment. TVA has submitted invoices for reimbursement for a total of $12,556,000.

FORCE MAJEURE

    Neither party can be held responsible or liable for any non-performance of their respective obligations under the interconnection agreement to the extent due to a force beyond the non-performing party's reasonable control, as long as the non-performing party uses its best efforts to remedy its inability to perform.

INDEMNITY

    We must indemnify and hold harmless the Tennessee Valley Authority from and against all losses or expenses arising from our power facility or our interconnection facilities. The indemnity will not apply if the injury or damage is caused by the sole negligence or willful misconduct of the Tennessee Valley Authority.

ASSIGNMENT

    Neither party may assign the interconnection agreement without the written consent of the other party, which consent cannot be unreasonably withheld. No consent is required for:

    - assignments to an affiliate of the assignor, where the assignee has assumed all of the obligations of the assignor, provided that the assignee has demonstrated financial capacity at least equal to that of the assignor;

    - assignments due to the sale or merger of a substantial portion of a party's properties, including its interconnection facilities; or

    - our assignment of the agreement to our lenders.

                   ANR GAS PIPELINE INTERCONNECTION AGREEMENT

    We entered into an interconnection agreement with ANR Pipeline Company dated July 29, 1998 to establish an interconnection in Sardis, Mississippi between the ANR Pipeline interstate natural gas pipeline system and our lateral natural gas pipeline.

DESIGN, ENGINEERING AND CONSTRUCTION

    Under the ANR Pipeline interconnection agreement, we are responsible for the design, engineering and construction of our interconnection facilities. In addition, we are responsible for the design and installation of a pressure control device to protect and isolate any pipeline facilities of third parties located downstream from our interconnection facilities. Each party must design, engineer and construct its portion of the interconnection. Each party will own title to its interconnection facilities and is responsible for insuring those interests. These interconnection facilities will be constructed and installed on land owned by ANR Pipeline at ANR Pipeline's Sardis Compressor Station.

    Prior to construction of the interconnection facilities, each party must submit to the other party for review and approval drawings, specifications and construction procedures for the interconnection facilities. The ANR Pipeline interconnection facilities have been completed, tested and are ready to be placed into service.

OWNERSHIP, COSTS AND EXPENSES

    We will be required to fully reimburse ANR Pipeline for all reasonable costs, up to $250,000, incurred by ANR Pipeline with respect to the design, engineering, construction, testing and placing in service of the ANR Pipeline interconnection facilities. We may also be required to reimburse ANR Pipeline for, and indemnify and hold ANR Pipeline harmless against, any incremental federal taxes that will be due by ANR Pipeline if the costs of the ANR Pipeline interconnection facilities are deemed to be a contribution in aid of construction under the Internal Revenue Code. ANR Pipeline must use commercially reasonable efforts to minimize these costs.

OPERATION AND MAINTENANCE

    Each party is generally responsible for the operation, maintenance, repair and replacement of its portion of the interconnection facilities, and for all associated cost, expense and risk. However, ANR Pipeline will:

    - operate and perform minor maintenance within the capability of ANR Pipeline's field technicians on the gas measurement equipment;

    - operate, but not maintain, that portion of our interconnection facilities located on ANR Pipeline-owned land at the Sardis Compressor Station; and

    - in the case of an emergency involving our interconnection facilities, take steps and incur expense as ANR Pipeline determines are necessary to abate the emergency and to safeguard life and property. We will reimburse ANR Pipeline for all costs and expenses reasonably incurred by ANR Pipeline with respect to emergencies.

    All gas delivered by ANR Pipeline to us at the interconnection facilities will conform to the specifications set forth in the General Terms and Conditions of ANR Pipeline's Federal Energy Regulatory Commission Gas Tariff, Second Revised Volume 1 or any successor to this tariff. The gas will be delivered at ANR Pipeline's prevailing line pressure. We and ANR Pipeline will each make reasonable efforts to control our and its respective prevailing line pressure to permit gas to enter our lateral pipeline.

    Custody of the gas will transfer from ANR Pipeline to us or our power purchasers after it passes through the custody transfer point. The custody transfer point is located where the ANR Pipeline interconnection facilities and our interconnection facilities are connected. The actual quantity of gas delivered by ANR Pipeline to us will be determined using the recorded meter information at this custody transfer point.

PERMITS

    We and ANR Pipeline are responsible for securing and paying for all approvals, permits, certificates and authorizations required for the construction and operation of our individual portions of the interconnection facilities.

EASEMENT

    ANR Pipeline will grant us, on a fee-free basis, an easement for the parcels of land required for our interconnection facilities.

TERM AND TERMINATION

    The ANR Pipeline interconnection agreement will remain in full force and effect until it is terminated by the mutual agreement of both parties or our final removal and/or abandonment of our interconnection facilities. Upon notice, either party may terminate the interconnection agreement if the other party has materially breached its obligations.

LIABILITY AND INDEMNIFICATION

    Each party will indemnify the other party for losses, claims, liens, expenses and damages arising out of its performance or failure to perform its obligations under the interconnection agreement.

ASSIGNMENT

    Neither party may assign the interconnection agreement without the written consent of the other party, which consent may not be unreasonably withheld, except that each party has the right to assign the agreement, without consent:

    - to a financially responsible affiliate with an equal or higher credit rating;

    - for reason of its financing; or

    - in our case, to a public or governmental entity for the financing of our power facility's infrastructure.

FORCE MAJEURE EVENT

    Neither party will be responsible or liable for any non-performance of its obligations under the interconnection agreement to the extent caused by an event of force majeure, so long as the non-performing party attempts in good faith and with reasonable diligence to remedy its inability to perform.

                       TENNESSEE GAS FACILITIES AGREEMENT

    We have entered into to a facilities agreement with Tennessee Gas dated June 23, 1998 to establish the tap facilities and connecting facilities for the interconnection between the Tennessee Gas natural gas pipeline system and our lateral natural gas pipeline.

TAP FACILITIES

    The Tennessee Gas tap facilities are those components (i.e., valves, pipe) which interconnect the existing Tennessee Gas natural gas pipeline with the Tennessee Gas connecting facilities.

    Tennessee Gas or its designee must design, install, construct, inspect and test the tap facilities. Tennessee Gas must apply for and obtain any applicable permits or approvals required for the construction, operation and maintenance of the tap facilities. Tennessee Gas will own the tap facilities. Construction of the tap facilities is complete.

    Tennessee Gas must operate, repair, replace and maintain the tap facilities at its own cost and expense. We must provide support for any regulatory authorization or permitting requirements necessary for the tap facilities.

    Tennessee Gas must ensure its work under the facilities agreement is in accordance with Tennessee Gas' design specifications, sound and prudent natural gas industry practice and applicable laws.

CONNECTING FACILITIES

    We must:

    - design, install, construct and test the connecting facilities;

    - submit drawings, required permits and documentation to Tennessee Gas for approval to verify compliance with applicable specifications;

    - make changes and modifications required to comply with Tennessee Gas specifications;

    - reimburse Tennessee Gas for the costs associated with inspections requested by us and with installation of the connecting facilities;

    - provide support for any regulatory authorization or permitting requirements necessary for any required Tennessee Gas connecting facilities;

    - acquire all necessary rights-of-way and permits for the connecting facilities and for the site upon which the connecting facilities will be located;

    - provide pressure regulation and over-pressure protection for our facilities downstream of the connecting facilities;

    - inject odorant, if any, at levels required by regulatory authorities; and

    - operate and maintain the connecting facilities at our own cost and expense.

    Tennessee Gas is responsible for the operation of the measurement facilities.

    We must ensure that our work under the facilities agreement is in accordance with Tennessee Gas' design specifications, sound and prudent natural gas industry practice and applicable laws.

ACCESS

    Tennessee Gas has the right of access to the connecting facilities installed by us to install tap facilities and to inspect, test and witness our testing of the connecting facilities. Tennessee Gas also has the right to inspect the connecting facilities at all reasonable times to ensure that the facilities are installed, operated and maintained correctly.

PAYMENT

    We must pay Tennessee Gas for all costs they incur for the design, installation, inspection and testing of the tap facilities, inspection of the connecting facilities and any expenses incurred by Tennessee Gas for the installation of the connecting facilities. Tennessee Gas has notified us that the total cost may exceed the estimated cost of $231,000 by more than 20%. Tennessee Gas has submitted invoices for a total of $231,000.

TERM AND TERMINATION

    The term of the Tennessee Gas facilities agreement is from April 15, 1998 until the final removal and/or abandonment of any tap facilities and connecting facilities, unless sooner terminated by us or by Tennessee Gas:

    - as a result of our failure to make timely payments;

    - if gas has not flowed through the connecting facilities for a period of 12 consecutive months; or

    - in the event we have or our designee has caused the connecting facilities to be disconnected or removed.

    Tennessee Gas cannot cause the final removal and/or abandonment of any tap facilities and connecting facilities without approval of the Federal Energy Regulatory Commission.

LIABILITY AND INDEMNIFICATION

    Each party agrees to protect, defend, indemnify and hold harmless the other party from losses, claims, liens, demands and causes of action arising out of its negligence, gross negligence or willful misconduct solely related to activities performed under the Tennessee Gas facilities agreement.

LIENS

    Each party must notify the other of any lien encumbering the property of the other party on which interconnection related work is located. The other party can require a bond to indemnify it from the lien.

ASSIGNMENT

    Neither party may assign the facilities agreement without the written consent of the other party, except that either party may assign to any subsidiary or affiliated company the performance and exercise of its obligations or rights as long as the assignee performs its obligations. We may assign the agreement to a public government entity without Tennessee Gas' consent.

FORCE MAJEURE

    Neither party is liable in damages for acts, omissions or circumstances as a result of force majeure, so long as suspension of performance is no longer than the duration of the force majeure.

                         WATER SUPPLY STORAGE AGREEMENT

    The water supply storage agreement with the United States of America represented by the District Engineer of the Vicksburg District of the United States Army Corps of Engineers, dated June 8, 1998, and amended March 15, 1999, provides for storage in Enid Lake of our industrial water supply. Enid Lake is approximately 15 miles south of our power facility site. The United States Army Corps of Engineers constructed and now operates the lake to control flooding in the region.

TERM

    The water supply storage agreement continues for the life of the Federal government's Enid Lake project. In the event the Federal government no longer operates Enid Lake, our rights associated with storage may continue if we execute a separate agreement or additional supplemental agreement with the new operator.

OUR RIGHTS

    We have an undivided 7.8% of the storage capacity in Enid Lake between the elevations of 205.0 and 230.0 feet. This is estimated to contain 4,500 acre-feet after adjustments for sediment deposits. We may withdraw water from Enid Lake to the extent that our storage space allows and we may construct any required works, plants and pipelines necessary for diverting or withdrawing the water. The Federal government must reserve 4,500 acre-feet of storage for us for up to 24 months while we design and construct our water intake storage structure. If we cannot complete construction within that time, we may terminate the water supply storage agreement.

RIGHTS OF THE FEDERAL GOVERNMENT

    The Federal government reserves the right to control and use all of the allocated storage in Enid Lake in order to control flooding in the area. The Federal government further reserves the right to take any necessary measures in its operation of Enid Lake to preserve life and any property, including the right not to make downstream releases as the Federal government deems necessary. The Federal government makes no representations to us with respect to the quality or availability of the water and assumes no responsibility for the treatment of the water. Nothing in the water supply storage agreement affects or diminishes the Federal government's statutory or sovereign powers with respect to the operation and maintenance of Enid Lake.

SEDIMENTATION SURVEYS

    The District Engineer will make sedimentation surveys during the term of the water supply storage agreement at intervals not to exceed 15 years unless the District Engineer determines that these surveys are unnecessary. If the District Engineer determines that Enid Lake has been affected by unanticipated sedimentation distribution then it will redistribute the sediment reserve storage space among all of the parties utilizing and served by Enid Lake, including our storage space. The total available storage space will be reallocated maintaining each party's proportionate share of Enid Lake.

USE OF WATER AND METERING

    We are solely responsible for the regulation of our water use. We must install metering devices to measure the amount of water withdrawn from Enid Lake and give monthly statements of our withdrawals to the Federal government. We must acquire any water rights required by state law or regulation for utilization of the storage. Prior to construction, the District Engineer must approve the design, location and installation of any facility built to withdraw water from the storage space.

PAYMENTS

    For the period of up to 24 months that we use the Federal government reserved 4,500 acre-feet of storage while our water intake structure is designed and constructed, we must pay to the Federal government $1.00 per acre-foot per year for the use of the Federal government reserved 4,500 acre-feet storage ($4,500 yearly).

    We must pay to the Federal government an amount equal to the cost allocated to the water storage rights acquired by us, which is 7.8% of the water storage rights at Enid Lake. Our cost is estimated to be $1,111,898, but may be adjusted in the year in which the initial payment is made. This cost is payable over the life of the Enid Lake flood control project, but not to exceed 30 years from the due date of the first annual payment. The first payment must be made the earlier of 30 days after our initial use of the storage or within 24 months after notification by the District Engineer that the water supply storage agreement is effective.

    The unpaid balance of our storage cost will accrue interest at a rate determined under Section 932 of the 1986 Water Resources Development Act. In 1998, the rate was 6.75%. At this interest rate our combined yearly principal and interest payments would total $81,800, with the first payment to be applied solely against the principal. The interest rate will be adjusted prior to the first payment to reflect the appropriate interest rate. Thereafter, the interest rate will be adjusted at five year intervals.

    In addition to the annual water storage cost, we must pay, annually, 0.682% of (1) the costs of any repair, rehabilitation or replacement of Enid Lake features as a result of any joint use with another entity utilizing Enid Lake and (2) the annual joint-use operation and maintenance expenses.

    Upon completion of all of our payments we have the permanent right to use the water supply storage space in Enid Lake so long as we continue to pay the annual operation and maintenance costs and costs of any necessary repairs, rehabilitation or replacement that Enid Lake requires.

ENVIRONMENTAL QUALITY

    During the construction, operation and maintenance of the water supply storage space we must prevent environmental pollution, particularly through the:

    - reduction of air pollution;

    - reduction of water pollution;

    - minimization of noise levels;

    - on-site and off-site disposal of waste; and

    - prevention of landscape damage and defacement.

RELEASE OR CLAIMS

    We release the Federal government, its officers, agents and employees from any liability for any claim of damages which may be asserted as a result of storage in Enid Lake, the withdrawal or release of the water from Enid Lake or the construction, operation and maintenance of our water supply facilities, except for damages due to the Federal government's negligence or fault.

ASSIGNMENT

    We cannot transfer or assign any rights or grant any interest, privilege or license in the water supply storage agreement without the approval of the Secretary of the Army or his duly authorized representative. The agent for the secured parties is a third party beneficiary of the water supply storage agreement.

                            AD VALOREM TAX CONTRACT

    Pursuant to an Ad Valorem Tax Contract dated as of August 28, 1998 with the County of Panola, Mississippi, the City of Batesville, Mississippi, the Mississippi Department of Economic and Community Development acting for and on behalf of the State of Mississippi and the Panola County Tax Assessor/ Collector, these government entities granted to us several tax reductions and incentives to construct our project in Batesville. The government entities have agreed that we are eligible for a fee-in-lieu-of-taxes of not less than one-third of our state and local taxes.

FEE-IN-LIEU OF TAXES AMOUNT

    The fee-in-lieu-of-taxes amount which we must pay equals one-third of the taxes assessed against us, our power facility, our inventories and any assessable interest of the industrial water supply system, the wastewater disposal system, the fire protection system and the lateral gas pipeline. The fee-in-lieu-of-taxes amount will never be less than $1,900,000 per year. The fee-in-lieu-of-taxes could also be affected by millage changes.

TERM

    The fee-in-lieu-of-taxes is for a 10 year period beginning on the first January 1st after our power facility has been substantially completed and we have spent at least $100,000,000 on the construction of our power facility. However, if both of these events occur between January 1st and March 1st of the same year then the term will commence on January 1st of that year.

FUTURE ADDITIONS

    To the extent lawfully permitted, the government entities party to the ad valorem tax contract will apply the contract to any expansions, improvements or equipment replacements so long as we comply with our material obligations under the ad valorem tax contract. If any of the exemptions or credits expire as a result of statute, then we are "grandfathered" into the exemptions or credits to the extent permissible under law.

TERMINATION

    We must maintain our power facility and keep it capable of being operated other than during periods when our power facility is not available because of maintenance or repair or for reasons beyond our control. If we fail to do so, the ad valorem tax contract will terminate on the January 1st following our failure.

ASSIGNABILITY

    We may assign the ad valorem tax contract as long we substantially comply with the terms of the contract and obtain written approval from Panola County.

                          INFRASTRUCTURE USE CONTRACTS

    We have entered into five agreements with Mississippi governmental entities with respect to the Panola County infrastructure. Under an inducement agreement, the State of Mississippi agreed to issue general obligation bonds to finance the infrastructure, Panola County (and ultimately the Industrial Development Authority) agreed to assume ownership of the infrastructure, and we agreed to operate and maintain both our power facility and the infrastructure. As contemplated by the inducement agreement, we have transferred to Panola County the construction contracts relating to the infrastructure and our title to the infrastructure already completed or under construction, together with permanent easements and real estate rights relating to the infrastructure sites. We paid the costs of developing and constructing the infrastructure until the State of Mississippi issued general obligation bonds to finance its reimbursement to us of our infrastructure costs and these transfers had been made. The State has reimbursed us for $14,278,000 of the costs that we incurred for development and easement acquisition activities, and for the construction of the infrastructure after April 11, 1999.

    Under the inducement agreement, we have promised to maintain our power facility and to keep it capable of being operated other than during periods when our power facility is not available because of maintenance or repair or for reasons beyond our control and to perform our obligations under the other infrastructure financing documents, including the use agreements for the lateral pipeline and the water supply and wastewater discharge systems. In the event we fail to do so, we would be responsible for paying to the State an amount equal to:

    (1) the outstanding principal amount of the general obligation bonds times a fraction the numerator of which is the number of months remaining in the term of the general obligation bonds and the denominator of which is the original number of months in the term of the general obligation bonds, plus

    (2) accrued interest on that principal amount, plus

    (3) the costs of redeeming the general obligation bonds.

    We also have entered into agreements with Panola County and the Industrial Development Authority that will allow us to use the Panola County infrastructure. We have entered into one use agreement with respect to the natural gas lateral pipeline and one use agreement with respect to the water supply and wastewater discharge systems. Each of these agreements is in the form of a lease. Each use agreement has an initial term which expires 30 years after substantial completion of our power facility. We may renew the use agreements for successive 10 year terms through the life of our power facility. In return for our use of the Panola County infrastructure, we promise to operate and maintain, or arrange for the operation and maintenance of, the Panola County infrastructure and to pay for all operation and maintenance expenses. We currently expect that the operation and maintenance of the natural gas lateral pipeline will be performed by Cogentrix Batesville Operations or another experienced gas pipeline operator, and that operation and maintenance of the water supply and wastewater discharge systems will be performed by Cogentrix Batesville Operations. We also currently expect that the City of Batesville, Mississippi will be an additional user of the capacity of the natural gas lateral pipeline which is in excess of the capacity required to operate our power facility. We currently expect that there may be additional users in the future of the water supply and wastewater discharge systems. In the case of any additional user of the water infrastructure, we have approval rights over the terms and conditions under which additional users will be provided access to use the water infrastructure, including cost sharing, indemnification and any restrictions resulting form regulatory limitations.

    In consideration for the approval of Yalobusha County, Mississippi and the Coffeeville School District to construct a portion of the Panola County infrastructure in that county and district, we have entered into an agreement with Yalobusha County, Mississippi and the Coffeeville School District to pay them an aggregate amount equal to $1,500,000. We must make this payment on or before the first day of February following the first full calendar year after the year in which our power facility is certified as being substantially complete.

    Finally, in consideration for our use of the Panola County infrastructure, we have entered into an agreement with, and have promised to pay, Panola Partnership, Inc., a Panola County governmental entity, a yearly payment equal to $300,000, which escalates at the compound rate of 2% per annum, so long as the inducement agreement and the use agreements described above remain in effect and are not terminated, other than as a result of a default by us.

                       DESCRIPTION OF THE EXCHANGE BONDS

GENERAL

    We and the Funding Corporation will issue the exchange bonds under the indenture dated May 21, 1999 among us, the Funding Corporation and The Bank of New York, as trustee. The exchange bonds will evidence the same indebtedness as the private bonds which they replace, and will be entitled to the benefits of the indenture. The form and terms of the exchange bonds are the same as the form and terms of the bonds, except that:

    (1) the exchange bonds will have been registered under the Securities Act, and, therefore, the exchange bonds will not bear legends restricting their transfer; and

    (2) holders of the exchange bonds will not be entitled to the rights of holders of the private bonds under the registration rights agreement that will terminate upon the consummation of the exchange offer.

    The terms of the exchange bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture. You can find the definitions of certain terms used in this description in Annex A to this prospectus. The following description is a summary of the material provisions of the exchange bonds and the indenture. It does not restate the exchange bonds and the indenture in their entirety. We urge you to read the exchange bonds and the indenture because they, and not this description, define your rights as a holder of the exchange bonds. You may obtain a copy of the exchange bonds and the indenture from us.

PRINCIPAL, MATURITY AND INTEREST

    We and the Funding Corporation will issue the exchange bonds in two series in the following total principal amounts: $150,000,000 7.164% series C senior secured bonds due 2014; and $176,000,000 8.160% series D senior secured bonds due 2025. The series C bonds will mature on January 15, 2014, and the Series D bonds will mature on July 15, 2025.

    Each series of exchange bonds will bear interest at the annual rate applicable to that series stated on the cover of this prospectus from May 21, 1999. We and the Funding Corporation will be required to pay interest on the bonds on each January 15 and July 15, commencing January 15, 2000, to the holders of record on the immediately preceding January 1 and July 1. Interest on the exchange bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 1999. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

    We and the Funding Corporation will be required to pay principal of the series C bonds as follows:

                                                              PERCENTAGE OF PRINCIPAL
PAYMENT DATE                                                      AMOUNT PAYABLE
------------                                                  -----------------------
July 15, 2001...............................................            2.75%
January 15, 2002............................................            2.75%
July 15, 2002...............................................            2.30%
January 15, 2003............................................            2.30%
July 15, 2003...............................................            2.45%
January 15, 2004............................................            2.45%
July 15, 2004...............................................            2.60%
January 15, 2005............................................            2.60%
July 15, 2005...............................................            3.80%
January 15, 2006............................................            3.80%
July 15, 2006...............................................            4.15%
January 15, 2007............................................            4.15%
July 15, 2007...............................................            4.20%
January 15, 2008............................................            4.20%
July 15, 2008...............................................            4.35%
January 15, 2009............................................            4.35%
July 15, 2009...............................................            4.50%
January 15, 2010............................................            4.50%
July 15, 2010...............................................            4.70%
January 15, 2011............................................            4.70%
July 15, 2011...............................................            5.10%
January 15, 2012............................................            5.10%
July 15, 2012...............................................            5.10%
January 15, 2013............................................            5.10%
July 15, 2013...............................................            4.00%
January 15, 2014............................................            4.00%

    We and the Funding Corporation will be required to pay principal of the series D bonds as follows:

                                                              PERCENTAGE OF PRINCIPAL
PAYMENT DATE                                                      AMOUNT PAYABLE
------------                                                  -----------------------
July 15, 2014...............................................            2.65%
January 15, 2015............................................            2.65%
July 15, 2015...............................................            2.85%
January 15, 2016............................................            2.85%
July 15, 2016...............................................            2.85%
January 15, 2017............................................            2.85%
July 15, 2017...............................................            3.00%
January 15, 2018............................................            3.00%
July 15, 2018...............................................            2.90%
January 15, 2019............................................            2.90%
July 15, 2019...............................................            3.45%
January 15, 2020............................................            3.45%
July 15, 2020...............................................            2.15%
January 15, 2021............................................            2.15%
July 15, 2021...............................................            5.25%
January 15, 2022............................................            5.25%
July 15, 2022...............................................            5.35%
January 15, 2023............................................            5.35%
July 15, 2023...............................................            5.40%
January 15, 2024............................................            5.40%
July 15, 2024...............................................            6.90%
January 15, 2025............................................            6.90%
July 15, 2025...............................................           14.50%

    The principal of, premium, if any, and interest on the exchange bonds will be payable, and the exchange bonds will be exchangeable and transferable, at the office or agency that we and the Funding Corporation maintain in the Borough of Manhattan, The City of New York for those purposes. Initially that office will be the office of the trustee located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration. Alternatively, at our option, we and the Funding Corporation may make interest payments on the exchange bonds by check mailed to the addresses of the persons entitled to payment as those addresses appear in the security register.

    The exchange bonds will not be entitled to the benefit of any sinking fund.

ISSUANCE OF ADDITIONAL BONDS

    We and the Funding Corporation may issue additional bonds under the indenture in accordance with the conditions described in the indenture. So long as we and the Funding Corporation comply with these conditions, the amount of additional bonds that we and the Funding Corporation can issue under the indenture is unlimited. Any additional bonds will rank equivalent in right of payment to the bonds and will vote on all matters with the bonds. For purposes of this "Description of the Exchange Bonds," reference to the bonds does not include additional bonds unless otherwise indicated. No offering of any additional bonds is being or will in any manner be deemed to be made by this prospectus. We describe the conditions under which we may issue additional bonds under the caption "Description of Principal Financing Documents--Covenants of Us and the Funding Corporation--Limitation on Our Indebtedness."

NONRECOURSE OBLIGATIONS

    The obligations to pay principal of, premium, if any, and interest on the exchange bonds will be obligations only of us and the Funding Corporation. None of our or the Funding Corporation's partners, shareholders, affiliates, employees, officers, directors or any other person or entity will guarantee the exchange bonds or have any obligation to make any payments on the exchange bonds.

SECURITY

    The exchange bonds will be secured by:

    - a mortgage on the Site and the Easements;

    - a security interest in substantially all of our personal property and all of the personal property of the Funding Corporation, other than the Aquila PPA Reserve Account;

    - a pledge by LSP Batesville Holding and LSP Energy of all of their interests in us;

    - a pledge by LSP Batesville Holding of all of the capital stock of LSP Energy; and

    - a pledge by LSP Batesville Holding of all of the capital stock of the Funding Corporation.

    Any additional bonds issued under the indenture will share equally and ratably in this collateral with the exchange bonds. Other indebtedness may also share equally and ratably in the collateral with the exchange bonds. See "Description of Principal Financing Documents--Indenture--Certain Covenants--Limitation on Liens." In addition, the lien in favor of the Collateral Agent under the security documents will automatically be released upon our conveyance or disposition of the assets described on page 153 of this prospectus under the caption "--Prohibition on Fundamental Changes and Disposition of Assets".

RANKING

    The exchange bonds:

    - will be senior secured obligations of us and the Funding Corporation;

    - will rank equivalent in right of payment to all of our other senior secured obligations and all those of the Funding Corporation; and

    - will rank senior in right of payment to all of our existing and future subordinated debt and all that of the Funding Corporation.

RATINGS

    Moody's and S&P have assigned the exchange bonds ratings of "Baa3" and "BBB-", respectively. Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of these ratings may be obtained only from the rating agencies. We cannot assure you that any ratings will remain in effect for any given period of time or that these ratings will not be lowered, suspended or withdrawn entirely by the applicable rating agency. Any lowering, suspension or withdrawal of a rating by a rating agency may have an adverse effect on the market price or marketability of the exchange bonds.

OPTIONAL REDEMPTION

    Each series of the exchange bonds will be redeemable, at our option, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the holders of that series of exchange bonds, on any date prior to its maturity, at a redemption price equal to:

    - 100% of the outstanding principal amount of the exchange bonds being redeemed; plus

    - accrued and unpaid interest on the exchange bonds being redeemed to but not including the redemption date; PLUS

    - a Make-Whole Premium.

    In no event will the redemption price ever be less than 100% of the principal amount of the exchange bonds being redeemed plus accrued and unpaid interest on those bonds to the redemption date.

MANDATORY REDEMPTION

    IF A CASUALTY EVENT OCCURS

    If:

    - a Casualty Event occurs,

    - we receive more than $5,000,000 of Casualty Proceeds because of the Casualty Event, and

    - either:

     - we decide not to rebuild, repair or restore our project after the Casualty Event, or

     - our project cannot be rebuilt, repaired or restored to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact,

then we and the Funding Corporation will have to use the Casualty Proceeds that we receive to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    If:

    - a Casualty Event occurs,

    - we receive Casualty Proceeds because of the Casualty Event,

    - our project can be rebuilt, repaired or restored to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact, and

    - more than $5,000,000 of Casualty Proceeds are left over after we finish rebuilding, repairing or restoring our project,

    then, after giving effect to the cost of such rebuilding, repairing or restoring of our project, we and the Funding Corporation will have to use the remaining Casualty Proceeds that we receive in excess of $5,000,000 to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the Casualty Event (after taking into consideration the rebuilding, repair or restoration) will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF AN EXPROPRIATION EVENT OCCURS

    If:

    - an Expropriation Event occurs,

    - we receive more than $5,000,000 of Expropriation Proceeds because of the Expropriation Event, and

    - either:

     - we decide not to rebuild, repair or restore our project after the Expropriation Event, or

     - our project cannot be rebuilt, repaired or restored to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact, then we and the Funding Corporation will have to use the Expropriation Proceeds that we receive to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    If:

    - an Expropriation Event occurs,

    - we receive Expropriation Proceeds because of the Expropriation Event,

    - our project can be rebuilt, repaired or restored to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact, and

    - more than $5,000,000 of Expropriation Proceeds are left over after we finish rebuilding, repairing or restoring our project,

then, after giving effect to the cost of such rebuilding, repairing or restoring our project, we and the Funding Corporation will have to use the remaining Expropriation Proceeds that we receive in excess of $5,000,000 to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the Expropriation Event (after taking into consideration the rebuilding, repair or restoration) will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF A TITLE EVENT EXISTS

    If:

    - a Title Event exists,

    - the collateral agent receives more than $5,000,000 of Title Proceeds because of the Title Event, and

    - either:

     - we decide not to fix the Title Event, or

     - the Title Event cannot be fixed so that our project is able to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact,

then we and the Funding Corporation will have to use the Title Proceeds that the collateral agent receives to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    If:

    - a Title Event exists,

    - the collateral agent receives Title Proceeds because of the Title Event,

    - the Title Event can be fixed so that our project can operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact, and

    - more than $5,000,000 of Title Proceeds are left over after the Title Event is fixed,

then, after giving effect to the fixing of the Title Event, we and the Funding Corporation will have to use the remaining Title Proceeds that the collateral agent receives in excess of $5,000,000 to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the Title Event (after taking into consideration the fixing of the Title Event) will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF ONE OR MORE OF OUR POWER CONTRACTS IS BOUGHT-OUT

    If we receive more than $10,000,000 of proceeds from PPA Buy-Outs, we and the Funding Corporation will have to use these proceeds to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the PPA Buy-Outs will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF WE RECEIVE PERFORMANCE LIQUIDATED DAMAGES

    If we receive more than $10,000,000 of Performance Liquidated Damages under the Construction Contract, we and the Funding Corporation will have to use these proceeds to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the circumstance which resulted in our receipt of Performance Liquidated Damages will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF WE RECEIVE DEFAULT EQUITY CONTRIBUTIONS

    If we receive Default Equity Contributions and the Senior Secured Parties decide to apply these Default Equity Contributions to the redemption or prepayment of Senior Secured Obligations in accordance with the Intercreditor Agreement, we and the Funding Corporation will have to use these proceeds to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

REDEMPTION AT THE OPTION OF THE BONDHOLDERS

    IF A CHANGE OF CONTROL OCCURS

    If a Change of Control occurs, any bondholder can request that we and the Funding Corporation redeem all or a portion of the exchange bonds held by that bondholder. In response to any such request, we and the Funding Corporation will be required to redeem all exchange bonds which are specified in the request at a redemption price equal to 101% of the outstanding principal amount of the exchange bonds being redeemed plus accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF MONIES REMAIN ON DEPOSIT IN THE DISTRIBUTION SUSPENSE ACCOUNT

    If:

    - funds remain on deposit in the Distribution Suspense Account for at least 12 months in a row,

    - we and the Funding Corporation decide to have the Bondholders vote on whether we and the Funding Corporation should use these funds to redeem bonds, and

    - bondholders holding at least 66 2/3% of the outstanding bonds vote to have us and the Funding Corporation use these funds to redeem bonds,

then we and the Funding Corporation will have to use the funds which have remained on deposit in the Distribution Suspense Account for at least 12 months in a row to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment under these circumstances. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption. If we and the Funding Corporation are not required to redeem bonds and prepay other Senior Secured Obligations with those funds following the vote of the bondholders, and if none of the other senior secured obligations requires us to apply these funds to their prepayment, then we will be permitted to distribute those funds to our partners without regard to the satisfaction of any Distribution Conditions relating to the Senior Debt Service Coverage Ratio or the Projected Senior Debt Service Coverage Ratio.

    TERMS OF MANDATORY REDEMPTION

    If the exchange bonds are redeemed because of any of the foregoing provisions, the proceeds used to redeem the exchange bonds will be applied:

    - pro rata to the exchange bonds and the other Senior Secured Obligations which require redemption or repayment, based upon the then outstanding principal amounts of the exchange bonds and those other Senior Secured Obligations; and

    - pro rata among each series of bonds and additional bonds issued upon the indenture, based upon the then outstanding principal amounts of each series of bonds and additional bonds.

    We and the Funding Corporation will mail a notice of redemption to each holder of the series of bonds or additional bonds being redeemed at that holder's address of record. Interest will cease to accrue on any series of bonds or additional bonds on and after the redemption date.

BOOK-ENTRY, DELIVERY AND FORM

    The exchange bonds will be represented by one or more global bonds in registered form issued to The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company. The trustee will act as custodian of each global bond for The Depository Trust Company or will appoint a sub-custodian to act in that capacity. Because a nominee of The Depository Trust Company will be the holder of record of each global bond, each person owning a beneficial interest in a global bond must rely upon the procedures of the institutions having accounts with The Depository Trust Company to exercise or be entitled to any of the rights of a holder.

    If you are an Institutional Accredited Investor, we and the Funding Corporation will issue your exchange bonds to you or your nominee as registered definitive exchange bonds, without coupons, rather than to Cede & Co. We and the Funding Corporation will also issue definitive bonds instead of global bonds if:

    - we or the Funding Corporation advise the trustee in writing that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities as depositary for the exchange bonds and we and the Funding Corporation do not locate a qualified successor within 120 days;

    - we or the Funding Corporation elect to terminate the book-entry system through The Depository Trust Company for the exchange bonds; or

    - after an Event of Default occurs, beneficial owners of not less than 51% of the outstanding principal amount of the bonds represented by the global bonds advise the trustee through The Depository Trust Company in writing that the continuation of a book-entry system through The Depository Trust Company, or a successor, with respect to the bonds is no longer in the beneficial owners' best interest.

    The Depository Trust Company has advised us and the Funding Corporation as follows:

    - The Depository Trust Company is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act; and

    - The Depository Trust Company was created to hold securities of institutions that have accounts with The Depository Trust Company participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, eliminating the need for physical movement of securities certificates.

    Upon the issuance of the global bonds, The Depository Trust Company will credit on its book-entry registration and transfer system the respective principal amounts of the exchange bonds represented by the global bonds to the accounts of participants. Ownership of beneficial interests in the global bonds will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global bonds will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by The Depository Trust Company (with respect to participants' interests) and its participants (with respect to the owners of beneficial interests in the global bonds other than participants).

    Payment of principal of and interest on exchange bonds represented by the global bonds registered in the name of and held by The Depository Trust Company or its nominee will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner and holder of the global bonds.

    We and the Funding Corporation expect that The Depository Trust Company or its nominee, upon receipt of any payment of principal or interest in respect of a global bond, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global bond as shown on the records of The Depository Trust Company or its nominee. We and the Funding Corporation also expect that payments by participants to owners of beneficial interests in the global bonds held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of the participants. Neither we, the Funding Corporation, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global bonds for any exchange bonds, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests, or for any other aspect of the relationship between The Depository Trust Company and its participants or the relationship between those participants and owners of beneficial interests in the global bonds owning through those participants.

TRANSFER AND EXCHANGE

    A bondholder may transfer or exchange exchange bonds only in accordance with the restrictions on transfer contained in the indenture. The security registrar and the trustee may require a bondholder, among other things, to furnish appropriate endorsements and transfer documents and we and the Funding Corporation may require a bondholder to pay any taxes and fees required by law or permitted by the indenture. We and the Funding Corporation are not required to transfer or exchange any exchange bond for a period of 15 days before a selection of exchange bonds to be redeemed.

    The registered holder of an exchange bond will be treated as the owner of the exchange bond for all purposes.

                DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS

    Following are summaries of the financing documents that were executed for our issuance of the private bonds. We have filed the financing documents as exhibits to the registration statement of which this prospectus is a part.

                                   INDENTURE

GENERAL

    We and the Funding Corporation issued the private bonds, and will issue the exchange bonds, under the indenture. We and the Funding Corporation issued the private bonds in two series under two supplemental indentures which set forth the terms of each series, and we and the Funding Corporation will issue the exchange bonds in two series under two supplemental indentures which set forth the terms of each series.

COVENANTS OF US AND THE FUNDING CORPORATION

    The indenture contains various covenants, including the following:

    LIMITATION ON OUR INDEBTEDNESS

    We cannot create or incur or suffer to exist any Indebtedness, other than the following Indebtedness ("Permitted Indebtedness"):

    - the Senior Secured Obligations;

    - purchase money or capital lease obligations up to $5,000,000 incurred to finance readily replaceable personal property;

    - trade accounts payable, other than for borrowed money, which arise in the ordinary course of business and which are payable within 90 days;

    - guarantees of Permitted Indebtedness;

    - replacements for or financings of the Virginia Power letters of credit;

    - subordinated indebtedness issued to us by one of our partners or affiliates which is not secured by the collateral that secures the exchange bonds;

    - working capital loans up to $10,000,000 that are used to pay O&M Costs;

    - subject to the restrictions contained in the financing documents, Indebtedness incurred under any agreement providing for the issuance of one or more Debt Service Reserve L/Cs or Aquila Reserve L/Cs;

    - Indebtedness incurred for Required Modifications, as long as either of the following conditions is satisfied:

       (a) the minimum Projected Senior Debt Service Coverage Ratio for each fiscal year for the remaining term of the bonds, after taking into account this Indebtedness and provided that for purposes of this calculation operating revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its initial term unless an extension notice has been given under that agreement, is greater than or equal to:

           (1) 1.20/1.00 during the 100% PPA Period;

           (2) 1.35/1.00 during the Two-Thirds PPA Period; and

           (3) 1.50/1.00 during the One-Third PPA Period and the Merchant Period, as certified by us and confirmed by the independent engineer for our project, or

       (b) the incurrence of this Indebtedness will not result in a Rating Downgrade;

    - Indebtedness incurred for Optional Modifications, as long as either of the following conditions is satisfied:

       (a) after taking into account this Indebtedness:

           (1) the minimum Projected Senior Debt Service Coverage Ratio for each fiscal year during the remaining term of the bonds is greater than or equal to the following ratios, provided that for purposes of this calculation operating revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its initial term unless an extension notice has been given in accordance with that agreement:

                (1) 1.45/1.00 during the 100% PPA Period;

                (2) 1.70/1.00 during Two-Thirds PPA Period; and

                (3) 2.00/1.00 during the One-Third PPA Period and the Merchant
                    Period, as certified by us and confirmed by the independent engineer for our project; and

           (2) the average annual Projected Senior Debt Service Coverage Ratio during the remaining term of the bonds is greater than or equal to the following ratios, provided that for purposes of this calculation operating revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its initial term unless an extension notice has been given in accordance with that agreement:

                (1) 1.45/1.00 during the 100% PPA Period;

                (2) 1.75/1.00 during the Two-Thirds PPA Period; and

                (3) 2.25/1.00 the One-Third PPA Period and the Merchant Period,
                    as certified by us and confirmed by the independent engineer for our project; or

       (b) the incurrence of this Indebtedness will not result in a Rating Downgrade;

    - Indebtedness incurred for Expansion Modifications, as long the incurrence of this Indebtedness will not result in a Rating Downgrade;

    - Bonding Arrangements for a Good Faith Contest or as otherwise permitted under the Transaction Documents; and

    - indemnities and similar obligations arising under the Transaction
      Documents.

    LIMITATION ON LIENS

    We cannot create or suffer to exist or permit any Lien upon any of our properties, other than the following Liens ("Permitted Liens"):

    - Liens specifically created or required to be created by the indenture or any other financing document;

    - Liens securing Senior Secured Obligations;

    - Liens for Bonding Arrangements permitted by the indenture consisting of Liens on cash collateral and related investments held as cash cover for the Bonding Arrangements in an aggregate amount, at any time outstanding, not exceeding $7,000,000 plus monies from amounts otherwise available to our partners as a distribution permitted in accordance with the terms described under the caption "Distributions";

    - Liens for taxes which are either not yet due or are due but payable without penalty or are the subject of a Good Faith Contest;

    - any exceptions to title existing on May 21, 1999 and set forth on the Title Policy;

    - defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory Liens that do not materially impair the property affected and that do not individually or in the aggregate materially impair the value of the security interests granted under the Security Documents;

    - deposits or pledges to secure statutory obligations or appeals, release of attachments, stay of execution or injunction, performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business;

    - Liens for worker's compensation, unemployment insurance or other social security or pension or similar obligations;

    - legal or equitable encumbrances deemed to exist because of the existence of any litigation or other legal proceeding if they are the subject of a Good Faith Contest;

    - mechanics', workmen's, materialmen's, suppliers', construction or other similar Liens arising in the ordinary course of business or incident to the construction, operation, repair, restoration or improvement of any property for obligations which are not yet due or which are the subject of a Good Faith Contest;

    - Liens on assets acquired with the proceeds of permitted purchase money or capital lease obligations and Liens on cash collateral and related investments held as cash cover with respect to replacements for the Virginia Power Letter of Credit or Aquila/UtiliCorp letters of credit;

    - a Lien in favor of Aquila/UtiliCorp on the Aquila PPA Reserve Account;

    - Liens to secure any other Permitted Indebtedness, so long as such Liens:

       (a) are not superior in right to the Liens provided to the Bondholders under the Security Documents, and

       (b) secure such Indebtedness equally and ratably with the bonds or on a basis subordinated to the bonds; and

    - Liens substantially similar to certain of the Liens described above so long as any such Lien, if foreclosed upon, would not reasonably be expected to result in a Material Adverse Effect.

    DISTRIBUTIONS

    We cannot make a distribution to our equity holders unless the following conditions (the "Distribution Conditions") are satisfied on the distribution date:

    - all required transfers and payments described under the caption "--Common Agreement--Deposit and Disbursement of Funds" have been completed;

    - immediately after giving effect to the proposed distribution, the Account Balance Amount will be equal to or greater than the Account Reserve Requirement (this condition applies only if the distribution date is not a Scheduled Payment Date);

    - no Default or Event of Default has occurred and is continuing or will result from the distribution;

    - if the Test Period consists entirely of the Two-Thirds PPA Period and/or the 100% PPA Period, the following conditions must be satisfied:

       (a) the Senior Debt Service Coverage Ratio is greater than or equal to the Required Ratio for the six-month period preceding the distribution date or, with respect to a distribution date that occurs within six months after the Commercial Operation Date, the period commencing on the Commercial Operation Date and ending on the distribution date, and

       (b) the Projected Senior Debt Service Coverage Ratio is greater than or equal to the Required Ratio for the six-month period succeeding the distribution date;

    - if a portion of the Test Period consists of the 100% PPA Period and/or the Two-Thirds PPA Period and a portion of the Test Period consists of the One-Third PPA Period and/or the Merchant Period, the following conditions must be satisfied:

       (a) for the portion of the Test Period which consists of the 100% PPA Period and/or the Two-Thirds PPA Period:

           (1) the Senior Debt Service Coverage Ratio for that portion is greater than or equal to the Required Ratio during the period beginning on the date which is six months prior to the distribution date and ending on the distribution date;

           (2) the Projected Senior Debt Service Coverage Ratio for that portion is greater than or equal to the Required Ratio during the period beginning on the distribution date and ending on the date which is six months after the distribution date; and

       (b) for the portion of the Test Period which consists of the One-Third PPA Period and/or the Merchant Period:

           (1) the Senior Debt Service Coverage Ratio for that portion is greater than or equal to the Required Ratio during the period beginning on the date which is one year prior to the distribution date and ending on the distribution date, PROVIDED that this portion will not be taken into account unless it consists of at least two fiscal quarters;

           (2) the Projected Senior Debt Service Coverage Ratio for the portion of the period described below which consists of the One-Third PPA Period and/or the Merchant Period is greater than or equal to the Required Ratio during the period beginning on the distribution date and ending on the later of (x) the date which is two years after the distribution date if that portion includes at least one year which consists entirely of the One-Third PPA Period and/or the Merchant Period and (y) the earliest date after the date described in clause (x) which results in that portion including at least one year which consists entirely of the One-Third PPA Period and/or the Merchant Period;

    - if the Test Period consists entirely of the One-Third PPA Period and/or the Merchant Period, the following conditions must be satisfied:

       (a) the Senior Debt Service Coverage Ratio is greater than or equal to the Required Ratio for the one-year period preceding the distribution date, and

       (b) the Projected Senior Debt Service Coverage Ratio is greater than or equal to the Required Ratio for the two-year period succeeding the distribution date;

    - the funds in the Revenue Account, the O&M Account, the Major Maintenance Account and, after giving effect to the proposed distribution, the Distribution Suspense Account, will be sufficient, in our reasonable judgment, to meet our ongoing working capital needs;

    - the Completion Date has occurred; and

    - the distribution date is on or after the last business day of September 2000.

    Notwithstanding the foregoing, if, as described under the caption "Description of the Exchange Bonds--Redemption at the Option of the Bondholders," the bondholders elect not to require us to redeem bonds with amounts that have been on deposit in the Distribution Suspense Account for at least 12 months in a row, then we may, taking into consideration the terms of other facilities which may constitute Senior Secured Obligations (other than additional bonds issued under the indenture), distribute these amounts to our equity holders without regard to the satisfaction of the Senior Debt Service Coverage Ratio and the Projected Senior Debt Service Coverage Ratio tests set forth above, as long as we satisfy the other Distribution Conditions.

    AMENDMENTS TO PROJECT DOCUMENTS

    We cannot:

    - terminate, amend, waive or modify any of the Project Documents to which we are a party,

    - exercise any rights we may have to consent to any assignment of any of the Project Documents by the other Project Parties, or

    - exercise any option under any of the Project Documents to which we are a party unless the termination, amendment, waiver, modification, assignment or exercise:

    - would not reasonably be expected to result in a Material Adverse Effect, as certified in an officer's certificate supplied by us; or

    - is reasonably necessary in order to maintain a Power Purchase Agreement in full force and effect, as certified in an officer's certificate supplied by us; or

    - is necessary in order for us to be in compliance with applicable law or to be able to obtain or maintain, or comply with the terms and conditions of, any governmental approval necessary for us to conduct our business as currently conducted or as proposed to be conducted or to permit our project to maintain its certification as an Eligible Facility or us to maintain our certification as an EWG, as certified in an officer's certificate; or

    - is the result of:

       (a) a change in tariffs or similar publicly promulgated rates approved by any governmental authority which are incorporated by reference into a Project Document, or

       (b) implementation of provisions requiring adjustments to price or volume under, and in accordance with, the terms of a Project Document, if we exercise good faith and commercially reasonable efforts to negotiate price changes under these provisions for adjustments to price so as not to result in a Material Adverse Effect; or

    - is reasonably necessary in order to implement an Expansion Modification for which it has been determined that no Rating Downgrade will occur; or

    - is permitted by the covenant described under the caption "--Change
      Orders."

    PROHIBITION ON FUNDAMENTAL CHANGES AND DISPOSITION OF ASSETS

    We cannot enter into any transaction of merger or consolidation, change our form of organization or our business, or liquidate or dissolve ourself, or suffer any liquidation or dissolution, unless contemporaneously reconstituted with no adverse effect on the Senior Secured Parties.

    We cannot purchase or otherwise acquire all or substantially all of the assets of any other person except as contemplated by the Transaction Documents.

    In addition, except as contemplated by the Transaction Documents, we cannot sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of our project except:

    - in the ordinary course of business to the extent that:

       (a) the property is worn out or is no longer useful or necessary for the operation of our project, or

       (b) the sale, lease or transfer is required to comply with any applicable law or to obtain, maintain or comply with the terms and conditions of any governmental approval necessary for us to conduct our business in accordance with the Project Documents;

    - under the Infrastructure Financing Documents or the Common Facilities Agreement; and

    - real property and related personal property and rights to be transferred to an Expansion Party for purposes of developing an Expansion, PROVIDED that such transfer

       (a) does not result in a Rating Downgrade or

       (b) (1) would not reasonably be expected to result in a Material Adverse Effect, as certified by us, and (2) will not have an adverse effect on the operation or technical integrity of our project, including, without limitation, as to availability and anticipated financial performance, as certified by the independent engineer for our project.

    Notwithstanding the foregoing, we may amend or otherwise modify any easement agreement in order to substitute easements or specify the location of an easement, so long as we are in compliance with the conditions contained in the indenture.

    INFRASTRUCTURE FINANCING DOCUMENTS

    We cannot approve, consent to or agree to any decision to permit any person to use the Panola County infrastructure under the terms of the Infrastructure Financing Documents, to the extent we have the right to do so under the Infrastructure Financing Documents, unless

    (1) we are required to permit the use of the Panola County infrastructure by such person under the Infrastructure Financing Documents or

    (2) such approval, consent or agreement would not reasonably be expected to result in (x) a Material Adverse Effect, as certified by us, or (y) a material adverse effect on the operation of the project, as confirmed in writing by the independent engineer for our project.

    REPLACEMENT POWER

    We cannot elect to provide Replacement Power unless we enter into an Acceptable Replacement Power Arrangement and we are physically constrained from generating and delivering power. However, if during any period our provision of Replacement Power causes us to incur cumulative losses of more than $5,000,000 over the losses we would have incurred if, during that period, we had elected a derating of capacity of our project under any Power Purchase Agreement, we will not be permitted to continue to provide Replacement Power unless the provision of Replacement Power would not reasonably be expected to result in a Material Adverse Effect, as certified by us.

    ADDITIONAL DOCUMENTS

    We cannot enter into any material agreements, contracts or other arrangements or commitments other than the following:

    - the Transaction Documents;

    - power purchase agreements, fuel supply and transportation agreements, transmission agreements and other agreements, contracts or other arrangements entered into by us for the purchase of fuel for or the sale of electricity from our project, which, in each case, do not result in the breach of, or conflict with the terms of, any then-existing Power Purchase Agreement;

    - Acceptable Replacement Power Arrangements;

    - a Common Facilities Agreement, as long as the execution, delivery and performance by us of such agreement (a) does not result in a Rating Downgrade or (b) (1) would not reasonably be expected to result in a Material Adverse Effect, as certified by us, and (2) will not have an adverse effect on the operation or technical integrity of our project, including without limitation as to anticipated financial performance, as certified by the independent engineer for our project;

    - the Infrastructure Financing Documents; and

    - agreements, contracts or other arrangements or commitments which are:

       (a) contemplated by the Transaction Documents, or

       (b) entered into by us with respect to the disposition of assets which the financing documents permit us to sell, transfer, assign, lease or sublease, or

       (c) entered into by us in the ordinary course of business and which are included in the construction budget or the annual operating budget, or

       (d) in substitution for existing agreements, contracts or other arrangements which are on substantially similar terms and conditions, or

       (e) entered into for an Expansion and which (a) do not result in a Rating Downgrade or (b) would not reasonably be expected to result in a Material Adverse Effect.

    CHANGE ORDERS

    We cannot initiate or consent to any change order under the Construction Contract, unless either:

    - each of the following conditions is satisfied:

       (a) we certify to the trustee and the collateral agent that:

           (1) the change order would not reasonably be expected to result in a Material Adverse Effect;

           (2) the implementation of the change order is not reasonably expected to cause the Completion Date to occur after the Date Certain; and

           (3) the change order is reasonable and is consistent with sound engineering practice; and

       (b) unless the independent engineer for our project has concurred in writing with the certifications set forth in clauses (a)(1), (2) and
           (3), the change order does not individually exceed $3,000,000, or, when aggregated with all other change orders that have not been concurred with in writing or otherwise approved or ratified by the independent engineer, exceed $6,000,000; or

    - each of the following conditions is satisfied:

       (a) the change order is for an Expansion and (1) does not result in a Rating Downgrade or (2) would not reasonably be expected to result in a Material Adverse Effect; and

       (b) unless the independent engineer for our project has approved such change order, the change order does not individually exceed $3,000,000, or, when aggregated with all other change orders that have not been concurred with in writing or otherwise approved or ratified by the independent engineer, exceed $6,000,000.

    FUEL PLAN

    We must deliver to the trustee, the collateral agent and the Rating Agencies a fuel plan reasonably acceptable to the independent engineer and the independent electricity market and fuel consultant for our project no later than six months prior to the earlier of the following:

    (1) the expiration of the term of the Virginia Power PPA; or

    (2) the expiration of the term of the Aquila PPA.

    ELECTRICITY MARKET UPDATES

    We must cause the independent electricity market and fuel consultant to provide updated electricity price projections in the following circumstances:

    (1) if we reasonably believe that updated projections are necessary to allow us to make certifications for purposes of making distributions; and

    (2) every three years if required to support those certifications.

    We also may be required to obtain a forecast prepared by the independent electricity market and fuel consultant supporting the operating revenue calculations prepared for the purpose of determining whether we are permitted to incur Additional Indebtedness.

    ADDITIONAL COVENANTS OF US

    We also must:

    (1) maintain our existence and properties;

    (2) obtain, maintain and comply with all necessary governmental approvals;

    (3) comply with applicable laws;

    (4) maintain insurance for our project;

    (5) keep the bonds equivalent in right of payment and ability to share in the collateral with our other senior debt;

    (6) deliver financial statements, notices of default, construction reports, notices of power purchase agreement buy-outs and other documents to the trustee;

    (7) construct our project in a timely manner in accordance with applicable law, prudent utility practices, governmental approvals and the Project Documents;

    (8) operate and maintain our project in compliance with prudent utility practices, applicable laws, governmental approvals and the Project Documents;

    (9) deliver annual operating budgets to the trustee, the collateral agent, the independent engineer for our project and the Rating Agencies;

    (10) prepare a major maintenance plan;

    (11) submit an annual report covering the status of the insurance for our project;

    (12) provide the independent engineer for our project, the trustee and the collateral agent reasonable inspection rights and the right to witness the performance tests;

    (13) maintain our EWG status and our project's Eligible Facility status;

    (14) pay our taxes; and

    (15) use the proceeds from the sale of the bonds only for the purposes set forth in the indenture.

    We also cannot engage in the following activities:

    (1) conducting any business other than the construction, ownership, operation, maintenance, administration, financing and expansion of our project;

    (2) making investments other than Permitted Investments;

    (3) entering into non-arm's-length transactions with affiliates; and

    (4) establishing employee benefit plans which result in the imposition of material liabilities on us.

    The affirmative and negative covenants described above are affected by a number of important qualifications and exceptions which are set forth in full in the indenture.

    COVENANTS OF THE FUNDING CORPORATION

    The Funding Corporation must:

    (1) maintain its existence and properties;

    (2) obtain, maintain and comply with governmental approvals;

    (3) comply with applicable laws; and

    (4) pay its taxes.

    The Funding Corporation cannot engage in the following activities:

    (1) incurring any Indebtedness other than Permitted Indebtedness (which will be aggregated with all Permitted Indebtedness incurred by us whenever any Permitted Indebtedness is limited by an aggregate dollar limitation);

    (2) creating any Liens on its properties other than Permitted Liens;

    (3) engaging in any business other than the financing of our project;

    (4) merging, consolidating, changing its form of organization or liquidating or dissolving itself;

    (5) entering into non-arm's-length transactions with affiliates; and

    (6) making any investments other than Permitted Investments.

    The affirmative and negative covenants of the Funding Corporation described above are affected by a number of important qualifications and exceptions which are set forth in full in the indenture.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following events is an event of default under the indenture (an "Event of Default"):

    - we or the Funding Corporation fails to pay or cause to be paid any principal of, premium, if any, or interest on any bond when the same becomes due and payable, whether by scheduled maturity or required redemption or by acceleration or otherwise, and such failure continues uncured for 15 or more days; or

    - we make, or the Funding Corporation makes, a misrepresentation that results in, or is reasonably expected to result in, a Material Adverse Effect, and the misrepresentation or

      Material Adverse Effect is not cured within 30 days, unless we or the Funding Corporation, as applicable, are diligently trying to cure the misrepresentation or Material Adverse Effect, in which case an Event of Default will not occur for an additional 90 days; or

    - we fail to perform or observe our covenant in the indenture to maintain adequate insurance for our project; PROVIDED, HOWEVER, that we will have five Business Days to correct or cause to be corrected any error in any endorsement (without regard to the date that we obtained knowledge of the error) before an Event of Default occurs; or

    - either we or the Funding Corporation fail to perform or observe in any material respect any covenant or agreement contained in the indenture related to maintenance of existence, use of proceeds, Indebtedness, Liens, nature of business, fundamental changes, sales of assets, investments or additional documents, and this failure continues uncured for 30 or more days after we or the Funding Corporation, as applicable, has knowledge of the failure; or

    - we or the Funding Corporation fail to perform or observe in any material respect any of our or its other covenants contained in the indenture or any other financing document and this failure is not cured within 30 days, unless we or the Funding Corporation, as applicable, are diligently trying to cure the failure, in which case an Event of Default will not occur for an additional 180 days; or

    - events of bankruptcy or insolvency with respect to us or the Funding Corporation occur; or

    - any Lien granted in the Security Documents ceases to be a perfected Lien in favor of the collateral agent on any material portion, taken individually or in the aggregate, of the collateral described in the security documents (other than with respect to property or assets which the terms of the financing documents permit us to convey or transfer) with the priority purported to be created by the Security Documents; or

    - any of the following circumstances (x) occurs with respect to any Transaction Document, (y) would reasonably be expected to result in a Material Adverse Effect and (z) is not cured within 180 days in accordance with the terms of the indenture:

       (a) a term of the Transaction Document (1) ceases to be a valid and binding obligation of the parties to the Transaction Document or
           (2) is declared unenforceable by a governmental authority; or

       (b) the Transaction Document is terminated prior to its normal expiration, which, in the case of any Power Purchase Agreement, will be deemed to be its initial term, without giving effect to any extension; or

       (c) a Project Party denies its liability under a Project Document or defaults on its obligation under a Project Document and any applicable grace or cure period has expired; or

    - we or the Funding Corporation fail to make any payment in respect of any Indebtedness, including Permitted Indebtedness, having an outstanding principal amount of more than $10,000,000 (other than any amount referred to above) when due (after the expiration of any applicable grace period), and a default and acceleration is declared with respect to such Indebtedness; or

    - a final and non-appealable judgment or judgments for the payment of money in excess of $10,000,000 is rendered against us or the Funding Corporation, and the same remains unpaid or unstayed for a period of 90 or more consecutive days after it is due and payable; or

    - LSP Batesville Holding fails to pay or cause to be paid when due any portion of the Total Equity Amount; or

    - an Event of Abandonment occurs.

    In the case of an Event of Default arising from events of bankruptcy or insolvency with respect to us or the Funding Corporation, all outstanding bonds will become immediately due and payable without further action or notice. In the case of an Event of Default arising from a failure to pay principal of, premium, if any, or interest on the bonds, holders of at least 33 1/3% in principal amount of the then outstanding bonds may declare the bonds to be immediately due and payable. In the case of any other Event of Default, holders of at least a majority in principal amount of the then outstanding bonds may declare the bonds to be immediately due and payable. However, the exercise of remedies by the trustee or the holders following an Event of Default must be in accordance with the provisions of the Intercreditor Agreement, which are described below under the caption "--Intercreditor Agreement."

    The holders of not less than a majority in aggregate principal amount of the bonds outstanding may on behalf of the holders of all bonds waive any past Default or Event of Default and its consequences, except that (1) only the holders of all bonds affected may waive a Default or an Event of Default in the payment of the principal of and interest on, or other amounts due under, any outstanding bond, and (2) except as provided in clause (1), only the holders of all outstanding bonds affected may waive a Default or an Event of Default in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding bond affected.

DEFEASANCE

    We and the Funding Corporation may, at any time, terminate all of our and the Funding Corporation's obligations under the indenture, the bonds and the other financing documents which the bonds enjoy the benefit of, and may terminate the Liens of the Security Documents on the collateral to the extent that the Liens run to the benefit of the trustee, the bondholders or other agents under the indenture (a "Legal Defeasance"). In addition, we and the Funding Corporation may terminate, at any time, our and the Funding Corporation's obligations under any of the covenants under the indenture, the bonds and the other financing documents which the bonds enjoy the benefit of, and may terminate the Liens of the Security Documents on the collateral to the extent that the Liens run to the benefit of the trustee, the bondholders or other agents under the indenture, other than the covenants to maintain our and the Funding Corporation's existence and to make payments on the bonds out of the trusts described below (a "Covenant Defeasance").

    Each of the Legal Defeasance or the Covenant Defeasance may be exercised only if:

    - the Funding Corporation or we have irrevocably deposited or caused to be deposited in trust with the trustee cash, non-callable United States government obligations or a combination of trustee cash and non-callable United States government obligations in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal of and interest on the bonds when due;

    - the Funding Corporation or we have delivered to the trustee an opinion of counsel to the effect that as of the date of the opinion, (1) the trust funds will not be affected by the rights of holders of Indebtedness other than the bonds and (2) other than customary assumptions and exceptions, the trust funds will not, on the 91st day following the deposit, be affected by any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally;

    - no Default or Event of Default has occurred and is continuing on the date of the deposit (other than from the incurrence of debt the proceeds of which will be used to defease the bonds);

    - the Legal Defeasance or Covenant Defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the financing documents) to which we or the Funding Corporation is a party or by which we or the Funding Corporation is bound;

    - in the case of a Legal Defeasance, the Funding Corporation or we have delivered to the trustee an opinion of counsel confirming that (a) the Funding Corporation or we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will have to pay federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

    - in the case of a Covenant Defeasance, the Funding Corporation or we have delivered to the trustee an opinion of counsel confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will have to pay federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred; and

    - the Funding Corporation or we have delivered to the trustee an officer's certificate and opinion of counsel each stating that all conditions precedent which relate to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

                          VIRGINIA POWER L/C AGREEMENT

GENERAL

    We have entered into the Virginia Power L/C Agreement under which the Virginia Power L/C Provider has issued and will issue letters of credit for our account in favor of Virginia Power to satisfy our obligation to provide credit support under the Virginia Power PPA. Our obligations under the Virginia Power L/C Agreement are Senior Secured Obligations and rank equal in right of payment with, and share equally and ratably in the collateral with, the bonds.

VIRGINIA POWER LETTERS OF CREDIT

    The Virginia Power letters of credit available to us under the Virginia Power L/C Agreement include:

    - a letter of credit in an initial amount of $5,660,000 issued in favor of Virginia Power to satisfy our obligation to provide completion security for the generating units dedicated to Virginia Power prior to the Commercial Operation Date for the Virginia Power dedicated units (the "Pre-COD Virginia Power L/C");

    - a letter of credit in an initial amount of $5,660,000 in favor of Virginia Power to satisfy our obligation to provide completion security for our replacement power obligations prior to the Commercial Operation Date for the Virginia Power dedicated units (the "Replacement Power Virginia Power L/C"); and

    - a letter of credit in an initial amount of $5,660,000 in favor of Virginia Power to satisfy our obligation to provide completion security for the Virginia Power dedicated units on and after the Commercial Operation Date for the Virginia Power dedicated units (the "Post-COD Virginia Power L/C").

    The Pre-COD Virginia Power L/C was issued on August 28, 1998 and will terminate on the earlier of (1) June 1, 2001 and (2) the Commercial Operation Date for the Virginia Power dedicated units.

    The Replacement Power Virginia Power L/C will be available on any date on which we are obligated to provide completion security for our replacement power obligations under the Virginia Power PPA until the earlier of (1) June 1, 2001 and (2) the Commercial Operation Date for the Virginia Power dedicated units.

    The Post-COD Virginia Power L/C will be available on the Commercial Operation Date for the Virginia Power dedicated units until three years after the earlier of (1) June 1, 2000 and (2) the Commercial Operation Date for the Virginia Power dedicated units.

REPAYMENT

    Any drawings under the Pre-COD Virginia Power L/C or the Replacement Power Virginia Power L/C will be converted to loans ("LOC Loans") made to us by the banks under the Virginia Power L/C Agreement. We will not be required to make principal payments on outstanding LOC Loans prior to the earlier of
(1) June 1, 2001 and (2) the Commercial Operation Date for the Virginia Power dedicated units. On and after the earlier of those dates, we will be required to make quarterly payments of principal and interest on each LOC Loan in 20 mortgage type installments. Each LOC Loan will bear interest on the outstanding principal amount from the date the LOC Loan is made until the principal amount is paid in full, at a rate per annum equal to (1) the Base Rate plus the Applicable Margin or (2) the LIBOR Rate plus the Applicable Margin, at our election.

    The "Base Rate" will be equal to the higher of (x) the prime commercial lending rate published in the Eastern Edition of The Wall Street Journal and
(y) the rate equal to the Federal Funds Rate plus 1/2 of 1%.

    The "LIBOR Rate" will be determined by the agent under the Virginia Power L/C Agreement and will be equal to the offered rate for deposits in U.S. dollars in the London Interbank Market at approximately 11:00 a.m. (London time), which appears on the Reuters Monitor Money Rates Services, two Business Days prior to the first day of the interest period for the LIBOR Rate LOC Loan, divided by 100% minus the reserve requirement for the LIBOR Rate LOC Loan for the interest period.

    The "Applicable Margin" for Base Rate LOC Loans ranges from 0.625% to 0.875% per annum and the "Applicable Margin" for LIBOR Rate LOC Loans ranges from 1.50% to 1.75% per annum.

                                COMMON AGREEMENT

GENERAL

    We entered into the Common Agreement with the administrative agent, the collateral agent, the intercreditor agent, and the Funding Corporation on May 21, 1999. The Common Agreement sets forth, among other things, the terms upon which Operating Revenues, Equity Contributions and other amounts received by us or on our behalf are disbursed to pay construction costs, operation and maintenance costs, debt service and other amounts due from us.

DEPOSIT AND DISBURSEMENT OF FUNDS

    We must deposit into the Revenue Account all Operating Revenues, all post-completion delay damages under the Construction Contract and all other amounts required to be transferred to the Revenue Account under the Common Agreement or the Intercreditor Agreement. The administrative agent will disburse funds from the Revenue Account on the 15th day of each calendar month, or, if such day is not a business day, on the next succeeding business day (or more frequently if necessary to pay amounts described under clauses (1) and (2) of priority THIRD) as follows:

    - FIRST:

        (1) to the O&M Account in an amount sufficient to pay all O&M Costs, other than Operator Fees, due and payable on the disbursement date or reasonably expected to be due and payable within the next 30 days, to the extent the O&M Costs will not be paid for with the proceeds of loans made under the Working Capital Agreement; and

        (2) at our election, to the prepayment of amounts outstanding under the Working Capital Agreement if and to the extent that we are entitled to re-borrow the prepaid amounts under the Working Capital Agreement;

    - SECOND, if the disbursement date occurs prior to the Completion Date, to the Construction Account in an amount equal to all amounts then remaining in the Revenue Account;

    - THIRD:

        (1) to the agent under the Virginia Power L/C Agreement in an amount sufficient to pay all reimbursement obligations, other than reimbursement obligations which have been converted into a term loan, then due under the Virginia Power L/C Agreement;

        (2) to the agent under any agreement providing for an Aquila Reserve L/C (if we or the Funding Corporation are obligated for the reimbursement of any draw under that letter of credit) in an amount sufficient to pay all reimbursement obligations, other than reimbursement obligations which have been converted into a term loan, then due under that agreement; and

        (3) if then required under the Aquila PPA, to the Aquila PPA Reserve Account in an amount which, together with all funds in that account and all amounts available for drawing under any Aquila Reserve L/C, is equal to the then current Aquila PPA Reserve Requirement;

    - FOURTH, to the Debt Service Payment Account in an amount equal to the following with respect to each credit facility (including each series of bonds) constituting Senior Indebtedness: (1) an amount equal to the Senior Secured Obligations Payments for such month, PLUS (2) interest, principal and other amounts scheduled to come due on any Senior Indebtedness during the period from and including that disbursement date through but excluding the next disbursement date and not otherwise accounted for under clause (1), together with any additional amount under this clause (2) as we deem prudent to deposit in respect of Senior Indebtedness not otherwise accounted for under this clause (2); PROVIDED, HOWEVER, that principal of Debt Service Reserve LOC Loans will not be paid under this priority FOURTH, but principal of Debt Service Reserve LOC Bonds will be paid under this priority FOURTH;

    - FIFTH, to the Major Maintenance Reserve Account in an amount equal to the Major Maintenance Reserve Requirement;

    - SIXTH:

        (1) first to the Debt Service Reserve Account in an amount which, together with all funds in this account and all amounts available for drawing under any Debt Service Reserve L/C, is equal to the then current Debt Service Reserve Requirement; and

        (2) second, to the DSRA LOC Payment Account in an amount which, together with all funds in this account, is equal to the principal amount of outstanding Debt Service Reserve LOC Loans for which we or the Funding Corporation are obligated;

    - SEVENTH, to the operator of our project in an amount sufficient to pay the Operator Fee then due and payable to the operator under the O&M Agreement; and

    - EIGHTH, to the Distribution Suspense Account in an amount equal to all monies left over in the Revenue Account after application of priority FIRST through priority SEVENTH.

    The following chart shows the priority of transfers and payments from the Revenue Account.

                                    [CHART]

CONSTRUCTION ACCOUNT

    We have deposited the net proceeds of the private bonds, and will deposit all Ordinary Equity Contributions, all Net Pre-Completion Revenues and all delay liquidated damages and similar payments received prior to Completion into the Construction Account. Until the Completion Date, all amounts in the Construction Account will be available for withdrawal only (1) for the payment of Project Costs due and payable on the date of withdrawal or reasonably expected to be due and payable within the next 30 days and (2) to make the deposit into the account which we may establish for the benefit of the State of Mississippi and/or Panola County, as described under the caption "Use of Proceeds".

    We will be permitted to withdraw funds from the Construction Account to pay Project Costs if we deliver the following documents to the administrative agent:

    - a requisition certificate signed by one of our authorized officers which, among other things:

       (a) specifies the Project Costs that are due on the date of withdrawal or are reasonably expected to become due within the next 30 days;

       (b) certifies that construction of our power facility and the Panola County infrastructure are proceeding in accordance with their budgets and schedules;

       (c) certifies that no Default or Event of Default has occurred and is continuing; and

       (d) certifies that the funds in the Construction Account and all other funds available to pay Project Costs are sufficient to achieve Completion on or prior to the Date Certain.

    - a certificate of the independent engineer which, among other things:

       (a) states that Completion is estimated to occur on or prior to the Date Certain;

       (b) confirms that no errors in the requisition certificate described above have come to the attention of the independent engineer;

       (c) certifies that construction of our power facility and the Panola County infrastructure is proceeding in a workmanlike manner in accordance with their budgets and schedules; and

       (d) confirms that the funds available to pay the remaining Project Costs are sufficient to achieve Completion on or prior to the Date Certain.

    On the Completion Date, all funds in the Construction Account will first be transferred to the Debt Service Reserve Account until the funds in that account are equal to the Debt Service Reserve Requirement. Any remaining funds to the Revenue Account for application in accordance with the priority of payments described above under the caption "--Deposit and Disbursement of Funds."

O&M ACCOUNT

    Amounts on deposit in the O&M Account will be available to us to pay O&M Costs which are due and payable at the time of withdrawal, or are reasonably expected to be due and payable within the next 30 days, other than the Operator Fee and the major maintenance expenditures funded through the Major Maintenance Reserve Account. The administrative agent will be required to disburse amounts from the O&M Account upon our delivery of an officer's certificate specifying the amount to be disbursed and the name of, and wire transfer or other payment instructions for, each person to whom such amounts should be paid. Funds may be disbursed from the O&M Account more often than monthly if necessary to pay O&M Costs, other than the Operator Fee, which are due and payable on the date of disbursement.

DEBT SERVICE PAYMENT ACCOUNT

    All amounts on deposit in the Debt Service Payment Account will be used to pay the principal of, premium, if any, interest, fees, indemnities and other amounts then due in respect of the bonds, the Virginia Power Letters of Credit and the other Senior Indebtedness (but not the principal of Debt Service Reserve LOC Loans).

DSRA LOC PAYMENT ACCOUNT

    All amounts on deposit in the DSRA LOC Payment Account will be used to pay the principal of Debt Service Reserve Loans then due.

RESERVE ACCOUNTS

    DEBT SERVICE RESERVE ACCOUNT

    The "Debt Service Reserve Requirement" for any disbursement date will be an amount equal to:

    (a) one-sixth of the difference between

    (x) (1) if the disbursement date is not a Scheduled Payment Date for the bonds, the principal and interest which will be due on the Senior Secured Obligations on or before the next Scheduled Payment Date for the bonds and
(2) if the disbursement date is a Scheduled Payment Date for the bonds, the principal and interest which is due and payable on the Senior Secured Obligations on such date and

    (y) the amount of funds already on deposit in the Debt Service Reserve Account on the previous Scheduled Payment Date for the bonds,

    PLUS

    (b) any shortfall in the funding of such amounts from any previous month since the previous Scheduled Payment Date for the bonds.

    We and the Funding Corporation, or any of our affiliates, may fund the Debt Service Reserve Requirement with cash or one or more Debt Service Reserve L/Cs as and to the extent provided under "--Letters of Credit." Funds in the Debt Service Reserve Account will be used to pay Senior Debt Service if funds in the Debt Service Payment Account are insufficient to make the payments. The collateral agent will withdraw funds from the Debt Service Reserve Account and draw on any Debt Service Reserve L/C on a pro rata basis to the extent possible.

    MAJOR MAINTENANCE RESERVE ACCOUNT

    The "Major Maintenance Reserve Requirement" initially will be equal to $1,215,000 per month. We may at our option adjust the Major Maintenance Reserve Requirement, and are required to do so if we determine that the current Major Maintenance Reserve Requirement for each month will not provide sufficient funding for the completion of all turbine overhauls through and including the next major overhaul, by providing the independent engineer with a proposed new schedule of monthly deposits to the Major Maintenance Reserve Account. The monthly deposits reflected in this proposed schedule need not be equal, but they must provide sufficient funds for the completion of all turbine overhauls through and including the next major overhaul. If the independent engineer approves this proposed schedule, then the monthly deposits reflected in the schedule will become the Major Maintenance Reserve Requirement for each month. Funds in the Major Maintenance Reserve Account will be used to pay the costs of major maintenance activities for the project.

    AQUILA PPA RESERVE ACCOUNT

    The Aquila PPA Reserve Requirement will be equal to the amount of credit support that the Aquila PPA requires us to provide to Aquila/UtiliCorp. We can provide an Aquila Reserve L/C in lieu of depositing funds in the Aquila PPA Reserve Account, or can provide an Aquila Reserve L/C in order to withdraw all or a portion of the funds on deposit in the Aquila PPA Reserve Account, in each case as and to the extent provided under the caption "--Letters of Credit." Funds in the Aquila PPA Reserve Account will be used to make payments to Aquila as required under the Aquila PPA. If at the end of any disbursement date, the Aquila PPA Reserve Requirement is less than the funds on deposit in or credited to the Aquila PPA Reserve Account, all funds on deposit in the Aquila PPA Reserve Account in excess of the Aquila PPA Reserve Requirement will be transferred to the Revenue Account and/or we may substitute a new Aquila Reserve L/C in a lesser amount.

    LETTERS OF CREDIT

    Instead of depositing cash to maintain the Debt Service Reserve Requirement and/or the Aquila PPA Reserve Requirement, we may provide or cause to be provided one or more irrevocable direct pay letters of credit (with respect to the Debt Service Reserve Requirement, a "Debt Service Reserve L/C" and with respect to the Aquila PPA Reserve Requirement, an "Aquila Reserve L/C" and, collectively with the Debt Service Reserve L/C, the "Reserve Account L/Cs") issued by a bank or other financial institution rated at least A- by S&P and at least A3 by Moody's and naming the collateral agent as beneficiary. In addition, we may provide or cause to be provided a Debt Service Reserve L/C or an Aquila Reserve L/C in substitution for all or a portion of amounts then on deposit in the Debt Service Reserve Account or the Aquila PPA Reserve Account, as applicable. Provided that neither we nor the Funding Corporation has any reimbursement or other payment obligation in respect of any such Debt Service Reserve L/C or Aquila Reserve L/C furnished in substitution for amounts so on deposit, such amounts will be released from the accounts and distributed to or at the our direction without regard to any limitations on distributions contained in the financing documents. Any Reserve Account L/C for which we or the Funding Corporation has any reimbursement or other obligation must be issued under a reimbursement agreement which contains terms and conditions customary for facilities of this type. Neither we nor the Funding Corporation can be liable for the reimbursement of any draws under, or for any other costs in respect of, any Reserve Account L/C unless (1) the independent engineer for our project confirms that the minimum Senior Debt Service Coverage Ratio for any fiscal year during the remaining term of the bonds is greater than or equal to 1.45:1.00 and (2) the naming of us or the Funding Corporation, as applicable, as the account party for the Debt Service Reserve L/C or Aquila Reserve L/C, as applicable, will not result in a Ratings Downgrade.

    Each drawing under a Debt Service Reserve L/C in respect of which we or the Funding Corporation has responsibility for reimbursement or the payment of other costs will be converted into a Debt Service Reserve LOC Loan. Each Debt Service Reserve LOC Loan will mature not less than five years after the drawing giving rise to that Debt Service Reserve LOC Loan.

    The issuer of the Debt Service Reserve L/C may be permitted to convert its Debt Service Reserve LOC Loans into a substitute loan (a "Debt Service Reserve LOC Bond") which will amortize, will mature on the maturity date of the last series of bonds to mature, and will bear interest at a rate to be negotiated with the issuer of the Debt Service Reserve L/C. We will pay principal of and interest on the Debt Service Reserve LOC Bonds on each Scheduled Payment Date for the bonds under priority FOURTH under the caption "--Deposit and Disbursement of Funds."

DISTRIBUTION SUSPENSE ACCOUNT

    The Distribution Suspense Account will be funded with amounts remaining in the Revenue Account after all required disbursements have been made as described above under "--Deposit and

Disbursement of Funds." On any date which is the 15th day of the month (or, if that day is not a business day, on the next succeeding business day) and on which the Distribution Conditions are satisfied, the following amount will be transferred to the "Distribution Account" for distribution to or as directed by us:

        (1) the sum of

           (a) the funds in the Distribution Suspense Account and

           (b) the aggregate of all funds in the Debt Service Reserve Account and the Debt Service Payment Account; less

        (2) the sum of

           (a) the Debt Service Reserve Requirement as of the next Scheduled Payment Date for the bonds (or, if that distribution date is a Scheduled Payment Date for the bonds, the Debt Service Reserve Requirement as of that date),

           (b) the Senior Indebtedness due and payable on the next Scheduled Payment Date for the bonds and

           (c) the Senior Indebtedness due and payable from and after the date of determination and prior to the next Scheduled Payment Date for the bonds.

PERMITTED INVESTMENTS

    Funds in the Accounts will be invested and reinvested in Permitted Investments at our written direction, which may be in the form of a standing instruction. However, if an Event of Default exists or we have not timely furnished a written direction or confirmed a standing instruction to the administrative agent, the administrative agent will invest these amounts only in Permitted Investments with a maturity of (1) 180 days or less prior to the Completion Date or (2) one year or less after the Completion Date. Any of our written directions with respect to the investment or reinvestment of amounts held in any Account must direct investment or reinvestment only in Permitted Investments that mature in amounts and have maturity dates or can be redeemed at the option of the holder on or prior to maturity as needed for the purposes of the Accounts. No Permitted Investments will mature more than (1) prior to the Completion Date, 180 days after the date acquired or (2) after the Completion Date, one year after the date acquired. Any income or gain realized from these investments will be deposited into the Account, or the sub-fund or sub account, from which the amounts came.

                          COLLATERAL AGENCY AGREEMENT

    We and Funding Corporation entered into the Collateral Agency Agreement with the trustee, the collateral agent, the intercreditor agent, the administrative agent, and the Virginia Power L/C Agent on May 21, 1999. In addition, we may cause each Additional Indebtedness Agent, on behalf of each Additional Indebtedness Holder, to become a party to the Collateral Agency Agreement. Pursuant to the Collateral Agency Agreement, the Senior Secured Parties, or their representatives party thereto, appoint the collateral agent to hold and administer the collateral that secures our obligations to them and to enter into and exercise remedies under the Security Documents on behalf of the Senior Secured Parties.

    The collateral agent will apply the proceeds of any collection, sale or other realization of all or any part of that collateral under the Security Documents as follows:

    - FIRST, to the payment of all reasonable costs and expenses relating to the sale of the Collateral and the collection of amounts owing under the Collateral Agency Agreement or relating to the protection of the liens of the Security Documents, and all liability payments covered by the indemnity provisions of the financing documents;

    - SECOND, to the payment of accrued and unpaid interest on interest that became overdue on the Senior Secured Obligations, ratably, in an amount necessary to make the Senior Secured Parties current on interest on overdue interest to the same proportionate extent as the other Senior Secured Parties are then current on interest on overdue interest due;

    - THIRD, to the payment of accrued and unpaid interest on principal of the Senior Secured Obligations that became overdue, ratably, in an amount necessary to make the Senior Secured Parties current on interest on overdue principal due to the same proportionate extent as the other Senior Secured Parties are then current on interest on overdue principal due;

    - FOURTH, to the payment of any accrued but unpaid commitment fees or other fees for working capital facilities and letters of credit;

    - FIFTH, to the payment of the remaining Senior Secured Obligations outstanding; and

    - FINALLY, to the payment to us or our successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                            INTERCREDITOR AGREEMENT

    All of the existing senior secured parties, or an agent or trustee acting on their behalf, entered into the intercreditor agreement on the closing date for the private bonds. The existing senior secured parties include the bondholders, the bank which issued the standby letter of credit in favor of Virginia Power, the trustee for the bondholders, the collateral agent, the intercreditor agent and the securities intermediary. The intercreditor agreement includes, among other things:

    - the appointment of the intercreditor agent to act on behalf of the other senior secured parties in matters that involve more than one senior secured party or group of senior secured parties;

    - provisions regarding the sharing of the collateral among the senior secured parties;

    - the procedures for voting by the senior secured parties on matters that involve more than one senior secured party or group of senior secured parties;

    - the percentage of senior secured parties required to exercise remedies upon the occurrence of an event of default under a financing document; and

    - the percentage of senior secured parties required to amend financing documents under which more than one senior secured party or group of senior secured parties has rights.

    The percentages of senior secured parties required to exercise remedies and approve amendments to the financing documents are as follows:

    - the affirmative vote of persons holding at least 33 1/3% of the Senior Secured Obligations will be required to exercise remedies upon the occurrence of an Event of Default, or event of default under another facility which is a Senior Secured Obligation, relating to payment;

    - the affirmative vote of persons holding greater than 50% of the Senior Secured Obligations will be required to exercise remedies upon the occurrence of any other Event of Default, or event of default under another facility which is a Senior Secured Obligation;

    - the affirmative vote of persons holding greater than 50% of the Senior Secured Obligations will be required to amend financing documents and grant consents and approvals thereunder, other than with respect to certain fundamental decisions and with respect to financing documents, such as the indenture, specific to a particular facility constituting Senior Secured Obligations; and

    - the affirmative vote of persons holding 100% of the Senior Secured Obligations will be required to amend financing documents and grant consents and approvals with respect to fundamental decisions under the financing documents, including, without limitation, amendments, consents and approvals resulting in the release of collateral which secures the bonds.

                              EQUITY ARRANGEMENTS

EQUITY COMMITMENT OBLIGATION

    Pursuant to the Equity Contribution Agreement executed by LSP Batesville Holding on May 21, 1999 in favor of us and the collateral agent for the benefit of the bondholders and the other Senior Secured Parties, LSP Batesville Holding is required to make cash equity contributions to us in an aggregate amount of $54,000,000 (the "Total Equity Amount") from time to time after depletion of the proceeds of the bonds as requested by us to pay Project Costs.

    LSP Batesville Holding is also required to make a cash equity contribution in an amount equal to the Total Equity Amount less all previous equity contributions upon the earliest to occur of the following events:

    - an Event of Default;

    - the bankruptcy or insolvency of LSP Batesville Holding;

    - the withdrawal of all proceeds of the bonds from the Construction Account and our failure to request an equity contribution within 45 days after that withdrawal;

    - the Completion Date;

    - the Date Certain;

    - a downgrade of the ratings of the bank providing the Equity Letter of Credit below "A" by S&P and "A2" by Moody's and a failure by LSP Batesville Holding to replace the Equity Letter of Credit within 30 days of such downgrade; and

    - the termination or expiration of the Equity Letter of Credit and the failure by LSP Batesville Holding to replace the Equity Letter of Credit within 30 days prior to that termination or expiration.

    Any default equity contribution will be applied to pay Project Costs and/or to redeem the bonds and prepay other outstanding Senior Secured Obligations as determined by the Senior Secured Parties under the Intercreditor Agreement.

EQUITY LETTER OF CREDIT

    The Equity Contribution Agreement requires LSP Batesville Holding to deliver on May 21, 1999 a letter of credit to support its obligation to contribute equity to us. The Equity Letter of Credit delivered on May 21, 1999 names Cogentrix as the account party and the collateral agent as the beneficiary, and is issued by ANZ Investment Bank, a subsidiary of Australia and New Zealand Banking Group Limited. The collateral agent is permitted to draw on the Equity Letter of Credit upon any failure by LSP Batesville Holding to make a required equity contribution to us under the Equity Contribution Agreement.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a discussion of the material federal income and estate tax considerations relevant to you if you exchange private bonds for exchange bonds. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which could be changed at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect tax consequences to you. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF EXCHANGING PRIVATE BONDS FOR EXCHANGE BONDS AND OWNING AND DISPOSING OF THE EXCHANGE BONDS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF PRIVATE BONDS FOR EXCHANGE BONDS

    The exchange of private bonds for exchange bonds in the exchange offer will not constitute a sale or an exchange for federal income tax purposes. The holder will have a basis for the exchange bonds equal to the basis of the private bonds and the holder's holding period for the exchange bonds will include the period during which the private bonds were held. Accordingly, such exchange will have no federal income tax consequences to holders of private bonds.

EXCHANGE BONDS

    This discussion assumes that you hold the exchange bonds as a "capital asset," generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not include all of the rules which may affect the United States tax treatment of your investment in the exchange bonds. For example, special rules not discussed here may apply to you if you are:

    - a broker-dealer, a dealer in securities or a financial institution;

    - an S corporation;

    - an insurance company;

    - a tax-exempt organization;

    - subject to the alternative minimum tax provisions of the Code;

    - holding the exchange bonds as part of a hedge, straddle or other risk reduction or constructive sale transaction; or

    - a nonresident alien or foreign corporation subject to net-basis United States federal income tax on income or gain derived from a exchange bond because such income or gain is effectively connected with the conduct of a United States trade or business.

UNITED STATES HOLDERS

    If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

    DEFINITION OF UNITED STATES HOLDER. You are a "United States Holder" if you hold the exchange bonds and you are:

    - a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

    - a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

    - an estate the income of which is subject to United States federal income tax regardless of its source; or

    - a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

    TAXATION OF STATED INTEREST. You must generally pay federal income tax on the interest on the exchange bonds:

    - when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

    - when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

    SALE OR OTHER TAXABLE DISPOSITION OF THE EXCHANGE BONDS. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange bond. The amount of your gain or loss equals the difference between the amount you receive for the exchange bond (in cash or other property, valued at fair market value), minus the amount attributable to accrued interest on the exchange bond, minus your adjusted tax basis in the bond. Your initial tax basis in an exchange bond equals the price you paid for the bond (subject to any adjustment under the market discount rules and the acquisition premium rules discussed below).

    Subject to the discussions under the market discount rules and the acquisition premium rules discussed below, your gain or loss will generally be a long-term capital gain or loss if you have held the exchange bond for more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

    BOND PREMIUM AND MARKET DISCOUNT. If you purchased the private bonds at a premium, you may make an election to treat such premium as "amortizable bond premium." If the election is made, the amount of interest income that you must include in its gross income with respect to the private bonds and the exchange bonds for any taxable year will be reduced by the portion of such premium properly allocable to such year. For this purpose, the amount of "amortizable bond premium" will be the excess of the purchase price of the private bonds over their principal amount payable at maturity (or, if it results in a smaller amortizable bond premium attributable to the period of earlier call date, the amount payable on the earlier call date). An election, once made, would apply to all bonds (other than bonds the interest on which is excludable from gross income) held by you at the beginning of the first taxable year to which the election applies or which thereafter are acquired by you, and such election is irrevocable without the consent of the IRS. If you consider such an election, you are strongly advised to consult your own tax advisors.

    Alternatively, if the purchase price of the private bonds being exchanged for the exchange bonds was less than their principal amount (such difference being the market discount), the private bonds and the exchange bonds may be subject to the market discount rules. The market discount is generally deemed to be zero if the amount of market discount is less than 0.0025 of the principal amount multiplied by the number of complete years to maturity. If the private bonds were purchased at a market discount, you generally would be required to treat as ordinary income any gain recognized on the sale of the exchange bonds to the extent of the "accrued market discount" on the exchange bonds (which will include the market discount that accrued on the private bonds) at the time of a disposition of the exchange bonds, unless you make an election to accrue market discount as ordinary income over the term of the private bonds and the exchange bonds. Market discount generally would be treated as accruing on a straight-line basis over their term, or, at the holder's election, under a constant yield method. In addition, if the private bonds were purchased at a market discount, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the private bonds and the exchange bonds until they are disposed of in a taxable transaction.

    BACKUP WITHHOLDING. You may be subject to a 31% backup withholding tax when you receive interest payments on the exchange bonds or proceeds upon the sale or other disposition of an exchange bond. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the 31% backup withholding tax will not apply to you if you provide your taxpayer identification number ("TIN") in the prescribed manner unless:

    - the IRS notifies us or our agent that the TIN you provided is incorrect;

    - you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that withholding is required; or

    - you fail to certify under penalties of perjury that you are not subject to backup withholding.

    If the 31% backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the Internal Revenue Service.

NON-UNITED STATES HOLDERS

    DEFINITION OF NON-UNITED STATES HOLDER. A "Non-United States Holder" is any person other than a United States Holder. Please note that if you are subject to United States federal income tax on a net basis on income or gain with respect to an exchange bond because such income or gain is effectively connected with the conduct of a United States trade or business, this disclosure does not cover the United States federal tax rules that apply to you.

INTEREST

    PORTFOLIO INTEREST EXEMPTION. You will generally not have to pay United States federal income tax on interest paid on the exchange bonds because of the "portfolio interest exemption" if either:

    - you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury: or

    - a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the exchange bond on your behalf, certifies to us or our agent under penalties of perjury that it has received IRS Form W-8 (or a suitable substitute) from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent.

However, you will not qualify for the portfolio interest exemption described above if:

    - you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;

    - you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

    - you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

    WITHHOLDING TAX IF THE INTEREST IS NOT PORTFOLIO INTEREST. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on interest payments made on the exchange bonds. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current regulations, on Form 1001. Successor forms will require additional information, as discussed below under the heading "--Non-United States Holders--New Withholding Regulations."

    REPORTING. We may report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

    SALE OR OTHER DISPOSITION OF THE EXCHANGE BONDS. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of an exchange bond. You may, however, be subject to tax on such gain if:

    - you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition, in which case you may have to pay a United States federal income tax of 30% (or a reduced treaty rate) on such gain; or

    - you are a United States expatriot who meets certain conditions.

    UNITED STATES FEDERAL ESTATE TAXES. If you qualify for the portfolio interest exemption under the rules described above when you die, the exchange bonds will not be included in your estate for United States federal estate tax purposes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    PAYMENTS FROM UNITED STATES OFFICE. If you receive payments of interest or principal directly from us or through the United States Office of a custodian, nominee, agent or broker, there is a possibility that you will be subject to both backup withholding at a rate of 31% and information reporting.

    With respect to interest payments made on the exchange bonds, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8 or substitute form, that you are not a United States person in the manner described above under the heading "--Non-United States Holders--Interest."

    Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of an exchange bond, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8 or a substitute form, a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of an exchange bond, as described above under the heading "--Non-United States Holder--Sale or Other Disposition of Exchange Bonds," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

    PAYMENTS FROM FOREIGN OFFICE. If payments of principal and interest are made to you outside the United States by or through the foreign office of a foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of an exchange bond through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that the payee is a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that is a United States person or a controlled foreign corporation for United

States federal income tax purposes, or that derives 50% of more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

    REFUNDS. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

    NEW WITHHOLDING REGULATIONS. New regulations relating to withholding tax on income paid to foreign persons (the "New Withholding Regulations") will generally be effective for payments made after December 31, 2000. The New Withholding Regulations modify and, in general, unify the way in which you establish your status as a non-United States "beneficial owner" eligible for withholding exemptions including the portfolio interest exemption, a reduced treaty rate or an exemption from backup withholding. For example, the new regulations will require new forms, which you will generally have to provide earlier than you would have had to provide replacements for expiring existing forms.

    The New Withholding Regulations clarify withholding agents' reliance standards. They also require additional certifications for claiming treaty benefits. The New Withholding Regulations also provide somewhat different procedures for foreign intermediaries and flow-through entities (such as foreign partnerships) to claim the benefit of applicable exemptions on behalf of non-United States beneficial owners for which or for whom they receive payments. The New Withholding Regulations also amend the foreign broker office definition as it applies to partnerships.

    The New Withholding Regulations provide that certifications satisfying the requirements of the New Withholding Regulations will be deemed to satisfy the requirements of the Treasury Regulations now in effect. In any case, you will generally be required to provide certifications that comply with the provisions of the New Withholding Regulations, where required, not later than December 31, 2000, if you remain as a holder of the exchange bonds on that date, unless you receive payments on the bonds through a qualified intermediary (as defined in the New Withholding Regulations) that has provided a proper certification on your behalf. If you are a Non-United States Holder claiming benefit under an income tax treaty (and not relying on the portfolio interest exemption), you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the New Withholding Regulations' certification requirements.

    THE NEW WITHHOLDING REGULATIONS ARE COMPLEX AND THIS SUMMARY DOES NOT COMPLETELY DESCRIBE THEM. PLEASE CONSULT YOUR TAX ADVISOR TO DETERMINE HOW THE NEW WITHHOLDING REGULATIONS WILL AFFECT YOUR PARTICULAR CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus for any resale of those exchange bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange bonds received in exchange for private bonds where the private bonds were acquired as a result of market making activities or other trading activities. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer for resales of exchange bonds for a period ending 120 days after the registration statement of which this prospectus is a part has been declared effective, subject to extension, or, if earlier, when all exchange bonds have been disposed of by the participating broker-dealer.

    We will not receive any proceeds from any sale of exchange bonds by broker-dealers or any other persons. Exchange bonds received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange bonds or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of those exchange bonds. Any broker-dealer that resells exchange bonds that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal accompanying this prospectus states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of private bonds, including any broker-dealers, and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                         VALIDITY OF THE EXCHANGE BONDS

    The validity of the exchange bonds offered in this prospectus will be passed upon by Latham & Watkins, our counsel and the Funding Corporation's counsel.

                                    EXPERTS

    The financial statements of LSP Batesville Funding Corporation as of December 31, 1999 and 1998 and for year ended December 31, 1999 and the period from inception (August 3, 1998) to December 31, 1998, and of LSP Energy Limited Partnership (a Delaware limited partnership in the development stage) as of December 31, 1999 and 1998, and for each of the years ended December 31, 1999, 1998 and 1997, and for the period from inception (February 7, 1996) to December 31, 1999 and the balance sheets of LSP Energy, Inc. as of December 31, 1999 and 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

                              INDEPENDENT ENGINEER

    R.W. Beck, Inc. prepared the independent engineer's report included as Annex B to this prospectus. We include that report in this prospectus in reliance upon R.W. Beck's conclusions and their experience in the review of the design, development, construction and operation of cogeneration facilities. You should read the R.W. Beck report in its entirety for information with respect to our power facility and the related subjects discussed in the R.W. Beck report.

               INDEPENDENT ELECTRICITY MARKET AND FUEL CONSULTANT

    C.C. Pace Consulting, L.L.C. prepared the independent electricity market and fuel consultant's report included as Annex C to this prospectus. We include that report in this prospectus in reliance upon C.C. Pace's conclusions and their experience in analyzing power markets and fuel supply and transportation arrangements for independent power projects. You should read the C.C. Pace report in its entirety for information with respect to the southeastern power market and the availability of fuel supply and transportation arrangements to serve our power facility.

                             AVAILABLE INFORMATION

    We have filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the exchange bonds offered hereby. As permitted by the rules and regulations of the Commission, this prospectus omits certain information, exhibits and undertakings contained in the registration statement. For further information with respect to us, the Funding Corporation and the exchange bonds offered hereby, reference is made to the registration statement, including the exhibits and the financial statements, notes and schedules filed as a part of the registration statement of which this prospectus is a part. As a result of the exchange offer, we will become subject to the informational requirements of the Exchange Act. The registration statement (and the exhibits and schedules thereto), as well as the periodic reports and other information filed by us and the Funding Corporation with the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 6061-2511. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois at the prescribed rates. The

Commission maintains a web site (http://www.sec.gov), that contains periodic reports, proxy and information statements and other information regarding registrants that file documents electronically with the Commission.

    Pursuant to the indenture, we have agreed to furnish to the trustee and to registered holders of the exchange bonds, without cost to the trustee or those registered holders, copies of all reports and other information that would be required to be filed by us and the Funding Corporation with the Commission under the Securities Exchange Act of 1934 (and, with respect to the annual information only, a report thereon by our and the Funding Corporation's certified independent accountants), whether or not we or the Funding Corporation are then required to file reports with the Commission. As a result of this exchange offer, we will become subject to the periodic reporting and other informational requirements of the Exchange Act. In the event that we cease to be subject to the informational requirements of the Exchange Act, we have agreed that, so long as any bonds remain outstanding, we will file with the Commission (but only if the Commission at such time is accepting such voluntary filings) and distribute to holders of the private bonds or the exchange bonds, as applicable, copies of the financial information that would have been contained in such annual reports and quarterly reports that would have been required to be filed with the Commission under the Exchange Act. We will also furnish such other reports as we may determine or as may be required by law.

                       INDEX TO THE FINANCIAL STATEMENTS

    Our audited financial statements, and those of the Funding Corporation and LSP Energy and the related information listed below are set forth on pages F-2 through F-48 of this prospectus.

TITLE                                                           PAGE
-----                                                         --------
LSP Batesville Funding Corporation:
  Report of Independent Auditors............................  F-2
  Balance Sheets as of December 31, 1999 and 1998...........  F-3
  Statements of Operations for the year ended December 31,
    1999 and for the period from Inception (August 3, 1998)
    to December 31, 1998....................................  F-4
  Statements of Changes in Stockholder's Equity for the year ended December 31, 1999 and for the period from
    Inception (August 3, 1998) to December 31, 1998.........  F-5
  Statements of Cash Flows for the year ended December 31,
    1999 and for the period from Inception (August 3, 1998)
    to December 31, 1998....................................  F-6
  Notes to Financial Statements.............................  F-7

LSP Energy Limited Partnership:
  Report of Independent Auditors............................  F-11
  Balance Sheets as of December 31, 1999, and 1998..........  F-12
  Statements of Operations for the years ended December 31,
    1999, 1998 and 1997 and for the period from inception
    (February 7, 1996) to December 31, 1999.................  F-13
  Statements of Changes in Partners' Capital (Deficit) for
    the years ended December 31, 1999, 1998 and 1997 and for
    the period from inception (February 7, 1996)
    to December 31, 1999....................................  F-14
  Statements of Cash Flows for the years ended December 31,
    1999, 1998 and 1997 and for the period from inception
    (February 7, 1996) to December 31, 1999.................  F-15
  Notes to Financial Statements.............................  F-16

LSP Energy, Inc.
  Report of Independent Auditors............................  F-41
  Balance Sheets as of December 31, 1999 and 1998...........  F-42
  Notes to Financial Statement..............................  F-43

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
LSP Batesville Funding Corporation:

    We have audited the accompanying balance sheets of LSP Batesville Funding Corporation as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the year ended December 31, 1999 and the period from inception (August 3, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LSP Batesville Funding Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and the period from inception (August 3, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Billings, Montana
February 7, 2000

                       LSP BATESVILLE FUNDING CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                1999       1998
                                                              --------   --------
                                     ASSETS
Current Asset--Cash.........................................   $1,000     $1,000
                                                               ======     ======

                  LIABILITY AND STOCKHOLDER'S EQUITY (DEFICIT)

Liability--Due to LSP Energy Limited Partnership............  $ 5,960     $   --
                                                              -------     ------
Common stock, $.01 par value, 1,000 shares authorized, 100
  shares issued and outstanding.............................        1          1
Additional paid-in-capital..................................      999        999
Accumulated Deficit.........................................   (5,960)        --
                                                              -------     ------

Total Stockholder's Equity (Deficit)........................   (4,960)     1,000
                                                              -------     ------

Total Liability and Stockholder's Equity (Deficit)..........  $ 1,000     $1,000
                                                              =======     ======

                See accompanying notes to financial statements.

                       LSP BATESVILLE FUNDING CORPORATION

                            STATEMENTS OF OPERATIONS

                        YEAR ENDED DECEMBER 31, 1999 AND
          PERIOD FROM INCEPTION (AUGUST 3, 1998) TO DECEMBER 31, 1998

                                                                1999       1998
                                                              --------   --------
Revenues....................................................  $    --      $ --

General and administrative expenses.........................    5,960        --
                                                              -------      ----

    Net loss................................................  $(5,960)     $ --
                                                              =======      ====

                See accompanying notes to financial statements.

                       LSP BATESVILLE FUNDING CORPORATION

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                          YEAR ENDED DECEMBER 31, 1999
        AND PERIOD FROM INCEPTION (AUGUST 3, 1998) TO DECEMBER 31, 1998

                                                                 ADDITIONAL      ACCUMULATED
                                                COMMON STOCK   PAID-IN-CAPITAL     DEFICIT      TOTAL
                                                ------------   ---------------   -----------   --------
Balance at inception..........................      $ --             $ --          $    --     $    --
Issuance of common stock......................         1              999               --       1,000
                                                    ----             ----          -------     -------
Balance at December 31, 1998..................      $  1             $999          $    --     $ 1,000

Net loss......................................        --               --           (5,960)     (5,960)
                                                    ----             ----          -------     -------
Balance at December 31, 1999..................      $  1             $999          $(5,960)    $(4,960)
                                                    ====             ====          =======     =======

                See accompanying notes to financial statements.

                       LSP BATESVILLE FUNDING CORPORATION

                            STATEMENTS OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1999
        AND PERIOD FROM INCEPTION (AUGUST 3, 1998) TO DECEMBER 31, 1998

                                                                1999       1998
                                                              --------   --------
Cash Flows from Operating Activities:
  Net loss..................................................  $(5,960)   $    --
  Adjustments to reconcile net loss to cash provided by
    operating activities:
  Increase in due to LSP Energy Limited Partnership.........    5,960         --
                                                              -------    -------
Cash provided by (used in) operating activities.............       --         --
                                                              -------    -------
Cash Flows from Investing Activities........................       --         --
                                                              -------    -------

Cash Flows from Financing Activities:
Issuance of common stock....................................       --      1,000
                                                              -------    -------
Cash provided by financing activities.......................       --      1,000
                                                              -------    -------
Increase in cash............................................       --      1,000
Cash, beginning of period...................................    1,000         --
                                                              -------    -------
Cash, end of period.........................................  $ 1,000    $ 1,000
                                                              =======    =======

                See accompanying notes to financial statements.

                       LSP BATESVILLE FUNDING CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

    LSP Batesville Funding Corporation ("Funding") was established on August 3, 1998. Funding's business purpose is limited to maintaining its organization and activities necessary to facilitate the acquisition of financing by LSP Energy Limited Partnership ("the Partnership") from the institutional debt market and to offering debt securities. Funding is wholly owned by LSP Batesville Holding, LLC ("Holding"), a Delaware limited liability company.

    Holding was established on July 29, 1998 for the purpose of owning and managing the limited partnership interests of the Partnership, the common stock of LSP Energy, Inc., the general partner of the Partnership, and the common stock of Funding.

    The Partnership is a Delaware limited partnership formed in February 1996 to develop, finance, construct, own and operate a gas-fired electric generating facility with a design capacity of approximately 837 megawatts to be located in Batesville, Mississippi (the "Facility"). The Partnership has been in the development stage since its inception and is not expected to generate any operating revenues until the Facility achieves commercial operations. As with business ventures of this size and nature, the ultimate construction and operation of the Facility could be affected by many factors. Construction of the Facility is expected to be completed in the year 2000.

    Due to the insignificance of income tax effects applicable to Funding, the accompanying financial statements do not reflect any income tax effects.

2. FINANCING

    Effective August 28, 1998, the Partnership entered into agreements with a financial institution (the "Bank"), that provided for financing in the amount of $180,000,000 (the "Tranche A Credit Facility"). Borrowings from this financing were used for the development and construction of the Facility. The agreements also contemplated circumstances under which Funding and Holding would enter into agreements whereby they would issue bonds in the amounts of $100,000,000 (the "Tranche B Bond Facility") and $50,000,000 (the "Tranche C Bond Facility"), respectively, in order to further finance the construction of the Facility. The terms and conditions of the Tranche B Bond Facility and Tranche C Bond Facility were set forth in a letter agreement (the "Letter Agreement") entered into among the Partnership, Holding and Funding (collectively, the "Borrowers") and the Bank. Bonds under the Tranche B Bond Facility and Tranche C Bond Facility were never issued.

    Pursuant to the Letter Agreement, the Borrowers and the Bank, as underwriter, also agreed to pursue a capital markets offering during the last quarter of 1998. However, due to unfavorable capital markets conditions the capital markets offering was not completed. Alternatively, on December 15, 1998 the Partnership amended and restated the financing agreements entered into on August 28, 1998. The amended and restated agreements provided for financing in the amount of $305,000,000. The new financing consisted of a $305,000,000 three-year loan facility (the "Bank Credit Facility") entered into among the Partnership and a consortium of banks.

    The aggregate principal amount of all loans under the Bank Credit Facility could not exceed $305,000,000. The maturity date of loans outstanding under the Bank Credit Facility was the earlier of (a) December 15, 2001 and (b) the commitment termination date, as defined. At December 31, 1998, the Partnership had $78,000,000 of LIBOR loans outstanding under the Bank Credit Facility. Interest rates on the outstanding loans at December 31, 1998 ranged from 6.355% to 6.505%.

                       LSP BATESVILLE FUNDING CORPORATION

2. FINANCING (CONTINUED)
    Loans made under the Bank Credit Facility were secured by all of the assets and contract rights of the Partnership. In addition, each of the partners of the Partnership pledged its respective partnership interest in the Partnership.

    A common agreement (the "Common Agreement") tied all of the financing agreements together and set forth, among other things: (a) terms and conditions upon which loans and disbursements could be made under the Bank Credit Facility;
(b) the mechanism for which loan proceeds, operating revenues, equity contributions and other amounts received by the Partnership were disbursed to pay construction costs, operations and maintenance costs, debt service and other amounts due from the Partnership; (c) the conditions which had to be satisfied prior to making distributions from the Partnership; and (d) the covenants and reporting requirements the Partnership was required to be in compliance with during the term of the Common Agreement.

    The Common Agreement prohibited the Partnership from making distributions to its partners while loans made under the Bank Credit Facility were outstanding.

    The Common Agreement required compliance with covenants, including, among other things, compliance with reporting requirements and limitations or restrictions relating to the use of the proceeds under the Bank Credit Facility, additional indebtedness, and disposition of assets. The Common Agreement also described events of default which included, among others, failure to make payments in accordance with the terms of the Bank Credit Facility and failure to comply with agreements entered into by the Partnership.

    On May 21, 1999, the Partnership and Funding issued two series of Senior Secured Bonds (the "Bonds") in the following total principal amounts:
$150,000,000 7.164% Series A Senior Secured Bonds due 2014 and $176,000,000
8.160% Series B Senior Secured Bonds due 2025. Interest is payable semiannually on each January 15 and July 15, commencing January 15, 2000 to the holders of record on the immediately preceeding January 1 and July 1. On January 15, 2000, the Partnership made interest payments aggregating approximately $16,320,000. Interest on the Bonds accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. The interest rate on the Bonds may be increased under the circumstances described below.

    A portion of the proceeds from the issuance of the Bonds was used to repay the $136,600,000 of outstanding loans under the Bank Credit Facility. The remaining proceeds from the issuance of the Bonds are being used to pay a portion of the costs of completing the Facility.

    Principal payments are payable on each January 15 and July 15, commencing on July 15, 2001. Scheduled maturities of the Bonds are as follows:

1999..........................................  $         --
2000..........................................  $         --
2001..........................................  $  4,125,000
2002..........................................  $  7,575,000
2003..........................................  $  7,125,000
Thereafter....................................  $307,175,000
                                                ------------
Total.........................................  $326,000,000
                                                ============

                       LSP BATESVILLE FUNDING CORPORATION

2. FINANCING (CONTINUED)
    The Bonds are secured by substantially all of the personal property and contract rights of the Partnership and Funding. In addition, Holding and LSP Energy, Inc. have pledged all of their interests in the Partnership, and Holding has pledged all of the common stock of LSP Energy, Inc. and all of the common stock of Funding.

    The Bonds are senior secured obligations of the Partnership and Funding, rank equivalent in right of payment to all other senior secured obligations of the Partnership and Funding and rank senior in right of payment to all existing and future subordinated debt of the Partnership and Funding.

    The Bonds are redeemable, at the option of the Partnership and Funding, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the holders of that series of Bonds, on any date prior to its maturity at a redemption price equal to 100% of the outstanding principal amount of the Bonds being redeemed, plus accrued and unpaid interest on the Bonds being redeemed and a make-whole premium. In no event will the redemption price ever be less than 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon.

    The Bonds are redeemable at the option of the bondholders if funds remain on deposit in the distribution account for at least 12 months in a row, and the Partnership and Funding cause the bondholders to vote on whether the Partnership and Funding should use those funds to redeem the Bonds, and holders of at least 66 2/3% of the outstanding Bonds vote to require the Partnership and Funding to use those funds to redeem the Bonds. If the Partnership and Funding are required to redeem Bonds with those funds, then the redemption price will be 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the Bonds being redeemed. In addition, if LS Power, LLC, Cogentrix Energy, Inc. and/or any qualified transferee collectively cease to own, directly or indirectly, at least 51% of the capital stock of LSP Energy, Inc. (unless any or all of them maintain management control of the Partnership), or LS Power, LLC, Cogentrix Energy, Inc. and/or any qualified transferee collectively cease to own, directly or indirectly, at least 10% of the ownership in the Partnership, then the Partnership and Funding must offer to purchase all of the Bonds at a purchase price equal to 101% of the outstanding principal amount of the Bonds plus accrued and unpaid interest unless the Partnership and Funding receive a confirmation of the then current ratings of the Bonds or at least 66 2/3% of the holders of the outstanding Bonds approve the change in ownership.

    The Trust Indenture for the Bonds (the "Trust Indenture") entered into among the Partnership, Funding and the Bank of New York, as Trustee (the "Trustee") contains covenants including, among others, limitations and restrictions relating to additional debt other than the Bonds, Partnership distributions, new and existing agreements, disposition of assets, and other activities. The Trust Indenture also describes events of default which include, among others, events involving bankruptcy of the Partnership or Funding, failure to make any payment of interest or principal on the Bonds and failure to perform or observe in any material respect any covenant or agreement contained in the Trust Indenture.

    Effective May 21, 1999, the Common Agreement was amended and restated (the "Amended and Restated Common Agreement"). The Amended and Restated Common Agreement sets forth, among other things; (a) the mechanism by which Bond proceeds, operating revenues, equity contributions and other amounts received by the Partnership are disbursed to pay construction costs, operations and

                       LSP BATESVILLE FUNDING CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

2. FINANCING (CONTINUED)
maintenance costs, debt service and other amounts due from the Partnership and
(b) the conditions which must be satisfied prior to making distributions from the Partnership.

    The Amended and Restated Common Agreement provides that the following conditions must be satisfied before making distributions from the Partnership to its partners: (1) the Partnership must have made all required disbursements to pay operating and maintenance expenses, management fees and expenses and debt service; (2) the Partnership must have set aside sufficient reserves to pay principal and interest payments on the Bonds and its other senior secured debt;
(3) there cannot exist any default or event of default under the Trust Indenture for the Bonds; (4) the Partnership's historical and projected debt service coverage ratios must equal or exceed the required levels; (5) the Partnership must have sufficient funds in its accounts to meet its ongoing working capital needs; (6) the Facility must be complete; and (7) the distributions must be made after the last business day of September 2000.

    The Amended and Restated Common Agreement requires that the Partnership set aside reserves for: (1) payments of scheduled principal and interest on the Bonds and the other senior secured debt of the Partnership and Funding; (2) the cost of performing periodic major maintenance on the Facility, including turbine overhauls; and (3) the credit support, if any, that the Partnership is required to provide to one of the Partnership's power purchasers.

    Under the terms and conditions of the Trust Indenture, the Partnership and Funding have agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") for a registered offer to exchange the Bonds for two series of debt securities (the "Exchange Bonds") which are in all material respects substantially identical to the Bonds. Upon such registration being effective, the Partnership and Funding will offer the Exchange Bonds in return for surrender of the Bonds. Interest on each Exchange Bond will accrue from the last date on which interest was paid on the Bond so surrendered or, if no interest has been paid, since the date of the issuance of the Bonds.

    If the Partnership and Funding do not begin the exchange offer or the SEC does not declare the registration effective within 270 days of May 21, 1999, the respective interest rates on the Bonds will increase by one-half of one percent effective on the 271st day following May 21, 1999. Such increase will remain in effect until the date on which the Partnership and Funding begin the exchange offer.

                          INDEPENDENT AUDITORS' REPORT

The Partners
LSP Energy Limited Partnership:

    We have audited the accompanying balance sheets of LSP Energy Limited Partnership (a Delaware limited partnership in the development stage) as of December 31, 1999 and 1998, and the related statements of operations, changes in partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999 and for the period from inception (February 7, 1996) to December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LSP Energy Limited Partnership (a Delaware limited partnership in the development stage) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 and for the period from inception (February 7, 1996) to December 31, 1999, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Billings, Montana
February 7, 2000

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                  1999          1998
                                                              ------------   -----------
                           ASSETS

Current assets:
  Cash......................................................  $    202,924   $    83,866
  Investments held by Trustee, at amortized cost which
    approximates fair value.................................    53,547,410            --
  Spare parts inventory.....................................       733,462            --
  Other current assets......................................       174,174        57,067
                                                              ------------   -----------
    Total Current Assets....................................    54,657,970       140,933

Property and construction in progess........................   296,509,139    83,429,694

Debt issuance and financing costs, net of accumulated
  amortization of $4,046,139 in 1999 and $233,505 in 1998...    10,099,017    10,531,773
                                                              ------------   -----------
    Total Assets............................................  $361,266,126   $94,102,400
                                                              ============   ===========

        LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Current liabilities:
  Accounts payable..........................................  $  9,923,894   $13,507,883
  Contract retainage payable................................    11,944,208            --
  Accrued interest payable..................................    15,345,443       154,898
                                                              ------------   -----------
    Total Current Liabilities...............................    37,213,545    13,662,781

Contract retainage payable..................................            --     2,882,344
Bonds payable...............................................   326,000,000            --
Loans payable...............................................            --    78,000,000
                                                              ------------   -----------
    Total Liabilites........................................   363,213,545    94,545,125

Commitments and contingencies
Partners' Capital (Deficit).................................    (1,947,419)     (442,725)
                                                              ------------   -----------
    Total Liabilities and Partners' Capital (Deficit).......  $361,266,126   $94,102,400
                                                              ============   ===========

                See accompanying notes to financial statements.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF OPERATIONS

                                                                                       INCEPTION
                                                  YEAR ENDED DECEMBER 31,          (FEBRUARY 7, 1996)
                                            ------------------------------------           TO
                                               1999         1998         1997      DECEMBER 31, 1999
                                            -----------   ---------   ----------   ------------------
Revenues..................................  $        --   $      --   $5,224,084       $5,382,289
Expenses:
  Operations and maintenance expenses.....      918,782          --           --          918,782
  Project management expenses.............      367,277     142,122           --          509,399
  General and administrative expenses.....      218,635     301,603        4,205          528,187
                                            -----------   ---------   ----------       ----------
Total expenses............................    1,504,694     443,725        4,205        1,956,368
                                            -----------   ---------   ----------       ----------
    Net income (loss).....................  $(1,504,694)  $(443,725)  $5,219,879       $3,425,921
                                            ===========   =========   ==========       ==========

                See accompanying notes to financial statements.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                FOR THE PERIOD FROM INCEPTION (FEBRUARY 7, 1996)
                              TO DECEMBER 31, 1999

                                                           LIMITED PARTNER    GENERAL PARTNER
                                        LIMITED PARTNER   -----------------   ---------------
                                        LSP BATESVILLE      GRANITE POWER       LSP ENERGY,
                                         HOLDING, LLC     PARTNERS II, L.P.        INC.            TOTAL
                                        ---------------   -----------------   ---------------   -----------
Balance at December 31, 1996..........    $        --         $   44,017         $    444       $    44,461
Net income............................             --          5,167,680           52,199         5,219,879
Distribution to partners..............             --         (5,211,697)         (52,643)       (5,264,340)
                                          -----------         ----------         --------       -----------
Balance at December 31, 1997..........    $        --         $       --         $     --       $        --
Capital contributions.................             --                990               10             1,000
Transfer of partnership interests.....            990               (990)              --                --
Net loss..............................       (439,288)                --           (4,437)         (443,725)
                                          -----------         ----------         --------       -----------
Balance at December 31, 1998..........    $  (438,298)        $       --         $ (4,427)      $  (442,725)
                                          -----------         ----------         --------       -----------
Net loss..............................     (1,489,647)                --          (15,047)       (1,504,694)
                                          -----------         ----------         --------       -----------
Balance at December 31, 1999..........     (1,927,945)                --          (19,474)       (1,947,419)
                                          ===========         ==========         ========       ===========
Balance at inception..................    $        --         $       --         $     --       $        --
Capital contributions.................             --                990               10             1,000
Transfer of partnership interests.....            990               (990)              --                --
Net income (loss).....................    $(1,928,935)         5,320,597           34,259         3,425,921
Distributions to partners.............             --         (5,320,597)         (53,743)       (5,374,340)
                                          -----------         ----------         --------       -----------
Balance at December 31, 1999..........    $(1,927,945)        $       --         $(19,474)      $(1,947,419)
                                          ===========         ==========         ========       ===========

                See accompanying notes to financial statements.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF CASH FLOWS

                                                                                                          INCEPTION
                                                                                                        (FEBRUARY 7,
                                                                   YEAR ENDED DECEMBER 31,                  1996)
                                                          ------------------------------------------   TO DECEMBER 31,
                                                              1999            1998          1997            1999
                                                          -------------   ------------   -----------   ---------------
Cash Flows from Operating Activities:
  Net income (loss).....................................  $  (1,504,694)  $   (443,725)  $ 5,219,879    $   3,425,921
  Adjustments to reconcile net income (loss) to cash
    provided by (used in) operating activities:
    Decrease in interest receivable net of accretion of
      purchase discount on escrow funds.................             --             --        44,461               --
    Increase in spare parts inventory...................       (733,462)            --            --         (733,462)
    Increase in other current assets....................       (117,107)       (57,067)           --         (174,174)
    Increase (decrease) in accounts payable.............     (3,583,989)    13,507,883            --        9,923,894
    Increase (decrease) in accrued interest on loans
      payable...........................................       (154,898)       154,898            --               --
                                                          -------------   ------------   -----------    -------------
Cash provided by (used in) operating activities.........     (6,094,150)    13,161,989     5,264,340       12,442,179
                                                          -------------   ------------   -----------    -------------
Cash Flows from Investing Activities:
  Investments held by Trustee...........................   (183,648,081)            --            --     (183,648,081)
  Investments drawn for property and construction in
    progress............................................    147,526,874             --            --      147,526,874
  Payments on property and construction in progress.....   (202,285,707)   (80,313,845)           --     (282,599,552)
                                                          -------------   ------------   -----------    -------------
Cash used in investing activities.......................   (238,406,914)   (80,313,845)           --     (318,720,759)
                                                          -------------   ------------   -----------    -------------
Cash Flows from Financing Activities:
  Debt issuance and financing costs.....................     (3,379,878)   (10,765,278)           --      (14,145,156)
  Proceeds from issuance of loans.......................     58,600,000     78,000,000            --      136,600,000
  Repayment of loans....................................   (136,600,000)            --            --     (136,600,000)
  Proceeds from issuance of bonds.......................    326,000,000             --            --      326,000,000
  Capital contributions.................................             --          1,000            --            1,000
  Distributions to partners.............................             --             --    (5,264,340)      (5,374,340)
                                                          -------------   ------------   -----------    -------------
Cash provided by (used in) financing activities.........    244,620,122     67,235,722    (5,264,340)     306,481,504
                                                          -------------   ------------   -----------    -------------
Increase in cash........................................        119,058         83,866            --          202,924
Cash, beginning of period...............................         83,866             --            --               --
                                                          -------------   ------------   -----------    -------------
Cash, end of period.....................................  $     202,924   $     83,866   $        --    $     202,924
                                                          =============   ============   ===========    =============
RECONCILIATION OF CHANGES IN PROPERTY AND CONSTRUCTION
  IN PROGRESS:

Increase in property and construction in progress.......  $(213,079,445)  $(83,429,694)  $        --    $(296,509,139)
Increase in contract retainage payable..................      9,061,864      2,882,344            --       11,944,208
Investment income on investments held by Trustee........     (3,148,444)            --            --       (3,148,444)
Reimbursement received from the State of Mississippi....    (14,277,759)            --            --      (14,277,759)
Amortization of debt issuance and financing costs.......      3,812,634        233,505            --        4,046,139

Increase in accrued interest payable on bonds...........     15,345,443             --            --       15,345,443
                                                          -------------   ------------   -----------    -------------
Payments on property and construction in progress.......  $(202,285,707)  $(80,313,845)  $        --    $(282,599,552)
                                                          =============   ============   ===========    =============

                See accompanying notes to financial statements.

                         LSP ENERGY LIMITED PARTNERSHIP
           (a Delaware Limited Partnership in the Development Stage)
                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

    LSP Energy Limited Partnership (the "Partnership") is a Delaware limited partnership formed in February 1996 to develop, construct, own and operate a gas-fired electric generating facility with a design capacity of approximately 837 megawatts to be located in Batesville, Mississippi (the "Facility"). The 1% general partner of the Partnership is LSP Energy, Inc. ("Energy"). Granite Power Partners II, L.P. ("Granite") was the original 99% limited partner of the Partnership. The current 99% limited partner of the Partnership is LSP Batesville Holding, LLC ("Holding"), a Delaware limited liability company established on July 29, 1998. Granite is a Delaware limited partnership formed to develop independent power projects throughout the United States. The general partner of Granite is LS Power, LLC ("LS Power"), a Delaware limited liability company.

    Granite and Cogentrix/Batesville, LLC ("Cogentrix"), a Delaware limited liability company, entered into an operating agreement dated as of August 28, 1998 which was amended and restated on both December 15, 1998 and May 19, 1999 (as amended, the "Operating Agreement"). Pursuant to the Operating Agreement, Granite contributed to Holding its 99% limited partnership interest in the Partnership and all of the common stock of Energy, and Cogentrix agreed to contribute to Holding $54,000,000 of equity. Granite received an initial 47.85% membership interest in Holding and Cogentrix received an initial 52.15% membership interest in Holding.

    Pursuant to the Operating Agreement, Granite's and Cogentrix's membership interest may be adjusted to insulate Cogentrix's economic return from events, including: (i) a refinancing of the project debt, (ii) deviations of market prices from the market prices projected as of the closing date, (iii) an increase in debt service as a result of a draw on the Virginia Electric and Power Company ("VEPCO") completion security (see Note 4), (iv) inability to post a debt service letter of credit and distribute cash from the debt service reserve account to Cogentrix, by a certain date, due to insufficient cash funding of the debt service reserve account and (v) a termination by VEPCO of the VEPCO power purchase agreement (see Note 4). On the 25th anniversary of the delivery start date as defined in the VEPCO power purchase agreement Cogentrix's membership interest shall be reduced to 2%.

    Under the terms of the Operating Agreement, the issuance of two series of Senior Secured Bonds by the Partnership and LSP Batesville Funding Corporation on May 21, 1999 (see Note 5) resulted in a recalculation of the Granite and Cogentrix membership interests in Holding. Effective May 21, 1999 the revised Granite and Cogentrix membership interests were adjusted to 48.63% and 51.37%, respectively.

    Cogentrix's equity contribution to Holding will be contributed to the Partnership and used for the development and construction of the Facility. Cogentrix's equity contribution commitment is supported by an irrevocable letter of credit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The Partnership has been in the development stage since its inception and is not expected to generate any operating revenues until the Facility achieves commercial operations. Revenues in 1997 primarily represent a $5,000,000 option payment received by the Partnership under an option purchase agreement (the "Option Purchase Agreement") entered into in 1996 with a third party. Under the terms of the Option Purchase Agreement, the third party had the option to purchase 750 megawatts of

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) capacity and dispatchable energy for a defined term from the Partnership. Effective November 1, 1997, the Option Purchase Agreement expired unexercised. The Partnership has no continuing financial commitments under the Option Purchase Agreement and all funds earned under the Option Purchase Agreement were distributed to the partners of the Partnership prior to December 31, 1997.

    As with any new business venture of this size and nature, the ultimate operation of the Facility could be affected by many factors. Construction of the Facility is expected to be completed in 2000.

    PROJECT DEVELOPMENT COSTS

    On April 3, 1998, the AICPA Accounting Standards Executive Committee issued Statement of Position 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES ("SOP 98-5"). SOP 98-5 requires that costs incurred during start-up activities, including organization costs, be expensed as incurred. Generally, all start-up costs incurred that are not directly related to the acquisition or construction of long-lived tangible assets will be expensed.

    The Partnership adopted SOP 98-5 during 1998 and accordingly has expensed all start-up costs in the accompanying 1999 and 1998 statements of operations.

    INVESTMENTS HELD BY TRUSTEE

    At December 31, 1999, Investments Held by Trustee referred to in Note 5, consists of commercial paper with original maturities primarily of 90 days or less. All such commercial paper at December 31, 1999 matures prior to January 31, 2000. The Partnership acquired and classified these debt securities as held-to-maturity because of its intent and ability to hold them to maturity. At December 31, 1999, the fair value of each of these investment securities approximated its amortized cost.

    Held-to-maturity securities are carried at amortized cost, adjusted for amortization of premiums or accretion of discounts. Such amortization and accretion is included in interest income. Interest income is recognized when earned. Realized gains and losses, and declines in value judged to be other-than-temporary, are included in investment securities gains (losses). There were no sales of investment securities during 1999. Maturities of investment securities are reflected as investments drawn for property and construction in progress on the statement of cash flows.

    A trustee holds all of these investments and the use of the proceeds from maturities is restricted to payment of project costs.

    CONSTRUCTION IN PROGRESS

    All costs directly related to the acquisition and construction of long-lived assets are capitalized. Interest costs (including amortization of debt issuance and financing costs), net of interest income on excess proceeds from loans and bonds is capitalized during construction. As of December 31, 1999 and December 31, 1998, capitalized interest including amortization of debt issuance and financing costs was approximately $20,823,000 and $1,815,000, respectively, ($16,777,000 and $1,581,000, respectively, before amortization). Cash paid for interest was approximately $3,172,000 and $1,426,000 for the years ended December 31, 1999 and 1998, respectively, and approximately $4,598,000 for the period February 7, 1996 (inception) to December 31, 1999.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DEBT ISSUANCE AND FINANCING COSTS

    The Partnership amortizes deferred debt issuance and financing costs over the expected term of the related debt using the effective interest method. Amortization of deferred financing costs is capitalized as part of construction in progress in the accompanying financial statements.

    ACCOUNTS PAYABLE

    As of December 31, 1999 and 1998, substantially all accounts payable were considered project costs and were eligible for payment from funds held by the trustee and unadvanced loan proceeds.

    USE OF ESTIMATES

    Management makes a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities to prepare financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    INCOME TAXES

    Since the Partnership is not an income tax paying entity, the accompanying financial statements do not reflect any income tax effects.

3. PROPERTY AND CONSTRUCTION IN PROGRESS

    Property and construction in progress consist of the following at:

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Land and easements (see Note 4).............................  $    673,558    $ 1,398,071
Construction in progress....................................   295,835,581     82,031,623
                                                              ------------    -----------
                                                              $296,509,139    $83,429,694
                                                              ============    ===========

4. FACILITY CONTRACTS

    On May 18, 1998, the Partnership entered into a Power Purchase Agreement ("VEPCO PPA") with Virginia Electric and Power Company ("VEPCO"). Under the terms of the VEPCO PPA, the Partnership is obligated to sell and VEPCO is obligated to purchase approximately 558 megawatts of electrical capacity and dispatchable energy to be generated from two of the three Combined Cycle Units ("Unit" or "Units") at the Facility at prices set forth in the VEPCO PPA. The initial term of the VEPCO PPA is thirteen years, beginning on the earlier of commencement of commercial operations or June 1, 2000, which date may be extended by a force majeure event or a delivery excuse. VEPCO has the option of extending the term of the VEPCO PPA for an additional twelve years by providing the Partnership written notice at least two years prior to the expiration of the initial term. The extended term may be terminated at any time by VEPCO with 18 months prior notice to the Partnership.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The VEPCO PPA is subject to specified construction and energy delivery milestone deadlines, including achieving commercial operations of the VEPCO Units by June 1, 2000, which date may be extended by a force majeure event or a delivery excuse.

    In the event the commercial operation date of the VEPCO units is delayed beyond June 1, 2000, which date may be extended by a force majeure event or delivery excuse, the Partnership may be responsible for replacement power during the period of delay, subject to a maximum of $20 per kilowatt of committed capacity from each VEPCO Unit. VEPCO may terminate the VEPCO PPA if the commercial operation date is not achieved by June 1, 2001, which date may be extended by a force majeure event or a delivery excuse.

    The terms of the VEPCO PPA require VEPCO to make payments to the Partnership including a reservation payment, an energy payment, a start-up payment, system upgrade payments and a guaranteed heat rate payment.

    The reservation payment is a monthly payment based on the tested capacity of each VEPCO Unit adjusted to specific ambient conditions and the applicable reservation charge. The standard capacity reservation charge is $5.00 per megawatt per month, $6.00 per megawatt per month, and $4.50 per megawatt per month for contract years 1-5, 6-13, and 14-25, respectively. The supplemental (or augmented) capacity reservation charge is $3.25 per megawatt per month, $3.50 per megawatt per month, and $3.00 per megawatt per month for contract years 1-5, 6-13, and 14-25, respectively. The reservation payment may be adjusted downward due to low Unit reliability or availability. However, in the event of an extended forced outage the Partnership may elect to pay for or provide VEPCO with replacement power and, thereby, avoid a reduction in the reservation payment due to reduced availability.

    The energy payment is a monthly payment based on the amount of electricity delivered to VEPCO and an energy rate. The energy rate is $1.00 per megawatt-hour escalated by 3% per year. The start-up payment is a monthly payment based on the number of starts for a VEPCO Unit in excess of 250 per year and a start-up charge. The start charge is equal to $5,000 per Unit per start in excess of 250 per year.

    The system upgrade payment is a monthly payment based on VEPCO's receipt of a credit or discount for transmission service from the Tennessee Valley Authority ("TVA") and Entergy Mississippi, Inc. ("Entergy") due to the Partnership's payment for system upgrades on TVA's or Entergy's transmission systems. The system upgrade payment is due only to the extent that VEPCO receives such transmission service credit or discount.

    The guaranteed heat rate payment is a monthly payment based on the difference between the actual operating efficiency of the VEPCO Units and the operating efficiency that the Partnership has guaranteed. If the actual operating efficiency of the VEPCO Units is higher than the operating efficiency that the Partnership has guaranteed, VEPCO is required to pay the Partnership the fuel cost savings that resulted from such higher efficiency. If the actual operating efficiency of the VEPCO Units is lower than the operating efficiency that the Partnership has guaranteed, the Partnership is required to pay VEPCO the fuel cost expense that resulted from such lower efficiency.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The VEPCO PPA requires the Partnership and VEPCO to work together to develop an annual schedule for the maintenance based upon VEPCO's projected dispatch schedule. The Partnership has agreed not to schedule maintenance during the months of June, July, August, September, January and February without VEPCO's consent.

    The VEPCO PPA requires the Partnership to own, operate, maintain and control all of the electrical interconnection facilities up to the point of interconnection of the Facility with Entergy's and TVA's transmission systems. VEPCO is responsible for obtaining and paying for the provision of transmission services and any ancillary or control area services required beyond the interconnection points between the Facility and the TVA and Entergy transmission systems.

    The Partnership is required to obtain all governmental approvals required for the ownership, construction, operation and maintenance of the lateral natural gas pipeline. The Partnership is also required to construct, operate and maintain the lateral natural gas pipeline.

    Under the VEPCO PPA either party is excused from performing its obligations due to force majeure events or events that are not in its reasonable control. The Partnership is not liable for or deemed in breach of the VEPCO PPA to the extent performance of its obligations is delayed or prevented by circumstances due to the non-performance of VEPCO. The VEPCO PPA is a tolling arrangement, whereby VEPCO is obligated to supply natural gas to each VEPCO Unit. VEPCO is obligated to arrange, procure, nominate, balance, transport and deliver to the Facility's lateral pipeline the amount of fuel necessary for each VEPCO Unit to generate its net electrical output.

    VEPCO is required to file reports and other information with the Securities and Exchange Commission. These materials are available on the Securities and Exchange Commission's web site, which can be accessed at HTTP://WWW.SEC.GOV.


    The following summarized balance sheets and income statements of VEPCO at September 30, 1999 and December 31, 1998 were obtained from the Securities and Exchange Commission's web site.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
CONDENSED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

    The summarized condensed financial information should be read in conjunction with the complete financial statements for the periods presented herein, the related notes to such financial statements and the respective independent auditors' report. The summarized condensed financial information also may not be indicative of the entity's ability to fulfill its obligations under the power purchase agreement.

ASSETS                                                        09/30/1999    12/31/1998
------                                                        -----------   -----------
Cash........................................................  $   115,100   $    49,600
Other Current Assets........................................    1,615,900     1,420,700
                                                              -----------   -----------
Current Assets..............................................    1,731,000     1,470,300
Property, Plant & Equipment, Net............................    9,007,400     9,081,900
Other Non-Current Assets....................................    1,116,900     1,432,700
                                                              -----------   -----------
Non-Current Assets..........................................   10,124,300    10,514,600
                                                              -----------   -----------
TOTAL ASSETS................................................  $11,855,300   $11,984,900
                                                              ===========   ===========
LIABILITIES & EQUITY
------------------------------------------------------------
Accounts Payable............................................  $   620,100   $   566,500
Other Current Liabilities...................................    1,488,200     1,208,100
                                                              -----------   -----------
Current Liabilities.........................................    2,108,300     1,774,600
Long Term Debt..............................................    3,486,700     3,464,700
Other Long-Term Liabilities.................................    1,937,600     2,123,900
                                                              -----------   -----------
Long-Term Liabilities.......................................    5,424,300     5,588,600
                                                              -----------   -----------
TOTAL LIABILITIES...........................................    7,532,600     7,363,200
                                                              -----------   -----------
Stockholders' Equity........................................    4,322,700     4,621,700
                                                              -----------   -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY....................  $11,855,300   $11,984,900
                                                              ===========   ===========

CONDENSED INCOME STATEMENT (IN THOUSANDS) (UNAUDITED)

                                                                 NINE
                                                                MONTHS         YEAR
                                                                 ENDED         ENDED
                                                              09/30/1999    12/31/1998
                                                              -----------   -----------
Sales.......................................................  $ 3,615,000   $ 4,284,600
Operating Expenses..........................................   (2,726,100)   (3,598,800)
                                                              -----------   -----------
Operating Income............................................      888,900       685,800
Other Income/(Expense)......................................       21,300        18,000
                                                              -----------   -----------
Interest Expense............................................     (220,500)     (316,600)
Income Taxes................................................     (241,300)     (157,300)
                                                              -----------   -----------
NET INCOME BEFORE EXTRAORDINARY ITEM........................      448,400       229,900
Extraordinary Item..........................................     (254,800)            0
                                                              -----------   -----------
NET INCOME..................................................  $   193,600   $   229,900
                                                              ===========   ===========

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    On May 21, 1998, the Partnership entered into a Power Purchase Agreement ("Aquila PPA") with Aquila Power Corporation ("Aquila") and UtiliCorp
United, Inc. ("Utilicorp"). Under the terms of the Aquila PPA, the Partnership is obligated to sell and Aquila is obligated to purchase approximately 279 megawatts of electrical capacity and dispatchable energy to be generated from one of the three Units at the Facility at prices set forth in the Aquila PPA. UtiliCorp has appointed Aquila as its agent under the Aquila PPA. The initial term of the Aquila PPA is fifteen years and seven months, beginning on June 1, 2000, which date may be extended by a force majeure event or a delivery excuse. Aquila has the option of extending the term of the Aquila PPA for an additional five years by providing the Partnership written notice by the later of July 2013 or twenty-nine months prior to the expiration of the initial term.

    The Aquila PPA is subject to an energy delivery milestone deadline of June 1, 2000, which deadline may be extended by a force majeure event or a delivery excuse. In the event that commercial operation of the Aquila Unit is not achieved by such deadline, the Partnership may elect to incur an adjustment to the reservation payment to be received under the Aquila PPA or to be responsible for replacement power during the period of delay. Aquila may terminate the Aquila PPA if commercial operations of the Aquila Unit is not achieved by the first anniversary of the energy delivery milestone deadline, which deadline may be extended for up to one year by a force majeure event or delivery excuse.

    The terms of the Aquila PPA require Aquila to make payments to the Partnership including a reservation payment, an energy payment, a start-up payment, system upgrade payments and a guaranteed heat rate payment.

    The reservation payment is a monthly payment based on the tested capacity of each Aquila Unit adjusted to specific ambient conditions and the applicable reservation charge. The capacity reservation charge for all capacity up to 267-megawatts is $4.90 per megawatt per month for the first 60 months and $5.00 per megawatt per month thereafter. The capacity reservation charge for all capacity in excess of 267-megawatts is $2.50 per megawatt per month through the term of the Aquila PPA. The reservation payment may be adjusted downward due to low Unit reliability or availability. However, in the event of an extended forced outage the Partnership may elect to pay for or provide Aquila with replacement power and, thereby, avoid a reduction in the reservation payment due to reduced availability.

    The energy payment is a monthly payment based on the amount of electricity delivered to Aquila and an energy rate. The energy rate is $1.00 per megawatt-hour escalated by the rate of change in the gross domestic product implicit price deflator index. The start-up payment is a monthly payment based on the number of starts for the Aquila Unit in excess of 200 per year and a start charge. The start charge is equal to $5,000 per Unit per start.

    The system upgrade payment is a monthly payment based on Aquila's receipt of a credit or discount for transmission service from TVA or Entergy due to the Partnership's payment for system upgrades on TVA's or Entergy's transmission systems. The system upgrade payment is due only to the extent that Aquila receives such transmission service credit or discount.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The guaranteed heat rate payment is a monthly payment based on the difference between the actual operating efficiency of the Aquila Unit and the operating efficiency that the Partnership has guaranteed. If the actual operating efficiency of the Aquila Unit is higher than the operating efficiency that the Partnership has guaranteed, Aquila is required to pay the Partnership the fuel cost savings that resulted from such higher efficiency. If the actual operating efficiency of the Aquila Unit is lower than the operating efficiency that the Partnership has guaranteed, the Partnership is required to pay Aquila the fuel cost expense that resulted from such lower efficiency.

    The Aquila PPA requires the Partnership and Aquila to work together to develop an annual schedule for the maintenance of the Aquila Unit based upon Aquila's projected dispatch schedule. The Partnership has agreed not to schedule maintenance during the period from June 15 through September 15 without Aquila's consent.

    The Aquila PPA requires the Partnership to own, operate, maintain and control all of the electrical interconnection facilities up to the point of interconnection of the Facility with Entergy's and TVA's transmission systems. Aquila is responsible for obtaining and paying for the provision of transmission services and any ancillary or control area services required beyond the interconnection points between the Facility and the TVA and Entergy transmission systems.

    The Partnership is required to obtain all governmental approvals required for the ownership, construction, operation and maintenance of the lateral natural gas pipeline. The Partnership is also required to construct and operate and maintain the lateral natural gas pipeline.

    Under the Aquila PPA either party is excused from performing its obligations due to force majeure events or events that are not in its reasonable control. The Partnership is not liable for or deemed in breach of the Aquila PPA to the extent performance of its obligations is delayed or prevented by circumstances due to the non-performance of Aquila. The Aquila PPA is a tolling arrangement, whereby Aquila is obligated to supply natural gas to the Aquila Unit. Aquila is obligated to arrange, procure, nominate, balance, transport and deliver to the Facility's lateral pipeline the amount of fuel necessary for the Aquila Unit to generate its net electrical output. The Partnership is obligated to administer gas imbalances on the Facility's lateral pipeline among all parties using the Facility's lateral pipeline.

    Utilicorp is required to file reports and other information with the Securities and Exchange Commission. These reports include information about Aquila because it is a wholly-owned subsidiary of UtiliCorp. The reports and other information filed by UtiliCorp are available on the Securities and Exchange Commission's web site, which can be accessed at HTTP://WWW.SEC.GOV.


    The following summarized condensed balance sheets and income statements of Utilcorp United Inc. at September 30, 1999 and December 31, 1998 were obtained from the Securities and Exchange Commission's web site.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
CONDENSED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

    The summarized condensed financial information should be read in conjunction with the complete financial statements for the periods presented herein, the related notes to such financial statements and the respective independent auditors' report. The summarized condensed financial information also may not be indicative of the entity's ability to fulfill its obligations under the power purchase agreement.

ASSETS                                                        09/30/1999    12/31/1998
------                                                        -----------   -----------
Cash........................................................  $   181,200   $   120,500
Other Current Assets........................................    3,120,800     1,784,300
                                                              -----------   -----------
Current Assets..............................................    3,302,000     1,904,800
Property, Plant & Equipment, Net............................    3,672,000     3,313,900
Other Non-Current Assets....................................    1,523,600       912,200
                                                              -----------   -----------
Non-Current Assets..........................................    5,195,600     4,226,100
                                                              -----------   -----------
TOTAL ASSETS................................................  $ 8,497,600   $ 6,130,900
                                                              ===========   ===========
LIABILITIES & EQUITY
------------------------------------------------------------
Accounts Payable............................................  $ 2,854,600   $ 1,415,300
Other Current Liabilities...................................      655,400       815,900
                                                              -----------   -----------
Current Liabilities.........................................    3,510,000     2,231,200
Long-Term Debt..............................................    2,234,200     1,376,600
Other Long-Term Liabilities.................................      895,800       976,800
                                                              -----------   -----------
Long-Term Liabilities.......................................    3,130,000     2,353,400
                                                              -----------   -----------
TOTAL LIABILITIES...........................................    6,640,000     4,584,600
                                                              -----------   -----------
Shareowners' Equity.........................................    1,857,600     1,546,300
                                                              -----------   -----------
TOTAL LIABILITIES & SHAREOWNERS' EQUITY.....................  $ 8,497,600   $ 6,130,900
                                                              ===========   ===========

CONDENSED INCOME STATEMENT (IN THOUSANDS) (UNAUDITED)

                                                                 NINE
                                                                MONTHS         YEAR
                                                                 ENDED         ENDED
                                                              09/30/1999    12/31/1998
                                                              -----------   -----------
Sales.......................................................  $14,235,400   $12,563,400
Cost of Sales...............................................  (13,390,200)  (11,596,000)
                                                              -----------   -----------
Gross Margin................................................      845,200       967,400
Operating Expenses..........................................     (577,100)     (726,600)
                                                              -----------   -----------
Operating Income............................................      268,100       240,800
Other Income/(Expense)......................................       43,700       110,600
Interest Expense............................................     (134,200)     (132,600)
Income Taxes................................................      (58,400)      (86,600)
                                                              -----------   -----------
NET INCOME..................................................  $   119,200   $   132,200
                                                              ===========   ===========

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    On July 22, 1998, the Partnership entered into a $240 million fixed price Turnkey Engineering, Procurement and Construction Contract ("Construction Agreement") with BVZ Power Partners--Batesville ("BVZ"), a joint venture formed by H.B. Zachary Company and a subsidiary of Black & Veatch, LLP. The obligations of BVZ are guaranteed by Black & Veatch, LLP and the entire Construction Agreement is backed by a performance bond. Under the terms of the Construction Agreement, BVZ has committed to develop and construct the Facility subject to the terms, deadlines and conditions set forth in the Construction Agreement. In the event the construction and start-up to specified performance levels of the two VEPCO Units and the Aquila Unit has not occurred on or prior to July 16, 2000, July 26, 2000 and July 31, 2000, as adjusted under the terms of the Construction Agreement ("Guaranteed Completion Dates"), respectively, then BVZ will be required under the contract to pay liquidated damages, subject to limits. In the event the construction and start-up of the entire Facility to specified performance levels occurs prior to the last Guaranteed Completion Date, then BVZ will be entitled to receive a bonus for early completion.

    At various times during the period between January 8, 1999 and January 15, 1999, BVZ's access to the construction site was limited as a result of the failure of the temporary access road. Due to delays in construction progress experienced by BVZ during this period, the Partnership and BVZ entered into a change order to the Construction Agreement to extend the Guaranteed Completion Dates by 7 days. This extension is reflected in the Guaranteed Completion Dates above.

    The Partnership received a force majeure notice from BVZ and the manufacturer of the steam turbine generators with respect to delays incurred during the transportation of one of the VEPCO Unit's steam turbine generator to the Facility. The Partnership requested that BVZ and the manufacturer provide additional information to support the claim of force majeure. In response to our request, the manufacturer has recently provided information indicating a total of 21 days of delay and an 18 day claim of force majeure for delay in the delivery of the steam turbine generator. The Partnership does not believe that the delays in transportation of the steam turbine generator constitute a force majeure event. BVZ has stated that it is working extra hours, multiple shifts and weekends in an attempt to meet its originally projected target completion dates. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the BVZ Construction Agreement, BVZ would be entitled to a day for day extension of the guaranteed completion date with respect to that VEPCO Unit. We have informed VEPCO of the occurrence of a potential force majeure event as a result of a delay in the delivery of the VEPCO Unit's steam turbine generator that was beyond our reasonable control and without our fault or negligence. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the VEPCO PPA agreement, the date that we are required to deliver power under the VEPCO PPA agreement would be extended day for day for the number of days of the force majeure event. A final resolution of the issue has not yet occurred.

    A gap of 46 to 61 days currently exists between the Guaranteed Completion Dates and the guaranteed delivery start dates of June 1, 2000 under the VEPCO PPA and the Aquila PPA. This gap may be increased if BVZ is successful in its claim that the steam turbine delay constitutes a force majeure event and we are unsuccessful in our claim that the steam turbine delay constitutes a force majeure event under the VEPCO PPA agreement. This gap and any further delay in construction and start-up of the Facility beyond June 1, 2000, may obligate the Partnership to: (i) provide replacement

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
power to VEPCO or reimburse VEPCO for any incremental replacement power cost during the period of delay, up to a maximum of $11,320,000 and (ii) elect to, at the option of the Partnership, provide replacement power to Aquila, reimburse Aquila for any incremental replacement power cost during the period of delay, or elect to incur an adjustment to the reservation payment to be received under the Aquila PPA. The current construction schedule provided to the Partnership by BVZ anticipates that the construction and start-up of the two VEPCO Units and the Aquila Unit will occur on May 10, 2000, June 5, 2000 and June 27, 2000, respectively. The Partnership has notified both VEPCO and Aquila of these revised dates. Based upon the estimated completion date of June 5, 2000 for one of the VEPCO Units the Partnership will be obligated for the cost of replacement power for the period from June 1, 2000 to June 5, 2000. The Partnership has notified Aquila that it will elect to incur an adjustment to the reservation payment to be received for the period from June 1, 2000 to June 27, 2000 under the Aquila PPA. The estimated liability that may result from this period of delay, if any, cannot presently be determined.

    While BVZ will be obligated to pay liquidated damages for any failure to complete the construction and start-up of the Facility on or prior to one day after the Guaranteed Completion Dates, no delay damages will be due from BVZ with respect to any Unit during the respective gap periods described above. Because the delay liquidated damages are subject to limits, there can be no assurance that such liquidated damages will fully compensate the Partnership for replacement power costs or other costs associated with delays for which BVZ is responsible. The ultimate liability that would result from this delay, if any, cannot presently be determined.

    In accordance with the terms of the Construction Agreement, Granite made payments aggregating $1,742,500 during the months of July 1998 and August 1998, on behalf of the Partnership. Granite was reimbursed for these payments by the Partnership on August 28, 1998. As of December 31, 1999 and 1998, engineering, procurement and construction was estimated to be approximately 93% and 26% complete, respectively, and total costs incurred to date under the Construction Agreement were approximately $222,664,000 and $61,754,000, respectively, including retainage. At December 31, 1999 and December 31, 1998, the Partnership had retained construction contract payments under the Construction Agreement totaling approximately $11,091,000 and $2,882,000, respectively.

    The Partnership has entered into a contract with Kruger, Inc. ("Kruger") dated September 15, 1999 for the supply of water pretreatment system equipment. The lump sum price for this contract is approximately $415,000, which includes all costs associated with the engineering, manufacturing and delivery of the water pretreatment system equipment. As of December 31, 1999, approximately $166,000 of the contract had been completed and invoiced to the Partnership, including approximately $8,300 of retainage. During January 2000, all major equipment was delivered to the Facility. The obligations of Kruger are secured by a performance bond and a payment bond.

    The Partnership entered into a contract with Lauren Constructors, Inc. ("Lauren") dated October 19, 1999 for the engineering, procurement and construction of a water pretreatment system. The water pretreatment system will operate to help ensure that water supplied to the Facility is of the quality specified in the Construction Agreement with BVZ. The lump sum price for this contract is approximately $1,703,000. As of December 31, 1999, approximately $207,000 of the contract had been completed and invoiced to the Partnership including approximately $10,400 of retainage.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    Lauren must pay the Partnership $5,000 per day for each day substantial completion of the water treatment system is delayed beyond April 7, 2000. The obligations of Lauren are secured by a performance bond and a payment bond.

    The Partnership has entered into electrical interconnection agreements with Tennessee Valley Authority (the "TVA Interconnection Agreement") and with Entergy Mississippi, Inc. (the "Entergy Interconnection Agreement" and together with the TVA Interconnection Agreement, the "Interconnection Agreements").

    The TVA Interconnection Agreement has a term of thirty-five years, subject to certain amendments for regulatory conformance on a non-discriminatory basis, which amendments could be proposed by the Tennessee Valley Authority at any time after five years from commencement of commercial operations. If the Partnership and TVA fail to reach agreement on such amendment within six months, TVA may terminate the TVA Interconnection Agreement upon giving the Partnership one years' notice.

    The TVA Interconnection Agreement provides for the cost of the interconnection facilities of approximately $4,000,000 and system upgrades of approximately $9,500,000 to be paid by the Partnership. As of December 31, 1999, total costs incurred under the TVA Interconnection Agreement were approximately $12,556,000. The partnership is entitled to receive system upgrade credits in the amount of incremental revenue received by Tennessee Valley Authority for future transmission services procured for the delivery of energy from the Facility. The amount of such credits, if any, may not exceed the total cost of the system upgrades paid for by the Partnership.

    The TVA Interconnection Agreement does not cover transmission service. Under our power purchase agreements with VEPCO and Aquila, the power purchasers are responsible for arranging transmission services across TVA's system for the term of the power purchase agreements. To the extent energy produced by the Facility is transmitted over TVA's transmission system, the transmission service will be purchased at the rates established by TVA's tariff.

    TVA must prepare and submit to the Partnership a written voltage schedule which shall be coordinated and be consistent with the voltage schedules provided by Entergy. The Partnership must comply with the schedule and install, operate and maintain the equipment needed for compliance. If energy produced by the Facility is transmitted across the TVA system, an appropriate adjustment for reactive supply and voltage control will be made to reflect the contribution to reactive supply and voltage support made by the Facility.

    On a daily basis, the Partnership must inform TVA as to the forecasted hourly generation levels of the Facility for the following day, including any anticipated outages. The Partnership must take all actions to assure that during each hour the amount of designated output is equal to or greater than the schedule of energy delivered by TVA to third parties. In the event a difference occurs between the scheduled amount and the designated output, the Partnership will be required to pay the appropriate charges or other compensation applied to the difference, which charges or compensation will be consistent with the charges or compensation applied to similar power production facilities, under comparable circumstances, located in the TVA control area.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)

    The Entergy Interconnection Agreement has a term of thirty-five years from the date when the interconnection facilities have been completed, automatically extending for subsequent five-year periods.

    The Entergy Interconnection Agreement provides for the cost of the interconnection facilities of approximately $1,100,000 and system upgrades of approximately $7,100,000 to be paid by the Partnership. As of December 31, 1999, total costs incurred under the Entergy Interconnection Agreement were approximately $6,286,000. The Partnership is entitled to receive system upgrade credits in the amount of incremental revenue received by Entergy for future transmission services procured for the delivery of energy from the Facility. The amount of such credits, if any, may not exceed the total cost of the system upgrades paid for by the Partnership.

    The Entergy Interconnection Agreement does not cover transmission service. Under our power purchase agreements with VEPCO and Aquila, the power purchasers are responsible for arranging transmission services across Entergy's system for the term of the power purchase agreements. To the extent energy produced by the Facility is transmitted over Entergy's transmission system, the transmission service will be purchased at the rates established by Entergy's tariff.

    The Partnership must operate the facility to meet the voltage schedules designated by Entergy, which must be within the normal operating range of the Facility and consistent with voltage schedules provided by TVA, which shall be coordinated and be consistent with the voltage schedules provided by Entergy. The Partnership must comply with the schedule and install, operate and maintain the equipment needed for compliance. If energy produced by the Facility is transmitted across the Entergy system, an appropriate adjustment for reactive supply and voltage control will be made to reflect the contribution to reactive supply and voltage support made by the Facility.

    The Partnership entered into an interconnection agreement with ANR Pipeline Company ("ANR") dated July 29, 1998 to establish an interconnection between the ANR interstate natural gas pipeline system and the Partnership's lateral natural gas pipeline. Each party must design, engineer, and construct its portion of the interconnection, own title to its interconnection and is responsible for insuring those interests.

    Under the terms of the interconnection agreement the Partnership is required to reimburse ANR for all reasonable costs, up to $250,000, incurred by ANR with respect to the design, engineering, construction, testing and placing in service of the ANR interconnection facilities. The Partnership may also be required to reimburse ANR for, and hold ANR harmless against, any incremental federal taxes that will be due by ANR if the costs of the ANR interconnection facilities are deemed to be a contribution in aid of construction under the Internal Revenue Code. ANR must use commercially reasonable efforts to minimize such costs.

    Each party is generally responsible for the operation, repair and replacement of its portion of the interconnection facilities, and for all associated cost, expense and risk. ANR will operate and perform minor maintenance within the capability of ANR's technicians on the gas measurement equipment, operate, but not maintain, that portion of the Partnership's interconnection facilities located on ANR owned land, and, in the case of an emergency involving the Partnership's interconnection facilities, take such steps and incur such expense as ANR determines are necessary to abate the emergency and to

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
safeguard life and property. The Partnership will reimburse ANR for all costs and expenses incurred by ANR with respect to such emergencies.

    All gas delivered by ANR to the Partnership at the interconnection facilities will conform to specifications set forth in ANR's tariff and will be delivered at ANR's prevailing line pressure. The Partnership and ANR will each make reasonable efforts to control their respective prevailing line pressure to permit gas to enter the Partnership's lateral pipeline.

    Custody of the gas will transfer from ANR to the Partnership or the Partnership's power purchasers after it passes through the custody transfer point. The custody transfer point is located where the ANR interconnection facilities and the Partnership's interconnection facilities are connected. The actual quantity of gas delivered by ANR to the Partnership will be determined using the recorded meter information at this custody transfer point.

    The ANR interconnection agreement is in full force and effect until terminated by the mutual agreement of both parties or the Partnership's final removal and/or abandonment of the Partnership's interconnection facilities. Upon notice, either party may terminate the ANR interconnection agreement if the other party materially breaches it obligation.

    The Partnership entered into a facilities agreement with Tennessee Gas Pipeline Company ("Tennessee Gas") dated June 23, 1998 to establish tap facilities and connecting facilities for an interconnection between the Tennessee Gas natural gas pipeline system and the Partnership's lateral natural gas pipeline. Tennessee Gas must design, engineer, install, construct, inspect, test and own the tap facilities. The Partnership must design, install, construct and test the connecting facilities. Tennessee Gas has the right of access to the connecting facilities installed by the Partnership to install tap facilities and to inspect, test and witness the Partnership's testing of the connecting facilities. Each party must ensure its work under the facilities agreement is in accordance with Tennessee Gas's design specifications, sound and prudent gas industry practice and applicable laws.

    Under the terms of the facilities agreement the Partnership is required to reimburse Tennessee Gas for all costs incurred by Tennessee Gas with respect to the design, engineering, installation construction, and testing of the tap facilities and any expenses incurred by Tennessee Gas with respect to the installation of the connecting facilities. As of November 30, 1999, Tennessee Gas provided notification that anticipated the total facilities cost may exceed the estimated cost of $231,000 by more than 20%.

    Tennessee Gas is responsible for the operation, repair, replacement and maintenance of the tap facilities, and for all associated cost, expense and risk. The Partnership will provide support for any regulatory authorization or permitting requirements for the tap facilities. Tennessee Gas has the right to inspect the connecting facilities at all reasonable times to ensure that the facilities are installed, operated and maintained correctly.

    The Tennessee Gas interconnection agreement is in full force and effect until the final removal and/or abandonment of the tap facilities and connecting facilities, unless terminated by the Partnership or by Tennessee Gas as a result of the Partnership's failure to make timely payments, if gas has not flowed through the connecting facilities for the previous period of 12 consecutive months or in the event the Partnership has caused the connecting facilities to be disconnected or removed. Tennessee

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
Gas cannot cause the final removal and/or abandonment of the tap facilities and connecting facilities without approval of the Federal Regulatory Commission.

    The Partnership entered into a contract with Black & Veatch, LLP dated as of July 24, 1998 for the engineering services related to construction of the Infrastructure and the Project's electrical substation and transmission lines. Under the terms of the contract, Black & Veatch, LLP developed the conceptual design and the bid packages for these facilities and developed the conceptual design for the interconnection of these facilities provided under each of the other construction contracts to the Facility. For the years ended December 31, 1999 and 1998, Black & Veatch had billed the Partnership for approximately $269,000 and $258,000, respectively, under the engineering services contract.

    The Partnership has entered into three contracts aggregating approximately $9,200,000 for the design and construction of an electrical substation and transmission line system (the "Partnership's Interconnection Facilities"). The Partnership's Interconnection Facilities are required to enable the Partnership to deliver the output of the Facility to the Tennessee Valley Authority and Entergy Mississippi, Inc. interconnection facilities. The Partnership will design, construct, own and operate the Partnership's Interconnection Facilities at its own expense.

    The Partnership entered into another contract with Lauren
Constructors, Inc. ("Lauren") dated January 13, 1999 for the design, engineering, procurement, construction and testing of electrical substation and transmission lines that will interconnect to the TVA and Entergy transmission systems. The lump sum price for this contract is approximately $4,714,000 including change orders. As of December 31, 1999 approximately $4,671,000 of the contract had been completed and invoiced to the Partnership, including retainage of approximately $228,000. The obligations of Lauren are secured by a performance bond and a payment bond.

    The Partnership has entered into a contract with North American
Transformer, Inc. ("North American") dated as of January 13, 1999 for the supply of four single phase transformers to be incorporated into our electrical substation. The lump sum price for this contract is approximately $3,683,000. As of December 31, 1999 the total contract had been invoiced to the Partnership including retainage of approximately $368,000. The obligations of North American are secured by a performance bond and a payment bond.

    The Partnership has entered into a contract with Siemens Power Transmission and Distribution, LLC ("Siemens") dated as of January 13, 1999 for the supply of thirteen circuit breakers to be incorporated into the Partnership's electrical substation. The lump sum price for this contract is approximately $722,000. As of December 31, 1999 the total contract had been invoiced to the Partnership, including retainage of approximately $72,000. The obligations of Siemens are secured by a performance bond and a payment bond.

    The Partnership entered into three contracts aggregating approximately $18,350,000 for the construction of the Facility's gas lateral pipeline and the pipelines through which the Facility will receive water and dispose of waste water (collectively the "Infrastructure"). These contracts were subsequently transferred to Panola County, Mississippi ("Panola County"). The Partnership has leased the Infrastructure under terms which provide the Partnership with the operational control and responsibility for the Infrastructure, and with the use of the Infrastructure for the full projected requirements of the Facility.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The Partnership has entered into a contract with Robinson Mechanical Contractors, Inc. ("Robinson") dated as of January 13, 1999 for the design, engineering, procurement, construction and testing of intake facilities that will withdraw water from Enid Lake and pump it to the Facility. The lump sum price for this contract is approximately $5,256,000 including change orders. Robinson is obligated to pay $5,000 for each day that completion of the water intake infrastructure is delayed beyond November 1, 1999. As of December 31, 1999 approximately $4,080,000 of the contract had been invoiced to the Partnership. As of December 31, 1999, the Partnership had outstanding accounts payable to Robinson of approximately $150,000. The obligations of Robinson are secured by a performance bond and a payment bond. Pursuant to a change order effective November 1, 1999, the Partnership transferred the water intake contract to Panola County; therefore, the Partnership is no longer entitled to receive liquidated damages under this contract.

    The Partnership has entered into a contract with Garney Companies, Inc. ("Garney") dated as of March 1, 1999 for the design, engineering, procurement, construction and testing of a water supply pipeline to transport water from Enid Lake to the Facility and a wastewater discharge pipeline to transport wastewater from the Facility to the Little Tallahatchie River. The lump sum price for this contract is approximately $4,528,000 including change orders. Garney is obligated to pay $5,000 for each day that final completion is delayed beyond November 1, 1999. As of December 31, 1999 the total contract had been invoiced to the Partnership. As of December 31, 1999, the Partnership had outstanding accounts payable to Garney of approximately $20,000. The obligations of Garney are secured by a performance bond and a payment bond. Pursuant to a change order effective November 1, 1999, the Partnership transferred the water supply and waste water pipeline contract to Panola County; therefore, the Partnership is no longer entitled to receive liquidated damages under this contract.

    The Partnership has entered into a contract with Big Warrior Corporation ("Big Warrior") dated as of February 4, 1999 for the design, engineering, procurement, construction and testing of a lateral gas pipeline and related facilities to transport natural gas from two interstate gas pipelines to the Partnership's Facility. The lump sum price for this contract is approximately $8,565,000 including change orders. Big Warrior is obligated to pay $5,000 for each day that initial operation of the gas pipeline is delayed beyond
October 1, 1999 and $10,000 for each day that final completion is delayed beyond November 1, 1999. As of December 31, 1999 approximately $8,450,000 of the contract had been completed and invoiced to the Partnership. As of December 31, 1999, the Partnership had no outstanding accounts payable to Big Warrior. The obligations of Big Warrior are secured by a performance bond and a payment bond. Pursuant to a change order effective November 1, 1999, the Partnership transferred the lateral gas pipeline contract to Panola County; therefore, the Partnership is no longer entitled to receive any liquidated damages under this contract.

    The Partnership has entered into five agreements with State of Mississippi governmental entities. Under an "Inducement Agreement," the State of Mississippi agreed to issue general obligations bonds (the "Municipal Bonds") to finance the Infrastructure, Panola County (and ultimately the Industrial Development Authority of Panola County) agreed to assume ownership of the Infrastructure, and the Partnership agreed to operate and maintain both the Facility and the Infrastructure. As contemplated by the Inducement Agreement, the Partnership has transferred to Panola County the construction contracts relating to the Infrastructure and its title to the Infrastructure already completed or under

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
construction, together with permanent easements and real estate rights relating to the Infrastructure sites. The Partnership paid the cost of constructing the Infrastructure until the State of Mississippi issued the Municipal Bonds to finance the Infrastructure and these transfers had been made. The State of Mississippi has reimbursed the Partnership for the costs that it incurred for development and easement acquisition activities and for the construction of the Infrastructure after April 11, 1999 and will pay any remaining costs due under the Infrastructure contracts up to a maximum aggregate amount of approximately $17,000,000. The Partnership has received approximately $14,278,000 of these funds as a reimbursement. This reimbursement has been reflected as a reduction in land and easements and construction in progress of approximately $899,000 and $13,379,000, respectively, in the accompanying financial statements.

    Under the Inducement Agreement, the Partnership has promised to maintain the Facility and to keep it capable of being operated other than during periods when the Facility is not available because of maintenance or repair or for reasons beyond the Partnership's control, and to perform the Partnership's obligations under the other Infrastructure agreements. In the event the Partnership fails to do so, the Partnership would be responsible for paying to the State an amount equal to (1) the outstanding principal amount of the Municipal Bonds times a fraction the numerator of which is the number of months remaining in the term of these bonds and the denominator of which is the original number of months in the term of these bonds plus (2) accrued interest on that principal amount plus
(3) the costs of redeeming these bonds.

    The Partnership has entered into agreements with the County and the IDA that will allow the Partnership to use the Infrastructure. The Partnership has entered into one agreement with respect to the natural gas lateral pipeline and one with respect to the water supply and wastewater discharge systems. Each of these agreements is in the form of a lease each with an initial term of 30 years. In return for the Partnership's use of the Infrastructure, the Partnership promises to operate and maintain, or arrange for the operation and maintenance of, the Infrastructure and to pay for all operation and maintenance expenses. The Partnership currently expects that the operation and maintenance of the natural gas lateral pipeline will be performed by the Operator or another experienced gas pipeline operator, and that operation and maintenance of the water supply and wastewater discharge systems will be performed by the Operator. The Partnership also currently expects that the City of Batesville, Mississippi will be an additional user of the capacity of the natural gas lateral pipeline which is in excess of the capacity required to operate the Facility. The Partnership currently expects that there may be additional users in the future of the water supply and wastewater discharge systems. In the case of any such additional user of the water infrastructure, the Partnership has approval rights over the terms and conditions (including cost sharing, indemnification and any restrictions resulting from regulatory limitations) pursuant to which such additional users will be provided access to use the water infrastructure.

    In consideration for the approval to locate a portion of the Infrastructure in Yalobusha County, Mississippi and the Coffeeville School District, the Partnership has entered into an agreement with Yalobusha County, Mississippi, and the Coffeeville School District to pay them an aggregate amount equal to $1,500,000. This payment will be due on or before the first day of February following the first full calendar year after the year in which the Facility is certified substantially complete. This payment will constitute a credit against the amount, if any, of any ad valorem real and/or personal property

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
taxes assessable against and leviable on or with respect to the assessable interest of the Partnership in the water intake Infrastructure. The Partnership estimates that this payment will be made in 2002.

    Finally, in consideration for its use of the Infrastructure, the Partnership has entered into an agreement with and has promised to pay Panola Partnership, Inc. (a County governmental entity) a yearly payment equal to $300,000, which escalates annually, so long as the Inducement Agreement and the use agreements described above remain in effect and are not terminated, other than as a result of a default by the Partnership.

    As with any major construction effort, construction of the facility involves many risks, including shortages of labor, work stoppages, labor disputes, weather interferences, engineering, environmental permitting or geological problems and unanticipated cost increases for reasons beyond the control of BVZ and the other contractors, the occurrence of which could give rise to delays, cost overruns or performance deficiencies, or otherwise adversely affect the design or operation of the Facility.

    The Partnership entered into a water supply storage agreement with the United States of America ("the Government"), represented by the District Engineer of the Vicksburg District of the United States Army Corps of Engineers (the "District Engineer"), that provides for storage in Enid Lake of the Partnership's industrial water supply. Enid Lake is approximately 15 miles south of the site of the Facility. The United States Army Corps of Engineers pursuant to the Flood Control Act of March 28, 1928, as amended, constructed and now operates the lake to control flooding in the region.

    The Water Supply Storage Agreement continues for the life of the Government's Enid Lake project. In the event the Government no longer operates Enid Lake, the Partnership's rights associated with storage may continue subject to the execution of a separate agreement or additional supplemental agreement with the new operator.

    The Partnership has an undivided 7.8% of the storage space in Enid Lake that is estimated to contain 4,500 acre-feet after adjustments for sediment deposits. The Partnership may withdraw water from Enid Lake to the extent that its storage space allows and the Partnership may construct any required works, plants and pipelines necessary for diverting or withdrawing such water. The Government must reserve 4,500 acre-feet of storage for the Partnership for up to 24 months while the Partnership designs and constructs the water intake storage structure. If the Partnership cannot complete construction within that time, the Partnership may terminate this agreement.

    For the period of up to 24 months that the Partnership uses the Government reserved 4,500 acre-feet of storage while its water intake structure is designed and constructed, the Partnership must pay to the Government $1.00 per acre-foot per year for the use of the Government reserved 4,500 acre-feet storage.

    The Partnership must pay to the Government an amount equal to the cost allocated to the water storage rights acquired by the Partnership, which is 7.8% of the water storage rights at Enid Lake. The Partnership's cost is estimated to be $1,100,000, subject to adjustments for the year the initial payment is made. This cost is payable over the life of the Enid Lake flood control project, but not to exceed 30 years from the due date of the first annual payment. The first payment must be made the earlier of 30 days after the Partnership's initial use of the storage or within 24 months after the Partnership's notification by the District Engineer that this water supply storage agreement is effective.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The unpaid balance of the Partnership's storage cost will accrue interest at a rate determined pursuant to Section 932 of the 1986 Water Resources Development Act. In 1998, the rate was 6.75%. At this interest rate the Partnership's combined yearly principal and interest payments would total approximately $81,800, with the first payment to be applied solely against the principal. The interest rate will be adjusted prior to the first payment to reflect the appropriate interest rate. Thereafter, the interest rate will be adjusted at five year intervals.

    In addition to the annual water storage cost, the Partnership must pay, annually, 0.682% of (i) the costs of any repair, rehabilitation or replacement of Enid Lake features as a result of any joint use with another entity utilizing Enid Lake and (ii) the annual joint use operation and maintenance expenses.

    The Partnership entered into an Ad Valorem Tax Contract dated as of August 28, 1998, with the County of Panola, Mississippi, the City of Batesville, Mississippi, the Mississippi Department of Economic and Community Development acting for and on behalf of the State of Mississippi and the Panola County Tax Assessor/Collector (the "Government Entities"). The Government Entities granted to the Partnership several tax reductions and incentives to construct the Facility in Batesville. The Government Entities have agreed that the Partnership is eligible for a fee-in-lieu-of-taxes of not less than one-third of the Partnership's state and local taxes.

    The fee-in-lieu-of-taxes amount which the Partnership must pay equals one-third of the taxes assessed against the Partnership, the Facility, inventories and any assessable interest of the industrial water supply system, the wastewater disposal system, the fire protection system and the lateral gas pipeline, provided that the fee-in-lieu-of-taxes amount will never be less than $1,900,000 per year. The fee-in-lieu-of-taxes is also subject to all millage changes.

    The fee-in-lieu-of-taxes is for a 10 year period beginning on the first January 1st after the Facility has been substantially completed and the Partnership has spent at least $100,000,000 on the construction of the Facility. However, if both of these events occur between January 1st and March 1st of the same year then the term will commence on January 1st of that year. To the extent lawfully available, the Government Entities will apply this agreement to any expansions, improvements or equipment replacements provided that the Partnership complies with its material obligations under this ad valorem tax agreement.

    The Partnership must maintain the Facility and keep it capable of being operated other than during periods when the Facility is not available because of maintenance or repair or for reasons beyond the Partnership's control. If the Partnership fails to do so, this agreement will terminate on the January 1st following the Partnership's failure.

    These and other contracts and activities incident to the construction and ultimate operation of the Facility require various other commitments and obligations by the Partnership. Additionally, the contracts contain various restrictive covenants, which allow the contracted party to terminate the contract upon the occurrence of specified events or, in certain cases, default under other contractual commitments.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING

    Effective August 28, 1998, the Partnership entered into agreements with a financial institution (the "Bank"), that provided for financing in the amount of $180,000,000 (the "Tranche A Credit Facility"). Borrowings from this financing were used for the development and construction of the Facility. These agreements also contemplated circumstances under which LSP Batesville Funding Corporation ("Funding") and Holding would enter into agreements whereby they would issue bonds in the amounts of $100,000,000 (the "Tranche B Bond Facility") and $50,000,000 (the "Tranche C Bond Facility"), respectively, in order to further finance the construction of the facility. The terms and conditions of the Tranche B Bond Facility and Tranche C Bond Facility were set forth in a letter agreement (the "Letter Agreement") entered into among the Partnership, Holding and Funding (collectively, the "Borrowers") and the Bank. Bonds under the Tranche B Bond Facility and Tranche C Bond Facility were never issued.

    Pursuant to the Letter Agreement, the Borrowers and the Bank, as underwriter, also agreed to pursue a capital markets offering during the last quarter of 1998. However, due to unfavorable capital markets conditions the capital markets offering was not completed. Alternatively, on December 15, 1998 the Partnership amended and restated the financing agreements entered into on August 28, 1998. The amended and restated agreements provided for financing in the amount of $305,000,000. The new financing consisted of a $305,000,000 three-year loan facility (the "Bank Credit Facility") entered into among the Partnership and a consortium of banks.

    A common agreement (the "Common Agreement") tied all of the financing agreements together and set forth, among other things: (a) terms and conditions upon which loans and disbursements were to be made under the Bank Credit Facility; (b) the mechanism for which loan proceeds, operating revenues, equity contributions and other amounts received by the Partnership were disbursed to pay construction costs, operations and maintenance costs, debt service and other amounts due from the Partnership; (c) the conditions which had to be satisfied prior to making distributions from the Partnership; and (d) the covenants and reporting requirements the Partnership was required to be in compliance with during the term of the Common Agreement.

    The Common Agreement prohibited the Partnership from making any distributions to its partners while loans made under the Bank Credit Facility were outstanding.

    The Common Agreement also required the Partnership to set aside reserves for the cost of performing periodic major maintenance on the Facility, including turbine overhauls, and the credit support, if any, that the Partnership is required to provide to Aquila under the Aquila PPA.

    The aggregate principal amount of all loans under the Bank Credit Facility could not exceed $305,000,000. The maturity date of loans outstanding under the Bank Credit Facility was the earlier of (a) December 15, 2001 and (b) the commitment termination date, as defined.

    During the period from December 15, 1998 through May 21, 1999, interest rates on amounts outstanding, based on loan amounts designated by the Partnership, were (i) .125% above the higher of the Prime Rate or .50% above the Federal Funds Rate (collectively the "Base Rate") or (ii) 1.125% above the selected London Interbank Offered Rate ("LIBOR") term, not to exceed one year.

    Interest payments on Base Rate loans were payable quarterly. Interest payments on LIBOR loans were payable on the last day of the LIBOR loan term, or if the LIBOR loan term maturity was longer

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING (CONTINUED)
than three months, every three months after the date of such LIBOR loan. At December 31, 1998, the Partnership had $78,000,000 of LIBOR loans outstanding under the Bank Credit Facility. Interest rates on the outstanding loans at December 31, 1998 ranged from 6.355% to 6.505%.

    A quarterly commitment fee of .375% was incurred on the daily average unadvanced and available commitment under the Bank Credit Facility.

    The Partnership entered into a Letter of Credit and Reimbursement Agreement (the "LOC Agreement") with the Bank that provides for letter of credit commitments aggregating $16,980,000. The LOC Agreement provides for the Bank to issue three separate letters of credit ("Letter of Credit A", "Letter of Credit B" and "Letter of Credit C"). The letters of credit will be used to provide security in favor of VEPCO to support the Partnership's obligations under the VEPCO PPA. The LOC Agreement requires the Partnership to pay commitment fees quarterly in arrears, at varying rates on each letter of credit commitment until the expiration of each letter of credit commitment. The Partnership is required to reimburse the Bank for any drawings made by VEPCO under the letters of credit.

    On August 28, 1998, the Bank issued Letter of Credit A in the amount of $5,660,000 as security for the Partnership's replacement power obligation under the VEPCO PPA until the earlier of June 1, 2001 and the commercial operations date.

    On December 15, 1998, the Partnership and the Bank amended the LOC Agreement to conform its terms and conditions to the amended and restated Bank Credit Facility and Common Agreement.

    Loans made under the Bank Credit Facility were secured by all of the assets and contract rights of the Partnership. In addition, each of the partners had pledged its respective partnership interest in the Partnership as security for these loans.

    On May 21, 1999, the Partnership and Funding issued two series of Senior Secured Bonds (the "Bonds") in the following total principal amounts:
$150,000,000 7.164% Series A Senior Secured Bonds due 2014 and $176,000,000
8.160% Series B Senior Secured Bonds due 2025. Interest is payable semiannually on each January 15 and July 15, commencing January 15, 2000, to the holders of record on the immediately preceeding January 1 and July 1. On January 15, 2000, the Partnership made interest payments aggregating approximately $16,320,000. Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest rate on the Bonds may be increased under the circumstances described below.

    A portion of the proceeds from the issuance of the Bonds was used to repay the $136,600,000 of outstanding loans under the Bank Credit Facility. The remaining proceeds from the issuance of the Bonds will be used to pay a portion of the costs of completing the Facility.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING (CONTINUED)
    Principal payments are payable on each January 15 and July 15, commencing on July 15, 2001. Scheduled maturities of the Bonds are as follows:

1999........................................................  $         --
2000........................................................            --
2001........................................................     4,125,000
2002........................................................     7,575,000
2003........................................................     7,125,000
Thereafter..................................................   307,175,000
                                                              ------------
Total.......................................................  $326,000,000
                                                              ============

    The Bonds are secured by substantially all of the personal property and contract rights of the Partnership and Funding. In addition, Holding and Energy have pledged all of their interests in the Partnership, and Holding has pledged all of the common stock of Energy and all of the common stock of Funding.

    The Bonds are senior secured obligations of the Partnership and Funding, rank equivalent in right of payment to all other senior secured obligations of the Partnership and Funding and rank senior in right of payment to all existing and future subordinated debt of the Partnership and Funding.

    The Bonds are redeemable, at the option of the Partnership and Funding, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the holders of that series of Bonds, on any date prior to its maturity at a redemption price equal to 100% of the outstanding principal amount of the Bonds being redeemed, plus accrued and unpaid interest on the Bonds being redeemed and a make-whole premium. In no event will the redemption price ever be less than 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon.

    The Bonds are redeemable at the option of the bondholders if funds remain on deposit in the distribution account for at least 12 months in a row, and the Partnership and Funding cause the bondholders to vote on whether the Partnership and Funding should use those funds to redeem the Bonds, and holders of at least 66 2/3% of the outstanding Bonds vote to require the Partnership and Funding to use those funds to redeem the Bonds. If we are required to redeem Bonds with those funds, then the redemption price will be 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the Bonds being redeemed. In addition, if LS Power, LLC, Cogentrix Energy, Inc. and/or any qualified transferee collectively cease to own, directly or indirectly, at least 51% of the capital stock of Energy (unless any or all of them maintain management control of the Partnership), or LS Power, LLC, Cogentrix Energy, Inc. and/or any qualified transferee collectively cease to own, directly or indirectly, at least 10% of the ownership in the Partnership, then the Partnership and Funding must offer to purchase all of the Bonds at a purchase price equal to 101% of the outstanding principal amount of the Bonds plus accrued and unpaid interest unless the Partnership and Funding receive a confirmation of the then current ratings of the Bonds or at least 66 2/3% of the holders of the outstanding Bonds approve the change in ownership.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING (CONTINUED)
    The Trust Indenture for the Bonds (the "Trust Indenture") entered into among the Partnership, Funding and the Bank of New York, as Trustee (the "Trustee") contains covenants including, among others, limitations and restrictions relating to additional debt other than the Bonds, Partnership distributions, new and existing agreements, disposition of assets, and other activities. The Trust Indenture also describes events of default which include, among others, events involving bankruptcy of the Partnership or Funding, failure to make any payment of interest or principal on the Bonds and failure to perform or observe in any material respect any covenant or agreement contained in the Trust Indenture.

    Effective May 21, 1999, the Common Agreement was amended and restated (the "Amended and Restated Common Agreement"). The Amended and Restated Common Agreement sets forth, among other things: (a) the mechanism by which Bond proceeds, operating revenues, equity contributions and other amounts received by the Partnership are disbursed to pay construction costs, operations and maintenance costs, debt service and other amounts due from the Partnership and
(b) the conditions which must be satisfied prior to making distributions from the Partnership.

    The Amended and Restated Common Agreement provides that the following conditions must be satisfied before making distributions from the Partnership to its partners: (1) the Partnership must have made all required disbursements to pay operating and maintenance expenses, management fees and expenses and debt service; (2) the Partnership must have set aside sufficient reserves to pay principal and interest payments on the Bonds and its other senior secured debt;
(3) there cannot exist any default or event of default under the Trust Indenture for the Bonds; (4) the Partnership's historical and projected debt service coverage ratios must equal or exceed the required levels; (5) the Partnership must have sufficient funds in its accounts to meet its ongoing working capital needs; (6) the Facility must be complete; and (7) the distributions must be made after the last business day of September 2000.

    The Amended and Restated Common Agreement requires that the Partnership set aside reserves for: (1) payments of scheduled principal and interest on the Bonds and the other senior secured debt of the Partnership and the Funding Corporation; (2) the cost of performing periodic major maintenance on the Facility, including turbine overhauls; and (3) the credit support, if any, that the Partnership is required to provide to Aquila under the Aquila PPA.

    The Partnership and Funding have agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") for a registered offer to exchange the Bonds for two series of debt securities (the "Exchange Bonds") which are in all material respects substantially identical to the Bonds. Upon such registration being effective, the Partnership and Funding will offer the Exchange Bonds in return for surrender of the Bonds. Interest on each Exchange Bond will accrue from the last date on which interest was paid on the Bond so surrendered or, if no interest has been paid, since the date of the issuance of the Bonds.

    If the Partnership and Funding do not begin the exchange offer within 270 days of May 21, 1998, the respective interest rates on the Bonds will increase by one-half of one percent effective on the 271st day following
May 21, 1998. Such increase will remain in effect until the date on which the Partnership and Funding begin the exchange offer.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Partnership's cash, investments held by Trustee, accounts payable and contract retainage payable approximate fair value because of the short maturities of these instruments. The estimated fair value of the Partnership's bonds payable at December 31, 1999, is approximately $16,111,000 lower than the historical carrying value of $326,000,000. The estimated fair value of outstanding loans payable at December 31, 1998 approximate their carrying value since the interest rates are variable.

7. PARTNERS' CAPITAL

    The amended and restated partnership agreement of the Partnership provides that profits and losses are generally allocated between the Partnership's partners, Energy and Holding, in proportion to the partners' respective partnership interests. Accordingly, 1% of the profits and losses of the Partnership are allocated to Energy and 99% of the profits and losses of the Partnership are allocated to Holding. Regular distributions made by the Partnership with available funds are first used to repay loans made by the partners to the Partnership and are then paid to the partners in proportion to their respective partnership interests. Any amounts available for distribution which are comprised of (1) the excess of (x) the net proceeds of the Bonds and committed equity contributions to the Partnership over (y) the aggregate of the project costs for the Facility, or (2) funds released from the debt service reserve account to the Partnership upon the posting of a letter of credit for that account, will be distributed to or as directed by Holding. The Amended and Restated Common Agreement includes conditions that the Partnership must satisfy before making distributions to its partners (see Note 5).

8. RELATED PARTY TRANSACTIONS

    All costs incurred through August 28, 1998 to develop the Facility, consisting principally of site development costs, engineering fees, legal and consulting fees, permitting costs, and LS Power employee and office costs have been expended by Granite. These costs were reimbursed and a development fee of $11,000,000 was paid to Granite on completion of construction financing on August 28, 1998 (see Note 5). The aggregate payment to Granite on August 28, 1998 was approximately $13,500,000. In addition, concurrent with the issuance of the Bonds, the Partnership paid a development fee of $3,000,000 to Granite.

    LS Power Management, LLC ("LSP Management"), a wholly owned subsidiary of LS Power, provides certain management services to the Partnership pursuant to a management services agreement. Under this management services agreement, LSP Management manages the business affairs of the Partnership during construction and operation of the Facility. LSP Management is reimbursed for its reasonable and necessary expenses incurred in performing its services, including salaries of its personnel, other than executive officers, to the extent related to services provided under the management services agreement. LSP Management will also receive a monthly management fee of approximately $33,300 during the construction and operation of the Facility. This management fee will be adjusted annually based on published indices. Management fee payments began during the third quarter of 1999. For the years ended December 31, 1999 and 1998, LSP Management billed the Partnership approximately $1,043,000 and $368,000, respectively, under the management services agreement.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

8. RELATED PARTY TRANSACTIONS (CONTINUED)

    The Facility is operated and maintained under a long-term operations and maintenance agreement with Cogentrix Batesville Operations, LLC (the "Operator"). The initial term of the operations and maintenance agreement is twenty-seven years. The Partnership has the option of extending the term of the agreement for successive two-year terms with one hundred and eighty days notice. Under the terms of the agreement the Partnership is required to pay the Operator a fixed fee of $390,000, payable in ten monthly installments, for services provided during construction of the Facility and a fixed monthly fee of approximately $42,000 during operation of the Facility. The Partnership is also required to reimburse the Operator for all labor costs, including payroll and taxes, subcontractor costs and other costs deemed reimbursable by the Partnership. The management fee will be adjusted annually based on published indices. For the year ended December 31, 1999 Cogentrix billed the Partnership approximately $984,000 under the operations and maintenance agreement.

9. DEPENDENCE ON THIRD PARTIES

    The Partnership is highly dependent on BVZ for the construction of the Facility, contractors for the construction of the interconnection facilities and the Operator for the operation and maintenance of the Facility. During the terms of the VEPCO PPA and Aquila PPA, the Partnership will be highly dependent on two utilities for the purchase of electric generating capacity and dispatchable energy from their respective Units at the Facility. Any material breach by any one of these parties of their respective obligations to the Partnership could affect the ability of the Partnership to make payments under the various financing agreements. In addition, bankruptcy or insolvency of other parties or default by such parties relative to their contractual or regulatory obligations could adversely affect the ability of the Partnership to make payments under the various financing agreements. If an agreement were to be terminated due to a breach of such agreement, the Partnership's ability to enter into a substitute agreement having substantially equivalent terms and conditions, or with an equally creditworthy third party, is uncertain and there can be no assurance that the Partnership will be able to make payments under the various financing agreements.

                          INDEPENDENT AUDITORS' REPORT

The Stockholder
LSP Energy, Inc.:

    We have audited the accompanying balance sheets of LSP Energy, Inc. as of December 31, 1999 and 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

    In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of LSP Energy, Inc. as of December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Billings, Montana
February 7, 2000

                                LSP ENERGY, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                1999       1998
                                                              --------   --------
                                ASSETS
ASSETS:
  Cash......................................................  $    990   $    990
                                                              --------   --------
    Total Assets............................................  $    990   $    990
                                                              ========   ========
            LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
LIABILITIES:
  Due to Granite Power Partners II, L.P.....................  $  7,357   $  7,357
  Due to LSP Energy Limited Partnership.....................     5,001         --
  Equity in LSP Energy Limited Partnership deficit..........    19,474      4,427
                                                              --------   --------
    Total Liabilities.......................................    31,832     11,784
                                                              --------   --------
STOCKHOLDER'S DEFICIT
  Common stock, $.01 par value, 1,000 shares authorized, 20
    shares issued and outstanding...........................         1          1
  Additional paid-in-capital................................       999        999
  Accumulated deficit.......................................   (31,842)   (11,794)
                                                              --------   --------
      Total stockholder's equity (deficit)..................   (30,842)   (10,794)
                                                              --------   --------
    Total Liabilities and Stockholder's Equity (Deficit)....  $    990   $    990
                                                              ========   ========

                 See accompanying notes to financial statement.

                                LSP ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENT

1. ORGANIZATION

    LSP Energy, Inc. (the "Company"), a Delaware corporation, is the general partner of a development stage limited partnership, LSP Energy Limited Partnership (the "Partnership"). The Company has a 1% general partnership interest in the Partnership. The Partnership is a Delaware limited partnership formed in February 1996 to develop, construct, own and operate a gas-fired electric generating facility with a design capacity of approximately 837 megawatts to be located in Batesville, Mississippi (the "Facility").

    The Company was originally wholly owned by Granite Power Partners II, L.P. ("Granite"). Granite also originally held a 99% limited partnership interest in the Partnership. Granite is a Delaware limited partnership formed to develop independent power projects throughout the United States. The general partner of Granite is LS Power, LLC ("LS Power"), a Delaware limited liability company.

    LSP Batesville Holding, LLC ("Holding"), a Delaware limited liability company, was established on July 29, 1998 for the purpose of owning the limited partnership interests of the Partnership, the common stock of the Company and the common stock of LSP Batesville Funding Corporation ("Funding"). Funding was established on August 3, 1998. Funding's business purpose is limited to maintaining its organization and activities necessary to facilitate the acquisition of financing by the Partnership from the institutional debt market and to offering debt securities.

    Granite and Cogentrix/Batesville, LLC ("Cogentrix"), a Delaware limited liability company, entered into an operating agreement dated as of August 28, 1998 which was amended and restated on both December 15, 1998 and May 19, 1999 (as amended, the "Operating Agreement"). Pursuant to the Operating Agreement, Granite contributed to Holding its 99% limited partnership interest in the Partnership and all of the common stock of Energy and Cogentrix agreed to contribute to Holding $54,000,000 of equity. Granite received an initial 47.85% membership interest in Holding and Cogentrix received an initial 52.15% membership interest in Holding.

    Under the terms of the Operating Agreement, the issuance of two series of Senior Secured Bonds by the Partnership and Funding on May 21, 1999 resulted in a recalculation of the Granite and Cogentrix membership interests in Holding. Effective May 21, 1999 the revised Granite and Cogentrix membership interests were adjusted to 48.63% and 51.37%, respectively.

    Cogentrix's equity contribution to Holding will be contributed to the Partnership and used for the development and construction of the Facility. Cogentrix's equity contribution commitment is supported by an irrevocable letter of credit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The Company's investment in the Partnership is accounted for under the equity method of accounting. Under the equity method, the investment is recorded at cost and adjusted by the Company's share of undistributed earnings and losses of the Partnership.

    By definition, the Company is liable for the obligations of the Partnership and as such records its equity in Partnership losses in excess of its investment. The Company will also record losses otherwise allocable to the limited partner of the Partnership if it is probable that Holding will be unable to bear their share of losses. At December 31, 1999, Holding has obtained an irrevocable letter of credit from an "A" S&P rated bank for the benefit of the Partnership for its $54,000,000 equity commitment. As

                                LSP ENERGY, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) such, the Company will not record the losses allocable to Holding until its allocable losses exceed its investment and collateralized guarantee.

    FEDERAL AND STATE INCOME TAXES

    Due to the insignificance of income tax effects applicable to the Company, the accompanying financial statements do not reflect any income tax effects.

    USE OF ESTIMATES

    Management makes a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. INVESTMENT

    The Company's investment in the Partnership is accounted for under the equity method of accounting.

    The Partnership has been in the development stage since its inception and is not expected to generate any operating revenues until the Facility achieves commercial operation, which is projected to occur during the second quarter of 2000. The Partnership has recorded net income of $3,425,921 for the period February 7, 1996 (inception) through December 31, 1999. Partnership net income consists primarily of a $5,000,000 option payment received by the Partnership under an option purchase agreement (the "Option Purchase Agreement") entered into in 1996 with a third party. Under the terms of the Option Purchase Agreement, the third party had the option to purchase 750 megawatts of capacity and dispatchable energy for a defined term from the Partnership. Effective November 1, 1997, the Option Purchase Agreement expired unexercised. The Partnership has no continuing financial commitments under the Option Purchase Agreement and all funds earned under the Option Purchase Agreement were distributed to the partners prior to December 31, 1997.

    The Company's share of such distributions was $52,643, which represented its 1% managing general partnership interest.

    As with any new business venture of this size and nature, the ultimate construction and operation of the Facility could be affected by many factors.

                                LSP ENERGY, INC.

3. INVESTMENT (CONTINUED)
    The Partnership's balance sheets and statements of operations at December 31, 1999 and 1998, were as follows:

BALANCE SHEETS

                                                        1999          1998
                                                    ------------   -----------
ASSETS
Cash..............................................  $    202,924   $    83,866
Investments held by Trustee.......................    53,547,410            --
Spare parts inventory.............................       733,462            --
Other assets......................................       174,174        57,067
Property and construction in progress.............   296,509,139    83,429,694
Debt issuance and financing costs, net............    10,099,017    10,531,773
                                                    ------------   -----------
  Total Assets....................................  $361,266,126   $94,102,400
                                                    ============   ===========

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Accounts payable and contract retainage payable...  $ 21,868,102   $16,390,227
Accrued interest payable..........................    15,345,443       154,898
Bonds payable.....................................   326,000,000            --
Loans payable.....................................            --    78,000,000
                                                    ------------   -----------
  Total Liabilities...............................   363,213,545    94,545,125
Partners' capital (deficit).......................    (1,947,419)     (442,725)
                                                    ------------   -----------
Total Liabilities and Partners' Capital
  (Deficit).......................................  $361,266,126   $94,102,400
                                                    ============   ===========

STATEMENTS OF OPERATIONS

                                                          1999         1998
                                                       -----------   ---------
Revenues.............................................  $        --   $      --
Operations and maintenance expenses..................      918,782          --
Project management expenses..........................      367,277     142,122
General and administrative expenses..................      218,635     301,603
                                                       -----------   ---------
  Net loss...........................................  $(1,504,694)  $(443,725)
                                                       ===========   =========

    On May 18, 1998, the Partnership entered into a Power Purchase Agreement ("VEPCO PPA") with Virginia Electric and Power Company ("VEPCO"). Under the terms of the VEPCO PPA, the Partnership is obligated to sell and VEPCO is obligated to purchase approximately 558 megawatts of electrical capacity and dispatchable energy to be generated from two of the three Combined Cycle Units ("Unit" or "Units") at the Facility at prices set forth in the VEPCO PPA. The initial term of the VEPCO PPA is thirteen years, beginning on the earlier of commencement of commercial operations or June 1, 2000, which date may be extended by a force majeure event or a delivery excuse. VEPCO has the option of extending the term of the VEPCO PPA for an additional twelve years by providing the Partnership written notice at least two years prior to the expiration of the initial term. The extended term may be terminated at any time by VEPCO with 18 months prior notice to the Partnership.

                                LSP ENERGY, INC.

3. INVESTMENT (CONTINUED)
    The VEPCO PPA is subject to specified construction and energy delivery milestone deadlines, including achieving commercial operations of the VEPCO Units by June 1, 2000, which date may be extended by a force majeure event or a delivery excuse.

    In the event the commercial operation date of the VEPCO units is delayed beyond June 1, 2000, which date may be extended by a force majeure event or delivery excuse, the Partnership may be responsible for replacement power during the period of delay, subject to a maximum of $20 per kilowatt of committed capacity from each VEPCO Unit. VEPCO may terminate the VEPCO PPA if the commercial operation date is not achieved by June 1, 2001, which date may be extended by a force majeure event or a delivery excuse.

    The terms of the VEPCO PPA require VEPCO to make payments to the Partnership including a reservation payment, an energy payment, a start-up payment, system upgrade payments and a guaranteed heat rate payment.

    On May 21, 1998, the Partnership entered into a Power Purchase Agreement ("Aquila PPA") with Aquila Power Corporation ("Aquila") and UtiliCorp United, Inc. ("Utilicorp"). Under the terms of the Aquila PPA, the Partnership is obligated to sell and Aquila is obligated to purchase approximately
279 megawatts of electrical capacity and dispatchable energy to be generated from one of the three Units at the Facility at prices set forth in the Aquila PPA. UtiliCorp has appointed Aquila as its agent under the Aquila PPA. The initial term of the Aquila PPA is fifteen years and seven months, beginning on June 1, 2000, which date may be extended by a force majeure event or a delivery excuse. Aquila has the option of extending the term of the Aquila PPA for an additional five years by providing the Partnership written notice by the later of July 2013 or twenty-nine months prior to the expiration of the initial term.

    The Aquila PPA is subject to an energy delivery milestone deadline of June 1, 2000, which deadline may be extended by a force majeure event or a delivery excuse. In the event that commercial operation of the Aquila Unit is not achieved by such deadline, the Partnership may elect to incur an adjustment to the Reservation payment to be received under the Aquila PPA or to be responsible for replacement power during the period of delay. Aquila may terminate the Aquila PPA if commercial operations of the Aquila Unit is not achieved by the first anniversary of the energy delivery milestone deadline, which deadline may be extended for up to one year by a force majeure event or delivery excuse.

    The terms of the Aquila PPA require Aquila to make payments to the Partnership including a reservation payment, an energy payment, a start-up payment, system upgrade payments and a guaranteed heat rate payment.

    On July 22, 1998, the Partnership entered into a $240 million fixed price Turnkey Engineering, Procurement and Construction Agreement ("Construction Agreement") with BVZ Power Partners & Batesville ("BVZ"), a joint venture formed by H.B. Zachary Company and a subsidiary of Black & Veatch, LLP. The obligations of BVZ are guaranteed by Black & Veatch, LLP and the entire Construction Agreement is backed by a performance bond. Under the terms of the Construction Agreement, BVZ has committed to develop and construct the Facility subject to the terms, deadlines and conditions set forth in the Construction Agreement. In the event the construction and start-up to specified performance levels of the two VEPCO Units and the Aquila Unit has not occurred on or prior to July 16, 2000, July 26, 2000 and July 31, 2000, as adjusted under the terms of the Construction

                                LSP ENERGY, INC.

3. INVESTMENT (CONTINUED)
Agreement ("Guaranteed Completion Dates"), respectively, then BVZ will be required under the contract to pay liquidated damages, subject to limits. In the event the construction and start-up of the entire Facility to specified performance levels occurs prior to the last Guaranteed Completion Date, then BVZ will be entitled to receive a bonus for early completion.

    At various times during the period between January 8, 1999 and January 15, 1999, BVZ's access to the construction site was limited as a result of the failure of the temporary access road. Due to delays in construction progress experienced by BVZ during this period, the Partnership and BVZ entered into a change order to the Construction Agreement to extend the Guaranteed Completion Dates by 7 days. This extension is reflected in the Guaranteed Completion Dates above.

    The Partnership received a force majeure notice from BVZ and the manufacturer of the steam turbine generators with respect to delays incurred during the transportation of one of the VEPCO Unit's steam turbine generator to the Facility. The Partnership requested that BVZ and the manufacturer provide additional information to support the claim of force majeure. In response to our request, the manufacturer has recently provided information indicating a total of 21 days of delay and an 18 day claim of force majeure for delay in the delivery of the steam turbine generator. The Partnership does not believe that the delays in transportation of the steam turbine generator constitute a force majeure event. BVZ has stated that it is working extra hours, multiple shifts and weekends in an attempt to meet its originally projected target completion dates. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the Construction Agreement, BVZ would be entitled to a day for day extension of the Guaranteed Completion Date with respect to that VEPCO unit. The Partnership has informed VEPCO of the occurrence of a potential force majeure event as a result of a delay in the delivery of the VEPCO unit's steam turbine generator that was beyond the Partnership's reasonable control and without the Partnership's fault or negligence. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the VEPCO PPA, the date that the Partnership is required to deliver power under the VEPCO PPA would be extended day for day for the number of days of the force majeure event. A final resolution of the issue has not yet occurred.

    A gap of 46 to 61 days currently exists between the Guaranteed Completion Dates and the guaranteed delivery start date, which is June 1, 2000. Under the VEPCO PPA and Aquila PPA, this gap may be increased if BVZ is successful in its claim that the steam turbine delay constitutes a force majeure event and the Partnership is unsuccessful in our claim that the steam turbine delay constitutes a force majeure event under the VEPCO PPA. This gap and any delay in construction and start-up of the Facility beyond June 1, 2000, may obligate the Partnership to: (i) provide replacement power to VEPCO or reimburse VEPCO for any incremental replacement power cost during the period of delay, up to a maximum of $11,320,000 and (ii) elect to, at the option of the Partnership, provide replacement power to Aquila, reimburse Aquila for any incremental replacement power cost during the period of delay, or elect to incur an adjustment to the capacity payment to be received under the Aquila PPA.

    The current construction schedule provided to the Partnership by BVZ anticipates that the construction and start-up of the two VEPCO Units and the Aquila Unit will occur on May 10, 2000, June 5, 2000 and June 27, 2000, respectively. The Partnership has notified both VEPCO and Aquila of these revised dates. Based upon the estimated completion date of June 5, 2000 for one of the VEPCO Units the Partnership will be obligated for the cost of replacement power for the period from June 1,

                                LSP ENERGY, INC.

                    NOTES TO FINANCIAL STATEMENT (CONCLUDED)

3. INVESTMENT (CONTINUED)

2000 to June 5, 2000. The Partnership has notified Aquila that it will elect to incur an adjustment to the capacity payment to be received for the period from June 1, 2000 to June 22, 2000 under the Aquila PPA. The estimated liability that may result from this period of delay, if any, cannot presently be determined.

    While BVZ will be obligated to pay liquidated damages for any failure to complete the construction and start-up of the Facility on or prior to one day after the Guaranteed Completion Dates, no delay damages will be due from BVZ with respect to any Unit during the respective gap periods. Because the delay liquidated damages are subject to limits, there can be no assurance that such liquidated damages will fully compensate the Partnership for replacement power costs or other costs associated with delays for which BVZ is responsible. The ultimate liability that would result from this delay, if any, cannot presently be determined.

    On May 21, 1999, the Partnership and Funding issued two series of Senior Secured Bonds (the "Bonds") in the following total principal amounts:
$150,000,000 7.164% Series A Senior Secured Bonds due 2014 and $176,000,000
8.160% Series B Senior Secured Bonds due 2025. Interest is payable semiannually on each January 15 and July 15, commencing January 15, 2000, to the holders of record on the immediately preceeding January 1 and July 1. Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

    The Bonds are secured by substantially all of the personal property and contract rights of the Partnership and Funding. In addition, Holding and Energy have pledged all of their interests in the Partnership, and Holding has pledged all of the capital stock of Energy and all of the capital stock of Funding.

                                                                         ANNEX A

                                  DEFINITIONS

    "Acceptable PPA" means any of the Virginia Power PPA, the Aquila PPA or a Replacement PPA.

    "Acceptable Replacement Power Arrangement" means an agreement for the purchase of Replacement Power entered into or arranged for by us:

        (1) that would not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the operation of the project (as certified by us);

        (2) (a) the counterparty of which or the credit support provider for such counterparty (including any parent of such counterparty which guarantees such counterparty's obligations) is rated at least "BBB-" by S&P or at least "Baa3" by Moody's, provided that such counterparty or such credit support provider, as applicable, will not be required to satisfy such rating standard if such counterparty has dedicated existing generating assets and capacity for the provision of such Replacement Power and such generating assets have a proven track record for satisfying the obligation to provide all of such Replacement Power,

           and

        (b) that has a term not exceeding 45 days; or

        (3) (a) the counterparty of which is reasonably experienced in the business of providing power for similar sized obligations and has a proven track record for satisfying the obligation to provide all of such Replacement Power

           and

        (b) that has a term not exceeding 48 hours.

    "Account Balance Amount" means the sum of

        (1) the funds in the Distribution Suspense Account

           and

        (2) the aggregate of all funds in the Debt Service Reserve Account and the Debt Service Payment Account.

    "Account Reserve Requirement" means, as of any date of determination, the sum of

        (1) the Debt Service Reserve Requirement as of the next Scheduled Payment Date for the bonds (or, if the date of determination is a Scheduled Payment Date for the bonds, the Debt Service Reserve Requirement as of such date),

        (2) the Senior Indebtedness due and payable on the next Scheduled Payment Date for the bonds

           and

        (3) the Senior Indebtedness due and payable from and after the date of determination and prior to the next Scheduled Payment Date for the bonds.

    "Accounts" means, collectively, the Construction Account, the Revenue Account, the O&M Account, the Debt Service Payment Account, the DSRA LOC Payment Account, the Debt Service Reserve Account, the Major Maintenance Reserve Account, the Aquila PPA Reserve Account, the Distribution Suspense Account and any other accounts as may be established pursuant to the Common Agreement.

    "Additional Indebtedness" means Indebtedness incurred in respect of Required Modifications, Optional Modifications or Expansion Modifications.

    "Additional Indebtedness Agent" means any agent, trustee or similar representative for the Additional Indebtedness Holders under an Additional Indebtedness Agreement.

    "Additional Indebtedness Agreement" means an agreement among us, an Additional Indebtedness Agent and Additional Indebtedness Holders pursuant to which the Additional Indebtedness Holders agree to provide Additional Indebtedness to the Partnership on the terms and conditions set forth therein and in accordance with the Financing Documents.

    "Additional Indebtedness Holders" means the financial institutions from time to time party to an Additional Indebtedness Agreement.

    "Additional Project Document" means any material contract or undertaking to which we are a party relating to the development, construction, operation, administration or maintenance of the project entered into after May 21, 1999, but excluding any Financing Document.

    "Aquila PPA" means the Power Purchase Agreement, dated May 21, 1998, by and among us, Aquila and UtiliCorp, as amended by (1) the Letter Agreement, dated July 16, 1998, by and among us, Aquila and UtiliCorp, and (2) the Letter Agreement, dated August 28, 1998, by and among us, Aquila and UtiliCorp.

    "Aquila PPA Reserve Account" means the account with this name established pursuant to the Common Agreement.

    "Aquila Reserve L/C" means any letter of credit provided by or on behalf of us to the administrative agent to satisfy the Aquila PPA Reserve Requirement as described under the caption "Description of Principal Financing
Documents--Common Agreement--Reserve Accounts--Letters of Credit."

    "Aquila Reserve L/C Agreement" means any agreement providing for the issuance of an Aquila Reserve L/C.

    "Bonds" means the private bonds and the exchange bonds.

    "Bondholder" means a person in whose name a private bond or an exchange bond is registered in the security register.

    "Bonding Arrangements" means surety bonds, performance bonds or similar arrangements with third-party sureties or indemnitors or similar persons.

    "Btu" means British Thermal unit, the amount of heat required to raise the temperature of 1 pound of pure water 1 degree F from 59 degrees F to 60 degrees F at a constant pressure of 14.73 pounds per square inch absolute.

    "Cash Available for Debt Service" means, for any period, Operating Revenues (excluding any receipts derived from the sale of any property pertaining to the project) for that period, minus (1) all O&M Costs for such period and (2) all deposits, if any, into the Major Maintenance Reserve Account for that period.

    "Casualty Event" means an event that causes all or a portion of the project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Expropriation Event.

    "Casualty Proceeds" means all insurance proceeds or other amounts actually received on account of a Casualty Event, except proceeds of delayed opening or business interruption insurance.

    "Change of Control" means:

        (1) LS Power, Cogentrix and/or any Qualified Transferee collectively cease to own, directly or indirectly, at least 51% of the capital stock of our general partner (unless any or all of them maintain management control of us); or

        (2) LS Power, Cogentrix and/or any Qualified Transferee collectively cease to own, directly or indirectly, at least 10% of the ownership and economic interests in us;

    PROVIDED that none of the events described in clauses (1) or (2) above will be deemed a "Change of Control" if (x) they will not result in a Rating Downgrade or (y) they are approved by Holders holding at least 66 2/3% in aggregate principal amount of the outstanding bonds.

    "Closing Date" means May 21, 1999.

    "Collateral" means all assets, rights, interests and other property in or upon which a security interest or Lien is or is purported to be granted to the Collateral Agent for the benefit of the Senior Secured Parties pursuant to the Security Documents.

    "Commercial Operation Date" means the later to occur of the Commercial Operation Date under the Virginia Power PPA and the Commercial Operation Date under the Aquila PPA.

    "Commercially Feasible Basis" means that, following a Casualty Event, an Expropriation Event or a Title Event:

        (1) the Casualty Proceeds, the Expropriation Proceeds or the Title Proceeds, as the case may be, together with any other amounts that we or our the partners are irrevocably committed to contribute pursuant to support arrangements to Restore all or a portion, as the case may be, of our project, will be sufficient to permit such Restoration of our project;

        (2) the sum of (a) the proceeds of the business interruption insurance,
    (b) the monies available in the Construction Account and the O&M Account,
    (c) any amounts that we or our partners are irrevocably committed to contribute pursuant to support arrangements (without duplication of such amounts referred to in clause (1) above) and (d) the anticipated Operating Revenues during the estimated period of Restoration will be sufficient to pay all Senior Debt Service and O&M Costs (taking into account the limitation on the use of such funds set forth in the Common Agreement) during the estimated period of Restoration;

        (3) our project upon being Restored can be reasonably expected to produce Operating Revenues adequate to maintain (x) a Projected Senior Debt Service Coverage Ratio, for the period of four of our consecutive complete fiscal quarters commencing with our fiscal quarter beginning on or most recently after the projected date of Restoration, equal to or greater than
    1.3 to 1 during the 100% PPA Period and the Two-Thirds PPA Period and 1.75 to 1.0 during the One-Third PPA Period and the Merchant Period, and (y) a Projected Senior Debt Service Coverage Ratio, for each complete Fiscal Year commencing with the Fiscal Year beginning on or most recently after the projected date of Restoration, equal to or greater than 1.4 to 1 during the 100% PPA Period and the Two-Thirds PPA Period and 2.0 to 1.0 during the One-Third PPA Period and the Merchant Period, in each case taking into account any change in projected operating results due to the impairment of any portion of our project and any reduction in Senior Debt Service due to any partial redemption of the bonds pursuant to the Indenture or any partial prepayment of the amounts outstanding under the Virginia Power L/C Agreement; and

        (4) we reasonably believe that our project can be operated in accordance with the provisions of the Project Documents that are then in effect or that are expected to be in effect after the completion of the Restoration.

    "Commission" means the United States Securities and Exchange Commission.

    "Common Facilities Agreement" means an agreement between us and an Expansion Party which provides for the sharing of transmission lines, interconnections, utilities and other facilities among the first three units of our project and any Expansion.

    "Completion" means that:

        (1) Substantial Completion (as defined in the Construction Contract) of our power facility (as defined the Construction Contract) has occurred and been accepted under the Construction Contract, that all work necessary to achieve Substantial Completion under the Construction Contract has been performed in accordance with the Construction Contract and the requirements of all applicable governmental approvals, and that all liquidated damages then due and payable under the Construction Contract have been paid in full (other than those that are subject to a Good Faith Contest);

        (2) commercial operation under any Infrastructure Contracts has occurred and been accepted under these Infrastructure Contracts, that all work necessary to achieve completion under these Infrastructure Contracts has been performed in accordance with these Infrastructure Contracts and the requirements of all applicable governmental approvals;

        (3) the Commercial Operation Date has occurred; and

        (4) the independent engineer for our project has confirmed each of the events described in clauses (1) through (3) above.

    "Completion Date" means the date on which our project achieves Completion.

    "Construction Account" means the account with this name established pursuant to the Common Agreement.

    "Construction Contract" means the Turnkey Engineering, Procurement and Construction Agreement dated as of July 22, 1998 between us and BVZ Power Partners.

    "Date Certain" means June 1, 2001.

    "Debt Service Payment Account" means the account with this name established pursuant to the Common Agreement.

    "Debt Service Reserve Account" means the account with this name established pursuant to the Common Agreement.

    "Debt Service Reserve L/C" means any letter of credit provided by or on behalf of us to the administrative agent to satisfy the Debt Service Reserve Requirement as described under the caption "Description of Principal Financing Documents--Common Agreement--Reserve Accounts--Letters of Credit."

    "Debt Service Reserve L/C Agreement" means any agreement providing for the issuance of a Debt Service Reserve L/C.

    "Debt Service Reserve LOC Loans" means any loans made to us or the Funding Corporation under a Debt Service Reserve L/C Agreement.

    "Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

    "Default Equity Contribution" means an equity contribution made to us when an Event of Default or a bankruptcy event has occurred.

    "Distributable Amount" means the Account Balance Amount less the Account Reserve Requirement.

    "Distribution Suspense Account" means the account with this name established pursuant to the Common Agreement.

    "DSRA LOC Payment Account" means the account with this name established pursuant to the Common Agreement.

    "Easements" means the easements appurtenant, easements in gross, license agreements and other rights running in favor of us and/or appurtenant to the Site, including the easements and licenses described in the Title Policy.

    "Eligible Facility" means an "eligible facility" as that term is defined in 15 U.S.C. Section 79z-5a(a-2).

    "Equity Documents" means the Equity Contribution Agreement and the Equity Letter of Credit.

    "Event of Abandonment" means:

        (1) prior to the Completion Date,

        (a) the cessation or deferral of all or substantially all construction or completion of our project for more than 120 consecutive days, as this period may be extended on a day for day basis corresponding with the occurrence and continuance of any event of force majeure, as defined in any of the Project Documents, so long as we are diligently proceeding to mitigate the consequences of the event, other than by reason of a Casualty Event or an Expropriation Event, or

        (b) the announcement by the Partnership of a decision to permanently cease or indefinitely defer the construction or completion of our project; or

        (2) after the Completion Date,

        (a) the suspension for more than 120 consecutive days, as this period may be extended on a day for day basis corresponding with the occurrence and continuance of any event of force majeure, as defined in any of the Project Documents so long as we are diligently proceeding to mitigate the consequences of the event of all or substantially all operation of our project, other than (1) by reason of the failure to be dispatched or (2) by reason of the occurrence of a Casualty Event or an Expropriation Event, or

        (b) the announcement by us of a decision to permanently cease operation of our project.

    "EWG" or "Exempt Wholesale Generator" means an "exempt wholesale generator," as that term is defined in 15 U.S.C. Section79z-5a(a-1).

    "Expansion" means the improvements resulting from an Expansion Modification.

    "Expansion Modifications" means modifications or improvements to our project that are designed to materially increase the net generating capacity of our power facility, including without limitation the addition of a fourth combined-cycle generating unit at the Site. Expansion Modifications do not include modifications that are either Required Modifications or Optional Modifications.

    "Expansion Party" means any third person owning and otherwise responsible for the development, construction and operation of an Expansion.

    "Expropriation Event" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of a material part of the Collateral by any Governmental Authority unless such transfer or taking is the subject of a Good Faith Contest.

    "Expropriation Proceeds" means all insurance proceeds or other amounts, including instruments, actually received on account of an Expropriation Event unless such transfer or taking is the subject of a Good Faith Contest, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority.

    "Financing Documents" means, collectively, the Indenture, the supplemental indentures for the initial two series of bonds, the bonds, the Virginia Power L/C Agreement, any Working Capital Agreement, when entered into, any Debt Service Reserve L/C Agreement, to the extent we or the Funding Corporation is the account party to the Debt Service Reserve L/C issued thereunder, when entered into, any Aquila Reserve L/C Agreement, to the extent we or the Funding Corporation is the account party to the Aquila Reserve L/C issued thereunder, when entered into, any Additional Indebtedness Agreement, when entered into, the Security Documents and the Equity Documents.

    "Fiscal Year" means our accounting year commencing each year on January 1 and ending on December 31 or any other period adopted by us as an accounting year.

    "Good Faith Contest" means the contest of an item if

        (1) the item is diligently being contested in good faith by appropriate proceedings timely instituted,

        (2) adequate reserves are established in accordance with generally accepted accounting principles with respect to the contested item and held in cash or Permitted Investments, if the contested item individually or when taken together with all other contested items for which reserves are not at the time being held in cash or Permitted Investments could reasonably be expected to result in liability to us and the Funding Corporation in excess of $1,000,000,

        (3) during the period of such contest, the enforcement of any contested item is effectively stayed, unless such enforcement would not reasonably be expected to result in a Material Adverse Effect,

        (4) any Lien filed in connection therewith will have been removed from the record by Bonding Arrangements by a reputable surety company, or title insurance or cash deposits are otherwise provided to assure the discharge of the Funding Corporation's or our obligation in connection therewith, provided that such cash deposits, in the aggregate, will not exceed $2,000,000,

        (5) the payment for any Tax, Lien or claim will have been made as is necessary to prevent the recordation of a tax deed or other similar instrument conveying our property or any portion thereof,

        (6) the failure to pay or comply with the contested item during the period of such Good Faith Contest would not reasonably be expected to result in a Material Adverse Effect and

        (7) neither we nor the Funding Corporation has knowledge of any actual or proposed deficiency or additional assessment in connection with the contest not otherwise satisfying the requirements of clauses (1) through
    (6).

    "Governmental Authority" means any government, governmental department, ministry, commission, board, bureau, agency, regulatory authority, instrumentality of any government (central or state), judicial, legislative or administrative body, federal, state or local, having jurisdiction over the matter or matters in question.

    "Heat rate" means a measure of generating station thermal efficiency, generally expressed in Btu per net kilowatt-hour. It is computed by dividing the total Btu content of fuel burned for electric generation by the resulting net kilowatt-hour generation.

    "Heating value" means the amount of heat produced by the complete combustion of a unit quantity of fuel. The gross or higher heating value is that which is obtained when all of the products of combustion are cooled to the temperature existing before combustion, the water vapor formed during combustion is condensed and all the necessary corrections have been made. The net or lower heating value is obtained by subtracting the latent heat of vaporization of the water vapor, formed by the combustion of the hydrogen in the fuel, from the gross or higher heating value.

    "Indebtedness" of any person at any date means, without duplication,

        (1) all obligations of that person for borrowed money,

        (2) all obligations of that person evidenced by bonds, debentures, notes or other similar instruments,

        (3) all obligations of that person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,

        (4) all obligations of that person under leases which are or should be, in accordance with generally accepted accounting principles, recorded as capital leases for which that person is liable,

        (5) all obligations of that person under interest rate or currency protection agreements or other hedging instruments,

        (6) all obligations of that person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property),

        (7) all deferred obligations of that person to reimburse any bank or other person for amounts paid or advanced under a letter of credit or other instrument,

        (8) all Indebtedness of others secured by a Lien on any asset of that person, whether or not that Indebtedness is assumed by that person, and

        (9) all Indebtedness of others guaranteed directly or indirectly by that person or as to which that person has an obligation substantially the economic equivalent of a guarantee or other arrangement to assure a creditor against loss.

    "Independent Consultants" means the independent engineer and the independent electricity market and fuel consultant.

    "Inducement Agreement" means the Inducement Agreement entered into by and among the Authority, Panola County, the Industrial Development Authority and us.

    "Infrastructure Contracts" means the construction contracts between us and each of Robinson Mechanical Contracts, Inc., Big Warrior Corporation and Garney Companies, Inc., which are described under the caption "Description of the Principal Project Documents--Other Construction and Engineering Contracts." We have assigned our interests under these contracts to Panola County.

    "Infrastructure Financing Documents" means the Use Agreements and the Inducement Agreement.

    "Initial Purchasers" means Credit Suisse First Boston Corporation, Scotia Capital Markets (USA) Inc., and TD Securities (USA) Inc.

    "Institutional Accredited Investors" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also Qualified Institutional Buyers.

    "Involuntary PPA Buy-Out" means any buy-out of a Power Purchase Agreement that is not voluntarily sought by us, but into which we are legally or practically required to enter by force or law or regulation, or by any actual or threatened Expropriation Event, or by an actual or threatened bankruptcy proceeding or other action adverse to the material rights and benefits granted to us under the Power Purchase Agreement on the part of, or an actual or threatened termination of the Power Purchase Agreement by, the purchaser of electricity under the Power Purchase Agreement.

    "Kilowatt" or "kW" means 1,000 watts.

    "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to the asset.

    "Loss Event" means a Casualty Event, an Expropriation Event or a Title
Event.

    "Make-Whole Premium" means an amount equal to the Discounted Present Value calculated for any bond subject to redemption less the unpaid principal amount of that bond; provided that the Make-Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any bond subject to redemption is equal to the discounted present value of all principal and interest payments scheduled to become due in respect of that bond after the date of the redemption, calculated using a discount rate equal to the sum of

        (1) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of that bond and trading in the secondary market at the price closest to par

        and

        (2) 30 basis points in the case of the series C bonds and 50 basis points in the case of the series D bonds;

    PROVIDED, HOWEVER, that if there is no United States treasury security having an average life equal to the remaining average life of the bond, the discount rate will be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two United States treasury securities having average lives most closely corresponding to the remaining average life of the bond and trading in the secondary market at the price closest to par.

    "Material Adverse Effect" means:

        (1) a material adverse change in the status of our business, operations, property or financial condition or the business, operations, property or financial condition of the Funding Corporation; or

        (2) any event or occurrence of whatever nature which materially adversely affects (a) our or the Funding Corporation's ability to perform our or its obligations under any Transaction Document or (b) the perfection, validity or priority of the Senior Secured Parties' security interests in the Collateral.

    "Merchant Period" means any period during which less than 33% of the then current capacity of our power facility is to be sold or otherwise disposed of under an Acceptable PPA.

    "Moody's" means Moody's Investors Service, Inc.

    "Mortgage Estate" means the mortgage on and security interest in all our real property interests, including leasehold interests and easement interests, in the Site and all fixtures, equipment and improvements thereon granted by us to a trustee for the benefit of the collateral agent, acting on behalf of the Senior Secured Parties.

    "O&M Account" means the account with this name established pursuant to the Common Agreement.

    "O&M Costs" means all actual cash maintenance and operation costs incurred and paid for our project in any particular calendar or fiscal year or period to which the term is applicable, PROVIDED that if we elect to accrue property taxes or any other annual cost on a monthly basis and the property taxes and/or other annual costs are shown as a separate line item in the annual operating budget, the property taxes and/or such other annual costs will be factored into the calculation of Cash Available for Debt Service as accrued instead of according to when the property taxes and/or other annual costs are actually paid, including:

    - payments for fuel and/or tracking account payments made by us under the Power Purchase Agreements,

    - fuel costs incurred under Power Purchase Agreements other than the Virginia Power PPA or the Aquila PPA or when no Power Purchase Agreements are in effect,

    - additives or chemicals and transportation costs related thereto,

    - taxes other than those based upon our income,

    - insurance,

    - consumables,

    - payments under any lease,

    - payments pursuant to the O&M Agreement, other than the Operator Fee, the Parts Agreement and the Management Services Agreement,

    - legal fees and expenses paid by us in connection with the management, maintenance or operation of our project,

    - fees paid in connection with obtaining, transferring, maintaining or amending any Governmental Approvals and reasonable general and administrative expenses,

    but exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of our indebtedness;

    PROVIDED that O&M Costs do not include

        (1) major maintenance expenditures to the extent paid with funds on deposit in the Major Maintenance Reserve Account,

        (2) distributions of any kind to us or our affiliates, other than payments under the Management Services Agreement and the O&M Agreement, except for the Operator Fee,

        (3) depreciation,

        (4) capital expenditures, other than those included in and approved as part of the annual operating budget or

        (5) payments made for Restoration of our project in accordance with the applicable provisions of the Common Agreement.

    "100% PPA Period" means any period during which 100% of the then current capacity of our power facility is to be sold or otherwise disposed of under an Acceptable PPA.

    "One-Third PPA Period" means any period during which at least 33% but less than 66 2/3% of the then current capacity of our power facility is to be sold or otherwise disposed of under an Acceptable PPA.

    "Operating Revenues" means all of the following, without duplication, received by us:

        (1) all payments received by us under the Power Purchase Agreements, including with respect to fuel;

        (2) proceeds of any business interruption insurance;

        (3) income derived from the sale or use of electric capacity or energy produced, transmitted or distributed by our project;

        (4) all other revenues from the operation of our project together with any receipts derived from the sale of any property pertaining to our project or incidental to the operation of our project, including, without limitation, transmission system upgrade credits;

        (5) the investment income on amounts in the Accounts, but solely to the extent deposited from time to time in the Revenue Account; and

        (6) all other deposits into the Revenue Account not included in clauses
    (1) through (5) above, including transfers from the Debt Service Reserve Account,

all as determined in conformity with cash accounting principles and excluding any payments received in connection with any buy-out of a Power Purchase Agreement.

    "Operator Fee" means the "Management Fee" due and payable to Cogentrix Batesville Operations pursuant to the O&M Agreement.

    "Optional Modifications" means discretionary modifications or improvements to the project other than Required Modifications or Expansion Modifications.

    "Ordinary Equity Contributions" means, all equity contributions other than Default Equity Contributions.

    "NOx" means oxides of nitrogen.

    "Panola Partnership Agreement" means the Agreement to be entered into by and between Panola Partnership, Inc. and us.

    "Performance Liquidated Damages" means the performance liquidated damages payable by BVZ Power Partners pursuant to the Construction Contract, in an amount and to the extent payable pursuant to the Construction Contract.

    "Permitted Investments" means

        (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof, having a maturity not exceeding

    (x) 180 days, prior to the Completion Date or (y) 364 days after the Completion Date, from the date of issuance;

        (2) time deposits and certificates of deposit having a maturity not exceeding (a) 180 days, prior to the Completion Date or (b) 364 days, after the Completion Date, of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000;

        (3) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 and commercial paper of any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and, in each case, having a maturity not exceeding
    (x) 180 days, prior to the Completion Date, or (y) 364 days, after the Completion Date, from the date of acquisition;

        (4) fully secured repurchase obligations for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications established in clause (2) above or any financial institution having long term unsecured debt securities rated "A" or better by S&P or "A2" or better by Moody's, in connection with which such underlying securities are held in trust by a third party custodian;

        (5) high-grade corporate bonds rated at least "A" or the equivalent thereof by S&P or at least "Aa3" or the equivalent thereof by Moody's and having a maturity not exceeding (x) 180 days, prior to the Completion Date or (y) 364 days, after the Completion Date, and

        (6) money market funds having a rating in the highest investment category granted thereby by a Rating Agency at the time of acquisition, including any fund for which the trustee or an affiliate of the trustee serves as an investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian, notwithstanding that (a) the trustee or an affiliate of the trustee charges and collects fees and expenses from these funds for services rendered (provided that the charges, fees and expenses are on terms consistent with terms negotiated at arm's-length) and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to the Indenture.

    "Power Purchase Agreements" means the Aquila PPA, the Virginia Power PPA and any other agreement for the sale of all or a portion of the net electric capacity and generation from our power facility entered into by us from time to time.

    "PPA Buy-Outs" means a Voluntary PPA Buy-Out or an Involuntary PPA Buy-Out.

    "Project Costs" means the costs associated with the development, financing, design, engineering, acquisition, equipping, construction, assembly, inspection, testing, completion and start-up of our project, including the Panola County infrastructure. Project Costs include, without limitation, amounts advanced or payable under the Infrastructure Financing Documents, including any retention relating to construction costs paid or payable by us whenever due, management fees, including under the management services agreement, and Operator Fees payable prior to the commercial operation of the project and a development fee in the amount of $3,000,000 payable to one of our affiliates on May 21, 1999.

    "Project Documents" means the Construction Contract, Construction Contract Guarantee, the Infrastructure Contracts (until any such contract is transferred by us), the Power Purchase Agreements, the Fuel Interconnection Agreements, the Electric Interconnection Agreements, the Water Supply Storage Agreement, the O&M Agreement, the Partnership Agreement, the Consents, the Engineering Services Agreement, the Parts Agreement, the Management Services Agreement, the Ad Valorem Tax Agreement and, when entered into, any Additional Project Document.

    "Project Party" means any party to any Project Document other than us.

    "Projected Senior Debt Service Coverage Ratio" means, for any period, the ratio of

        (a) the aggregate of all Cash Available for Debt Service for that period to

        (b) the aggregate of all Senior Debt Service for that period, in each case calculated on a projected basis, using,

           (1) if the period in question is the 100% PPA Period, projections of Cash Available for Debt Service based on projected sales under the Power Purchase Agreements or Replacement PPAs, as applicable,

           (2) if the period in question is the Merchant Period, projections of Cash Available for Debt Service based on projected merchant sales, and

           (3) if the period in question is the One-Third PPA Period or the Two-Thirds PPA Period, projections of Cash Available for Debt Service based on the appropriate combination of projected sales under the Power Purchase Agreements or Replacement PPAs, as applicable, and projected merchant sales, and confirmed by the independent engineer for our project.

    "Qualified Institutional Buyer" means "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

    "Qualified Transferee" means any person that acquires after May 21, 1999 interests in us or our general partner so long as:

        (1) that person is, or is controlled by a person that is, reasonably experienced in the business of owning and operating facilities similar to our project;

        (2) that acquisition is in compliance with law and after giving effect to that acquisition (a) we will not as a result of such acquisition be in violation of any Applicable Laws, including, without limitation, all Governmental Approvals, the compliance with which is necessary to permit us to conduct our business in accordance with the Project Documents and to maintain our status as an Exempt Wholesale Generator and our project's status as an Eligible Facility, if we and our project were certified as such at the time of such acquisition, and the trustee has received opinions of counsel to that person and counsel to us to that effect, (b) no Default or Event of Default has occurred and be continuing and (c) that acquisition would not reasonably be expected to result in a Material Adverse Effect; and

        (3) to the extent relevant to that acquisition, the collateral agent has received a pledge of and lien on our general partnership interests or shares of capital stock of LSP Energy so acquired and we have furnished to the trustee, the collateral agent and the administrative agent those documents, certificates and opinions from counsel to that person and us as the trustee, the collateral agent and the administrative agent have reasonably required.

    "Rating Agency" means S&P or Moody's.

    "Rating Downgrade" means a downgrade in the then current ratings of the bonds by a Rating Agency either within a particular category or from one category to another.

    "Replacement Power" has the meaning given such term in the Power Purchase Agreements.

    "Replacement PPA" means a power purchase agreement in respect of which or that

        (1) the Rating Agencies confirm in writing that no downgrade of the ratings for the bonds will occur solely as a result of that Replacement PPA, or

        (2) (a) the counterparty of which or the credit support provider for that counterparty, including any parent of that counterparty which guarantees that counterparty's obligations, is rated at least BBB- by S&P and at least Baa3 by Moody's,

           (b) has a minimum term of one year and

           (c) the pricing and commercial terms of which are, as a whole, equivalent to or better than the pricing and commercial terms under the Power Purchase Agreement being replaced, as confirmed by the independent engineer for our project.

    "Required Modifications" means

        (1) those modifications or improvements reasonably necessary for us to maintain our status as an Exempt Wholesale Generator or our project to maintain its status as an Eligible Facility or for our project to remain in compliance with all applicable laws and governmental approvals and

        (2) those modifications or improvements reasonably necessary to achieve Completion after the application of all Ordinary Equity Contributions.

    "Required Ratio" means

        (1) with respect to the 100% PPA Period, 1.20/1.00,

        (2) with respect to the Two-Thirds PPA Period, 1.35/1.00,

        (3) with respect to the One-Third PPA Period, 1.55/1.00, and

        (4) with respect to the Merchant Period, 1.70/1.00.

    "Restoration" or "Restoring" means repairing, rebuilding or otherwise restoring our project due to the occurrence of a Casualty Event or an Expropriation Event or, with respect to any Title Event, curing such Title Event.

    "Revenue Account" means the account with this name established pursuant to the Common Agreement.

    "S&P" means Standard & Poor's Ratings Group.

    "Scheduled Payment Date" means

        (a) with respect to any bond or additional bond issued under the indenture governing the bonds, January 15 and July 15, and

        (b) with respect to any other amortizing Senior Secured Obligation, the date on which any principal is scheduled to become due, which will be on April 15, July 15, October 15 and January 15.

    "Security Documents" means the documents pursuant to which the Liens on the Collateral are pledged to the collateral agent.

    "Senior Debt Service" means, for any period, without duplication, (1) the aggregate of all fees payable to the Secured Parties during that period, plus
(2) the aggregate of all interest, principal and other amounts payable in respect of the Senior Secured Obligations during that period, but not including any interest during construction or other similar payments which are pre-funded with the proceeds of a debt issuance or otherwise.

    "Senior Debt Service Coverage Ratio" means for any period, the ratio of

        (1) the aggregate of all Cash Available for Debt Service for that period to

        (2) all Senior Debt Service for that period.

    "Senior Indebtedness" means the Senior Secured Obligations, together with our and the Funding Corporation's other Permitted Indebtedness, other than subordinated Indebtedness.

    "Senior Secured Obligations" means, collectively, without duplication:

        (1) all of our and the Funding Corporation's Indebtedness, financial liabilities and obligations of whatsoever nature and howsoever evidenced, including principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise, to the Senior Secured Parties under or pursuant to the Indenture, the bonds, any Working Capital Agreement, any Debt Service Reserve L/C Agreement, the Virginia Power L/C Agreement, any Aquila Reserve L/C Agreement, any Additional Indebtedness Agreement, the Security Documents, the Equity Documents, any other Financing Document or any other agreement, document or instrument evidencing, securing or relating to that indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements;

        (2) any and all sums advanced by the collateral agent in order to preserve the Collateral or preserve its security interest in the Collateral; and

        (3) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (1) and (2) above, after an Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the collateral agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

    "Senior Secured Obligations Payments" means, on any monthly disbursement date, for any given facility constituting a series of Senior Secured Obligations, including the bonds, an amount equal to:

        (1)(a) a fraction the numerator of which is the number of months from and including the disbursement date to but excluding the immediately preceding Scheduled Payment Date for that facility constituting or series of Senior Secured Obligations and the denominator of which is the number of months from but excluding the immediately preceding Scheduled Payment Date to and including the next succeeding Scheduled Payment Date for that facility constituting or series of Senior Secured Obligations, or, if the disbursement date is on a Scheduled Payment Date for such facility constituting or series of Senior Secured Obligations, the Scheduled Payment Date

        MULTIPLIED BY

        (b) principal, interest and other amounts due or coming due in respect of those Senior Secured Obligations on the next succeeding Scheduled Payment Date therefor, or, if the disbursement date is on a Scheduled Payment Date for that facility constituting or series of Senior Secured Obligations, the Scheduled Payment Date,

        MINUS

        (2) the funds then on deposit in or credited to the Debt Service Payment Account in respect of the issuance or series of Senior Secured Obligations.

    "Senior Secured Parties" means

        (1) the bondholders,

        (2) the trustee,

        (3) the Securities Intermediary,

        (4) the Virginia Power L/C Banks, the Virginia Power L/C Issuer and the Virginia Power L/C Agent,

        (5) any Working Capital Bank and any Working Capital Agent,

        (6) any Additional Indebtedness Holder and any Additional Indebtedness Agent,

        (7) to the extent we or the Funding Corporation is the account party to any letter of credit related thereto, any Debt Service Reserve L/C Bank, any Debt Service Reserve L/C Issuer and any Debt Service Reserve L/C Agent,

        (8) to the extent we or the Funding Corporation is the account party to any letter of credit related thereto, any Aquila Reserve L/C Bank, any Aquila Reserve L/C Issuer and any Aquila Reserve L/C Agent,

        (9) the collateral agent,

        (10) the intercreditor agent and

        (11) the administrative agent, in each case to the extent such party is, or pursuant to the Intercreditor Agreement, it (or an agent on its behalf) becomes, a party to the Intercreditor Agreement.

    "Site" means the approximately 60 acre parcel of land located near Batesville, Mississippi on which our power facility will be located.

    "Test Period" means, for any distribution date, the period beginning one year prior to that distribution date and ending one year after that distribution date; PROVIDED that if we have received written notice from Virginia Power that Virginia Power has elected not to extend the Virginia Power PPA beyond the Initial Term, as defined in the Virginia Power PPA, the "Test Period" for any distribution date through the expiration of the Virginia Power PPA will be the period beginning one year prior to such distribution date and ending two years after that distribution date.

    "Therm" means a unit of heating value equivalent to 100,000 British thermal units (Btu).

    "Title Event" means the existence of any defect of title or lien or encumbrance on the Mortgage Estate, other than Permitted Liens in effect on May 21, 1999, that entitles the collateral agent to make a claim under the Title Policy.

    "Title Insurer" means First American Title Insurance Company.

    "Title Proceeds" means all amounts and proceeds actually received under any title insurance policy on account of a Title Event.

    "Title Policy" means the policy of title insurance issued by the Title Insurer dated as of May 21, 1999, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

    "Total Equity Amount" means $54,000,000.

    "Transaction Documents" means the Project Documents and the Financing Documents.

    "Two-Thirds PPA Period" means any period during which at least 66 2/3% but less than 100% of the then current capacity of our power facility is to be sold or otherwise disposed of under an Acceptable PPA.

    "Use Agreements" means, collectively, the Infrastructure Use Agreement (Water Supply System and Wastewater Disposal System) to be entered into by and among the Authority, the Mississippi Department of Economic and Community Development, Panola County, the Industrial Development Authority, and us and the Infrastructure Use Agreement (Lateral Pipeline) to be entered into by and among the Authority, the Mississippi Department of Economic and Community Development, Panola County, the Industrial Development Authority, the City of Batesville and us, the Panola Partnership Agreement and any other agreements that may be entered into by us pursuant to the terms of these agreements.

    "Virginia Power L/C Agent" means, initially, Credit Suisse First Boston, and any Person appointed as a substitute or replacement facility agent under the Virginia Power L/C Agreement.

    "Virginia Power L/C Agreement" means the Letter of Credit Agreement, dated as of August 28, 1998, as amended, among us, the Virginia Power L/C Agent, the Virginia Power L/C Issuer and the Virginia Power L/C Banks.

    "Virginia Power L/C Banks" mean the financial institutions from time to time party to the Virginia Power L/C Agreement.

    "Virginia Power L/C Provider" means Credit Suisse First Boston and any other issuer of a Virginia Power Letter of Credit.

    "Virginia Power Letter of Credit" means any letter of credit issued under the Virginia Power L/C Agreement.

    "Virginia Power PPA" means the Power Purchase Agreement, dated as of
May 18, 1998, between us and Virginia Power, as amended by the First Amendment to Power Purchase Agreement, dated as of July 22, 1998 and as amended by the Second Amendment to Power Purchase Agreement, dated as of August 11, 1998, between us and Virginia Power.

    "Voluntary PPA Buy-Outs" means any buy-out of a Power Purchase Agreement that is not an Involuntary PPA Buy-Out.

    "Watt" means the electric unit of real power or rate of doing work. The rate of energy transfer equivalent to one ampere flowing due to an electrical pressure of one volt at unity power factor.

    "Working Capital Agent" means any agent for the Working Capital Banks under a Working Capital Agreement.

    "Working Capital Agreement" means an agreement among us, the Working Capital Agent and the Working Capital Banks pursuant to which the Working Capital Banks agree to make working capital loans to us on the terms and conditions set forth in that agreement and in accordance with the Financing Documents; PROVIDED that any Working Capital Agreement must require that no working capital loans be outstanding for a period of at least ten days per year.

    "Working Capital Banks" means the financial institutions from time to time party to a Working Capital Agreement.

                                                                         ANNEX B

                         INDEPENDENT ENGINEER'S REPORT

    We have included this independent engineer's report prepared by R.W. Beck, Inc. in order to provide investors with an independent third-party analysis of, among other things:

    - the ability of the major project participants, including the construction contractor and the operator, to perform their obligations under the project contracts;

    - the feasibility of the technology to be used in our power facility;

    - the projected output of electricity from our power facility and the projected efficiency of our power facility;

    - the projected useful life of our power facility;

    - the environmental permits required for the construction and operation of our power facility and our power facility's ability to comply with these permits; and

    - the ability of our power facility to generate revenues which are sufficient for us to make payments on the bonds.

    We retained R.W. Beck, Inc. as an independent consultant in connection with the offering of the private bonds. R.W. Beck, Inc. is not an employee, affiliate or agent of us, and does not have any relationship to us other than as an independent consultant. We paid R.W. Beck, Inc. a fee for the consulting services provided to us in connection with the issuance of the private bonds.

                                                                         ANNEX C

          INDEPENDENT ELECTRICITY MARKET AND FUEL CONSULTANT'S REPORT

    After the expiration of the term of the power purchase agreements, we will have to sell the power produced by our power facility in the competitive southeastern power market. Further, without the power purchase agreements, we will have to procure the natural gas required to operate our power facility. We included this independent electricity market and fuel consultant's report prepared by C.C. Pace Consulting, L.L.C. in order to, among other things:

    - assess the ability of our power facility to compete in the southeastern power market;

    - predict the price for power in the southeastern power market during the time in which we will be selling our power facility's power in this market; and

    - assess our ability to obtain natural gas after the expiration of the power purchase agreements and predict the price which we will pay for natural gas.

    We retained C.C. Pace Consulting, L.L.C. as an independent consultant in connection with the offering of the private bonds. C.C. Pace Consulting, L.L.C. is not an employee, affiliate or agent of us, and does not have any relationship to us other than as an independent consultant. We paid C.C. Pace Consulting, L.L.C. a fee for the consulting services provided to us in connection with the issuance of the private bonds.

                                                                         ANNEX D

                FORM OF REQUEST FOR INFORMATION FROM THE TRUSTEE

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

    Pursuant to Section 15.1 of that certain Trust Indenture, dated as of May 21, 1999 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation (the "Funding Corporation" and, together with the Partnership, the "Issuers") and The Bank of New York, as Trustee (the "Trustee"), [NAME OF HOLDER], as beneficial holder, hereby requests, which request is a continuing request until further notice to the contrary, that you deliver to us at [ADDRESS OF HOLDER] all information and copies of all documents that the Issuers are required to deliver to you pursuant to Rule 144A(d) under the Securities Act of 1933, as amended, or pursuant to those sections of the Indenture which state that specified information will be provided to holders or beneficial owners of the bonds issued under the Indenture upon their request. [NAME OF HOLDER] hereby certifies that it is a beneficial holder of Series [ ] Senior Secured Bonds issued under the Indenture.

[NAME OF HOLDER]

------------------------------------           ------------------------
Authorized Signature                           Date

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No dealer, salesperson, or other person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by LSP Energy Limited Partnership or LSP Batesville Funding Corporation. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any security other than those to which it relates nor does it constitute an offer to sell, or the solicitation of an offer to buy, to any person in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of LSP Energy Limited Partnership or LSP Batesville Funding Corporation since the date hereof or that the information contained herein is correct as of any time subsequent to the date of this prospectus.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                         LSP ENERGY LIMITED PARTNERSHIP
                       LSP BATESVILLE FUNDING CORPORATION

                                          , 2000

    Until           , 2000, all dealers effecting transactions in the exchange bonds, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
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                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense of any action by reason of being or having been directors or officers, if such person has acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action will be in the right of the corporation, no such indemnification will be provided as to any claim, issue or matter as to which such person will have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in such suit or action was brought, will determine upon application that, despite the liability judgment, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court will deem proper.

    Accordingly, the Certificate of Incorporation and the amendments thereto dated August 3, 1998 and May 18, 1999 of the Funding Corporation (filed herewith as Exhibit 3.1) provide that no director will be personally liable to LSP Batesville Funding Corporation (the "Funding Corporation") or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Funding Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (director liability for unlawful payment of dividends, stock purchaser or redemption), or (iv) for any transaction from which the director derived an improper personal benefit.

    Furthermore, the By-Laws of the Funding Corporation dated August 3, 1998 (filed herewith as Exhibit 3.3) provide for the indemnification by the Funding Corporation of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Funding Corporation) by reason of the fact that he is or was a director or officer of the Funding Corporation, or is or was a director or officer of the Funding Corporation serving at the request of the Funding Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Funding Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. With respect to any such defense or settlement of such action or suit, no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Funding Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

    Expenses incurred by a director or officer defending or investigating a threatened or pending action, suit or proceeding will be paid by the Funding Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that he is not entitled to be indemnified by the Funding Corporation. The indemnification or advancement of expenses provided by the Funding Corporation will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Funding Corporation that the indemnification of such directors and officers be made to the fullest extent permitted by law. The Funding Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Funding Corporation, or is or was a director or officer of the Funding Corporation serving at the request of the Funding Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Funding Corporation would have the power or the obligation to indemnify him against such liability.

    Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") provides that a limited partnership may indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

    Accordingly, the Limited Partnership Agreement and the amendments thereto dated February 8, 1996, August 24, 1998 and May 19, 1999 of the Partnership (filed herewith as Exhibit 3.2) provide that the partners and their respective officers, directors, shareholders, constituent partners, trustees, agents, employees and other representatives will be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and disbursements), judgments, fines, settlements and other amounts suffered by them in connection with or arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which they may be involved, or threatened to be involved, as a party or otherwise, by reason of their status as a partner or an officer, director, shareholder, constituent partner, trustee, employee or other representative of a partner except when they result from fraud, willful misconduct, gross negligence or breach of any fiduciary duty. This indemnification will be in addition to any other rights to which such party may be entitled to, as a matter of law or otherwise, in such person's capacity as a partner or as an officer, director, shareholder, constituent partner, trustee or other representative of a partner and will inure to the benefit of the heirs, successors, assigns and administrators of such person. Furthermore, any indemnification will be satisfied solely out of the assets of the Partnership. In no event will such person subject the Partnership to personal liability by reason of these indemnification provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
        **3.1           --   Amended and Restated Certificate of Incorporation of LSP
                             Batesville Funding Corporation.

        **3.2           --   Amended and Restated Limited Partnership Agreement of LSP
                             Energy Limited Partnership.

        **3.3           --   By-Laws of LSP Batesville Funding Corporation.

        **4.1           --   Indenture, dated as of May 21, 1999, among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee.

        **4.2           --   First Supplemental Indenture, dated May 21, 1999 among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership and The Bank of New York, as Trustee, relating to $150,000,000 aggregate principal amount of 7.164% Series
                             A Senior Secured Bonds due 2014.

        **4.3           --   Second Supplemental Indenture, dated May 21, 1999 among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership and The Bank of New York, as Trustee, relating to $176,000,000 aggregate principal amount of 8.160% Series
                             B Senior Secured Bonds due 2025.

        **4.4           --   Form of Third Supplemental Indenture among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee, relating to $150,000,000
                             aggregate principal amount of 7.164% Series C Senior Secured
                             Bonds due 2014.

        **4.5           --   Form of Fourth Supplemental Indenture among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee, relating to $176,000,000
                             aggregate principal amount of 8.160% Series D Senior Secured
                             Bonds due 2025.

        **4.6           --   Specimen Certificate of 7.164% Series A Senior Secured Bonds
                             due 2014.

        **4.7           --   Specimen Certificate of 8.160% Series B Senior Secured Bonds
                             due 2025.

        **4.8           --   Form of Specimen Certificate of 7.164% Series C Senior
                             Secured Bonds due 2014.

        **4.9           --   Form of Specimen Certificate of 8.160% Series D Senior
                             Secured Bonds due 2025.

        **4.10          --   Registration Rights Agreement, dated as of May 21, 1999,
                             among LSP Batesville Funding Corporation, LSP Energy Limited
                             Partnership, Credit Suisse First Boston Corporation, Scotia
                             Capital Markets (USA) Inc. and TD Securities (USA) Inc.

        **4.11          --   Second Amended and Restated Common Agreement, dated as of
                             May 21, 1999, among LSP Batesville Funding Corporation, LSP
                             Energy Limited Partnership and The Bank of New York, as
                             Collateral Agent, Administrative Agent and Intercreditor
                             Agent.

        **4.12          --   Intercreditor Agreement, dated as of May 21, 1999, among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership, Credit Suisse First Boston, as VEPCO L/C Agent,
                             and The Bank of New York, as Collateral Agent, Trustee,
                             Administrative Agent and Intercreditor Agent.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
        **4.13          --   Second Amended and Restated Equity Contribution Agreement,
                             dated as of May 21, 1999, among LSP Batesville Holding, LLC,
                             LSP Energy Limited Partnership and The Bank of New York, as
                             Collateral Agent.

        **4.14          --   Second Amended and Restated Collateral Agency Agreement,
                             dated as of May 21, 1999, among LSP Batesville Funding
                             Corporation, LSP Energy Limited Partnership, the Senior
                             Secured Parties party thereto from time to time, The Bank of
                             New York, as Administrative Agent, Collateral Agent and
                             Intercreditor Agent and Credit Suisse First Boston, as
                             Additional Collateral Agent.

        **4.15          --   Pledge and Security Agreement, dated as of May 21, 1999
                             (Funding Corporation's Stock), between LSP Batesville
                             Holding, LLC and The Bank of New York, as Collateral Agent.

        **4.16          --   Second Amended and Restated Pledge and Security Agreement
                             (LSP Energy, Inc.'s Stock), dated as of May 21, 1999,
                             between LSP Batesville Holding, LLC and The Bank of New
                             York, as Collateral Agent.

        **4.17          --   Second Amended and Restated Pledge and Security Agreement
                             (Limited Partnership Interest in the Partnership), dated as of May 21, 1999, between LSP Batesville Holding, LLC and The
                             Bank of New York, as Collateral Agent.

        **4.18          --   Second Amended and Restated Pledge and Security Agreement
                             (General Partnership Interest in the Partnership), dated as of May 21, 1999, between LSP Energy, Inc. and The Bank of
                             New York, as Collateral Agent.

        **4.19          --   Second Amended and Restated Security Agreement, dated as of
                             May 21, 1999, between LSP Energy Limited Partnership and The
                             Bank of New York, as Collateral Agent.

        **4.20          --   Security Agreement, dated as of May 21, 1999, between LSP
                             Batesville Funding Corporation and The Bank of New York, as
                             Collateral Agent.

        **4.21          --   Deed of Trust, Security Agreement, Assignment of Leases and
                             Rents and Fixture Filing, dated as of May 21, 1999, by LSP
                             Energy Limited Partnership, as trustor, to James W. O'Mara, as trustee, for the benefit of The Bank of New York, as
                             Collateral Agent.

        **4.22          --   Second Amended and Restated Securities Account Control
                             Agreement, dated as of May 21, 1999, among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Collateral Agent and Securities
                             Intermediary.

        **5.1           --   Opinion of Latham & Watkins regarding the validity of the
                             exchange bonds.

       **10.1           --   Purchase Agreement, dated May 13, 1999, among LSP Energy
                             Limited Partnership, LSP Batesville Funding Corporation,
                             Credit Suisse First Boston Corporation, Scotia Capital
                             Markets (USA) Inc. and TD Securities (USA) Inc.

       **10.2           --   Power Purchase Agreement and amendments thereto, dated May
                             18, 1998, July 22, 1998 and August 11, 1998, between LSP
                             Energy Limited Partnership and Virginia Electric and Power
                             Company.

       **10.3           --   Power Purchase Agreement and amendments thereto, dated May
                             21, 1998, July 14, 1998, July 16, 1998 and August 27, 1998,
                             among LSP Energy Limited Partnership, Aquila Energy
                             Marketing Corporation and Utilicorp United Inc.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
       **10.4           --   Interconnection Agreement, dated July 22, 1998, between LSP
                             Energy Limited Partnership and the Tennessee Valley
                             Authority.

       **10.5           --   Interconnection and Operating Agreement and amendments
                             thereto, dated May 18, 1998 and August 18, 1998, between LSP
                             Energy Limited Partnership and Entergy Mississippi, Inc.

       **10.6           --   Interconnection Agreement, dated July 28, 1998, between LSP
                             Energy Limited Partnership and ANR Pipeline Company.

       **10.7           --   Facilities Agreement, dated June 23, 1998, between Tennessee
                             Gas Pipeline Company and LSP Energy Limited Partnership.

       **10.8           --   Turnkey Engineering, Procurement and Construction Agreement
                             and amendments thereto, dated July 22, 1998, October 22,
                             1998, November 2, 1998, November 5, 1998, December 10, 1998,
                             February 1, 1999 and April 12, 1999, between LSP Energy
                             Limited Partnership and BVZ Power Partners--Batesville.

       **10.9           --   Engineering Services Agreement, dated July 24, 1998, between
                             LSP Limited Partnership and Black & Veatch, LLP.

       **10.10          --   Guaranty Agreement, dated July 22, 1998, by Black & Veatch,
                             LLP in favor of LSP Energy Limited Partnership.

       **10.11          --   Management Services Agreement, dated August 24, 1998,
                             between LSP Energy Limited Partnership and LS Power
                             Management, LLC.

       **10.12          --   Operation and Maintenance Agreement, dated August 24, 1998, between LSP Energy Limited Partnership and Cogentrix
                             Batesville Operations, LLC.

       **10.13          --   Water Supply Storage Agreement and amendments thereto, dated
                             June 8, 1998 and March 15, 1999, between LSP Energy Limited
                             Partnership and the United States of America.

       **10.14          --   Letter Agreement/Blanket Purchase Order, dated July 23,
                             1998, between LSP Energy Limited Partnership and Siemens
                             Westinghouse Power Corporation.

       **10.15          --   Ad Valorem Tax Contract, dated August 24, 1998, among LSP
                             Energy Limited Partnership, Panola County, Mississippi, the
                             City of Batesville, Mississippi, the Department of Economic
                             and Community Development and the Panola County Tax
                             Assessor/Collector.

       **10.16          --   Letter of Credit Agreement, dated August 28, 1998, among LSP
                             Energy Limited Partnership, Credit Suisse First Boston, as
                             the VEPCO L/C Agent and the VEPCO L/C Issuer, and the VEPCO
                             L/C Banks.

       **10.17          --   Infrastructure Use Agreement (Gasline Use), dated
                             August 12, 1999, among LSP Energy Limited Partnership, the
                             Industrial Development Authority of the Second Judicial
                             District of Panola County, Mississippi, the Mississippi
                             Major Economic Impact Authority, Panola County, Mississippi
                             and the City of Batesville, Mississippi.

       **10.18          --   Inducement Agreement, dated August 12, 1999, among LSP
                             Energy Limited Partnership, the Industrial Development
                             Authority of the Second Judicial District of Panola County,
                             Mississippi, the Mississippi Department of Economic and
                             Community Development, the Mississippi Major Economic Impact
                             Authority, Panola County, Mississippi and the City of
                             Batesville, Mississippi.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
       **10.19          --   Panola Partnership, dated August 12, 1999, among LSP Energy
                             Limited Partnership and Panola Partnership, Inc.

       **10.20          --   Infrastructure Use Agreement (Water Use), dated August 12,
                             1999, among LSP Energy Limited Partnership, the Industrial
                             Development Authority of the Second Judicial District of
                             Panola County, Mississippi, the Mississippi Major Economic
                             Impact Authority, Panola County, Mississippi.

       **10.21          --   Yalobusha County Agreement, dated February 16, 1999, among
                             LSP Energy Limited Partnership, Yalobusha County,
                             Mississippi and the Coffeeville School District.

       **10.22          --   Performance Bond and Payment Bond, dated August 13, 1998, of
                             United States Fidelity and Guaranty Company, as surety.

       **12.1           --   Statement re: Computation of Ratio of Earnings to Fixed
                             Charges.

       **23.1           --   Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1).

         23.2           --   Consent of KPMG LLP.

         23.3           --   Consent of R.W. Beck, Inc.

         23.4           --   Consent of C.C. Pace Consulting, L.L.C.

       **23.5           --   Consent of Butler, Snow, O'Mara, Stevens & Cannada, PLLC.

       **25.1           --   Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of The Bank of New York.

       **27.1           --   Financial Data Schedule (LSP Energy Limited Partnership).

       **27.2           --   Financial Data Schedule (LSP Batesville Funding Corporation)

       **27.3           --   Financial Data Schedule (LSP Energy, Inc.)

       **99.1           --   Form of Letter of Transmittal to tender unregistered 7.164%
                             Series A Senior Secured Bonds due 2014 and unregistered
                             8.160% Series B Senior Secured Bonds of LSP Energy
                             Partnership and LSP Batesville Funding Corporation.

       **99.2           --   Form of Letter to Registered Holders and DTC Participants
                             from LSP Energy Limited Partnership and LSP Batesville
                             Funding Corporation regarding the exchange offer.

       **99.3           --   Form of Instruction to Registered Holder or DTC Participant
                             from Beneficial Owner of 7.164% Senior Secured bonds due
                             2014 and/or 8.160% Senior Secured bonds due 2025 of LSP
                             Energy Limited Partnership and LSP Batesville Funding
                             Corporation.

       **99.4           --   Form of Letter to Clients from Registered Holder or DTC
                             Participant regarding the exchange offer.

       **99.5           --   Form of Notice of Guaranteed Delivery


------------------------

*   To be filed by amendment.

**  Previously filed

    (b) Financial Statement Schedules.

    Financial statement schedules are not included as the required information is inapplicable or is presented in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (ii) To reflect in the prosectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission puruant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    The undersigned Registrants hereby undertake: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the application form.

    The undersigned Registrants hereby undertake that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake to file an application of the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT TO THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON MARCH 3, 2000.


                                                       LSP BATESVILLE FUNDING CORPORATION

                                                       By:  /s/ MIKHAIL SEGAL
                                                            -----------------------------------------
                                                            Name: Mikhail Segal
                                                            Title:  President

                                                       LSP ENERGY LIMITED PARTNERSHIP

                                                       By:  LSP ENERGY, INC.,
                                                            its general partner
                                                            By: /s/ MIKHAIL SEGAL
                                                            ----------------------------------------
                                                               Name: Mikhail Segal
                                                               Title:  President

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                               LSP ENERGY LIMITED
                                  PARTNERSHIP


                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

                                                  President (Principal Executive
               /s/ MIKHAIL SEGAL                    Officer) and Director of LSP
     --------------------------------------         Energy, Inc. (General Partner      March 3, 2000
                 Mikhail Segal                      Director)

                                                  Senior Vice President and
            /s/ FRANK E. HARDENBERGH                Secretary and Director of LSP
     --------------------------------------         Energy, Inc. (General Partner      March 3, 2000
              Frank E. Hardenbergh                  Director)

                                                  Treasurer (Principal Financial
                /s/ MARK BRENNAN                    Officer and Principal
     --------------------------------------         Accounting Officer) of LSP         March 3, 2000
                  Mark Brennan                      Energy, Inc.

                             LSP BATESVILLE FUNDING
                                  CORPORATION


                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

               /s/ MIKHAIL SEGAL
     --------------------------------------       President and Director (Principal    March 3, 2000
                 Mikhail Segal                      Executive Officer)

            /s/ FRANK E. HARDENBERGH
     --------------------------------------       Senior Vice President, Secretary     March 3, 2000
              Frank E. Hardenbergh                  and Director

                /s/ MARK BRENNAN                  Treasurer (Principal Financial
     --------------------------------------         Officer and Principal              March 3, 2000
                  Mark Brennan                      Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------

        **3.1           --   Amended and Restated Certificate of Incorporation of LSP
                             Batesville Funding Corporation.

        **3.2           --   Amended and Restated Limited Partnership Agreement of LSP
                             Energy Limited Partnership.

        **3.3           --   By-Laws of LSP Batesville Funding Corporation.

        **4.1           --   Indenture, dated as of May 21, 1999, among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee.

        **4.2           --   First Supplemental Indenture, dated May 21, 1999 among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership and The Bank of New York, as Trustee, relating to $150,000,000 aggregate principal amount of 7.164% Series
                             A Senior Secured Bonds due 2014.

        **4.3           --   Second Supplemental Indenture, dated May 21, 1999 among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership and The Bank of New York, as Trustee, relating to $176,000,000 aggregate principal amount of 8.160% Series
                             B Senior Secured Bonds due 2025.

        **4.4           --   Form of Third Supplemental Indenture among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee, relating to $150,000,000
                             aggregate principal amount of 7.164% Series C Senior Secured
                             Bonds due 2014.

        **4.5           --   Form of Fourth Supplemental Indenture among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee, relating to $176,000,000
                             aggregate principal amount of 8.160% Series D Senior Secured
                             Bonds due 2025.

        **4.6           --   Specimen Certificate of 7.164% Series A Senior Secured Bonds
                             due 2014.

        **4.7           --   Specimen Certificate of 8.160% Series B Senior Secured Bonds
                             due 2025.

        **4.8           --   Form of Specimen Certificate of 7.164% Series C Senior
                             Secured Bonds due 2014.

        **4.9           --   Form of Specimen Certificate of 8.160% Series D Senior
                             Secured Bonds due 2025.

       **4.10           --   Registration Rights Agreement, dated as of May 21, 1999,
                             among LSP Batesville Funding Corporation, LSP Energy Limited
                             Partnership, Credit Suisse First Boston Corporation, Scotia
                             Capital Markets (USA) Inc. and TD Securities (USA) Inc.

       **4.11           --   Second Amended and Restated Common Agreement, dated as of
                             May 21, 1999, among LSP Batesville Funding Corporation, LSP
                             Energy Limited Partnership and The Bank of New York, as
                             Collateral Agent, Administrative Agent and Intercreditor
                             Agent.

       **4.12           --   Intercreditor Agreement, dated as of May 21, 1999, among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership, Credit Suisse First Boston, as VEPCO L/C Agent,
                             and The Bank of New York, as Collateral Agent, Trustee,
                             Administrative Agent and Intercreditor Agent.

       **4.13           --   Second Amended and Restated Equity Contribution Agreement,
                             dated as of May 21, 1999, among LSP Batesville Holding, LLC,
                             LSP Energy Limited Partnership and The Bank of New York, as
                             Collateral Agent.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
       **4.14           --   Second Amended and Restated Collateral Agency Agreement,
                             dated as of May 21, 1999, among LSP Batesville Funding
                             Corporation, LSP Energy Limited Partnership, the Senior
                             Secured Parties party thereto from time to time, The Bank of
                             New York, as Administrative Agent, Collateral Agent and
                             Intercreditor Agent and Credit Suisse First Boston, as
                             Additional Collateral Agent.

       **4.15           --   Pledge and Security Agreement, dated as of May 21, 1999
                             (Funding Corporation's Stock), between LSP Batesville
                             Holding, LLC and The Bank of New York, as Collateral Agent.

       **4.16           --   Second Amended and Restated Pledge and Security Agreement
                             (LSP Energy, Inc.'s Stock), dated as of May 21, 1999,
                             between LSP Batesville Holding, LLC and The Bank of New
                             York, as Collateral Agent.

       **4.17           --   Second Amended and Restated Pledge and Security Agreement
                             (Limited Partnership Interest in the Partnership), dated as of May 21, 1999, between LSP Batesville Holding, LLC and The
                             Bank of New York, as Collateral Agent.

       **4.18           --   Second Amended and Restated Pledge and Security Agreement
                             (General Partnership Interest in the Partnership), dated as of May 21, 1999, between LSP Energy, Inc. and The Bank of
                             New York, as Collateral Agent.

       **4.19           --   Second Amended and Restated Security Agreement, dated as of
                             May 21, 1999, between LSP Energy Limited Partnership and The
                             Bank of New York, as Collateral Agent.

       **4.20           --   Security Agreement, dated as of May 21, 1999, between LSP
                             Batesville Funding Corporation and The Bank of New York, as
                             Collateral Agent.

       **4.21           --   Deed of Trust, Security Agreement, Assignment of Leases and
                             Rents and Fixture Filing, dated as of May 21, 1999, by LSP
                             Energy Limited Partnership, as trustor, to James W. O'Mara, as trustee, for the benefit of The Bank of New York, as
                             Collateral Agent.

       **4.22           --   Second Amended and Restated Securities Account Control
                             Agreement, dated as of May 21, 1999, among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Collateral Agent and Securities
                             Intermediary.

        **5.1           --   Opinion of Latham & Watkins regarding the validity of the
                             exchange bonds.

       **10.1           --   Purchase Agreement, dated May 13, 1999, among LSP Energy
                             Limited Partnership, LSP Batesville Funding Corporation,
                             Credit Suisse First Boston Corporation, Scotia Capital
                             Markets (USA) Inc. and TD Securities (USA) Inc.

       **10.2           --   Power Purchase Agreement and amendments thereto, dated May
                             18, 1998, July 22, 1998 and August 11, 1998, between LSP
                             Energy Limited Partnership and Virginia Electric and Power
                             Company.

       **10.3           --   Power Purchase Agreement and amendments thereto, dated May
                             21, 1998, July 14, 1998, July 16, 1998 and August 27, 1998,
                             among LSP Energy Limited Partnership, Aquila Energy
                             Marketing Corporation and Utilicorp United Inc.

       **10.4           --   Interconnection Agreement, dated July 22, 1998, between LSP
                             Energy Limited Partnership and the Tennessee Valley
                             Authority.

       **10.5           --   Interconnection and Operating Agreement and amendments
                             thereto, dated May 18, 1998 and August 18, 1998, between LSP
                             Energy Limited Partnership and Entergy Mississippi, Inc.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
       **10.6           --   Interconnection Agreement, dated July 28, 1998, between LSP
                             Energy Limited Partnership and ANR Pipeline Company.

       **10.7           --   Facilities Agreement, dated June 23, 1998, between Tennessee
                             Gas Pipeline Company and LSP Energy Limited Partnership.

       **10.8           --   Turnkey Engineering, Procurement and Construction Agreement
                             and amendments thereto, dated July 22, 1998, October 22,
                             1998, November 2, 1998, November 5, 1998, December 10, 1998,
                             February 1, 1999 and April 12, 1999, between LSP Energy
                             Limited Partnership and BVZ Power Partners--Batesville.

       **10.9           --   Engineering Services Agreement, dated July 24, 1998, between
                             LSP Limited Partnership and Black & Veatch, LLP.

      **10.10           --   Guaranty Agreement, dated July 22, 1998, by Black & Veatch,
                             LLP in favor of LSP Energy Limited Partnership.

      **10.11           --   Management Services Agreement, dated August 24, 1998,
                             between LSP Energy Limited Partnership and LS Power
                             Management, LLC.

      **10.12           --   Operation and Maintenance Agreement, dated August 24, 1998, between LSP Energy Limited Partnership and Cogentrix
                             Batesville Operations, LLC.

      **10.13           --   Water Supply Storage Agreement and amendments thereto, dated
                             June 8, 1998 and March 15, 1999, between LSP Energy Limited
                             Partnership and the United States of America.

      **10.14           --   Letter Agreement/Blanket Purchase Order, dated July 23,
                             1998, between LSP Energy Limited Partnership and Siemens
                             Westinghouse Power Corporation.

      **10.15           --   Ad Valorem Tax Contract, dated August 24, 1998, among LSP
                             Energy Limited Partnership, Panola County, Mississippi, the
                             City of Batesville, Mississippi, the Department of Economic
                             and Community Development and the Panola County Tax
                             Assessor/Collector.

      **10.16           --   Letter of Credit Agreement, dated August 28, 1998, among LSP
                             Energy Limited Partnership, Credit Suisse First Boston, as
                             the VEPCO L/C Agent and the VEPCO L/C Issuer, and the VEPCO
                             L/C Banks.

      **10.17           --   Infrastructure Use Agreement (Gasline Use), dated
                             August 12, 1999, among LSP Energy Limited Partnership, the
                             Industrial Development Authority of the Second Judicial
                             District of Panola County, Mississippi, the Mississippi
                             Major Economic Impact Authority, Panola County, Mississippi
                             and the City of Batesville, Mississippi.

      **10.18           --   Inducement Agreement, dated August 12, 1999, among LSP
                             Energy Limited Partnership, the Industrial Development
                             Authority of the Second Judicial District of Panola County,
                             Mississippi, the Mississippi Department of Economic and
                             Community Development, the Mississippi Major Economic Impact
                             Authority, Panola County, Mississippi and the City of
                             Batesville, Mississippi.

      **10.19           --   Panola Partnership, dated August 12, 1999, among LSP Energy
                             Limited Partnership and Panola Partnership, Inc.

      **10.20           --   Infrastructure Use Agreement (Water Use), dated August 12,
                             1999, among LSP Energy Limited Partnership, the Industrial
                             Development Authority of the Second Judicial District of
                             Panola County, Mississippi, the Mississippi Major Economic
                             Impact Authority, Panola County, Mississippi.

      **10.21           --   Yalobusha County Agreement, dated February 16, 1999, among
                             LSP Energy Limited Partnership, Yalobusha County,
                             Mississippi and the Coffeeville School District.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
      **10.22           --   Performance Bond and Payment Bond, dated August 13, 1998, of
                             United States Fidelity and Guaranty Company, as surety.

       **12.1           --   Statement re: Computation of Ratio of Earnings to Fixed
                             Charges.

       **23.1           --   Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1).

         23.2           --   Consent of KPMG LLP.

         23.3           --   Consent of R.W. Beck, Inc.

         23.4           --   Consent of C.C. Pace Consulting, L.L.C.

       **23.5           --   Consent of Butler, Snow, O'Mara, Stevens & Cannada, PLLC.

       **25.1           --   Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of The Bank of New York.

       **27.1           --   Financial Data Schedule (LSP Energy Limited Partnership).

       **27.2           --   Financial Data Schedule (LSP Batesville Funding Corporation)

       **27.3           --   Financial Data Schedule (LSP Energy, Inc.)

       **99.1           --   Form of Letter of Transmittal to tender unregistered 7.164%
                             Series A Senior Secured Bonds due 2014 and unregistered
                             8.160% series B Senior Secured Bonds of LSP Energy
                             Partnership and LSP Batesville Funding Corporation.

       **99.2           --   Form of Letter to Registered Holders and DTC Participants
                             from LSP Energy Limited Partnership and LSP Batesville
                             Funding Corporation regarding the exchange offer.

       **99.3           --   Form of Instruction to Registered Holder or DTC Participant
                             from Beneficial Owner of 7.164% Senior Secured Bonds due
                             2014 and/or 8.160% Senior Secured Bonds due 2025 of LSP
                             Energy Limited Partnership and LSP Batesville Funding
                             Corporation.

       **99.4           --   Form of Letter to Clients from Registered Holder or DTC
                             Participant regarding the exchange offer.

       **99.5           --   Form of Notice of Guaranteed Delivery


------------------------

*   To be filed by amendment.

**  Previously filed.